  As filed with the Securities and Exchange Commission on August 4, 2000
                                                      Registration No. 333-41314
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -----------

                              AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                  -----------
                               II-VI INCORPORATED
             (Exact name of registrant as specified in its charter)
                                  -----------
       Pennsylvania                   3827                      25-1214948
     (State or other      (Primary Standard Industrial       (I.R.S. Employer
       jurisdiction       Classification Code Number)         Identification
    of incorporation)                                             Number)

                            375 Saxonburg Boulevard
                         Saxonburg, Pennsylvania 16056
                                  724-352-4455
              (Address, including ZIP code, and telephone number,
       including area code, of registrant's principal executive offices)
                                  -----------
                          Copies of communications to

                              Dr. Carl J. Johnson
                           Chairman of the Board and
                            Chief Executive Officer
                               II-VI Incorporated
                            375 Saxonburg Boulevard
                              Saxonburg, PA 16056
                                  724-352-4455
            (Name, address, including ZIP code,and telephone number,
                   including area code, of agent for service)

    Ronald Basso, Esq.      Robert D. German, Esq.     George M. Reyes, Esq.
 Stephen W. Johnson, Esq. Sherrard, German & Kelly,   Best Best & Krieger LLP
    Buchanan Ingersoll               P.C.              3750 University Avenue
 Professional Corporation   35th Floor, One Oliver         P.O. Box 1028
    One Oxford Centre               Plaza               Riverside, CA 92502
  301 Grant Street, 20th     Pittsburgh, PA 15222           909-686-1450
          Floor                  412-355-0200             Fax 909-686-3083
Pittsburgh, PA 15219-1410      Fax 412-261-6221
       412-562-8800
     Fax 412-562-1041

                                  -----------

   Approximate date of commencement of proposed sale to the public: The offer for the securities being registered commenced with the mailing of the tender offer materials on July 13, 2000. The sale of the securities being registered will commence as soon as practicable after this registration statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

                                  -----------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   The information in this prospectus may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                           LOGO OF II-VI INCORPORATED

                               OFFER TO EXCHANGE
                             EACH OUTSTANDING SHARE
                                OF COMMON STOCK
                      (INCLUDING THE ASSOCIATED RIGHTS TO
                           PURCHASE PREFERRED STOCK)

                                       OF

                            LASER POWER CORPORATION

                                      FOR

               .052 SHARES OF COMMON STOCK OF II-VI INCORPORATED

                                      AND

                        $2.89 NET IN CASH TO THE SELLER
        (SUBJECT TO POSSIBLE ADJUSTMENT AS DESCRIBED IN THIS PROSPECTUS)

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON AUGUST 11, 2000 UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

   On June 28, 2000, we entered into an Agreement and Plan of Merger with Laser Power. The Laser Power board of directors has unanimously approved the merger agreement, determined that the offer is fair to, and in the best interests of, Laser Power stockholders and recommends that Laser Power stockholders accept the offer and tender their shares pursuant to the offer.

   Through II-VI Acquisition Corp., our wholly owned subsidiary, we are offering to exchange .052 shares of II-VI common stock, subject to possible adjustment as described in this prospectus, and $2.89 net in cash, subject to possible adjustment as described in this prospectus, for each outstanding share of Laser Power common stock, including the associated preferred stock purchase right, that is validly tendered and not properly withdrawn.

   Our obligation to exchange II-VI common stock and cash for Laser Power common stock, and the associated preferred stock purchase rights, is subject to the conditions listed under "The Offer--Conditions of Our Offer." II-VI's common stock is listed on the Nasdaq National Market under the symbol "IIVI" and Laser Power's common stock is listed on the Nasdaq National Market under the symbol "LPWR."

   See "Risk Factors" beginning on page 17 for a discussion of certain factors you should consider in connection with the offer.

   We are not asking you for a proxy and you are requested not to send us a proxy.
                               ----------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                               ----------------

              The date of this prospectus is August 7, 2000.

                               TABLE OF CONTENTS

FINDING IMPORTANT INFORMATION..............................................   1
QUESTIONS & ANSWERS ABOUT THE OFFER........................................   2
WHERE YOU CAN FIND MORE INFORMATION........................................   5
SUMMARY....................................................................   7
II-VI INCORPORATED SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA.........  12
LASER POWER CORPORATION SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA....  13
SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA.......................  14
RECENT DEVELOPMENTS........................................................  15
COMPARATIVE PER SHARE DATA.................................................  15
RISK FACTORS...............................................................  17
CAPITALIZATION.............................................................  23
REASONS FOR THE OFFER......................................................  24
BACKGROUND OF THE OFFER....................................................  25
THE OFFER..................................................................  27
  General..................................................................  27
  Timing of Our Offer......................................................  29
  Litigation...............................................................  29
  Extension, Termination and Amendment.....................................  30
  Exchange of Laser Power Shares; Delivery of
   II-VI Common Stock and Cash.............................................  30
  Cash Instead of Fractional Shares of II-VI Common Stock..................  31
  Withdrawal Rights........................................................  31
  Procedure for Tendering..................................................  32
  Guaranteed Delivery......................................................  33
  Material Federal Income Tax Consequences.................................  34
  Purpose of Our Offer; The Merger; Appraisal Rights.......................  35
  Conditions of Our Offer..................................................  36
  Certain Effects of the Offer.............................................  38
  Source and Amount of Funds...............................................  39
  Relationships with Laser Power...........................................  39
  Fees and Expenses........................................................  39
  Accounting Treatment.....................................................  40
  Stock Exchange Listing...................................................  40
THE MERGER AGREEMENT.......................................................  41
THE COMPANIES..............................................................  48
  II-VI INCORPORATED.......................................................  48
  LASER POWER CORPORATION..................................................  64
SUPPLEMENTARY FINANCIAL INFORMATION........................................  79
COMPARATIVE STOCK PRICES AND DIVIDENDS.....................................  80
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS................  83
COMPARISON OF STOCKHOLDERS' RIGHTS.........................................  89
LEGAL MATTERS..............................................................  96
EXPERTS....................................................................  96
FORWARD-LOOKING INFORMATION................................................  96
LASER POWER CORPORATION CONSOLIDATED FINANCIAL STATEMENTS.................. F-1
ANNEX A: AGREEMENT AND PLAN OF MERGER...................................... A-1

                         FINDING IMPORTANT INFORMATION

   This document incorporates important business and financial information about II-VI from documents filed with the SEC that have not been included in or delivered with this document. This information is available at the SEC's internet site maintained at http://www.sec.gov, as well as from other sources. See "Where You Can Find More Information" on page 5.

   You may also request copies of these documents from us, without charge, upon written or oral request to our information agent:

                               Morrow & Co., Inc.
                           445 Park Avenue, 5th Floor
                               New York, NY 10022
                          Call Collect: (212) 754-8000
             Banks and Brokerage Firms please call: (800) 662-5200
                    Stockholders please call: (800) 566-9061

   In order to ensure timely delivery of these documents to you, we must receive your request by August 8, 2000.

   Beginning at 9:30 a.m. Eastern time two business days before the date on which the offer expires, you may call our information agent at the numbers listed above for information regarding the final exchange ratio.

                     QUESTIONS AND ANSWERS ABOUT THE OFFER

Q: WHAT ARE II-VI AND LASER POWER PROPOSING?

A: We have entered into a merger agreement with Laser Power pursuant to which we are offering, through II-VI Acquisition Corp., a wholly owned subsidiary of II-VI, to exchange shares of II-VI common stock and cash, as further described in the answer to the next question, for each outstanding share of Laser Power common stock and the associated preferred stock purchase right. After the offer is completed, II-VI Acquisition Corp. will merge with and into Laser Power. As a result of the offer and the merger, Laser Power will become a wholly owned subsidiary of II-VI.

Q: WHAT WILL I RECEIVE IN EXCHANGE FOR MY LASER POWER SHARES?

A: We are offering .052 shares of II-VI common stock and $2.89 net in cash for each share of Laser Power common stock and the associated preferred stock purchase right validly tendered and not properly withdrawn. The number of shares of II-VI common stock we are required to issue may be adjusted based on the volume weighted average trading price of II-VI common stock calculated over a period of 12 consecutive trading days ending on the third trading day immediately preceding the expiration date of the offer, as follows:

  . If the volume weighted average trading price of II-VI common stock for the 12 consecutive trading days ending on the third trading day immediately preceding the expiration date of the offer is less than $43.46 per share, you will receive .052 shares of II-VI common stock and an additional amount of cash so that your aggregate "floor price" equals $5.15 per share for each share of Laser Power common stock and the associated preferred stock purchase right validly tendered and not properly withdrawn.

  . Similarly, if the volume weighted average trading price of II-VI common stock for the 12 consecutive trading days ending on the third trading day immediately preceding the expiration date of the offer exceeds $53.08 per share, you will receive $2.89 net in cash and an adjusted number of shares of II-VI common stock so that your aggregate "ceiling price" equals $5.65 per share for each share of Laser Power common stock and the associated preferred stock purchase right validly tendered and not properly withdrawn.

    You will not receive any fractional shares of II-VI common stock. Instead, you will receive cash in an amount equal to the market value of any fractional shares of II-VI common stock you would otherwise have been entitled to receive.

Q: HOW CAN I FIND OUT ABOUT THE FINAL EXCHANGE RATIO?

A: By 9:30 a.m. Eastern time on the second trading day before the date on which the offer expires, we will issue a press release announcing the final exchange ratio. We will also file that press release with the Securities and Exchange Commission on Form 8-K and on Form 425. In addition, you may contact our information agent, Morrow & Co., Inc., toll free at 800-566-9056.

Q: HOW DO I PARTICIPATE IN YOUR OFFER?

A:  To tender your shares, you should do the following:

  . If you hold shares in your own name, complete and sign the enclosed letter of transmittal and return it with your share certificates to American Stock Transfer & Trust Company, the exchange agent for the offer, at the address indicated on the letter of transmittal.

  . If you hold your shares in "street name" through a broker, instruct your broker to tender your shares before the expiration date of the offer.

Q: WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

A: If you are the record owner of your shares and you tender your shares of Laser Power common stock and the associated preferred stock purchase rights in the offer, you will not have to pay brokerage fees or incur similar expenses. If you own your shares through a broker or other nominee and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

Q: DOES LASER POWER SUPPORT THE OFFER AND THE MERGER?

A: Yes. Laser Power's board of directors has unanimously determined that the offer is fair to, and in the best interests of, Laser Power stockholders, and recommends that Laser Power stockholders accept the offer and tender their shares pursuant to the offer. Laser Power's board of directors has unanimously approved the merger agreement and the merger. Information about the recommendation of Laser Power's board of directors is more fully set forth in Laser Power's Solicitation/Recommendation Statement on Schedule 14D-9, which is being mailed to Laser Power stockholders together with this prospectus.

Q: HAS LASER POWER RECEIVED A FAIRNESS OPINION IN CONNECTION WITH THE OFFER AND THE MERGER?

A: Yes. Laser Power has received an opinion from Roth Capital Partners, Inc. dated June 28, 2000 to the effect that, as of such date, the consideration to be received by Laser Power stockholders (other than II-VI) in the offer and the merger was fair from a financial point of view to such stockholders. The full text of such opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as an exhibit to Laser Power's Solicitation/ Recommendation Statement on Schedule 14D-9, which is being mailed to the stockholders of Laser Power together with this prospectus.

Q: HOW LONG WILL IT TAKE TO COMPLETE THE OFFER AND MERGER?

A: We hope to complete the offer by August 11, 2000. We expect to complete the merger shortly after we complete the offer.

Q: WHAT ARE THE CONDITIONS TO YOUR OFFER?

A:  Our offer is subject to several conditions, including the following:

  . the tender of enough shares of Laser Power common stock so that, after completion of the offer, we own at least a majority of Laser Power shares outstanding;

  . the registration statement of which this prospectus is a part having been declared effective by the Securities and Exchange Commission;

  .  the receipt of all required regulatory approvals and consents;

  . the shares of II-VI common stock to be issued in the offer and the merger having been authorized for quotation on the Nasdaq National Market;

  . Laser Power not having breached any covenant, representation or warranty in a material manner; and

  . there not having occurred any event that has or could reasonably be expected to have a material adverse effect on Laser Power.

  Some of the above conditions may be waived by II-VI. These conditions and other conditions to our offer are discussed in this prospectus under "The Offer--Conditions of Our Offer."

Q: WILL I BE TAXED ON THE II-VI SHARES AND/OR CASH THAT I RECEIVE?

A: Yes. The exchange of your Laser Power shares for II-VI shares and cash will be a taxable transaction for U.S. federal income tax purposes. You will generally recognize gain or loss equal to the difference between (a) the sum of (i) the fair market value of the II-VI shares and (ii) the cash received on the closing date and (b) the aggregate tax basis of the Laser Power shares you tendered. That gain or loss will be a capital gain or loss (assuming you hold your Laser Power shares as a capital asset) and any such capital gain or loss will be long term, if as of such time, you have held the Laser Power shares for more than one year. If you receive the II-VI shares and cash in the merger, you will have the same federal income tax consequences, except that the fair market value of the II-VI shares will be determined at the effective time of the merger.

Q: DO THE STATEMENTS ON THE COVER PAGE REGARDING THIS PROSPECTUS BEING INCOMPLETE AND THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION NOT YET BEING EFFECTIVE MEAN THAT THE OFFER HAS NOT COMMENCED?

A: No. Completion of this prospectus and effectiveness of the registration statement are not necessary for the offer to commence. The Securities and Exchange Commission recently changed its rules to permit exchange offers to begin before the related registration statement has become effective, and we are taking advantage of the rule changes with the goal of acquiring a controlling interest in Laser Power faster than similar combinations could previously have been accomplished. We cannot, however, accept for exchange any shares tendered in the offer until the registration statement is declared effective by the Securities and Exchange Commission and the other conditions to our offer have been satisfied or, where permissible and in our sole discretion, waived. The offer will commence when we mail this prospectus and the related letter of transmittal to Laser Power stockholders and is set to expire at 12:00 midnight, Eastern time, on August 11, 2000. If the registration statement has not been declared effective by the Securities and Exchange Commission, or the other conditions to our offer have not been satisfied or waived on or prior to the expiration date, we will extend the offer at that time.

Q: IS II-VI'S FINANCIAL CONDITION RELEVANT TO MY DECISION TO TENDER MY SHARES IN THE OFFER?

A: Yes. Shares of Laser Power accepted in the offer will be exchanged in part for shares of II-VI common stock. You should consider our financial condition before you decide to become one of our stockholders through the offer. In considering II-VI's financial condition, you should review the documents and information incorporated by reference and included in this prospectus, because they contain detailed business, financial and other information about us.

Q: WHERE CAN I FIND OUT MORE INFORMATION ABOUT II-VI AND LASER POWER?

A: You can find out information about II-VI and Laser Power from various sources described under "Where You Can Find More Information" on page 5.

Q: WHO CAN I CALL WITH QUESTIONS ABOUT THE OFFER?

A: You can contact our information agent, Morrow & Co., Inc. collect at (212) 754-8000. Banks and brokerage firms may call (800) 662-5200 and stockholders may call (800) 566-9061.

                      WHERE YOU CAN FIND MORE INFORMATION

   II-VI and Laser Power file reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. You may read and copy this information at the following locations of the Securities and Exchange Commission:

Public Reference Room      New York Regional Office   Chicago Regional Office
450 Fifth Street, N.W.     7 World Trade Center       Citicorp Center
Room 1024                  Suite 13200                500 West Madison Street
Washington, D.C. 20549     New York, New York 10048   Suite 1400
                                                      Chicago, Illinois 60661-
                                                      2511

   You may read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's website is http://www.sec.gov.

   You can also inspect reports, proxy statements and other information about II-VI and Laser Power at the offices of the Nasdaq National Market, 86 Trinity Place, New York, New York 10006-1872.

   We filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the II-VI common stock to be issued pursuant to our offer. This prospectus is a part of that registration statement. As allowed by Securities and Exchange Commission rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. In addition, on the day that we commence the offer we will file with the Securities and Exchange Commission a statement on Schedule TO pursuant to Rule 14d-3 under the Exchange Act to furnish certain information about our offer. You may obtain copies of the Form S-4 or, once filed, the Schedule TO (and any amendments to those document, if any) in the manner described above.

   The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the sale of all of the shares of common stock that are part of this offering. The II-VI documents we are incorporating by reference are as follows:

  -our Annual Report on Form 10-K for the year ended June 30, 1999;

  - our Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999, December 31, 1999 and March 31, 2000; and

  - the description of our common stock contained in our registration statement on Form 8-A, and any amendment or reports filed for the purpose of updating that description; and

  - our Current Report on Form 8-K for the event dated July 7, 1999 and our Current Report on Form 8-K for the event dated October 19, 1999.

   Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superceded.

   You may request a copy of these filings at no cost by writing or telephoning our investor relations department at the following address and number:

   II-VI Incorporated 375 Saxonburg Blvd. Saxonburg, PA 16056 (724) 352-4455

   We have not authorized anyone to give any information or make any representation about the offer or our companies that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

   All information in this prospectus relating to II-VI has been supplied by II-VI, and all information relating to Laser Power has been supplied by Laser Power.

                                    SUMMARY

   This brief summary highlights selected information from this document. It does not contain all of the information that is important to you. You should carefully read this entire document and the documents we have referred you to in order to fully understand the offer. Generally, each of the headings in this summary is followed by a reference to other pages of this document where you can read more about that particular topic.

THE OFFER (page 27)

   We are proposing a business combination of II-VI Incorporated and Laser Power Corporation. We are offering to exchange .052 shares of II-VI common stock and $2.89 net in cash, subject to possible adjustment as described in this prospectus, per share of Laser Power common stock and the associated preferred stock purchase right validly tendered and not properly withdrawn. The number of shares of II-VI common stock we are required to issue may be adjusted based on the volume weighted average trading price of II-VI common stock for the 12 consecutive trading days ending on the third trading day immediately preceding the expiration date of the offer.

   We intend, promptly after completion of the offer, to seek to merge Laser Power with a wholly owned subsidiary of II-VI. Each share of Laser Power common stock and the associated preferred stock purchase right which has not been exchanged or accepted for exchange in the offer would be converted into the same number of II-VI shares and the same amount of cash as is paid in the offer, subject to appraisal rights.

THE COMPANIES (page 48)

II-VI INCORPORATED
375 Saxonburg Boulevard
Saxonburg, Pennsylvania 16056
724-352-4455

   II-VI Incorporated (pronounced "Two-Six Incorporated"), a Pennsylvania corporation, develops, manufacturers and markets high technology materials and derivative products for precision use in industrial, medical, telecommunications and military/aerospace applications. Founded in 1971, we use advanced material growth technologies coupled with proprietary high precision fabrication, micro-assembly, and thin-film coating production processes. The resulting optical and optoelectronic devices are supplied to manufacturers and users of a wide variety of laser, detection and telecommunication components and systems. A key strategy is to develop and manufacture complex materials from elements of chemistry's periodic table. We focus on providing critical products to the heart of our customer's assembly lines for products such as high power laser material processing systems, fiber-optic telecommunication transmitters and receivers, and advanced medical x-ray systems. We believe we are a market leader for high power carbon dioxide and YAG laser optical elements, and x-ray and gamma ray detectors for the nuclear radiation industry.

LASER POWER CORPORATION
36570 Briggs Road
Munrieta, California 92563
909-926-1986

   Laser Power Corporation, a Delaware corporation, designs, manufactures and markets high performance optics for military, industrial and medical applications. Laser Power also provides thin-film design and coating services to military and industrial customers. Laser Power's infrared optic products are sold primarily to the U.S. Government and its prime contractors for use in night vision and thermal imaging and guidance systems. Laser Power's laser optics products are sold to laser systems OEMs and end users as original and replacement components in high power CO\\2\\ and other lasers.

REASONS FOR OFFER (page 24)

   We believe that the acquisition of Laser Power represents an opportunity to enhance value for stockholders of both Laser Power and II-VI. The II-VI and Laser Power boards of directors have approved the offer, the merger and the merger agreement after careful consideration. For a list of the factors considered by each board of directors in making its decision, please see "Reasons for the Offer." Among the benefits that we believe Laser Power stockholders would obtain from our acquisition are the following:

  . Premium for Laser Power Stockholders. Our offer represents a premium of approximately 101% over the closing market price of $2.56 for Laser Power shares on June 1, 2000, the last trading day before the announcement of the initial merger agreement with Union Miniere, USA, Inc. and a premium of approximately 415% over the closing price range of $1.00 for Laser Power shares in February 1999, when Laser Power first commenced discussions with II-VI.

  . Cost Reductions. We believe that the combination of II-VI and Laser Power will enable us to reduce Laser Power's cost structure in several ways. First, II-VI produces some of the raw materials Laser Power uses at a lower cost than Laser Power currently pays for them. Second, as a combined company, II-VI will be able to spread its fixed costs over a greater revenue base, which should enable II-VI to realize increased operating margins. Finally, the combination will eliminate the expenses associated with operating two public companies.

  . Optimization of Sales, Marketing and Distribution Networks. By combining II-VI's and Laser Power's separate, but complementary, sales, marketing and distribution networks, we believe that we can penetrate our markets more effectively and more efficiently.

  . Better Growth Prospects. From II-VI's perspective, our acquisition of Laser Power increases our overall capacity and, in particular, gives us greater penetration into the military laser optics market. From Laser Power's perspective, the combination gives Laser Power access to the greater capital resources of II-VI, which are essential to Laser Power's growth.

   Our board concluded that the combination should enhance II-VI shareholder value and, as shareholders of II-VI after the offer and the merger, Laser Power's stockholders will be able to participate in this opportunity for future growth.

THE OFFER (page 27)

Summary of the Offer

   We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the related letter of transmittal, to exchange .052 shares of II-VI common stock and $2.89 net in cash, subject to possible adjustment as described in this prospectus, for each outstanding share of common stock of Laser Power and the associated preferred stock purchase right validly tendered and not properly withdrawn. The number of shares of II-VI common stock we are required to issue may be adjusted based on the volume weighted average trading price of II-VI common stock for the 12 consecutive trading days ending on the third trading day immediately preceding the expiration date of the offer.

   If the volume weighted average trading price of II-VI common stock is less than $43.46 per share for the 12 consecutive trading days ending on the third trading day immediately preceding the expiration date of the offer, the terms of our offer provide that we will pay .052 shares of II-VI common stock and an additional amount of cash so that your aggregate guaranteed "floor price" equals $5.15 per share for each share of Laser Power common stock and the associated preferred stock purchase right that is validly tendered and not properly withdrawn. Similarly, if the volume weighted average trading price of II-VI common stock exceeds $53.08 per share for the 12 consecutive trading days ending on the third trading day immediately preceding the expiration date of the offer, the terms of our offer provide that we will pay $2.89 net in cash and an adjusted number of shares of II-VI common stock up to an aggregate "ceiling price" of $5.65 per share for each share of Laser Power common stock and the associated preferred stock purchase right that is validly tendered and not properly withdrawn.

   The term "expiration date" means 12:00 midnight, Eastern time, on August 11, 2000, unless we extend the period of time for which this offer is open, in which case the term "expiration date" means the latest time and date on which the offer, as so extended, expires.

Conditions of Our Offer

   Our obligation to exchange shares of our common stock and cash for Laser Power shares pursuant to the offer is subject to several conditions referred to below under "The Offer--Conditions of Our Offer," including, among others:

  . the tender of enough shares of Laser Power common stock and the associated preferred stock purchase rights so that after completion of the offer, we own at least a majority of Laser Power shares outstanding;

  . the registration statement of which this prospectus is a part having been declared effective by the SEC;

  .  the receipt of all required regulatory approvals;

  . the shares of II-VI common stock to be issued in the offer and the merger having been authorized for quotation on the Nasdaq National Market;

  . Laser Power not having breached any covenant, representation or warranty in a material manner;

  . there not having occurred any event that has or could reasonably be expected to have a material adverse effect on Laser Power; and

  . satisfaction of other conditions that are discussed below under "The Offer--Conditions of Our Offer.".

Timing of the Offer

   Our offer is currently scheduled to expire on August 11, 2000; however, we currently intend to extend our offer from time to time as necessary until the registration statement filed with the Securities and Exchange Commission has been declared effective and all the conditions to the offer have been satisfied or waived. See "The Offer--Extension, Termination and Amendment."

Extension, Termination and Amendment

   We expressly reserve the right, in our sole discretion, at any time or from time to time, to extend the period of time during which our offer remains open, and we can do so by giving oral or written notice of such extension to the exchange agent. If we decide to extend our offer, we will make an announcement to that effect no later than 9:00 A.M., Eastern time, on the next business day after the previously scheduled expiration date. We are not making any assurance that we will exercise our right to extend our offer, although we currently intend to do so until the registration statement filed with the Securities and Exchange Commission has been declared effective and all conditions to the offer have been satisfied or waived. During any such extension, all Laser Power shares previously tendered and not withdrawn will remain subject to the offer, subject to your right to withdraw your Laser Power shares.

   Subject to the SEC's applicable rules and regulations, we also reserve the right, in our sole discretion, at any time or from time to time, (a) to delay our acceptance for exchange or our exchange of any Laser Power shares pursuant to our offer, regardless of whether we previously accepted Laser Power shares for exchange, or to terminate our offer and not accept for exchange or exchange any Laser Power shares not previously accepted for exchange or exchanged, upon the failure of any of the conditions of the offer to be satisfied and (b) to waive any condition (other than the condition relating to regulatory approvals and the conditions relating to the absence of an injunction and the effectiveness of the registration statement for the II-VI shares to be issued in our offer) or otherwise to amend the offer in any respect, by giving oral or written notice of such delay, termination or amendment to the exchange agent and by making a public announcement. We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any such announcement will be issued no later than 9:00 A.M., Eastern time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(c) and 14d-6(d) under the Securities Exchange Act of 1934, which require that any material change in the information published, sent or given to the stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of such change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a general release to public.

Exchange of Shares; Delivery of II-VI Common Stock and Cash

   Upon the terms and subject to the conditions of our offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept for exchange, and will exchange, shares validly tendered and not properly withdrawn as promptly as practicable after the expiration date and promptly after they are tendered during any subsequent offering period.

Withdrawal Rights

   Your tender of Laser Power shares pursuant to the offer is irrevocable, except that Laser Power shares tendered pursuant to the offer may be withdrawn at any time prior to the expiration date, and, unless we previously accepted them pursuant to the offer, may also be withdrawn at any time after September 11, 2000.

Subsequent Offering Period

   We may, although we do not currently intend to, elect to provide a subsequent offering period of 3 to 20 business days after the acceptance of Laser Power shares pursuant to the offer if the requirements under Rule 14d-11 of the Securities Exchange Act of 1934 have been met. If we elect to provide a subsequent offering period, we will notify you by issuing a press release at least 5 business days before the expiration date of the initial offering period and we will file that press release with the SEC. You will not have the right to withdraw Laser Power shares that you tender in the subsequent offering period, if any.

Procedure for Tendering Shares

   For you to validly tender Laser Power shares pursuant to our offer, (a) a properly completed and duly executed letter of transmittal (or manually executed facsimile of that document), along with any required signature guarantees, or an agent's message, which is explained below, in connection with a book-entry transfer, and any other required documents, must be transmitted to and received by the exchange agent at one of its addresses set forth on the back cover of this prospectus, and certificates for tendered Laser Power shares must be received by the exchange agent at such address, or those Laser Power shares must be tendered pursuant to the procedures for book-entry tender set forth in "The Offer" (and a confirmation of receipt of such tender received), in each case before the expiration date, or (b) you must comply with the guaranteed delivery procedures set forth in "The Offer--Guaranteed Delivery."

APPRAISAL RIGHTS (page 35)

   Although stockholders do not have appraisal rights as a result of the offer, Laser Power stockholders at the time of the II-VI/Laser Power merger who do not vote in favor of the II-VI/Laser Power merger will have the right under Delaware law to dissent and demand appraisal of their Laser Power shares. Dissenting stockholders who comply with the applicable statutory procedures will be entitled to receive a judicial determination of the fair value of their Laser Power shares (exclusive of any element of value arising from the accomplishment or expectation of the II-VI/Laser Power merger) and to receive payment of such fair value in cash, together with a fair rate of interest, if any.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (page 34)

   The receipt of II-VI shares and cash in exchange for your Laser Power shares pursuant to the exchange will be a taxable transaction. You will recognize gain or loss equal to the difference between (a) the sum of (i) the fair market value of the II-VI shares and (ii) the cash received on the expiration date and
(b) the aggregate tax basis of the Laser Power shares you tendered. That gain or loss will be capital gain or loss (assuming you hold your Laser Power shares as a capital asset) and any such capital gain or loss will be long term if, as of that time, you have held the Laser Power shares for more than one year. Laser Power stockholders receiving II-VI shares and cash in the merger will have the same federal income tax consequences, except that the fair market value of the II-VI shares will be determined at the effective time of the merger. See "The Offer--Material Federal Income Tax Consequences."

ACCOUNTING TREATMENT OF THE MERGER (page 40)

   II-VI will account for the merger as a purchase for financial reporting purposes.

FORWARD-LOOKING INFORMATION (page 96)

   This prospectus, including information included or incorporated by reference in this document, contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of II-VI and Laser Power, as well as certain information relating to the offer. Also, statements preceded by, followed by or that include words "will," "may," "should," "continue," "believes," "expects," "intends," "anticipates," or similar expressions, are forward-looking statements. These forward-looking statements involve certain risks and uncertainties. You should understand that the factors discussed under "Risk Factors," in addition to those discussed elsewhere in this prospectus and in the public documents to which we refer, could affect the future results and performance of II-VI and the performance of Laser Power after we acquire a controlling interest in Laser Power. Many of these risks and uncertainties relate to factors that are beyond our ability to control or estimate precisely, such as future market conditions, the actions of governmental regulators and the behavior of other market participants. These risks and uncertainties could cause those results to differ materially from those expressed in our forward-looking statements.

       II-VI INCORPORATED SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

   The following selected financial data for each of the five years in the period ended June 30, 1999 have been derived from II-VI's consolidated financial statements, which have been audited by Deloitte & Touche LLP, independent auditors, for the years ended June 30, 1999, 1998 and 1997 and Alpern, Rosenthal & Company, independent public accountants, for the years ended June 30, 1996 and 1995. The financial data as of March 31, 2000 and 1999, and for each of the nine-month periods then ended, have been derived from II-VI's unaudited condensed consolidated financial statements which include, in management's opinion, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of II-VI for the periods and dates presented. This data should be read in conjunction with the respective audited and unaudited consolidated financial statements of II-VI, including the notes thereto, incorporated herein by reference and the Unaudited Pro Forma Condensed Combined Financial Statements appearing elsewhere in this prospectus.

                          For the Nine-Months
                            Ended March 31,            For the Year Ended June 30,
                         ----------------------  ------------------------------------------
                            2000        1999      1999    1998    1997    1996       1995
                         ----------- ----------  ------- ------- ------- -------    -------
                         (Unaudited) (Unaudited)
                                    (in Thousands, Except Per Share Amounts)
Results of Operations
 Data:
Net revenues............   $52,853    $44,541    $61,750 $61,340 $52,741 $37,940    $27,760
Costs of goods sold and
 contract research and
 development expenses...    30,245     27,524     37,631  35,739  29,530  21,810     16,688
Selling, general and
 administrative,
 internal research and
 development and other
 expenses...............    14,870     11,631     15,666  15,990  13,171  10,069      7,628
Interest expense........       258        341        415      23      56      41         57
Net earnings before
 income taxes...........     7,480      5,045      8,038   9,588   9,984   6,020      3,387
Net earnings............     5,460      3,429      5,463   6,780   7,111   4,371      2,518
Diluted earnings per
 common share...........   $  0.83    $  0.53    $  0.84 $  1.02 $  1.08 $  0.70(a) $  0.48(a)
Cash dividends per
 common share...........   $  0.00    $  0.00    $  0.00 $  0.00 $  0.00 $  0.00    $  0.00
Balance Sheet Data:
Working capital.........   $20,302    $15,232    $17,590 $13,420 $21,089 $16,687    $ 8,872
Total assets............    83,642     67,644     70,843  67,774  54,512  44,169     24,367
Total debt..............     6,832      7,755      6,674   8,209   1,346   1,461      1,563
Retained earnings.......    42,845     35,351     37,385  31,922  25,142  18,031     13,660
Shareholders' equity....    63,731     51,904     54,493  50,063  42,522  34,403     16,998

--------
(a) Diluted earnings per common share was adjusted to reflect the two-for-one stock split in fiscal 1996.

    LASER POWER CORPORATION SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

   The following selected financial data for each of the two years in the period ended September 30, 1999 and for each of the three years in the period ended August 31, 1997 have been derived from Laser Power's consolidated financial statements, which have been audited by Ernst & Young LLP, independent auditors. The financial data as of March 26, 2000 and March 28, 1999, and for each of the six-month periods then ended, have been derived from Laser Power's unaudited condensed consolidated financial statements which include, in management's opinion, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of Laser Power for the periods and dates presented. This data should be read in conjunction with the respective audited and unaudited consolidated financial statements of Laser Power, including the notes thereto and the Unaudited Pro Forma Condensed Combined Financial Statements appearing elsewhere in this prospectus.

                                                            For the Year Ended
                                 For the          ---------------------------------------------
                            Six-Months Ended       September 30,            August 31,
                          ----------------------  ----------------    -------------------------
                           March 26,  March 28,
                             2000        1999      1999    1998(a)     1997     1996     1995
                          ----------- ----------  -------  -------    -------  -------  -------
                          (Unaudited) (Unaudited)
                                     (in Thousands, Except Per Share Amounts)
Results of Operations
 Data:
Net revenues............    $16,777    $16,294    $34,010  $30,116    $29,740  $25,943  $19,596
Costs of goods sold and
 contract research and
 development expenses...     12,335     11,839     24,879   22,416     19,791   17,473   13,736
Selling, general and
 administrative,
 internal research and
 development and other
 expenses...............      3,166      3,270      7,139   11,127(b)   6,730    5,889    4,829
Interest expense........        223        252        342      187        254      453      439
Net earnings before
 income tax and
 extraordinary item.....      1,053        933      1,650   (3,614)     2,965    2,128      592
Net earnings (loss) from
 continuing operations..        953        924      1,639   (3,862)     2,780    1,761       94
Diluted earnings (loss)
 per common share from
 continuing operations..    $  0.11    $  0.11    $  0.19  $ (0.47)   $  0.50  $  0.32  $  0.10
Cash dividends per
 common share...........    $  0.00    $  0.00    $  0.00  $  0.00    $  0.00  $  0.00  $  0.00
Balance Sheet Data:
Working capital.........    $ 7,572    $ 6,959    $ 5,928   $5,304    $15,202   $6,647   $4,819
Total assets............     20,805     24,785     21,908   24,618     28,119   17,159   14,224
Total debt..............      3,260      7,219      5,827    6,375      5,336    4,793    4,872
Accumulated deficit.....     (8,686)    (8,893)    (9,639)  (8,152)    (1,213)  (3,254)  (3,194)
Shareholders' equity....     13,887     10,525      9,925   11,233     17,682    7,922    5,809

--------
(a) Laser Power changed its fiscal year end from August 31 to September 30 effective for the fiscal year ended September 30, 1998. The results for fiscal year 1998 include the twelve months then ended.

(b) Includes merger and integration costs of $3,778 related to Laser Power's merger with Exotic Materials, Inc. and the move of its laser optics operation from San Diego, California to Temecula, California.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

   The following presents selected unaudited pro forma combined financial data of II-VI and Laser Power which gives effect to the merger. The unaudited pro forma condensed combined statement of earnings data for the nine-month period ended March 31, 2000 and the year ended June 30, 1999 was prepared based upon II-VI's and Laser Power's consolidated financial statements for the periods indicated below as if the merger had occurred on July 1, 1998.

   Since the fiscal years of II-VI and Laser Power differ, the periods combined for purposes of the unaudited pro forma combined financial data are as follows:

                   II-VI                              Laser Power
                   -----                              -----------
      Fiscal year ended June 30, 1999     Fiscal year ended September 30, 1999
      Nine-months ended March 31, 2000    Nine-months ended March 26, 2000

   The nine-months ended March 26, 2000 include three-months of Laser Power's financial results which are also recorded in the fiscal year ended September 30, 1999. Laser Power's net revenues and net earnings from continuing operations for the three-month period ended September 30, 1999 were $9,058,000 and $543,000 respectively.

   The unaudited pro forma combined financial data were based upon the terms of the merger, pursuant to which II-VI will exchange $2.89 in cash and .052 shares of II-VI common stock for each outstanding share of Laser Power common stock. The actual number of shares of II-VI common stock constituting the stock consideration will be determined by the volume weighted average trading price of II-VI common stock for the 12 consecutive trading days ending on the third trading day immediately preceding the expiration date of the offer multiplied by .052, provided that the stock consideration will not be valued at less than $2.26 or more than $2.76 per share. If the stock consideration value is outside this range, the amount of cash and/or the II-VI common stock will be adjusted as described in this prospectus. For purposes of the pro forma presentation, it has been assumed that the II-VI common stock share price will be equal to $49.69, which is the 12 day volume weighted average trading price as of June 30, 2000. The unaudited pro forma data may not be indicative of the results that actually would have been achieved if the merger had been in effect as of the date and for the periods indicated or which may be obtained in the future. II-VI expects to achieve certain reductions in costs subsequent to the merger as a result of the combination and consolidation of II-VI and Laser Power. However, the reduction and elimination of certain raw material costs and professional services costs that are expected to occur after the merger have not been included in the accompanying Selected Unaudited Pro Forma Combined Financial Data in accordance with the SEC's pro forma reporting rules. The unaudited pro forma combined financial data should be read in conjunction with the respective audited and unaudited consolidated financial statements of II-VI and Laser Power, including the notes thereto. See "Where You Can Find More Information" and "Laser Power Corporation Consolidated Financial Statements." Pro forma adjustments made to arrive at the pro forma combined amounts are based on the purchase method of accounting and a preliminary allocation of the purchase price. However, changes to the adjustments included in the unaudited pro forma combined financial data set forth below are expected as evaluations of assets and liabilities are completed and additional information becomes available.

                                Nine-Months Ended            Year Ended
                                  March 31, 2000           June 30, 1999
                             ------------------------ ------------------------
                                           Combined                 Combined
                                           II-VI and                II-VI and
                                II-VI     Laser Power    II-VI     Laser Power
                             (Historical)  Pro Forma  (Historical)  Pro Forma
                             ------------ ----------- ------------ -----------
                             (Unaudited)  (Unaudited)              (Unaudited)
                                   (In Thousands, Except Per Share Data)
Results of Operations:
Net revenues................   $52,853     $ 78,688     $61,750      $95,760
Costs of goods sold and
 contract research and
 development expenses.......    30,245       49,248      37,631       62,510
Selling, general and
 administrative, internal
 research and development
 and other expenses.........    14,870       21,655      15,666       25,306
Interest expense............       258        2,355         415        3,140
Net earnings before income
 taxes......................     7,480        5,430       8,038        4,804
Net earnings................     5,460        3,929       5,463        3,053
Diluted earnings per common
 share......................   $  0.83     $   0.56     $  0.84      $  0.44
Cash dividends per common
 share......................   $  0.00     $   0.00     $  0.00      $  0.00
Balance Sheet Data:
Working capital.............   $20,302     $ 32,316
Total assets................    83,642      134,754
Total debt..................     6,832       36,947
Retained earnings...........    42,845       42,845
Shareholders' equity........    63,731       82,613

                              RECENT DEVELOPMENTS

   In connection with the termination of the Agreement and Plan of Merger, dated as of June 1, 2000 and amended on June 16, 2000, by and among Laser Power and Union Miniere USA, Inc. on June 28, 2000, Laser Power paid to Union Miniere USA, Inc. a termination fee of $2 million.

                           COMPARATIVE PER SHARE DATA

   The table below sets forth historical net earnings and book value per common share data for II-VI and Laser Power on an individual company basis. The table also sets forth unaudited pro forma per common share data for II-VI and Laser Power. The unaudited pro forma data gives effect to the merger as if such event occurred for balance sheet purposes at the balance sheet date and for statement of earnings purposes at July 1, 1998.

   The unaudited pro forma combined financial data were based upon the terms of the merger pursuant to which which II-VI will exchange $2.89 in cash and .052 shares of II-VI common stock for each outstanding shares of Laser Power common stock. The actual number of shares of II-VI common stock constituting the stock consideration will be determined by the volume weighted average trading price of II-VI common stock for the 12 trading days prior to the closing of the offer multiplied by .052, provided that the stock consideration will be valued at no less than $2.26 or no more than $2.76. If the stock consideration value is outside this range, the amount of cash and/or the II-VI common stock will be adjusted in accordance with the merger agreement.

   Since the fiscal years of II-VI and Laser Power differ, the periods combined for purposes of the unaudited pro forma combined financial data are as follows:

       II-VI                                          Laser Power
       -----                                          -----------
Fiscal year ended June 30, 1999           Fiscal year ended September 30, 1999
Nine-months ended March 31, 2000          Nine-months ended March 26, 2000

   The nine-months ended March 26, 2000 include three-months of Laser Power's financial results which are also recorded in the fiscal year ended September 30, 1999. Laser Power's net earnings from continuing operations for the three-month period ended September 30, 1999 were $543,000.

   Neither II-VI nor Laser Power paid any dividends for the nine-months ended March 31, 2000 and for the year ended June 30, 1999.

   The information in the table below should be read in conjunction with the respective audited and unaudited consolidated financial statements of II-VI and Laser Power, including the notes thereto, and the Unaudited Pro Forma Combined Financial Data appearing elsewhere in this prospectus.

                                               Nine-Months Ended  Year Ended
                                                March 31, 2000   June 30, 1999
                                               ----------------- -------------
                                                  (Unaudited)
II-VI--Historical
Net earnings per common share
 Basic........................................      $ 0.86           $0.86
 Diluted......................................      $ 0.83           $0.84
Book value per common share...................      $ 9.94
Laser Power--Historical
Net earnings per common share from continuing
 operations
 Basic........................................      $ 0.11           $0.19
 Diluted......................................      $ 0.10           $0.19
Book value per common share...................      $ 1.44

                                               Nine-Months Ended  Year Ended
                                                March 31, 2000   June 30, 1999
                                               ----------------- -------------
                                                  (Unaudited)     (Unaudited)
II-VI--Pro Forma Combined Company
Net earnings per common share
 Basic........................................      $ 0.58           $0.45
 Diluted......................................      $ 0.56           $0.44
Book value per common share...................      $12.06
Laser Power--Pro Forma Equivalent Per Share
 Information(a)
Net earnings per common share from continuing
 operations
 Basic........................................      $ 0.06           $0.05
 Diluted......................................      $ 0.06           $0.05
Book value per common share...................      $ 1.33

--------
(a) Amounts are calculated by multiplying the II-VI pro forma combined amounts by the ratio determined by dividing the combined cash and stock consideration ($5.47) by the II-VI share price. For purposes of these calculations, it has been assumed that the II-VI share price will be equal to $49.69, which is the 12 day volume weighted average trading price as of June 30, 2000.

                                  RISK FACTORS

   You should carefully consider the following factors and other information in this prospectus before deciding whether to exchange your shares of Laser Power common stock and the associated preferred stock purchase rights for shares of II-VI common stock and cash.

RISKS RELATING TO II-VI

We Depend on Highly Complex Manufacturing Processes Which Require Products from Limited Sources of Supply

   We utilize high quality, optical grade Zinc Selenide in the production of a majority of our products. We are a leading producer of Zinc Selenide for our internal use and for external sale. The production of Zinc Selenide is a complex process requiring production in a highly controlled environment. A number of factors, including defective or contaminated materials, could adversely affect our ability to achieve acceptable manufacturing yields of high quality Zinc Selenide. Zinc Selenide is available from only one outside source where quantity and qualities may be limited. The unavailability of necessary amounts of high quality Zinc Selenide would have a material adverse effect upon us. In addition, in fiscal 1992 and 1993, we experienced fluctuations in our manufacturing yields which affected our results of operations. There can be no assurance that we will not experience manufacturing yield inefficiencies which could have a material adverse effect on our business, results of operations or financial condition.

   We produce Hydrogen Selenide gas which is used in our production of Zinc Selenide. There are risks inherent in the production and handling of such material. Our inability to effectively handle Hydrogen Selenide could require us to curtail our production of Hydrogen Selenide. Hydrogen Selenide can be obtained from one outside source. The cost of purchasing such material is significantly greater than the cost of internal production. As a result, purchasing a substantial portion of such material from the outside source would significantly increase our production costs of Zinc Selenide. Therefore, our inability to internally produce Hydrogen Selenide could have a material adverse effect on our business, results of operations or financial condition.

   In addition, we utilize other high purity, relatively uncommon materials and compounds to manufacture our products. Failure of our suppliers to deliver sufficient quantities of these necessary materials on a timely basis could have a material adverse effect on our business, results of operations or financial condition.

Our Business is Dependent on Other Cyclical Industries

   Our business is significantly dependent on the demand for products produced by end users of industrial lasers. Many of these end users are in industries that historically have experienced highly cyclical demand for their products. Therefore, as a result, demand for our products and our results of operations are subject to cyclical fluctuations.

Our Revenues are Subject to Potential Seasonal Fluctuations

   Due to our customers' buying patterns, particularly in Europe, revenues for our first fiscal quarter ending in September could be below those in the preceding quarter. Our first fiscal quarter results often are dependent upon the sales made in the last month of the quarter.

We May Encounter Substantial Competition

   We may encounter substantial competition from other companies in the same market, including established companies with substantial resources. Some of our competitors may have financial, technical, marketing or other capabilities more extensive than ours and may be able to respond more quickly than we can to new or emerging technologies and other competitive pressures. We may not be able to compete successfully against our present or future competitors, and competition may adversely affect our business, financial condition or operating results.

International Sales Account for a Significant Portion of Our Revenues

   Sales to customers in countries other than the United States accounted for approximately 43%, 45%, 47% and 49% of revenues during the years ended June 30, 1997, 1998, 1999, and the nine-months ended March 31, 2000, respectively. We anticipate that international sales will continue to account for a significant portion of our revenues for the foreseeable future. In addition, we manufacture products in Singapore and China and maintain direct sales offices in Japan and the UK. Sales and operations outside of the United States are subject to certain inherent risks, including fluctuations in the value of the U.S. dollar relative to foreign currencies, tariffs, quotas, taxes and other market barriers, political and economic instability, restrictions on the export or import of technology, potentially limited intellectual property protection, difficulties in staffing and managing international operations and potentially adverse tax consequences. There can be no assurance that any of these factors will not have a material adverse effect on our business, financial condition or results of operations. In particular, although our international sales, other than in Japan and the UK, are denominated in U.S. dollars, currency exchange fluctuations in countries where we do business could have a material adverse affect on our business, financial condition or results of operations, by rendering us less price-competitive than foreign manufacturers. Our sales in Japan are denominated in yen and, accordingly, are affected by fluctuations in the dollar/yen currency exchange rates. We generally reduce our exposure to such fluctuations through forward exchange agreements. We do not engage in the speculative trading of financial derivatives. There can be no assurance, however, that our practices will reduce or eliminate the risk of fluctuation in the dollar/yen currency exchange rate.

Our Revenues May Suffer if General Economic Conditions Worsen

   Our revenues and earnings may be affected by general economic factors, such as excessive inflation, currency fluctuations and employment levels, resulting in a temporary or longer-term overall decline in demand for our products. Therefore, any significant downturn or recession in the United States or other countries could have a material adverse effect on our business, financial condition and results of operations.

We May Expand Product Lines and Markets by Acquiring Other Businesses

   Our business strategy includes expanding our product lines and markets through internal product development and acquisitions. Any acquisition may result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, and amortization expense related to intangible assets acquired, any of which could have a material adverse affect on our business, financial condition or results of operations. In addition, acquired businesses may be experiencing operating losses. Any acquisition will involve numerous risks, including difficulties in the assimilation of the acquired company's operations and products, uncertainties associated with operating in new markets and working with new customers, and the potential loss of the acquired company's key employees. In December 1994 we acquired the Virgo Optics Division of Sandoz Chemicals Corporation. In February 1996 we acquired Lightening Optical Corporation. Subsequently, these acquisitions were combined to form our VLOC subsidiary. To date, we have had little experience in integrating businesses other than these acquisitions.

Our Success Depends on New Products and Processes

   In order to meet our strategic objectives, we must continue to develop, manufacture and market new products, develop new processes and improve existing processes. As a result, we expect to continue to make significant investments in research and development and to continue to consider from time to time the strategic acquisition of businesses, products, or technologies complementary to our business. Our success in developing, introducing and selling new and enhanced products depends upon a variety of factors including product selection, timely and efficient completion of product design and development, timely and efficient implementation of manufacturing and assembly processes, effective sales and marketing, and product performance in the field. There can be no assurance that we will be able to develop and introduce new products or enhancements to its existing products and processes in a manner which satisfies customer needs or achieves market acceptance. The failure to do so could have a material adverse affect on our ability to grow our business.

Failure to Keep Pace with Industry Developments May Adversely Affect Our Operations

   We are engaged in industries which will be affected by future developments. The introduction of products or processes utilizing new developments could render existing products or processes obsolete or unmarketable. Our continued success will depend upon our ability to develop and introduce on a timely and cost-effective basis new products, processes and applications that keep pace with developments and address increasingly sophisticated customer requirements. There can be no assurance that we will be successful in identifying, developing and marketing new products, applications and processes and product or process enhancements, that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of product or process enhancements or new products, applications or processes, or that our products, applications or processes will adequately meet the requirements of the marketplace and achieve market acceptance. Our business, results of operations and financial condition could be materially and adversely affected if we were to incur delays in developing new products, applications or processes or product or process enhancements or if we did not gain market acceptance.

Our Success Depends on the Ability to Retain Key Personnel

   We are highly dependent upon the experience and continuing services of certain scientists, engineers, production and management personnel. Competition for the services of these personnel is intense, and there can be no assurance that we will be able to retain or attract the personnel necessary for our success. The loss of the services of our key personnel could have a material adverse affect on our business, results of operations or financial condition.

There Are Limitations on the Protection of Our Intellectual Property

   We do not currently hold any material patents applicable to our processes and rely on a combination of trade secret, copyright and trademark laws and employee non-competition and nondisclosure agreements to protect our intellectual property rights. There can be no assurance that the steps taken by us will be adequate to prevent misappropriation of our technology. Furthermore, there can be no assurance that, in the future, third parties will not assert infringement claims against us. Asserting our rights or defending against third-party claims could involve substantial expense, thus materially and adversely affecting our business, results of operations or financial condition. In the event a third party were successful in a claim that one of our processes infringed its proprietary rights, we may have to pay substantial damages or royalties, or expend substantial amounts in order to obtain a license or modify the process so that it no longer infringes such proprietary rights, any of which could have an adverse effect on our business, results of operations or financial condition.

Our European Sales Rely On A Single Distributor

   A significant portion of our European sales not made by our subsidiary in the UK have been made through a European distributor. This distributor also provides service and support to the end users of our products. Thus, a reduction in the sales efforts of this distributor could adversely affect our European sales and our ability to support the end users of our products. There can be no assurance that this distributor will continue to distribute, or to distribute successfully, our products and, in such an event, our business, results of operations and financial earnings could be materially and adversely affected.

Our Stock Price May Fluctuate

   Future announcements concerning us, our competitors or customers, quarterly variations in operating results, announcements of technological innovations, the introduction of new products or changes in product pricing policies by us or our competitors, seasonal or other variations in anticipated or actual results of operations, changes in earnings estimates by analysts or reports regarding our industries in the financial press or investment advisory publications, among other factors, could cause the market price of our stock to fluctuate substantially. In addition, stock prices may fluctuate widely for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, political and market conditions such as recessions, military conflicts or market or market-sector declines, may materially and adversely affect the market price of our common stock. In addition, any information concerning us, including projections of future operating results, appearing in investment advisory publications or on-line bulletin boards or otherwise emanating from a source other than us could in the future contribute to volatility in the market price of our common stock.

The Trading Price of Our Common Stock May be Affected by Factors Different from Those Affecting the Price of Laser Power Common Stock

   Upon completion of the offer, holders of Laser Power common stock will become holders of II-VI common stock. Our results of operations, as well as the trading price of our common stock, may be affected by factors different from those affecting Laser Power's results of operations and the price of Laser Power common stock.

We Have Adopted Antitakeover Devices Which May Limit the Price that Certain Investors May be Willing to Pay in the Future for Shares of Our Common Stock

   Our articles of incorporation and by-laws contain provisions which could make us a less attractive target for a hostile takeover or make it more difficult or discourage a merger proposal, a tender offer or a proxy contest. This could limit the price that certain investors might be willing to pay in the future for shares of our common stock. The provisions include:

  .  classification of the board of directors into three classes;

  . a procedure which requires shareholders or the board of directors to nominate directors in advance of a meeting to elect such directors;

  . the ability of the board of directors to issue additional shares of common stock or preferred stock without shareholder approval; and

  . certain provisions requiring supermajority approval (at least two-thirds of the votes cast by all shareholders entitled to vote thereon, voting together as a single class).

   In addition, the Pennsylvania Business Corporation Law contains provisions which may have the effect of delaying or preventing a change in our control.

We Are Subject to Stringent Environmental Regulation

   We use or generate certain hazardous substances in our research and manufacturing facilities. We believe that our handling of such substances is in material compliance with applicable local, state and federal environmental, safety and health regulations at each operating location. We invest substantially in proper protective equipment, process controls and specialized training to minimize risks to employees, surrounding communities and the environment due to the presence and handling of such hazardous substances. We annually conduct employee physical examinations and workplace air monitoring regarding such substances. When exposure problems or potential exposure problems have been indicated, corrective actions have been implemented and re-occurrence has been minimal or non-existent. We do not carry environmental impairment insurance.

   Relative to its generation and use of the extremely hazardous substance Hydrogen Selenide, we have in place an emergency response plan. Special attention has been given to all procedures pertaining to this gaseous material to minimize the chances of its accidental release to the atmosphere.

   With respect to the production, use, storage and disposal of the low-level radioactive material Thorium Fluoride, our facilities and procedures have been inspected and licensed by the Nuclear Regulatory Commission. This material is utilized in our thin-film coatings. Thorium bearing by-products are collected and shipped as solid waste to a government-approved low-level radioactive waste disposal site in Barnwell, South Carolina or Clive, Utah.

   The generation, use, collection, storage and disposal of all other hazardous by-products, such as suspended solids containing heavy metals or airborne particulates, are believed by us to be in material compliance with regulations. We believe that all of the permits and licenses required for operation of our business are in place. Although we do not know of any material environmental, safety or health problems in its properties or processes, there can be no assurance that problems will not develop in the future which would have a materially adverse effect on us.

Some Laser Systems Are Complex in Design and May Contain Defects that Are Not Detected Until Deployed Which Could Increase Our Costs and/or Reduce Our Revenues

   Laser systems are inherently complex in design and require ongoing regular maintenance. The manufacture of lasers, laser products and systems involves a highly complex and precise process. As a result of the technical complexity of our products, changes in our or our suppliers' manufacturing processes or in the use of defective or contaminated materials by us or our suppliers could result in a material adverse effect on our ability to achieve acceptable manufacturing yields and product reliability. To the extent that we do not achieve such yields or product reliability, our business, operating results, financial condition and customer relationships could be adversely affected. Our customers may discover defects in our products after the products have been fully deployed and operated under peak stress conditions. In addition, some of our products are combined with products from other vendors, which may contain defects. Should problems occur, it may be difficult to identify the source of the problem. If we are unable to fix defects or other problems, we could experience, among other things:

  .  loss of customers;

  .  increased costs of product returns and warranty expenses;

  .  damage to our brand reputation;

  .  failure to attract new customers or achieve market acceptance;

  .  diversion of development and engineering resources; and

  .  legal action by our customers.

   The occurrence of any one or more of the foregoing factors could seriously harm our business or financial condition.

RISKS RELATING TO THE TRANSACTION

The Integration of the Two Companies May Be Difficult and Delays in Consummating the Merger and/or Integrating the Two Companies Could Impact Adversely on the Company's Long-Term Prospects

   Integrating the operations and personnel of the two companies will involve complex technological, operational and personnel-related challenges. This process will be time-consuming and expensive, and may disrupt the business of both companies after the merger. There can be no assurance that the integration of the two companies will occur rapidly or that it will result in the benefits expected by the companies. The difficulties, costs and delays that may be encountered may include:

  . integrating the information and communications systems may be more difficult than expected;

  .  integration may negatively effect employee morale;

  . the attention of the management of the companies may be diverted from the ongoing business concerns;

  . the business cultures of the two companies may be more difficult to integrate than anticipated; and

  . obtaining necessary consents and maintaining current customer relationships may be more difficult than expected.

   Delays in completing the merger will cause delays in the integration process and could adversely impact II-VI's prospects for long term success.

II-VI's Post-Merger Increased Debt Obligations May Adversely Affect Its Ability To Do Business

   II-VI's indebtedness at March 31, 2000 is approximately $6.8 million. II-VI's pro forma indebtedness at March 31, 2000 giving effect to the offer and the merger, is approximately $36.9 million. As a result of the increase in debt, demands on II-VI's cash resources will continue after the merger, which could have important effects on your investment in II-VI common stock. For example, II-VI's increased levels of indebtedness may:

  . require that II-VI spend increased portions of the cash it generates to repay the principal and interest on such indebtedness rather than to make capital investments; and/or

  . put II-VI at a competitive disadvantage to competitors who have lower debt levels.


   If II-VI is unable to service its indebtedness and fund its business, II-VI will be forced to adopt an alternative strategy that may include any of the following:

  .  reducing or delaying necessary capital expenditures;

  .  seeking additional debt financing or equity capital;

  .  selling assets; or

  .  restructuring indebtedness.

   II-VI cannot assure you that any of these alternative strategies could be implemented on satisfactory terms if at all.

The Sale of II-VI Common Stock that Laser Power Stockholders Receive in the Merger May Adversely Impact the Price of II-VI's Common Stock

   Assuming that none of the Laser Power stockholders exercise their appraisal rights, the number of shares of II-VI common stock that will be issued to Laser Power stockholders as of the date of this prospectus, excluding the Laser Power common stock already owned by II-VI, will be approximately 439,000 shares. The Laser Power stockholders will be able to sell those shares without any timing or volume restrictions. The sale of substantial amounts of those shares in the public market or even the availability of those shares for future sale could adversely affect the market price of II-VI common stock.

                                 CAPITALIZATION

   Set forth below are the unaudited: (i) consolidated capitalization of II-VI as of March 31, 2000; (ii) consolidated capitalization of Laser Power as of March 31, 2000; and (iii) pro forma combined capitalization of II-VI and Laser Power as of March 31, 2000 after giving effect to the merger. For purposes of the pro forma presentation, it has been assumed that the II-VI share price will be equal to $49.69, the 12 day volume weighted average trading price as of June 30, 2000, and that, therefore, the stock consideration for each of Laser Power's common shares will be equal to .052 shares of II-VI common stock, or an aggregate of approximately 439,000 shares of II-VI common stock.

   The information in the table below should be read in conjunction with the respective audited and unaudited consolidated financial statements of II-VI and Laser Power, including the notes thereto, and the Unaudited Pro Forma Combined Financial Data appearing elsewhere in this prospectus or incorporated by reference.

                                                 As of March 31, 2000
                                         -------------------------------------
                                                                    Combined
                                                                    II-VI and
                                            II-VI     Laser Power  Laser Power
                                         (Historical) (Historical)  Pro Forma
                                         ------------ ------------ -----------
                                         (Unaudited)  (Unaudited)  (Unaudited)
                                         (In Thousands, Except Per Share Data)
Indebtedness:
 Short-term debt........................   $ 4,000      $   --      $    -- (a)
 Subordinated convertible debentures....       --         1,660        1,660
 Current maturities of long-term debt...        44          442           44(b)
                                           -------      -------     --------
  Total short-term debt.................     4,044        2,102        1,704
 Long-term debt, excluding current
  maturities............................     2,788        1,158       35,243(c)
                                           -------      -------     --------
 Total Indebtedness.....................     6,832        3,260       36,947

Shareholder's Equity:
 Common stock...........................    19,723           10       41,470(d)
 Paid-in capital........................       --        22,605          -- (e)
 Retained earnings (accumulated
  deficit)..............................    42,845       (8,686)      42,845(e)
 Accumulated other comprehensive income
  (loss)................................     3,073          (42)         208(f)
 Less: Common stock held in treasury, at
  cost..................................    (1,910)         --        (1,910)
                                           -------      -------     --------
 Total Shareholders' Equity.............    63,731       13,887       82,613
                                           -------      -------     --------
Total Capitalization....................   $70,563      $17,147     $119,560
                                           =======      =======     ========

--------
(a) Represents the effects of reclassification as long-term debt in connection with the restructuring of II-VI's credit facility to finance a portion of the merger.

(b) Represents the effects of the payoff of existing Laser Power long-term debt.

(c) Represents the effects of the issuance of approximately $27,297 of long-term debt to finance the remainder of the cash consideration of the merger and the reclassification of $4,000 as long-term debt as described in (a) above.

(d) Represents the effects of the issuance of approximately 439,000 shares of II-VI common stock at $49.69 per share.

(e) Represents the effects of the elimination of Laser Power's historical paid-in capital and accumulated deficit.

(f) Represents the effects of the elimination of $2,865 of accumulated other comprehensive income of II-VI as of March 31, 2000 which was attributable to the difference between market value and cost basis of the Laser Power shares owned by II-VI, net of tax and the elimination of Laser Power historical accumulated other comprehensive loss of $42.

                             REASONS FOR THE OFFER

REASONS FOR THE II-VI OFFER; FACTORS CONSIDERED

   In approving the merger agreement, the offer, the merger and the other transactions contemplated by the merger agreement, the II-VI board of directors considered a number of factors, including:

  . The II-VI board of directors' review of the business, operations, financial condition, earnings and prospects of both II-VI and Laser Power, which the II-VI board of directors analyzed in its consideration of II-VI's strategic alternatives.

  . The II-VI board of directors' consensus that the merger currently was preferable to other strategic alternatives to enhance shareholder value.

  . The potential raw material, product, sales, and technical synergies that may be achieved as well as organizational synergies.

  . The strategic fit between II-VI and Laser Power, and the belief that the combined company has the potential to enhance shareholder value through additional opportunities and operating efficiencies.

  . The opportunity for II-VI and Laser Power stockholders to participate in long term growth prospects.

  . The II-VI board of directors' belief that the terms of the merger agreement are reasonable.

   The foregoing discussion of the information and factors considered by the II-VI board of directors is not intended to be exhaustive, but includes the material factors considered by the board of directors. In view of the variety of factors considered in connection with its evaluation of the offer and the merger, the II-VI board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual directors may have given differing weights to different factors.

REASONS FOR THE LASER POWER BOARD OF DIRECTORS' RECOMMENDATION; FACTORS
CONSIDERED

   In approving the merger agreement, the offer, the merger and the other transactions contemplated by the merger agreement, the Laser Power board of directors considered a number of factors, including:

  . The Laser Power board of directors' belief that the consideration offered by II-VI pursuant to the merger agreement was superior to the consideration offered by Union Miniere USA, Inc. pursuant to its merger agreement on June 1, 2000, as amended on June 16, 2000. The Laser Power board of directors also considered that Union Miniere USA, Inc. had informed Laser Power on June 22, 2000 that it would not increase its offer price.

  . The opinion of Roth Capital Partners, Inc. to the effect that, as of June 28, 2000, the consideration to be paid in the offer and the merger pursuant to the merger agreement was fair from a financial point of view to the Laser Power stockholders (other than II-VI). The full text of the written opinion of Roth Capital Partners, Inc. which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as an exhibit to Laser Power's Solicitation/Recommendation Statement on Schedule 14D-9.

  . The fact that the value of the consideration offered in the offer and the merger is protected to the extent that the average II-VI trading price during the pricing period prior to the expiration of the offer falls below $43.46 per share.

  . The fact that since the public announcement of the execution of the Union Miniere USA, Inc./Laser Power merger agreement on June 1, 2000, no third party other than II-VI had expressed to Laser Power any interest in pursuing a possible business combination.

  . The commitment by II-VI in the merger agreement to take all actions necessary to obtain the required regulatory approvals of the offer and the merger, except to the extent that such actions would have a material adverse effect on II-VI.

  . The fact that the offer and the merger provide for a prompt exchange offer for all Laser Power shares to be followed by a second-step merger at the same consideration, thereby enabling Laser Power stockholders to obtain the benefits of the transaction at the earliest possible time.

  . The financial ability of II-VI to consummate the offer and the merger. In this regard, the Laser Power board of directors noted that II-VI had received an executed commitment letter from a financial institution providing for all financing necessary to purchase Laser Power shares and to pay all transaction fees in connection with the offer and the merger.

  . The fact that the merger agreement permits Laser Power to make any disclosure required under applicable law and to conduct such "due diligence" inquiries (which must be in writing to the extent possible) in response to any third-party acquisition proposal as the board of directors of the Laser Power, by a majority disinterested vote, determines in its good faith judgment, after consultation with and based, among other things, upon the advice of legal counsel, may be required in order to comply with its fiduciary duties.

  . The fact that if the Laser Power board of directors is permitted to withdraw its recommendation and terminate the II-VI/Laser Power merger agreement if the Laser Power board of directors by a majority disinterested vote determines in its good faith judgment after consultation with and based, among other things, upon the advice of legal counsel, that it is required to do so in order to comply with its fiduciary duties.

   The foregoing discussion of the information and factors considered by the Laser Power board of directors is not intended to be exhaustive, but includes the material factors considered by the board of directors. In view of the variety of factors considered in connection with its evaluation of the offer and the merger, the Laser Power board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors.

                            BACKGROUND OF THE OFFER

   II-VI management reviews and considers a variety of strategic options and transactions on a continuing basis. The purpose of these strategic reviews is to identify alternatives for expanding II-VI's business and enhancing shareholder value. From time to time, II-VI management discusses opportunities to strategically acquire businesses and technologies with the II-VI board of directors.

   On several occasions over the past several years, representatives of II-VI and Laser Power have had discussions about II-VI acquiring Laser Power. On these occasions, Laser Power informed II-VI that the Laser Power board was not at that time interested in such a transaction. II-VI consulted with PNC Capital Markets, its financial advisor, and Buchanan Ingersoll Professional Corporation, its legal advisor, throughout this period.

   On August 18, 1999, with the prior approval of the II-VI board of directors, members of the executive management of II-VI met in Pittsburgh with selected members of the Laser Power board of directors who were acting as representatives of Laser Power. On that date, II-VI indicated that it would be willing to acquire Laser Power for $3.00 per common share in a combination of cash and II-VI common stock. Laser Power subsequently informed II-VI that the Laser Power Board was not at that time interested in such a transaction.

   On September 21, 1999, with the prior approval of the II-VI board of directors, II-VI purchased 1,250,000 shares of Laser Power common stock for a total purchase price of approximately $2.8 million from Proxima Corporation. At the time of the purchase, these shares represented approximately 14.7% of the outstanding common stock of Laser Power.

   On September 22, 1999, with the prior approval of the II-VI board of directors, II-VI proposed to acquire Laser Power in a negotiated merger for $3.00 per common share in cash. II-VI made this proposal public. By letter dated September 22, 1999, Laser Power informed II-VI that the Laser Power board of directors was not at that time interested in such a transaction.

   On November 11, 1999, with the prior approval of the II-VI board of directors, members of the executive management of II-VI and its investment advisor, PNC Capital Markets, met with Roth Capital Partners, acting on behalf of Laser Power, in Pittsburgh. On that date, II-VI proposed to acquire Laser Power in a negotiated transaction for $3.00 per common share in cash conditioned on Laser Power's sale of the microlaser business and the research division. After considering II-VI's proposal, Laser Power informed II-VI that the Laser Power board was not at that time interested in such a transaction.

   On January 18, 2000, with the prior approval of the II-VI board of directors, II-VI proposed to acquire Laser Power in a negotiated transaction for $3.00 per common share in cash and $10 million in II-VI common stock. While this proposal was being considered by Laser Power, members of the executive management of II-VI performed limited due diligence on Laser Power in San Diego on January 28 and 29, 2000. After considering II-VI's proposal, Laser Power informed II-VI that in light of current market valuations the Laser Power board was not at that time interested in such a transaction.

   On March 28, 2000, Roth Capital Partners, acting on behalf of Laser Power, informed PNC Capital Markets that Laser Power was soliciting proposals for the acquisition of Laser Power from all interested bidders. II-VI engaged in discussions with Roth Capital Partners during early to mid-May and on May 23, 2000, with the prior approval of the II-VI board of directors, II-VI proposed to acquire Laser Power for 1,000,000 shares of II-VI common stock. Roth Capital Partners informed II-VI that this proposal was inadequate. On May 25, 2000, with the prior approval of the II-VI board of directors, II-VI proposed to acquire Laser Power for 1,100,000 shares of II-VI common stock.

   On June 1, 2000, Laser Power announced that it had executed a definitive merger agreement with Union Miniere, whereby Union Miniere USA, Inc., a wholly owned subsidiary of Union Miniere, would acquire Laser Power for $4.00 per common share in cash. On June 5, 2000, with the prior approval of the II-VI board of directors, II-VI offered to acquire Laser Power for $2.32 in cash and
 .052 shares of II-VI common stock for each outstanding share of Laser Power common stock. This offer had a "floor price" of $4.05 per share and a "ceiling price" of $5.00 per share. Laser Power's board of directors and Roth Capital Partners reviewed II-VI's offer in accordance with its merger agreement with Union Miniere USA, Inc. On behalf of Laser Power, Roth Capital Partners made several due diligence inquiries and based on discussions with Roth, II-VI agreed to increase its offer to a "floor price" of $4.10 and a "ceiling price" of $5.05. In addition, II-VI indicated to Laser Power, among other things, that II-VI would reimburse Laser Power for the $2 million termination fee to be paid to Union Miniere USA, Inc. upon termination of the amended Union Miniere USA, Inc./Laser Power merger agreement and to pay Laser Power an additional $500,000 if the II-VI/Laser Power acquisition does occur under certain circumstances. On June 14, 2000, Laser Power's board deemed II-VI's offer to be a Superior Proposal, as defined in the Union Miniere USA, Inc./Laser Power merger agreement, to the Union Miniere transaction.

   On June 16, 2000 Union Miniere amended its offer and agreed to purchase all of the outstanding shares of Laser Power common stock for $4.40 in cash. Laser Power's board of directors and Roth Capital Partners reviewed the revised Union Miniere proposal and deemed it to be superior to the II-VI offer on June 19, 2000. On June 19, 2000, Laser Power signed an amended merger agreement with Union Miniere USA, Inc. reflecting Union Miniere USA, Inc.'s revised offer.

   On June 20, 2000, with the prior approval of the II-VI board of directors, II-VI offered to acquire Laser Power for $2.89 in cash and .052 shares of II-VI common stock per share of Laser Power stock. II-VI guaranteed a "floor price" of $5.15 per share, payable in cash and/or II-VI common stock at II-VI's election, and the offer had a "ceiling price" of $5.65 per share.

   After review and discussion with Roth Capital Partners, this revised offer was deemed superior to the Union Miniere offer contained in the merger agreement dated June 19, 2000 by the board or directors of Laser Power. After receiving formal notification from Union Miniere USA, Inc. that it would not make a counter- offer, Laser Power determined after review and discussion with Roth Capital Partners that termination of the Union Miniere USA, Inc. merger agreement was necessary for the Laser Power board of directors to comply with its fiduciary duties and that II-VI's June 20, 2000 offer by II-VI was fair and in the best interests of Laser Power's stockholders.

   From June 26, 2000 to June 28, 2000, members of the executive management of II-VI met with Laser Power's new facility in Murrieta, California to finalize the definitive merger agreement to reflect the terms of II-VI's June 20, 2000 offer.

   On June 28, 2000, Laser Power terminated the Union Miniere USA, Inc. merger agreement and paid Union Miniere USA, Inc. the $2 million termination fee required by that agreement. Later on June 28, 2000, II-VI and Laser Power signed a definitive merger agreement whereby II-VI would acquire Laser Power. Under the terms of the merger agreement, II-VI agreed to exchange $2.89 in cash and .052 shares of II-VI common stock for each outstanding share of Laser Power common stock. II-VI guaranteed a "floor price" of $5.15 per share payable in cash and/or common stock at II-VI's election. The merger agreement also provides for a "ceiling price" of $5.65 per share.

   II-VI and Laser Power jointly announced the execution of the definitive merger agreement on June 28, 2000.

                                   THE OFFER

General

   We are offering to exchange .052 shares of II-VI common stock and $2.89 net in cash for each outstanding share of Laser Power common stock and the associated preferred stock purchase right validly tendered and not properly withdrawn, prior to the expiration date, subject to the terms and conditions and possible adjustment as described in this prospectus. The number of shares of II-VI common stock we are required to issue may be adjusted based on the volume weighted average trading price of II-VI common stock for the 12 consecutive trading days ending on the third trading day immediately preceding the expiration date of the offer.

   If the volume weighted average trading price of II-VI common stock is less than $43.46 per share for the 12 consecutive trading days ending on the third trading day immediately preceding the expiration date of the offer you will receive .052 shares of II-VI common stock and an additional amount of cash so that your aggregate guaranteed "floor price" equals $5.15 per share for each share of Laser Power common stock and the associated preferred stock purchase right validly tendered and not properly withdrawn. Similarly, if the volume weighted average trading price of II-VI common stock exceeds $53.08 per share for the 12 consecutive trading days ending on the third trading day immediately preceding the expiration date of the offer you will receive $2.89 net in cash and an adjusted number of shares of II-VI common stock so that your aggregate ceiling price equals $5.65 per share for each share of Laser Power common stock and the associated preferred stock purchase right validly tendered and not properly withdrawn.

   The following table shows the consideration that we will pay to Laser Power stockholders in exchange for each share of Laser Power common stock and the associated preferred stock purchase right assuming various II-VI volume weighted average stock prices for the 12 consecutive trading days ending on the third trading day prior to the expiration date of the offer. For purposes of this table, this formula price for II-VI stock is referred to as the II-VI Formula Price. All values of II-VI stock reflected in this table reflect the II-VI Formula Price. The actual II-VI Formula Price may differ from the examples given in the table.

                                Consideration per share of Laser Power
                                   common stock and the associated
                                    preferred stock purchase right
----------------------------------------------------------------------------
----------------------------------------------------------------------------
          II-VI                  Shares of    Value of        Value of
      Formula Price       Cash  II-VI Stock* II-VI Stock Total Consideration
      -------------       ----- ------------ ----------- -------------------
----------------------------------------------------------------------------

----------------------------------------------------------------------------
  $57.00                  $2.89     .048        $2.76           $5.65
----------------------------------------------------------------------------
  $55.00                  $2.89     .050        $2.76           $5.65
----------------------------------------------------------------------------
  $53.08 (Ceiling Price)  $2.89     .052        $2.76           $5.65
----------------------------------------------------------------------------
  $50.00                  $2.89     .052        $2.60           $5.49
----------------------------------------------------------------------------
  $46.53 (actual II-VI    $2.89     .052        $2.42           $5.31
     Formula Price
     as of July
     27, 2000)
----------------------------------------------------------------------------
  $45.00                  $2.89     .052        $2.34           $5.23
----------------------------------------------------------------------------
  $43.46 (Floor Price)    $2.89     .052        $2.26           $5.15
----------------------------------------------------------------------------
  $40.00                  $3.07     .052        $2.08           $5.15

----------------------------------------------------------------------------
  $38.00                  $3.17     .052        $1.98           $5.15


--------------------------------------------------------------------------------
* Rounded to nearest thousandth

   The exchange ratio was determined based on the result of a competitive bidding situation as more fully described in the section captioned "Background of the Offer." The exchange ratio represents the consideration that our board of directors was willing to pay, taking into account the factors listed under the section captioned "Reasons for the II-VI Offer; Factors Considered," and which it believed it needed to offer in order for Laser Power's board of directors to deem it superior to the revised Union Miniere offer and to terminate the Laser Power/Union Miniere merger agreement.

   By 9:30 a.m., Eastern time, on the second trading day before the expiration date of the offer, we will announce the exchange ratio by issuing a press release and filing that press release with the SEC. Similarly, if the offer is extended for any reason after the issuance of that press release, we will recalculate the exchange ratio as described above and issue another press release announcing the recalculated exchange ratio as described above.

   Based on the closing price of II-VI common stock on July 11, 2000 of $44.125, the offer has a value of $5.1849 per Laser Power share. The term "expiration date" means 12:00 midnight, Eastern time, on August 11, 2000, unless we extend the period of time for which this offer is open, in which case the term "expiration date" means the latest time and date on which the offer, as so extended, expires.

   You will not receive any fractional shares of II-VI common stock. Instead, you will receive cash in an amount equal to the market value of any fractional shares you would otherwise have been entitled to receive.

   If you are the record owner of your shares and you tender your shares in the offer, you will not have to pay brokerage fees or incur similar expenses. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

   We are making this offer in order to acquire control of, and ultimately the entire common equity interest in, Laser Power. We intend, as soon as possible after completion of the offer, to seek to have Laser Power consummate the II-VI/Laser Power merger in which each outstanding share of Laser Power common stock, and the associated preferred stock purchase right, (except for Laser Power common stock held by Laser Power, us or any of our subsidiaries) would be converted into the same number of II-VI shares and same amount of cash per Laser Power share as is paid in the offer, subject to appraisal rights available under Delaware law.

   If we obtain all of the shares of Laser Power pursuant to our offer of .052 shares of II-VI common stock for each share of Laser Power common stock, former stockholders in Laser Power would own approximately 6% of the shares of common stock of II-VI.

   Our obligation to exchange shares of II-VI common stock and cash for Laser Power shares pursuant to the offer is subject to several conditions referred to below under "Conditions of Our Offer," including the minimum tender condition, the registration effectiveness condition, the blue sky condition, the Nasdaq National Market condition, the regulatory approvals condition and the no material adverse effect condition and other conditions that are discussed below.

   Our offer to acquire Laser Power common stock is also an offer to acquire Laser Power preferred stock purchase rights, and, when we refer to the shares of Laser Power common stock, we are also referring to the associated rights, unless we indicate otherwise. In addition, all references to the Laser Power rights include the benefits to holders of those rights pursuant to the Laser Power stockholder rights agreement, including the right to receive any payment due upon redemption of Laser Power rights.

   You must tender one Laser Power preferred stock purchase right for each share of Laser Power common stock tendered in order to effect a valid tender of Laser Power shares, unless the Laser Power rights have been redeemed. The preferred stock purchase rights are currently represented by the certificates for the Laser Power shares and your tender of Laser Power shares prior to the Laser Power distribution date will also constitute a tender of the associated Laser Power preferred stock purchase rights. We will not make a separate payment to you for the Laser Power preferred stock purchase rights.

Timing of Our Offer

   Our offer is scheduled to expire at 12:00 midnight, Eastern time on August 11, 2000. For more information, you should read the discussion under the caption "Extension, Termination and Amendment."

Litigation

   On June 13, 2000, a complaint naming Laser Power Corporation and certain current and former directors of the company as defendants was served on the Corporation. The complaint seeks to assert a breach of fiduciary duty claim, and requests class action relief. It is styled C. Oliver Burt, III v. Laser Power Corp., et al., Case No GIC 749273 (San Diego Superior Court). This litigation is in its early stages, however, Laser Power believes that the claims are without merit and intends to defend itself vigorously. However, there can be no assurance that Laser Power will prevail in these proceedings or that an outcome unfavorable to Laser Power in these proceedings will not materially adversely affect Laser Power's business, financial condition or results of operations. Laser Power had previously entered into indemnification contracts with each of its officers and directors, including the directors who were named defendants in the complaint. As a result, Laser Power is paying the expenses of the directors in defending themselves in this matter subject to reimbursement under its insurance policies. Subject to certain limited exceptions, Laser Power will reimburse the directors for any monetary damages assessed against the individual directors that are not covered by Laser Power's insurance policies. In addition, the conduct of litigation can be time-consuming and costly. There can be no assurance that these factors will not materially adversely affect Laser Power's business, financial condition or results of operations.

Extension, Termination and Amendment

   We expressly reserve the right, in our sole discretion, at any time or from time to time, to extend the period of time during which our offer remains open, and we can do so by giving oral or written notice of such extension to the exchange agent. If we decide to so extend our offer, we will make an announcement to that effect no later than 9:00 A.M., Eastern time, on the next business day after the previously scheduled expiration date. We are not making any assurance that we will exercise our right to extend our offer, although we currently intend to do so until the registration statement filed with the SEC, of which this prospectus is a part, has been declared effective and all other conditions to the offer have been satisfied or waived. During any such extension, all Laser Power shares previously tendered and not withdrawn will remain subject to the offer, subject to your right to withdraw your Laser Power shares. You should read the discussion under the caption "Withdrawal Rights" for more details.

   Subject to the SEC's applicable rules and regulations, we also reserve the right, in our sole discretion, at any time or from time to time, (a) to delay acceptance for exchange of or, regardless of whether we previously accepted Laser Power shares for exchange, exchange of any Laser Power shares pursuant to our offer or to terminate our offer and not accept for exchange or exchange any Laser Power shares not previously accepted for exchange, or exchanged, upon the failure of any of the conditions of the offer to be satisfied and (b) to waive any condition (the regulatory approvals condition and the conditions relating to the effectiveness of the registration statement for the II-VI shares to be issued in our offer) or otherwise amend the offer in any respect, by giving oral or written notice of such delay, termination or amendment to the exchange agent and by making a public announcement. We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any such announcement will be issued no later than 9:00 A.M., Eastern time, on the next business day after the previously scheduled expiration date. Subject to applicable law (including Rules 14d-4(c) and 14d-6(d) under the Exchange Act, which require that any material change in the information published, sent or given to stockholders in connection with the offer be promptly sent to stockholders in a manner reasonably designed to inform stockholders of such change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a general release to the public.

   We confirm to you that if we make a material change in the terms of our offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required under the Exchange Act. If, prior to the expiration date, we change the percentage of Laser Power shares being sought or the consideration offered to you, that change will apply to all holders whose Laser Power shares are accepted for exchange pursuant to our offer. If at the time notice of that change is first published, sent or given to you, the offer is scheduled to expire at any time earlier than the tenth business day from and including the date that such notice is first so published, sent or given, we will extend the offer until the expiration of that ten business-day period. For purposes of our offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 A.M. through 12:00 midnight, Eastern time.

   We may, although we do not currently intend to, elect to provide a subsequent offering period of 3 to 20 business days after the acceptance of Laser Power shares in the offer if the requirements under Exchange Act Rule 14d-11 have been met. If we elect to provide a subsequent offering period, we will notify you by issuing a press release at least 5 business days before the expiration date and filing that press release with the SEC. You will not have the right to withdraw Laser Power shares that you tender in the subsequent offering period, if any.

Exchange of Laser Power Shares; Delivery of II-VI Common Stock and Cash

   Upon the terms and subject to the conditions of our offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept for exchange, and will exchange, Laser Power shares validly tendered and not withdrawn as promptly as practicable after the expiration date. In addition, subject to applicable rules of the SEC, we expressly reserve the right to delay acceptance for exchange or the exchange of Laser Power shares in order to comply with any applicable law. In all cases, exchange of Laser Power shares tendered and accepted for exchange pursuant to the offer will be made only after timely receipt by the exchange agent of certificates for those Laser Power shares (or a confirmation of a book-entry transfer of those Laser Power shares in the exchange agent's account at The Depository Trust Company (which we refer to as the "DTC")), a properly completed and duly executed letter of transmittal (or a manually signed facsimile of that document) and any other required documents.

   For purposes of the offer, we will be deemed to have accepted for exchange Laser Power shares validly tendered and not withdrawn as, if and when we notify the exchange agent of our acceptance of the tenders of those Laser Power shares pursuant to the offer. The exchange agent will deliver cash and II-VI common stock in exchange for Laser Power shares pursuant to the offer and cash instead of fractional shares of II-VI common stock as soon as practicable after receipt of such notice. The exchange agent will act as agent for tendering stockholders for the purpose of receiving II-VI common stock and cash (including cash to be paid instead of fractional shares of II-VI common stock) from us and transmitting such stock and cash to you. You will not receive any interest on any cash that we pay you, even if there is a delay in making the exchange.

   If we do not accept any tendered Laser Power shares for exchange pursuant to the terms and conditions of the offer for any reason, or if certificates are submitted for more Laser Power shares than are tendered, we will return certificates for such unexchanged Laser Power shares without expense to the tendering stockholder or, in the case of Laser Power shares tendered by book-entry transfer of such Laser Power shares into the exchange agent's account at DTC pursuant to the procedures set forth below under the discussion entitled "Procedure for Tendering," those Laser Power shares will be credited to an account maintained within DTC, as soon as practicable following expiration or termination of the offer.

   Because the market price of II-VI common stock may fluctuate prior to the completion of the offer, the value of the shares of II-VI common stock that holders of Laser Power common stock will receive in the offer may increase or decrease prior to and following the offer.

Cash Instead of Fractional Shares of II-VI Common Stock

   We will not issue certificates representing fractional shares of our common stock pursuant to the offer. Instead, each tendering stockholder who would otherwise be entitled to a fractional share of our common stock will receive cash in an amount equal to such fraction (expressed as a decimal and rounded to the nearest .01 of a share) multiplied by the closing price for shares of our common stock on the Nasdaq National Market on the date that we accept those Laser Power shares for exchange.

Withdrawal Rights

   Your tender of Laser Power shares pursuant to the offer is irrevocable, except that, other than during a subsequent offering period, Laser Power shares tendered pursuant to the offer may be withdrawn at any time prior to the expiration date, and, unless we previously accepted them pursuant to the offer, may also be withdrawn at any time after September 11, 2000. If we elect to provide a subsequent offering period under Exchange Act Rule 14d-11, you will not have the right to withdraw Laser Power shares that you tender in the subsequent offering period.

   For your withdrawal to be effective, the exchange agent must receive from you a written telex or facsimile transmission notice of withdrawal at one of its addresses set forth on the back cover of this prospectus, and your notice must include your name, address, social security number, the certificate number(s) and the number of Laser Power shares to be withdrawn as well as the name of the registered holder, if it is different from that of the person who tendered those Laser Power shares.

   A financial institution must guarantee all signatures on the notice of withdrawal. Most banks, savings and loan associations and brokerage houses are able to effect these signature guarantees for you. The financial institution must be a participant in the Securities Transfer Agents Medallion Program, an "eligible institution," unless those Laser Power shares have been tendered for the account of any eligible institution. If Laser Power shares have been tendered pursuant to the procedures for book-entry tender discussed under the caption entitled "Procedure for Tendering," any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Laser Power shares and must otherwise comply with DTC's procedures. If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the Laser Power shares withdrawn must also be furnished to the exchange agent, as stated above, prior to the physical release of such certificates. We will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in our sole discretion, and our decision shall be final and binding.

   Neither we, the exchange agent, the Information Agent, the Dealer Manager nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification. Any Laser Power shares properly withdrawn will be deemed not to have been validly tendered for purposes of our offer. However, you may retender withdrawn Laser Power shares by following one of the procedures discussed under the captions entitled "Procedure for Tendering" or "Guaranteed Delivery" at any time prior to the expiration date.

   If you withdraw any of your Laser Power shares, you automatically withdraw the associated Laser Power rights. You may not withdraw Laser Power rights unless you also withdraw the associated Laser Power shares.

Procedure For Tendering

   For you to validly tender Laser Power shares and the associated preferred stock purchase rights pursuant to the offer, (a) a properly completed and duly executed letter of transmittal (or manually executed facsimile of that document), along with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must be transmitted to and received by the exchange agent at one of its addresses set forth on the back cover of this prospectus, and certificates for tendered Laser Power shares must be received by the exchange agent at such address or those Laser Power shares must be tendered pursuant to the procedures for book-entry tender set forth below (and a confirmation of receipt of such tender received (we refer to this confirmation below as a "book-entry confirmation")), in each case before the expiration date, or (b) you must comply with the guaranteed delivery procedures set forth below.

   The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Laser Power shares and, if applicable, Laser Power rights, which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce that agreement against such participant.

   The exchange agent will establish accounts with respect to the Laser Power shares at DTC for purposes of the offer within two business days after the date of the mailing of this preliminary prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the Laser Power shares by causing DTC to transfer such Laser Power shares into the exchange agent's account in accordance with DTC's procedure for such transfer. However, although delivery of Laser Power shares may be effected through book-entry at DTC, the letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth on the back cover of this prospectus prior to the expiration date, or the guaranteed delivery procedures described below must be followed. We cannot assure you, however, that book-entry delivery of Laser Power rights will be available. If book-entry delivery is not available, you must tender Laser Power rights by means of delivery of Laser Power rights certificates or pursuant to the guaranteed delivery procedure set forth below.

   Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which Laser Power shares are tendered either by a registered holder of Laser Power shares who has not completed the box entitled "Special Issuance Instructions" on the letter of transmittal or for the account of an eligible institution.

   If the certificates for Laser Power shares or Laser Power rights (if any) are registered in the name of a person other than the person who signs the letter of transmittal, or if certificates for unexchanged Laser Power shares or Laser Power rights (if any) are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed in the manner we have described above.

   The method of delivery of Laser Power share certificates and all other required documents, including delivery through DTC, is at your option and risk, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to ensure timely delivery.

   To prevent backup federal income tax withholding with respect to cash received pursuant to our offer, you must provide the exchange agent with your correct taxpayer identification number and certify whether you are subject to backup withholding of federal income tax by completing the substitute form W-9 included in the letter of transmittal. Some stockholders (including, among others, all corporations and some foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the stockholder must submit a form W-8, signed under penalties of perjury, attesting to that individual's exempt status.

Guaranteed Delivery

   If you wish to tender Laser Power shares pursuant to our offer and your certificates are not immediately available or you cannot deliver the certificates and all other required documents to the exchange agent prior to the expiration date or cannot complete the procedure for book-entry transfer on a timely basis, your Laser Power shares may nevertheless be tendered, so long as all of the following conditions are satisfied:

  (i) you make your tender by or through an eligible institution;

  (ii) a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by us, is received by the exchange agent as provided below on or prior to the expiration date; and

  (iii) the certificates for all tendered Laser Power shares (or a confirmation of a book-entry transfer of such securities into the exchange agent's account at DTC as described above), in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an agent's message) and all other documents required by the letter of transmittal are received by the exchange agent within three Nasdaq trading days after the date of execution of such notice of guaranteed delivery.

   You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail to the exchange agent and you must include a guarantee by an eligible institution in the form set forth in that notice.

   In all cases, we will exchange Laser Power shares tendered and accepted for exchange pursuant to our offer only after timely receipt by the exchange agent of certificates for Laser Power shares (or timely confirmation of a book-entry transfer of such securities into the exchange agent's account at DTC as described above), properly completed and duly executed letter(s) of transmittal (or a manually signed facsimile(s) thereof), or an agent's message in connection with a book-entry transfer, and any other required documents.

   By executing a letter of transmittal as set forth above, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your Laser Power shares tendered and accepted for exchange by us and with respect to any and all other Laser Power shares and other securities issued or issuable in respect of the Laser Power shares on or after August 11, 2000. That appointment is effective, and voting rights will be affected, when and only to the extent that we deposit the shares of our common stock and the cash consideration for Laser Power shares that you have tendered with the exchange agent. All such proxies shall be considered coupled with an interest in the tendered Laser Power shares and therefore shall not be revocable. Upon the effectiveness of such appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies (and, if given, they will not be deemed effective). Our designees will, with respect to the Laser Power shares for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of Laser Power's stockholders or otherwise. We reserve the right to require that, in order for Laser Power shares to be deemed validly tendered, immediately upon our exchange of those Laser Power shares, we must be able to exercise full voting rights with respect to such Laser Power shares.

   We will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Laser Power shares, in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of Laser Power shares that we determine are not in proper form or the acceptance of or exchange for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of our offer (other than the regulatory approvals condition and the conditions relating to the absence of an injunction and the effectiveness of the registration statement for II-VI shares to be issued in our offer), or any defect or irregularity in the tender of any Laser Power shares. No tender of Laser Power shares will be deemed to have been validly made until all defects and irregularities in tenders of Laser Power shares have been cured or waived. Neither we, the exchange agent, the Information Agent, the Dealer Manager nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any Laser Power shares or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of our offer (including the letter of transmittal and instructions thereto) will be final and binding.

   The tender of Laser Power shares and Laser Power rights (if any) pursuant to any of the procedures described above will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer.

Material Federal Income Tax Consequences

   The following describes the material United States federal income tax consequences to Laser Power stockholders that exchange Laser Power common stock for II-VI common stock and cash pursuant to the offer and the merger. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be applicable to Laser Power stockholders in light of their particular circumstances or to Laser Power stockholders subject to special treatment under United States federal income tax law (including, without limitation, partnerships, foreign persons who may be subject to tax under the provisions of the Foreign Investment in Real Property Tax Act of 1980, certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, traders in securities that elect to apply a mark-to-market method of accounting, certain U.S. expatriates, persons that hold

Laser Power common stock as part of a straddle, hedge, conversion transaction or other integrated investment, Laser Power stockholders whose functional currency is not the United States dollar and Laser Power stockholders who acquired Laser Power common stock through the exercise of employee stock options or otherwise as compensation). This discussion is limited to Laser Power stockholders that hold their Laser Power common stock as capital assets and does not consider the tax treatment of Laser Power stockholders that hold Laser Power common stock through a partnership or other pass-through entity. Furthermore, this summary does not discuss any aspect of state, local or foreign taxation or any aspect of the Foreign Investment in Real Property Tax Act of 1980.

   A Laser Power stockholder that receives II-VI common stock and cash in exchange for that stockholder's Laser Power common stock pursuant to the offer and the merger will realize gain or loss equal to the difference between (a) the sum of (i) the fair market value of the II-VI common stock and (ii) the cash received on the closing date, and (b) that stockholder's aggregate tax basis in the Laser Power common stock exchanged therefor. The recognized gain or loss will constitute a capital gain or loss. Any capital gain or loss recognized will constitute long-term capital gain or loss if the Laser Power stockholder's holding period for the Laser Power common stock exchanged is greater than one year as of the expiration date or at the effective time of the merger, as the case may be. The II-VI shares received by Laser Power stockholders in exchange for Laser Power shares pursuant to the offer or the merger will have a tax basis equal to their fair market value on the expiration date or at the effective time of the merger, as the case may be, and a new holding period beginning on the day following the applicable valuation date.

   Cash Received in Lieu of Fractional Shares. Cash received in lieu of a fractional share of II-VI common stock will be treated as received in redemption of such fractional share interest, and a Laser Power stockholder will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the II-VI common shares allocable to such fractional interest. Such gain or loss generally will constitute a capital gain or loss and will be a long-term capital gain or loss if the Laser Power stockholder's holding period in the Laser Power common stock exchanged was greater than one year as of the date of the exchange.

   Laser Power Rights. Because there is no specific binding authority that deals with securities such as the Laser Power rights, we, upon consultation with our counsel, Buchanan Ingersoll Professional Corporation, express no view with respect to the United States federal income tax treatment of the Laser Power rights becoming separately transferable apart from the Laser Power shares, the redemption of the Laser Power rights or the acquisition by II-VI of the Laser Power rights. Laser Power stockholders should consult their tax advisors as to the United States federal income tax consequences of transactions with respect to the Laser Power rights.

   The foregoing describes the material federal income tax consequences of the exchange offer and the merger. However, it does not purport to be a complete analysis of all potential federal income tax consequences of the offer and the merger. Laser Power stockholders are urged to consult their tax advisors concerning the United States federal, state, local and foreign tax consequences of the offer and the merger to them.

Purpose of Our Offer; The Merger; Appraisal Rights

   Purpose. We are making the offer in order to acquire all of the outstanding shares of Laser Power common stock and the associated preferred stock purchase rights. We intend, as soon as practicable after consummation of the offer, to have Laser Power merge with II-VI or a wholly owned subsidiary of II-VI. The purpose of the II-VI/Laser Power merger is to acquire all Laser Power shares not tendered and exchanged pursuant to the offer. In the II-VI/Laser Power merger, each then outstanding Laser Power share (except for Laser Power shares that we own for our own account) would be converted into the right to receive the same number of II-VI shares and the same amount of cash as is paid in the offer.

   Approval of the Merger. The II-VI/Laser Power merger may be consummated pursuant to Section 251 of the Delaware General Corporation Law. Assuming the minimum tender condition is satisfied and we consummate the offer, we would have sufficient voting power to effect the II-VI/Laser Power merger under
Section 251 without the vote of any other stockholder of Laser Power.

   Possible Short-Form Merger. The II-VI/Laser Power merger may be consummated pursuant to Section 253 of the Delaware General Corporation Law. Under Section 253, a parent corporation owning at least 90% of the outstanding shares of each class of a subsidiary corporation may merge the subsidiary corporation into itself without the approval of the stockholders of the parent corporation or of the board of directors or stockholders of the subsidiary corporation.

   Appraisal Rights. Although stockholders do not have appraisal rights as a result of the offer, Laser Power stockholders at the time of the II-VI/Laser Power merger who do not vote in favor of the II-VI/Laser Power merger will have the right under the Delaware General Corporation Law to dissent and demand appraisal of their Laser Power shares in accordance with Section 262 of the Delaware General Corporation Law. Under Section 262, dissenting stockholders who comply with the applicable statutory procedures will be entitled to receive a judicial determination of the fair value of their Laser Power shares (exclusive of any element of value arising from the accomplishment or expectation of the II-VI/Laser Power merger) and to receive payment of such fair value in cash, together with a fair rate of interest, if any. In Cede & Co. and Cinerama, Inc. v. Technicolor, Inc., the Supreme Court of the State of Delaware construed Section 262 of the Delaware General Corporation Law and held that the "accomplishment or expectation" exclusion from the calculation of fair value set forth in the preceding sentence is narrow and is designed to eliminate use of pro forma data and projections of a speculative variety relating to the completion of a merger. The court held that it is appropriate to include in the calculation of fair value any known elements of value, including those elements of value which exist on the date of the merger because of a majority acquiror's interim action in a two-step cash-out transaction. We cannot assure you as to the methodology a court would use to determine fair value or how a court would select which of the elements of value are to be included in such a determination. Any such judicial determination of the fair value of Laser Power shares could be based upon factors other than, or in addition to, the price per Laser Power share to be paid in the II-VI/Laser Power merger or the market value of the Laser Power shares. The value so determined could be more or less than the price per Laser Power share to be paid in the II-VI/Laser Power merger.

   Rule 13e-3 of the General Rules and Regulations under the Exchange Act, which we do not believe would apply to the II-VI/Laser Power merger if the II-VI/Laser Power merger occurred within one year of consummation of our offer, would require, among other things, that some financial information concerning Laser Power, and some information relating to the fairness of the proposed transaction and the consideration offered to stockholders of Laser Power therein, be filed with the SEC and disclosed to you prior to consummation of the II-VI/Laser Power merger.

   Upon consummation of our offer, we intend to take appropriate actions to optimize the combined entities' assets, operations, management, personnel, general and administrative functions and corporate structure. Except as we have otherwise discussed elsewhere in this prospectus, we do not have any plans or proposals right now that would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation, or sale of a material amount of assets, involving Laser Power or any of its subsidiaries, or any material changes in Laser Power's corporate structure or business, or any change in its management.

Conditions of Our Offer

   Our offer is subject to a number of conditions. These conditions (unless dependent on the receipt of necessary government approval) must be satisfied or waived prior to the expiration of the offer and are described below:

   Minimum Tender Condition. There must be validly tendered and not withdrawn, prior to the expiration of the offer, a number of Laser Power shares and the associated preferred stock purchase rights, which, together with the shares of Laser Power common stock beneficially owned by II-VI will constitute at least a majority of the total number of outstanding Laser Power shares on a fully diluted basis (as though all options or other securities convertible into or exercisable or exchangeable for Laser Power shares had been so converted, exercised or exchanged) as of the date that we accept the Laser Power shares for exchange pursuant to our offer.

   Registration Statement Effectiveness Condition. The registration statement on Form S-4 of which this prospectus is a part must have become effective under the Securities Act and not be the subject of any stop order or proceedings seeking a stop order.

   Blue Sky Condition. II-VI must receive all necessary state securities law or "blue sky" authorizations.

   Nasdaq National Market Listing Condition. The shares of II-VI common stock issuable to Laser Power stockholders in the offer and the merger must have been authorized for quotation on the Nasdaq National Market.

   Regulatory Approval Condition. II-VI must receive official notice of all required regulatory approvals.

   No Material Adverse Effect Condition. Laser Power must not breach any covenant, representation or warranty in a material manner and there must not have occurred an event that has had of could reasonably be expected to have a material adverse effect on Laser Power.

   Certain Other Conditions Of The Offer. Our offer is also subject to the following conditions, none of which shall have occurred prior to the expiration date:

  (i) any action, instituted, pending or proceeding, by any governmental entity before any court of competent jurisdiction or governmental entity: (A) challenging or seeking to, or which would reasonably be expected to make, illegal, impede, materially delay or otherwise directly or indirectly restrain or prohibit the offer or the merger;
         (B) seeking to prohibit or materially limit the ownership or operation by II-VI of all or any material portion of the business or assets of Laser Power and Laser Power subsidiaries taken as a whole or to compel II-VI to dispose of or hold separately all or any material portion of the business or assets of II-VI and the II-VI subsidiaries taken as a whole or Laser Power and Laser Power subsidiaries taken as a whole, or seeking to impose any limitation on the ability of II-VI to conduct its business or own such assets;
         (C) seeking to impose limitations on the ability of II-VI effectively to exercise full rights of ownership of the shares of Laser Power common stock, including, without limitation, the right to vote any shares of Laser Power common stock acquired or owned by II-VI on all matters properly presented to Laser Power's stockholders; (D) seeking to require divestiture by II-VI of any shares of Laser Power common stock; or (E) seeking any material diminution in the benefits expected to be derived by II-VI as a result of the transactions contemplated by the offer or the merger;

  (ii) any action has been taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction proposed, enacted, enforced, promulgated, amended or issued and applicable to or deemed applicable to: (A) II-VI, Laser Power or any wholly owned subsidiary of II-VI or Laser Power; or (B) the offer or the merger, by any legislative body, court or governmental entity to the offer, this registration statement or the merger that would reasonably be expected to result directly or indirectly in any of the consequences referred to in paragraph (i) above;

  (iii) there has been: (A) any general suspension of trading in, or limitation on prices for, securities on any United States securities exchange or in any United States over-the-counter market, for a period in excess of three hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions); (B) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (C) any material limitation (whether or not mandatory) by any United States federal or United States state or governmental authority or agency on, the extension of credit by banks or other financial institutions; or (D) in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof;

  (iv) any representation or warranty of Laser Power contained in the merger agreement that: (A) is qualified as to material adverse effect is not true and correct as of the date of consummation of the offer as though made on or as of such date (other than representations and warranties which by their terms address matters as of another specified date, which shall be true and correct as of such other specified date); or (B) is not qualified as to material adverse effect is not true and correct (except where the failure of any such representation or warranty referred to in this clause (C) to be so true and correct would not, in the aggregate, have a material adverse effect on Laser Power), as of the date of consummation of the offer as though made on or as of such date (other than representations and warranties which by their terms address matters as of another specified date, which shall be true and correct as of such other specified date);

  (v)  the merger agreement has been terminated in accordance with its terms;
       or

  (vi) since the date of the merger agreement, there has occurred an event, change, effect or development which would reasonably be expected to have a material adverse effect; which, in the reasonable judgment of II-VI, in any such case and regardless of the circumstances (including any action or inaction by II-VI) giving rise to any such condition, makes it inadvisable to proceed with the offer and/or with such acceptance for payment of, or payment for, the Laser Power common stock.

Certain Effects of the Offer

   Reduced Liquidity; Possible Delisting. The tender of Laser Power shares pursuant to the offer will reduce the number of holders of Laser Power shares and the number of Laser Power shares that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining Laser Power shares held by the public.

   Laser Power shares are listed and traded on the Nasdaq National Market. Depending on the number of Laser Power shares acquired pursuant to the offer, following consummation of the offer, Laser Power shares may no longer meet the requirements of the Nasdaq National Market for continued listing. For example, published guidelines of the Nasdaq National Market indicate that the Nasdaq National Market would consider delisting the outstanding Laser Power shares if, among other things: (i) fewer than 750,000 shares of Laser Power common stock are publicly held; (ii) the market value of the publicly held Laser Power shares is less than $5 million; (iii) Laser Power has net tangible assets of less than $4 million; (iv) Laser Power has fewer than 400 shareholders of round lots; or (v) the minimum bid price per share of Laser Power common stock falls below $1.00.

   According to Laser Power, there were, as of July 1, 2000, approximately 9,701,421 Laser Power common shares outstanding, held by approximately 3,000 beneficial owners of record.

   If the Nasdaq National Market were to delist the Laser Power shares, including after the exchange of shares in the offer but prior to the merger, the market for them could be adversely affected. It is possible that Laser Power shares would be traded on other securities exchanges or in the over-the-counter market, and that price quotations would be reported by such exchanges or by other sources. The extent of the public market for the Laser Power shares and the availability of such quotations would, however, depend upon the number of holders and/or the aggregate market value of the Laser Power shares remaining at such time, the interest in maintaining a market in the Laser Power shares on the part of securities firms, the possible termination of registration of Laser Power shares under the Exchange Act, as described below, and other factors.

   Registration Under the Exchange Act. Laser Power shares are currently registered under the Exchange Act. Laser Power can terminate that registration if the outstanding shares are not listed on a national securities exchange and if there are fewer than 300 holders of record of Laser Power shares. Termination of registration of the Laser Power shares under the Exchange Act would reduce the information that Laser Power must furnish to its stockholders and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with stockholders meetings pursuant to Section 14(a) and the related requirement of furnishing an annual report to stockholders, no longer applicable with respect to Laser Power shares. Furthermore, the ability of "affiliates" of Laser Power and persons holding "restricted securities" of Laser Power to dispose of such securities pursuant to Rule 144 under the Securities Act may be impaired or eliminated. If registration of the shares under the Exchange Act were terminated, they would no longer be eligible for Nasdaq National Market listing or for continued inclusion on the Federal Reserve Board's list of "margin securities."

Source and Amount of Funds

   We expect to obtain the funds necessary to finance the offer from borrowings under the credit facility described below. The offer is not conditioned upon any financing being obtained.

   We have received a commitment letter from PNC Bank, N.A. to provide financing that will be, together with our existing cash resources, sufficient to consummate the offer and the merger, to pay related costs and expenses and to refinance or payoff certain existing indebtedness of Laser Power. This commitment is subject to a number of conditions including, among other things, completion of satisfactory due diligence by PNC Bank and the execution of a definitive credit agreement.

   PNC Bank has provided a term sheet to II-VI setting forth the terms on which it will lend up to $25 million of additional financing for the acquisition of Laser Power and to restructure II-VI's existing credit facility.

Relationships With Laser Power

   Except as set forth herein, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Laser Power, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties of loss or the giving or withholding of proxies.

   On June 27, 2000, Laser Power sold II-VI a supply of Germanium, a raw material utilized by both Laser Power and II-VI in their respective manufacturing processes, pursuant to a purchase order from II-VI on commercially reasonable terms. The Germanium sold by Laser Power was excess stock and is not expected to have any adverse impact on Laser Power's work in progress.

   As of the date of this document, II-VI beneficially owns 1,252,100 shares of Laser Power common stock, of which 1,250,000 shares were purchased from Proxima Corporation on September 21, 1999. Proxima was a party to a registration rights agreement with Laser Power and Union Miniere. Under that agreement, Proxima had certain registration rights with respect to such shares. Proxima assigned its registration rights with respect to such shares by way of an assignment and assumption agreement dated as of Sepember 21, 1999.

Fees and Expenses

   If you are the record owner of your shares and you tender your shares in the offer, you will not have to pay brokerage fees or incur similar expenses. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

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

   II-VI retained ING Barings LLC to act as the Dealer Manager in connection with the offer and to provide certain financial advisory services to II-VI in connection with the offer and the merger. ING Barings will receive customary compensation for these services and will be reimbursed for out-of-pocket expenses, including reasonable expenses of counsel and other advisors. We will indemnify ING Barings and related persons against certain liabilities and expenses in connection with its services as the Dealer Manager and financial advisor, including certain liabilities and expenses under the federal securities laws. From time to time, ING Barings and its affiliates may actively trade the securities of II-VI and Laser Power for their own account or for the accounts of customers and, accordingly, may hold a long or short position in such securities.

   II-VI retained PNC Capital Markets to assist in pursuing the acquisition of Laser Power and to provide certain financial advisory services to II-VI in connection with the offer. PNC Capital Markets will receive customary compensation for these services and will be reimbursed for out-of-pocket expenses, including reasonable expenses of counsel. We will indemnify PNC Capital Markets and related persons against certain liabilities and expenses in connection with its services.

   II-VI retained Morrow & Co., Inc. as Information Agent in connection with the offer. The Information Agent may contact holders of Laser Power shares by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee stockholders to forward material relating to the offer to beneficial owners of Laser Power shares. II-VI will pay the Information Agent reasonable and customary compensation for these services in addition to reimbursing the Information Agent for its reasonable out-of-pocket expenses. II-VI will indemnify the Information Agent against certain liabilities and expenses in connection with the offer, including certain liabilities under the U.S. federal securities laws.

   In addition, II-VI have retained American Stock Transfer & Trust as the Exchange Agent. II-VI will pay the Exchange Agent reasonable and customary compensation for its services in connection with the offer, will reimburse the Exchange Agent for its reasonable out-of-pocket expenses and will indemnify the Exchange Agent against certain liabilities and expenses, including certain liabilities under the U.S. federal securities laws.

Accounting Treatment

   The business combination will be accounted for as a "purchase," as such term is used under generally acceptable accounting principles, for accounting and financial reporting purposes. Laser Power will be treated as the acquired corporation for such purposes. Laser Power's assets, liabilities and other items will be adjusted to their estimated fair value on the closing date of the combination and combined with the historical book values of the assets and liabilities of II-VI. Applicable income tax effects of such adjustments will be included as a component of II-VI's deferred tax assets or liabilities. The difference between the estimated fair value of the assets, liabilities and other items (adjusted as discussed above) and the purchase price will be recorded as an intangible asset and amortized against II-VI's earnings over a fifteen year period following completion of the combination. For further information concerning the amount of goodwill to be recorded in connection with the combination and the amortization thereof, see Note (e) of Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements on page 87.

   II-VI has prepared the Unaudited Pro Forma Condensed Consolidated Financial Statements contained in this prospectus using the purchase method of accounting. See "Unaudited Pro Forma Condensed Consolidated Financial Statements" on page 83.

Stock Exchange Listing

   Our common stock is listed on the Nasdaq National Market under the Symbol "IIVI". We will make an application to list on the Nasdaq National Market the common stock that we will issue pursuant to our offer.

                              THE MERGER AGREEMENT

   The following description of the merger agreement, as amended, describes the material terms of the agreement but does not purport to describe all the terms of the agreement. The complete text of the merger agreement is attached as Annex A and the amendment is attached as Annex B to this prospectus and both are incorporated by reference herein. All stockholders are urged to read the merger agreement in its entirety because it is the legal document that governs the offer and the merger.

THE OFFER

   The merger agreement provides that II-VI and II-VI Acquisition, a wholly owned subsidiary of II-VI formed for the purpose of facilitating the acquisition of Laser Power, will commence the offer at the offer price as promptly as reasonably practicable and no later than ten (10) business days after the date of the merger agreement. II-VI Acquisition's obligation to accept for payment and to pay for any shares tendered pursuant to the offer will be subject only to the tender offer conditions.

   Subject to the terms of the merger agreement, II-VI and II-VI Acquisition have expressly reserved the right to modify the terms of the offer, including the right to extend the offer beyond the scheduled expiration date or to waive any tender offer condition.

   The merger agreement prohibits II-VI and II-VI Acquisition, without written consent of Laser Power, from: (i) reducing the number of shares of Laser Power common stock to be purchased pursuant to the offer; (ii) reducing the offer price; (iii) imposing any additional conditions to the offer; (iv) changing the form of consideration payable in the offer; (v) making any change to the terms of the offer; (vi) extending the expiration date of the offer beyond the twentieth (20th) business day after commencement of the offer except (A) as required by applicable law and (B) that if any condition to the offer has not been satisfied, II-VI Acquisition may extend the expiration date for one or more periods, each not to exceed twenty (20) business days and in no event later than the termination date; (vii) waiving the minimum condition as described in Annex A of the merger agreement; or (viii) waiving the tender offer condition relating to the expiration of the waiting period under the Hart Scott Rondino Act or any other tender offer condition.

Extension of the Offer

   The merger agreement provides that, at the request of Laser Power, II-VI may extend the expiration date of the offer for one or more periods, each period not longer than twenty (20) days, and in no event later than the termination date, if the conditions to the offer are not met before the expiration date of the offer. Additionally, the merger agreement provides that if Laser Power announces to its stockholders a neutral position with respect to any third-party acquisition proposal, II-VI will, at the request of Laser Power, extend the expiration date of the offer to ten (10) business days after the date of Laser Power's announcement of the neutral position.

THE MERGER

The Merger

   The merger agreement provides that II-VI Acquisition will be merged with and into Laser Power as soon as practicable following the satisfaction or waiver of the conditions set forth in the merger agreement, in accordance with Delaware General Corporation Law.

Conversion of Shares

   Under the terms of the merger agreement, at the closing of the merger, each share of Laser Power's common stock will be converted into the right to receive the same amount of cash, without interest, and the same fraction of a share of II-VI common stock paid that was paid in the offer. At the time the merger becomes effective, all shares of Laser Power's common stock that are owned by Laser Power as treasury stock will be canceled and will cease to exist and no merger consideration will be delivered in exchange for the treasury stock. Each share of common stock of II-VI Acquisition issued and outstanding on the effective date of the merger will be converted into and exchanged for one share of Laser Power's common stock.

Payment of Merger Consideration for Company Common Stock

   The merger agreement provides that, at the time the merger becomes effective, the surviving corporation will irrevocably deposit or cause to be deposited with the disbursing agent, a bank or trust company, designated by the surviving corporation as agent for the holders of Laser Power's common stock, II-VI common stock and cash in the aggregate amount required to pay the merger consideration. The II-VI common stock and cash will be held in trust for the benefit of the holders of Laser Power's common stock, pending distribution of the II-VI common stock and cash deposited with the disbursing agent. The agreement provides that the surviving company may direct the disbursing agent to invest the cash, providing certain requirements are met.

Dissenting Shares

   The merger agreement provides that dissenting shares will not be converted into a right to receive the merger consideration. Each holder of dissenting shares who becomes entitled to payment for such shares will receive payment from the surviving corporation, in accordance with Delaware General Corporation Law.

Stock Options

   The merger agreement provides that each option that either has an exercise price greater than the merger consideration or is not vested and exercisable as of the time the merger becomes effective will be canceled. The merger agreement provides that immediately prior to the time the merger becomes effective, all other outstanding options that are vested and exercisable will be canceled and the holders will receive a cash payment from Laser Power. The cash payment will be equal to the product of: (i) the total number of shares previously subject to such option; and (ii) the excess of (A) the merger consideration that would be paid with respect to each share of company common stock subject to such option over (B) the exercise price per share of company common stock subject to such option.

Fractional Shares

   The merger agreement provides that no certificates representing fractional shares of II-VI common stock will be issued in exchange for shares of Laser Power common stock in connection with the merger.

THE SURVIVING CORPORATION

Certificate of Incorporation and Bylaws

   The certificate of incorporation and bylaws of II-VI Acquisition will be the certificate of incorporation and bylaws of the surviving corporation until amended.

Directors and Officers

   Until successors are elected, the directors of the surviving corporation will be: (i) three II-VI designees, including one outside director; (ii) two officers of II-VI Acquisition; and (iii) one additional outside director appointed by II-VI and II-VI Acquisition.


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

Representations and Warranties

   The merger agreement contains customary representations and warranties relating to each of the parties and their ability to consummate the offer and the merger. All representations and warranties of each party expire at closing. The following representations and warranties made by Laser Power are of note:

Delaware Section 203. The Laser Power Board of Directors has resolved, pursuant to 203(a)(1) of the Delaware General Corporation Law, that Section 203 of the Delaware General Corporation Law will be inapplicable to the merger and the transactions under the merger agreement, as it may be amended from time to time. A complete and correct copy of such resolutions has been delivered to II-VI and II-VI Acquisition.

Rights Agreement. Laser Power has taken all necessary action to amend its rights agreement to the effect that:

  . the rights agreement is inapplicable to the acquisition by II-VI Acquisition of Laser Power shares of common stock;

  . neither II-VI nor II-VI Acquisition is considered an acquiring person pursuant to the merger agreement or consummation of the offer, merger, or other transaction under the merger agreement; and

  . provisions of the rights agreement will not be triggered upon consummation of the offer, merger, or other transaction under the merger agreement.

COVENANTS OF II-VI AND II-VI ACQUISITION AND LASER POWER

Reasonable Best Efforts

   The merger agreement provides that each of II-VI, II-VI Acquisition and Laser Power will use reasonable best efforts to take all actions necessary, proper, or advisable to complete the transactions outlined in the merger agreement, as well as to refrain from taking any action that would impair such party's ability to complete the transactions outlined in the merger agreement.

Conduct of Laser Power Pending Merger

   The merger agreement obligates Laser Power, until the closing of the merger, to conduct its operations in the ordinary and usual course of business and consistent with past practice. Laser Power is obligated to use reasonable best commercial efforts to: (i) preserve its present business organization; (ii) maintain all required material federal, state, and local permits; (iii) keep available services of key officers and employees; and (iv) maintain satisfactory relationships with individuals with whom it has material business relationships. The merger agreement expressly restricts Laser Power from engaging in certain material transactions, without prior written consent of II-VI and II-VI Acquisition. These transactions include but are not limited to: changes in its amended and restated organizational documents; purchases and sales of assets; sale or redemption of outstanding securities; adoption or amendment of agreements, trusts, plans, or other arrangements for the benefit and welfare of directors, officers, and any classes of employees; revaluation in any material respect of any of its assets; payment, discharge, or satisfaction of any material claims, liabilities, or obligations other than in the ordinary course of business and consistent with past practice; changes in accounting methods; adoption of plans of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization; or alteration in the corporate structure of ownership of any subsidiary.

Other Potential Acquirers

   The merger agreement provides that, except in the circumstances described below, Laser Power will not directly or indirectly encourage, solicit, or engage in or provide non-public information with regard to any subsequent third-party acquisition. Nothing will prevent the Board of Directors of Laser Power from: (i) making any disclosure required under applicable law; and (ii) conducting due diligence inquiries the board of directors in its good faith judgment and upon the advice of legal counsel undertakes in order to comply with its fiduciary duties. Laser Power will immediately notify II-VI and II-VI Acquisition upon receipt of any proposal or inquiry concerning a third-party acquisition and any material developments concerning same.

TERMINATION OF THE MERGER AGREEMENT

Termination By Mutual Agreement

   The merger agreement, the offer, and the merger may be terminated at any time prior to closing of the merger by mutual written consent of Laser Power and of II-VI and II-VI Acquisition.

Termination By Either Laser Power or II-VI Acquisition

   The merger agreement may be terminated by either Laser Power or II-VI Acquisition if the offer has not been consummated within 120 days of the date of the merger agreement, provided that:

  (1) the party exercising the right of termination is not in material breach of its obligations under the merger agreement; and

  (2) the sole condition to the merger that remains unsatisfied is not the consent, authorization, or approval of a governmental authority, in which case the termination date may be extended for an additional thirty (30) days.

Termination By Either Laser Power or II-VI and II-VI Acquisition

   The merger agreement may be terminated by either Laser Power or II-VI and II-VI Acquisition at any time prior to consummation of the offer, if:

  (1) II-VI or II-VI Acquisition (in the case of termination by Laser Power) or Laser Power (in the case of termination by II-VI and II-VI Acquisition) has materially breached covenants or obligations under the merger agreement, subject to the opportunity where possible, to cure the breach within 15 days;

  (2) II-VI or II-VI Acquisition (in the case of termination by Laser Power) or Laser Power (in the case of termination by II-VI and II-VI Acquisition) has made materially incorrect representations or warranties at any time prior to closing, subject to an opportunity where possible to cure the breach within 15 days; or

  (3) any governmental authority has issued a final order, decree, or ruling or has taken any other final action restraining, ordering, or otherwise prohibiting the closing of the offer or the merger, and such final order, decree, or ruling or other action shall have become nonappealable.

Termination By II-VI and II-VI Acquisition

   The merger agreement may be terminated by II-VI and II-VI Acquisition if:

  (1) at any time prior to the closing of the offer, the Laser Power board of directors withdraws, modifies, or changes its approval or recommendation of the agreement or merger in a manner adverse to II-VI and II-VI Acquisition, or approves a third-party acquisition;

  (2)  a third-party acquisition takes place;

  (3) Laser Power or any of its officers, directors, employees, representatives, or agents encourages, solicits, or engages in discussions or negotiations or provides non-public information regarding a subsequent third party acquisition; or

  (4) at any time prior to the closing of the offer, the offer terminates or expires without II-VI Acquisition having purchased any shares and II-VI Acquisition is neither required to accept and pay for the shares nor to extend the expiration date of the offer, provided that neither II-VI nor II-VI Acquisition is in material breach of the merger agreement.

Termination By Laser Power

   The merger agreement may be terminated by Laser Power if:

  (1) at any time prior to the closing of the offer, Laser Power approves a superior proposal that the Laser Power board of directors in its good faith judgment and upon the advice of outside legal counsel approves or recommends, or in consideration of same, withdraws its recommendation of the contemplated transaction, in order to comply with its fiduciary duties; provided that Laser Power may not exercise this right of termination unless and until: (i) II-VI and II-VI Acquisition have written notice of Laser Power's receipt of a superior proposal, the material terms of same, and the identity of the person making such superior proposal; (ii) II-VI and II-VI Acquisition fail within two (2) days of receipt of the notice of superior proposal to make an offer the Board of Directors in its good faith judgment and upon written advice of a nationally recognized financial advisor determines to be as favorable to Laser Power as the superior proposal; and (iii) Laser Power makes simultaneous payment of termination fees; or

  (2) the offer has not commenced as of the twentieth day following the date of the merger agreement; provided that such failure is not a result of
       (i) Laser Power's breach of any of its representations, warranties, covenants, or agreements, as they appear in the merger agreement or
       (ii) II-VI Acquisition's termination of the offer.

Notice of Termination of Agreement

   A party terminating the merger agreement in accordance with the above provisions must give written notice to the other party using the addresses provided in the merger agreement or otherwise furnished by the parties. A telecopy notice is effective upon receipt of a telecopy confirmation. All other methods of notice are effective upon delivery to the specified address.

Termination Fees Payable to II-VI

   If the merger agreement is terminated by II-VI and II-VI Acquisition pursuant to Sections 1, 2, and 3 of "Termination by II-VI and II-VI Acquisition," above, or by Laser Power pursuant to Section 1 of "Termination by Laser Power" above, Laser Power will immediately pay to II-VI a termination fee of $2.0 million, which fee is intended as liquidated damages to compensate for an amount that would be otherwise impossible to calculate with precision.

Termination Fees Payable to Laser Power

   II-VI will pay to Laser Power a termination fee of $2.5 million in cash promptly upon termination of the merger agreement if Laser Power has actually paid Union Miniere USA, Inc. the termination fee pursuant to the Union Miniere USA, Inc./Laser Power merger agreement and of the merger agreement terminates for any reason other than the following:

  (1) prior to the termination date, a third-party publicly announces a third-party acquisition proposal subsequent to which the minimum condition under the offer is not satisfied;

  (2) the merger agreement is terminated by II-VI and II-VI Acquisition pursuant to Section 1 of "Termination by II-VI and II-VI Acquisition," above;

  (3) the merger agreement is terminated by Laser Power or II-VI and II-VI Acquisition pursuant to Section 3 of "Termination by Laser Power or II-VI and II-VI Acquisition," above as a result of an action brought by persons other than a governmental entity; or

  (4) the merger agreement is terminated by II-VI and II-VI Acquisition pursuant to Sections 1 and 2 of "Termination by Laser Power or II-VI and II-VI Acquisition, above".

   Such termination fee will constitute liquidated damages discharging all other rights, claims, or obligations under the merger agreement.

CONDITIONS TO THE MERGER

Conditions to the Obligations of Each Party

   The obligations of Laser Power and II-VI Acquisition to consummate the merger are subject to the satisfaction of the following conditions:

  . If required by Delaware General Corporation Law, the merger agreement must be approved in accordance with Delaware Corporate Law by the affirmative vote of the holders of a majority of the voting of Laser Power common stock.

  . Any applicable waiting period under the Hart Scott Rondino Act relating to the merger will have expired or been terminated.

  . The merger registration statement must be effective. There can be no stop order issued by the SEC to suspend the effectiveness of the merger registration statement, and any proceedings initiated by the SEC in this regard must be concluded or withdrawn. All state securities or blue sky authorizations necessary to close the merger must be obtained.

  . No provision of any applicable law and no judgment, order, decree or injunction will prohibit or restrain the consummation of the merger; provided, however, that the parties will each use their reasonable best efforts to have any such judgment, order, decree or injunction vacated.

  . Representations must be obtained from the DOD under the National Industrial Society Program Regulations that after the merger II-VI will be able to operate those portions of the business of the surviving corporation that are governed by the National Industrial Security Program Regulations, either unconditionally or subject only to such conditions as are customarily imposed under the National Industrial Security Program, and are not, in the judgment of II-VI, after consultation with Laser Power, to the extent practicable, materially burdensome to II-VI and its affiliates.

  . II-VI Acquisition must have accepted for payment and paid for all shares validly tendered in the offer and not withdrawn.

Conditions to the Obligations of II-VI and II-VI Acquisition

   The obligations of II-VI and II-VI Acquisition to consummate the merger are subject to the satisfaction of the following further conditions:

  . Laser Power will have performed in all material respects all of its obligations required to be performed by it at or prior to the time the merger becomes effective, the representations and warranties of Laser Power contained in the merger agreement are true in all material respects at and as of the time the merger becomes effective (provided that representations made as of a specific date are required to be true as of such date only) as if made at and as of such time and II-VI Acquisition has received a certificate signed by the chief executive officer and the chief financial officer of Laser Power to his knowledge to the foregoing effect.

  . There will not be pending any action or proceeding by any governmental authority or any action or proceeding by any other person before any court or governmental authority that has reasonable likelihood of success seeking to: (i) make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the merger or seeking to obtain material damages; (ii) restrain or prohibit II-VI's (including its affiliates) ownership or operation of all or any material portion of the business or assets of the surviving corporation or Laser Power, or to compel II-VI or any of its affiliates to dispose of or hold separate all or any material portion of the business or assets of the surviving corporation or Laser Power; (iii) impose or confirm material limitations on the ability of II-VI or any of its affiliates to effectively control the business or operations of the surviving corporation or Laser Power or effectively to exercise full rights of ownership of the shares of Laser Power's common stock, including, without limitation, the right to vote any shares acquired or owned by II-VI or any of its affiliates on all matters properly presented to Laser Power's stockholders; or (iv) require divestiture by II-VI or any of its affiliates of any material amount of share; and no court, arbitrator or governmental authority has issued any judgment, order, decree or injunction, and there will not be any statute, rule or regulation, that, in the sole judgment of II-VI is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses of this section; provided, however, that II-VI will use its reasonable best efforts to have such judgment, order, decree or injunction vacated.

  . The parties will receive, each in form and substance satisfactory to II-VI and II-VI Acquisition, all authorizations, consents, orders and approvals of all governmental authorities and officials, including, without limitation, approvals or agreements required by the DOD under the National Industrial Security Program Regulations, and all third party consents and estoppel certificates, which II-VI and II-VI Acquisition deem necessary or desirable for the consummation of the transactions contemplated by the merger agreement or the conduct of the business of Laser Power and its subsidiaries by II-VI after the merger.

  . The merger registration statement will be effective, no stop order suspending the effectiveness of the merger registration statement will have been issued by the SEC and no proceedings for that purpose will have been initiated by the SEC that have not been concluded or withdrawn and all state securities or blue sky authorizations necessary to consummate the merger will have been obtained.

  . The aggregate number of dissenting shares will not equal 10% or more of the shares of Laser Power outstanding as of the record date for the Laser Power stock holder meeting.

  . Since the date of the merger agreement, there will not have occurred any change, event, occurrence, development or circumstance which, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse affect on Laser Power.

Conditions to the Obligations of Laser Power

   The obligation of Laser Power to consummate the merger is subject to the satisfaction of the following further conditions:

  . II-VI and II-VI Acquisition must have performed in all material respects: all of their obligations required to be performed at or prior to the time the merger becomes effective, the representations and warranties of II-VI and II-VI Acquisition contained in the merger agreement and in any certificate or other writing delivered by it must be true in all material respects at and as of the time the merger becomes effective (provided that representations made as of a specific date are required to be true as of such date only). Laser Power must have received a certificate signed by the president or any vice president of II-VI to this effect; and

  . The board of directors of Laser Power must have received advice, reasonably satisfactory to the board, from an independent advisor to the effect that these transactions are fair and reasonable to Laser Power and its stockholders.

Miscellaneous

   Amendments and Waivers. Any provision in the merger agreement may be amended or waived as long as the amendment or waiver is signed. An amendment must be signed by Laser Power and II-VI Acquisition. A waiver must be signed by the party against whom the waiver is to be effective. However, no amendment may be made which by law requires further approval by the stockholders of Laser Power without further approval of the stockholders. The merger agreement provides that failure or delay by any party in exercising any right, power or privilege will not operate as a waiver. Any single or partial exercise of any right, power or privilege will not preclude any other or further exercise of the right, power or privilege.

   Governing Law. The merger agreement is governed by and should be construed under Delaware General Corporation Law.

Tender Offer Conditions

   See "The Offer--Conditions of Our Offer."

                                 THE COMPANIES

II-VI INCORPORATED

General Description of Business

   II-VI Incorporated (pronounced "Two-Six Incorporated") develops, manufacturers and markets high technology materials and derivative products for precision use in industrial, medical, telecommunications and military/aerospace applications. Founded in 1971, we use advanced material growth technologies coupled with proprietary high precision fabrication, micro-assembly, and thin-film coating production processes. The resulting optical and optoelectronic devices are supplied to manufacturers and users of a wide variety of laser, detection and telecommunication components and systems. A key strategy is to develop and manufacture complex materials from elements of chemistry's periodic table. We focus on providing critical products to the heart of our customer's assembly lines for products such as high power laser material processing systems, fiber-optic telecommunication transmitters and receivers, and advanced medical x-ray systems. We believe we are a market leader for high power carbon dioxide and YAG laser optical elements, and x-ray and gamma ray detectors for the nuclear radiation industry.

   Our United States manufacturing operations are located in Pennsylvania and Florida, and our international production operations are based in Singapore and China. In additional to sales offices at each of our manufacturing sites, as well as Iowa and California, we have sales and marketing subsidiaries in Japan and the United Kingdom. Approximately one-half of our revenues are for product sales outside of the United States.

   Our products are key optical and optoelectronic components used in the laser, nuclear radiation detection and telecommunication industries.

  . Our laser-related products include laser gain materials for solid state lasers and many of the high precision optical elements used to focus and direct laser beams to target or work surfaces. The majority of our laser products require advanced optical materials that are internally produced. Our vertical integration from material growth, through fabrication and thin-film coating provides us with a significant competitive advantage.

  . Nuclear radiation detector products are based on the semiconductor material Cadmium Zinc Telluride (CdZnTe). These detectors are attractive due to the increased performance, reduced size, improved ruggedness and lower voltage requirements as compared to traditional technologies.

  . New products have been recently introduced for the telecommunications industry. These products, which are building blocks for next generation optical networks, demand the high precision and rigid metrology core competencies that have been developed for our laser product lines.

   We are at the forefront of advanced material growth research, development and high volume production. Over the past three years we have expanded our material growth development to include single crystal Silicon Carbide (SiC) for use in blue and green Light Emitting Diodes (LEDs), diode lasers and high performance

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

electronics. Significant progress has been made in this relatively short development period and at the present time we are working closely with potential customers to qualify our products.

Our Market Segments

   Our business is comprised of four segments:

  1) Design, manufacture and marketing of optical and electro-optical components, devices and materials for infrared, near infrared and visible light lasers and instrumentation.

  2) Manufacture and marketing of x-ray and gamma-ray detectors and components for medical, industrial, environmental and scientific instruments.

  3) Production of micro-fabricated and micro-assembled devices for telecommunications.

  4)  Development of single crystal growth and fabrication of Silicon Carbide
      (SiC) substrates for use in the manufacture of high temperature electronics and blue and green high brightness LEDs.

   Our reportable segments, in accordance with Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information", currently are optical components (which is a combination of segments 1, 3 and 4 above) and radiation detectors (which is segment 2 above).

Laser Components Market

   In recent years, dramatic increases in laser component consumption have been driven by continued worldwide proliferation of laser processing applications. Manufacturers are seeking solutions to increasingly complex demands for quality, precision, speed, throughput, flexibility, automation and cost control. High power CO\\2\\ and YAG lasers provide these benefits in a wide variety of cutting, welding, drilling, ablation, balancing, cladding, heat treating, and marking applications. For example, automobile manufacturers use lasers to facilitate rapid prototyping, production simplification, efficient sequencing, and computer control on high throughput production lines. Tailored Blank Welding is used to reduce the weight, increase the corrosion resistance and strengthen certain chassis and body parts of automobiles. The potential to weld the all aluminum car is being developed by automobile manufacturers worldwide. Manufacturers of recreation vehicles, motorcycles, lawn mowers and garden tractors cut, trim and weld metal parts with lasers to achieve flexibility, high consistency, reduced post processing and lower costs. Furniture manufacturers utilize lasers to provide easily reconfigurable, low-distortion, low-cost prototyping and production capabilities that facilitate the manufacturing of customer specified designs. On high-speed processing lines, laser marking provides automated date coding for food packaging and computer driven container identification for pharmaceuticals.

   We provide optical elements and components for both CO\\2\\ and YAG laser systems. In addition to use by original equipment manufacturers (OEMs), a replacement part aftermarket exists in support of an estimated current worldwide installed base of 90,000 industrial YAG and CO\\2\\ lasers.

Solid-State Radiation Detection Market

   Solid-state radiation detectors and components are sold primarily to companies engaged in the manufacture of medical diagnostic, medical imaging or industrial gauging equipment. In an increasing number of applications, the use of gamma- or x-ray radiation enables more rapid and accurate measurement of medical conditions or industrial quality than can be observed by other methods. Solid-state detectors based on CdZnTe, a material that recently entered the marketplace, are making inroads against older, more established technologies such as cryogenically cooled germanium detectors or sodium iodide scintillators coupled to photomultiplier tubes. CdZnTe detectors have already been substituted for the older technologies in applications where increased accuracy, simpler operation, portability and/or lower cost are required. Currently, CdZnTe is beginning to enable new medical and industrial applications not feasible with the older technologies and is now used routinely in cancer probes, bone densitometry systems and process control instruments.

   According to our best estimates, the market for solid-state radiation detectors is currently $250 million and growing at 10% per year. Digital radiography (the recording of digital x-ray images) represents the largest market segment followed in order by nuclear medicine (the detection or imaging of radioactively tagged materials in the body), industrial gauging, radiation monitoring and nuclear safeguards/non-proliferation. When CdZnTe entered the market in the mid-1990s, it could address less than 10% of the applications. Presently, we believe that the CdZnTe addressable market has grown to $50 million.

   During the next decade, the performance of CdZnTe and other solid-state detectors will be improved through additional research and development, creating the potential for digital imaging to replace x-ray film in a myriad of traditional radiography applications.

   We believe that the market for CdZnTe detectors and imagers will grow faster than the overall market rate of 10% because of several factors, including:

  . the strong migration toward "film-less" detection methods that enable the direct recording of digital images or videos which can be stored, recalled and transmitted via the Internet;

  .  the desire for lower radiation dosage;

  .  the desire for simpler, safer operation at room temperature;

  . the increasing requirement that equipment be "intrinsically safe" in environments where a spark might start a fire;

  .  the general trend towards equipment miniaturization; and

  . the need to inspect, document and control quality at additional points within the manufacturing process in a wide range of industries; for example the measurement and control of film thickness during the painting of automobile bodies.

   Equipment manufacturers increasingly desire to procure fully tested, packaged components rather than devices that must be qualified and assembled. We believe that this trend will require leading suppliers to provide products containing ever-higher levels of signal processing and, as a result, the market will place high value on suppliers having strong applications engineering capabilities and a focus on customer relationships.

Telecommunications Components

   In recent years dramatic increases in demand for multimedia information, entertainment, and voice and data communications have resulted in a corresponding increase for greater bandwidth. This has resulted in a significant increase in fiber-optic network deployment, which subsequently has created substantially increased demand for precision telecommunication optical components.

   Optical and opto-electronic materials are fabricated into telecommunication elements such as:

     .  Mirror Blocks
     .  Air Gap Etalons
     .  Waveplates
     .  Filter Taps
     .  Polarization Rotators
     .  Prisms

   In telecommunication systems certain optical components help lock the laser output wavelength to the proper channel on the telecommunication system's grid. Other optical components function as an isolator, which is a device that ensures that laser light in a fiber optic is not directed back into the source of transmission. Another component such as a prism functions as an optical multiplexer.

   To meet the insatiable bandwidth demands of the Internet world, system manufacturers are looking to merchant optical component and opto-electronic material suppliers for solutions. Current global industry capacity to produce materials, devices and components is insufficient.

Silicon Carbide Electronic Materials Market

   Silicon carbide is a wide band gap semiconductor material that offers high-temperature, high-power and high-frequency capabilities in applications that are rapidly emerging at the high-performance end of the optoelectronic, telecommunication, power distribution and transportation markets. Silicon carbide has certain inherent physical and electronic advantages over competing materials such as silicon and gallium arsenide, including the ability to operate at up to 400 degrees Centigrade (750 degrees Fahrenheit) and the capability to conduct heat away from operating devices up to twice as fast. Typically, either silicon carbide or gallium nitride layers are deposited on a silicon carbide or alternative substrate and desired optoelectronic or electronic devices are fabricated in the resulting material structure. Silicon carbide based structures are being developed and deployed for the manufacture of a wide variety of microwave and power switching devices while gallium nitride based structures are already standard in the manufacture of blue and green light emitting diodes and blue laser diodes.

   We believe that wide band gap semiconductor devices incorporating silicon carbide materials technology will penetrate a wide range of applications in the optoelectronic, telecommunication, power distribution and transportation markets during the next decade. For instance, blue and green LEDs built on silicon carbide substrates offer the promise of higher output power than devices currently built on less expensive but thermally insulating sapphire substrates. The realization of this promise will establish silicon carbide substrates as an important building block in high brightness computer driven signs or displays, in high brightness automotive lighting and in the replacement of incandescent and eventually fluorescent lighting by high power, high efficiency solid-state lamps. High power, high frequency silicon carbide microwave devices promise to rival gallium arsenide devices in telecommunication base station transmitters and silicon devices in both commercial and military air traffic radar applications. Silicon carbide high power, high-speed switching devices promise to improve the performance and reliability of motor controls in a wide variety of applications and could play a key role in the evolution of the electric car.

Our Strategy

   Our strategy is to build businesses with world-class, high technology materials capabilities at their core. Each of our current business activities follows this model: CO\\2\\ and infrared optics based on ZnSe and ZnS, near infrared and visible laser components based on YAG and YLF, and solid-state radiation detectors based on CdZnTe. Consistent with this strategy, our initiative to enter the optoelectronic and electronic substrates business is predicated on the establishment of silicon carbide capabilities. In every case, we subsequently manufacture precision parts and components from these materials using established but evolving expertise in low damage surfacing and micro fabrication, thin-film coating, and exacting metrology. A substantial portion of our business is based on long-term contracts with market leaders, which enables substantial forward planning and production efficiencies. In addition, industry leading product quality and delivery performance allows us to achieve comparatively high operating margins in major segments of our business. We intend to capitalize on the execution of this proven model and continually gain market share for laser optics and components, telecommunication devices, solid-state radiation detectors, and optoelectronic/electronic materials and substrates.

  . Continue Investment to Gain CO\\2\\ and YAG Market Share Worldwide. We continually invest in our manufacturing operations worldwide to increase production capacity. All U.S. and international manufacturing operations are being expanded. Additional materials growth capability is being added for CdZnTe, ZnSe, ZnS, YAG and YLF. A piezo-electric material is under development at our Advanced Materials Development Center in Pennsylvania. A proprietary material for telecommunication applications is under development in Florida.

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

  . Enhance Our Reputation as a Worldwide Quality and Customer Service Leader. We are committed to understanding our customers' needs and exceeding their expectations. We have established ourselves as a consistent high quality supplier of components into our customers' assembly lines. In many cases we deliver on a just in time (JIT) basis. We believe our on-time delivery record and product return rates are the best in the industries we serve via our quality mission statement, "We pledge to exceed our internal and external customer requirements through employee dedication to continuous improvement."

  . Pursue Strategic Acquisitions and Alliances. Some of the markets we participate in remain fragmented and we expect consolidation to occur over the next several years. We will pursue strategic acquisitions and alliances with companies whose products or technologies compliment our current products, expand our market coverage, increase our addressed market or create synergies with our current capabilities. We intend to identify acquisition opportunities that accelerate our access to emerging high growth segments of the markets we serve.

  . Continue Extension of Technology Leadership in the Gamma and X-ray Detector Field. We believe our eV PRODUCTS division is the leader in the manufacture of solid-state gamma and x-ray detector devices and components. Cadmium Zinc Telluride (CdZnTe) handheld probes in the medical field allow the introduction of new cancer location techniques. CdZnTe based imaging arrays are being introduced in nuclear medicine. CdZnTe is being developed for direct read digital radiography, which will allow a physician to view relevant parts of the body in real time using a fraction of the x-ray dose required with film. Our eV PRODUCTS division is working on these medical applications with market leaders worldwide. The high pressure Bridgman growth process for producing CdZnTe is a materials expertise unique to II-VI.

  .  Utilize Proven Materials Growth Expertise to Perfect Silicon Carbide
     (SiC). We are a proven provider of hard to grow materials and opto-electronic crystals. We intend to leverage our skills and experiences in commercially producing ZnSe, ZnS, CdZnTe, YAG and YLF to move rapidly forward with our SiC development program. We intend to gain market share and become the reliable second source of SiC substrates to the worldwide marketplace in the next three years. We will utilize our low damage fabrication experience and exacting metrology in achieving this position.

  . Extend Proven Fabrication, Thin-Film Coating, Assembly and Exacting Metrology Capabilities to Telecommunications Components. We are a respected supplier of waveplates, etalons, frequency doublers and other highly precise components to the YAG laser and related markets. We have recently extended our high accuracy fabrication, thin-film coating, assembly and exacting metrology expertise to the manufacture of the passive components such as: micro-waveplates, miniature air-gap etalons and micro-prisms that are critical to the performance of the receivers, transmitters and add-drop modules being deployed in the rapid expansion of fiber optic networks. We are establishing a stand-alone facility in Florida for the production of telecommunications products and will rapidly expand our capacity in response to market place demand.

Our Products

   Our products include optical, optoelectronic and electronic materials, devices and components for use in laser, detection, telecommunication and advanced electronic and optoelectronic applications. These products are sold to laser system manufacturers and end-users, manufacturers of nuclear radiation detection systems and component suppliers to the telecommunications, optoelectronic and electronic industries. Presently, the majority of our products are attributable to the sale of optical components into multiple segments of the laser industry.

Laser Components

   We supply a broad line of precision optical components such as lenses, waveplates, and mirrors to the carbon dioxide laser market. Carbon dioxide lasers are used in a wide variety of industrial processes including cutting, welding, drilling, marking and heat treating of materials such as steel alloys, non-ferrous metals, plastics, wood, paper, fiberboard, ceramics and composites. Carbon dioxide lasers are also used in cosmetic and invasive medical surgery. Our precision optical components are used to regulate the amount of laser energy, enhance the properties of the laser beam, and focus and direct laser beams to a target work surface. The optical components include both reflective and transmissive optics and are made from materials such as Zinc Selenide, Copper, Silicon and Germanium. Transmissive optics used with carbon dioxide lasers are predominately made from ZnSe. We are the largest manufacturer in the world of this optical material that provides us a significant cost advantage. We believe our Zinc Selenide production capability, high precision fabrication operations and proprietary thin film coating technology has earned us a reputation as the quality leader in this world market.

   Additionally, we supply replacement optics (under the trade name of INFRAREADY) and refurbishing services to end users of carbon dioxide lasers. Over time optics may become contaminated and must be replaced to maintain efficient laser operations. This aftermarket portion of our business continues to grow as laser applications proliferate worldwide.

   Key materials and precision optical components for YAG and other solid-state laser systems are part of our product offering. The increasing power levels and reduced operating costs of evolving YAG laser systems are enabling this technology to address new applications. YAG lasers are now used in high power application such as cutting, welding, marking and date coding. Additionally, YAG laser energy can be delivered through optical fibers, which provides high flexibility beam delivery systems.

   We supply a family of standard and custom laser gain materials and optics for industrial, medical, scientific and research YAG lasers. Our YAG laser gain materials are produced to stringent industry specifications and precisely fabricated into rods or slabs. We also refurbish YAG rods for YAG laser end users. Additionally, we offer waveplates, polarizers, lenses, prisms and mirrors for visible and near-infrared applications which are used to control or alter visible or near-infrared energy and its polarization.

Solid State Radiation Detectors

   We design, manufacture and market CdZnTe room temperature, solid state radiation detectors combined with custom designed low noise front-end electronics. New and expanding applications in industry, medicine and research are fueling increased demand for our products. Our solid-state CdZnTe nuclear radiation detectors are attractive because of their reduced size, improved ruggedness, and lower voltage requirements as compared to traditional detectors based on scintillator/photomultiplier or cooled germanium technologies.

   The use of CdZnTe hand-held probes in the medical field has enabled the introduction of new cancer location techniques, based on the injection of a radiolabeled antibody that attaches to cancer cells. This technology provides the surgeon the tools to accurately identify and remove cancerous tissue.

   CdZnTe-based imaging arrays can be used in both nuclear medical (internally emitted gamma rays) and radiography (x-rays from external source). In nuclear medicine, CdZnTe makes feasible of a new generation of gamma cameras, offering much improved position sensitivity and the ability to produce images using lower doses of injected radioactivity. In radiography, higher density CdZnTe can provide much improved sensitivity to the higher x-ray energies used in some of the newer diagnostic techniques. Direct-read digital radiography cameras are being developed which, if successful, will allow the physician to view the relevant part of the body in real time, reducing the time required for diagnosis.

Research, Development and Engineering

   We devote significant resources to research, development and engineering programs directed at the continuous improvement of existing products and processes and to the timely development of new technologies, materials and products. We believe that our research, development and engineering activities are essential to our ability to establish and maintain a leadership position in each of the markets that we serve. As of March 31, 2000 we employed 125 people in research, development and engineering functions.

   During the past year, we have made focused investments in:

  . Telecommunication Device Development: Where we have developed microfabrication, thin-film coating and metrology techniques to enable the manufacture of several new devices of high interest to telecommunication customers. Product introductions of Air-Gap Etalons, Waveplates and Polarization Rotators are in progress. Initial production orders have been received and we plan to have capacity in place within six months to produce up to 50,000 devices per month for supply to key customers.

  . Silicon Carbide Substrate Technology: We presently have several crystal growth furnaces producing 6H and 4H ingots and one additional furnace under construction to support the development of a new proprietary Axial Gradient Transport Growth Process (patent applied for in March 2000). In addition, ingot slicing and substrate polishing facilities are in place and qualification products are being supplied to key customers.

  . High Performance CdZnTe Materials: Where the marketplace success of eV PRODUCTS depends our capability and capacity to produce radiation detectors with ever-higher sensitivity, resolution and efficiency at lower cost. Key advancements have been achieved and will continue to be sought in the production of larger single crystal ingots as well as in the fabrication techniques for the manufacture of monolithic arrays of closely spaced detectors. As improved performance is indicated, new applications and market potential are opened to CdZnTe products.

  . Large Diameter YAG Manufacturing: Where our research and development activities are focused on producing materials that will accelerate the evolution of kilowatt-class YAG lasers. Achievements in process control and reliability are rapidly transferred into production at our New Port Richey, FL manufacturing facility, largely due to effective teamwork and crossover between our development and manufacturing personnel.

  . Our New Advanced Materials Development Center: Where existing research, such as on Large Diameter YAG, is proceeding and new programs, such as research on the single crystal growth of PMN-PT, an advanced piezoelectric material, has been initiated. This 6,000 square foot facility is dedicated to enhancing our leadership in the development of advanced materials for the telecommunications, electronics, optoelectronics, radiation detection, electro-optics and laser markets.

   The development of our products and processes is largely based on proprietary technical know-how and expertise. We rely on a combination of contract provisions and trade secret laws to protect our proprietary rights. We intend, however, to protect our rights when they are, in our view, infringed.

   Research, development and engineering expenditures were $2,952,000, $3,258,000, $3,358,000 and $2,605,000 for the fiscal years ended June 30, 1997,
1998 and 1999 and the nine months ended March 31, 2000, respectively. For these same periods, the customer and/or government funded portions of these expenditures were $2,657,000, $2,206,000, $1,436,000 and $840,000.

Marketing and Sales

   We market our products through a direct sales force in North America, Japan, South East Asia and the UK, and through representatives and distributors elsewhere in Europe, Asia, and South America. Our market strategy is focused on building market awareness and acceptance of our products. New products are constantly being produced and sold to our established customers in the laser component market places.

   Each of our product lines is responsible for their own worldwide marketing and sales functions, as follows.

  1) The laser component businesses share many common customers and sell through our subsidiaries II-VI Japan and II-VI UK as well as through a common distributor in most of Europe.

  2) The eV PRODUCTS marketing and sales initiative is handled through a direct sales force in the US coupled with four manufacturers representatives. An array of distributors and representatives are used throughout the rest of the world.

  3) The telecommunications business unit shares its marketing with our VLOC subsidiary.

  4) The senior management and technical staff work closely with potential customers providing samples and deliverable products from our wide band gap wafer materials activities in SiC.

   Our sales force develops close relationships with our OEM customers worldwide. All divisions actively market their products through targeted mailings, telemarketing, select advertising and attendance at trade shows. Our sales force includes a highly trained team of application engineers to assist customers in designing, testing and qualifying our parts as key components of our customers' systems. As of March 31, 2000, we employed 52 individuals in sales, marketing and support and maintained regional sales operations in Japan, Singapore, China and the UK.

Manufacturing Technology and Processes

   A majority of the products we produce depend on our ability to manufacture difficult optical, opto-electronic or electronic materials. The table below shows these key materials and the processes used to produce them.

                                  Materials
         Product Line              Produced              Growth Process Utilized
         ------------             ---------              -----------------------
   . Laser Components            ZnSe and ZnS           Chemical Vapor Deposition
   . Laser Components            YAG and YLF            Czochralski
   . Solid State Detectors       CdZnTe                 High Pressure Bridgman and
                                                         Conventional Bridgman
   . SiC Substrates              SiC                    Physical Vapor Transport

   The ability to produce these difficult materials and to control the quality and yields is an expertise of II-VI. Processing of these materials into finished products is difficult to accomplish; yet the quality and reproducibility of these products are critical to the performance of our customer's instruments and systems. In the markets we serve there are a limited number of suppliers of many of the components we manufacture.

   The network of our worldwide manufacturing sites allows products to be produced in the most cost-effective area of the world. We believe our cost to produce our infrared and near infrared components are the lowest among all competitors. We employ numerous advanced manufacturing technologies and systems in all product-manufacturing facilities. These include automated CNC optical fabrication, high throughput thin-film coaters, micro precision metrology and custom-engineered automated furnace controls for the crystal growth processes. Producing products for use across the electromagnetic spectrum requires the capabilities to repeatedly produce products with high yields to tolerances in the nanometer range. We embody a technology and quality mindset that gives our customers the confidence to utilize our products in a just in time basis straight into the heart of their production lines.

Sources of Supply

   The major raw materials used by us are Zinc, Selenium, Hydrogen Selenide, Hydrogen Sulfide, Cadmium, Tellurium, Yttrium Oxide, Aluminum Oxide and Iridium. We produce virtually all of our Zinc Selenide and Zinc Sulfide requirements internally, although small quantities of Zinc Selenide and Zinc Sulfide may be purchased from outside vendors from time to time. We also purchase Gallium Arsenide, Copper, Silicon, Germanium, Quartz, optical glass and small quantities of other materials for use as base materials for laser optics. We purchase Thorium Fluoride and other materials for use in optical fabrication and coating processes. There are more than two suppliers for all of the above materials except for Zinc Selenide, Hydrogen Selenide and Thorium Fluoride (excluding us), for each of which there is only one proven source of merchant supply.

For most materials, we have entered into annual purchase arrangements whereby suppliers provide discounts for annual volume purchases in excess of specified amounts.

   The continued high quality of these materials is critical to the stability of our manufacturing yields. We conduct testing of materials at the onset of the production process to meet evolving customer requirements. Additional research may be needed to better define future starting material specifications. We have not experienced significant production delays due to shortages of materials. However, we do occasionally experience problems associated with vendor supplied materials not meeting contract specifications for quality or purity. A significant failure of our suppliers to deliver sufficient quantities of necessary high-quality materials on a timely basis could have a materially adverse effect on our results of operations.

Customers

   Our customer base for our laser component products consists of over 4,000 customers worldwide.

   The three main groups of customers for our laser component products are as follows:

  . Leading original equipment manufactures (OEMs) and system integrators of high power industrial, medical and military laser systems,

  . Laser end users who require replacement optics for their existing laser systems, and

  . Scientific and military customers, including the U.S. military and its allies, for use in advanced infrared imaging systems for state-of-the-art weapon systems.

   For our telecommunications component products, our customers are telecommunication companies who utilize our products as discrete optical elements for active and passive components for frequency stabilization, DWDM (dense wavelength division multiplexing) applications and optical networking. We are currently dependent on a limited number of key customers for this product line.

   For our solid state radiation detector products, our customers are manufactures of equipment and devices for industrial process control, nuclear medicine, x-ray imaging, environmental monitoring, nuclear safeguards and nonproliferation, and health physics. We are currently dependent on a limited number of key customers for this product line.

   Our silicon carbide electronic materials product sales to date have been limited and we do not have an established customer base for this product line.

Bookings and Backlog

   We define our bookings during a fiscal period as incoming orders believed to be deliverable to customers in the next twelve months net of any order cancellations. Certain long-term research and development contracts exceeding twelve-month may be booked in their entirety, but in no event would exceed twenty-four months. For the nine months ended March 31, 2000, our bookings were $59.9 million compared to bookings of $44.0 million for the nine months ended March 31, 1999. We believe that the increase in bookings reflects continued acceptance of our products over competing technologies and vendors and show our customers desire our high quality products delivered in a timely manner.

   We define our backlog as customer orders available for shipment in the next twelve months and certain long-term research and development contracts not exceeding twenty-four months as of the end of the fiscal period. As of March 31, 2000, our backlog was $25.4 million compared to $19.1 million and $17.4 million at June 30, 1999 and March 31, 1999, respectively. The increase in backlog is primarily reflective of higher bookings during fiscal year 2000.

Employees

   As of March 31, 2000, we employed 774 persons worldwide. Of these employees, 125 were engaged in research, development and engineering, 469 in direct production and the balance in sales and marketing, administration, finance and support services. Our production staff includes highly skilled optical craftsmen. None of our employees are covered by a collective bargaining agreement, and we have never experienced any work stoppages. We have a long-standing policy of encouraging active employee participation in selected areas of operations management. We believe our relations with our employees to be good. We reward our employees with incentive compensation based on achievement of performance goals.

II-VI Board of Directors and Management

   The directors and executive officers of II-VI and their backgrounds are as follows:

   Carl J. Johnson, a co-founder of II-VI in 1971, serves as Chairman, Chief Executive Officer, and Director of II-VI. He served as President of II-VI from 1971 until 1985 and has been a Director since its founding and Chairman since 1985. From 1966 to 1971, Dr. Johnson was Director of Research & Development for Essex International, Inc., an automotive electrical and power distribution products manufacturer. From 1964 to 1966, Dr. Johnson worked at Bell Telephone Laboratories as a member of the technical staff. Dr. Johnson completed his Ph.D. in Electrical Engineering at the University of Illinois in 1969. He holds B.S. and M.S. degrees in Electrical Engineering from Purdue University and Massachusetts Institute of Technology (MIT), respectively. Dr. Johnson serves as a director of Xymox Technology, Inc., Armstrong Laser Technology, Inc. and Applied Electro-Optics Corporation.

   Thomas E. Mistler, has served as a Director of II-VI since 1977. Since September 1, 1999 Mr. Mistler has been President, Chief Executive Officer and a director of ESCO Holding Corp. and Engineered Arresting Systems Corporation of Aston, Pennsylvania. Previously, he was Senior Vice President of Energy Systems Business for Westinghouse Electric Corporation in Pittsburgh, Pennsylvania. From 1984 to 1998, Mr. Mistler served in various engineering, marketing and general management capacities with Westinghouse Electric Corporation in Morristown, New Jersey, and Pittsburgh, Pennsylvania. He was located in Riyadh from 1981 to 1984 where he served as President of Westinghouse Saudi Arabia Limited. Mr. Mistler joined Westinghouse Electric Corporation in 1965 after graduating from Kansas State University with B.S. and M.S. degrees in Engineering. Mr. Mistler is a director and vice-chairman of Brothers Brother Foundation, an international charitable organization.

   Richard W. Bohlen, has served as a Director of II-VI since 1984. Mr. Bohlen was Senior Vice President, Operations, Rockwell International Corporation from 1989 to 1991. Previously, he was President of the Measurement and Flow Control Division of Rockwell International Corporation from 1986 to 1988. From 1977 until 1986, he was President of the Municipal and Utility Division at Rockwell. In 1972 he became Director of Technology for Rockwell's Industrial Products Group and served as Corporate Director of Business Strategy from 1973 to 1976. Mr. Bohlen spent the first fifteen years of his career in the aerospace industry with Grumman Corporation and Rockwell International Corporation. He formerly served as director of GF Corporation and as chairman and director of the Pacific Coast Gas Association. Mr. Bohlen holds the B.S., M.S. and M.B.A. degrees from Massachusetts Institute of Technology (MIT), Polytechnic Institute of NY and California State University (Fullerton, California), respectively.

   Duncan A.J. Morrison, has served as a Director of II-VI since 1982. Mr. Morrison has been President at ARRI Canada Ltd. since October 1994. Previously, he was a Vice President of Corporate Financial Consulting with Seapoint Financial Corporation in Toronto, Canada. From 1987 until 1990, Mr. Morrison was the Chief Financial Officer of the CTV Television Network Ltd. in Toronto, Canada. From 1976 until 1986, Mr. Morrison was the Vice President/Controller of Copperweld Corporation in Pittsburgh, Pennsylvania. He was Vice President, Treasurer and the Comptroller of Kysor Industrial Corporation in Cadillac, Michigan from 1966 to 1976. Mr. Morrison is a director of Minder Research Corporation (electronics manufacturer). Mr. Morrison was born in Canada and graduated from Westerveld Business College in London, Ontario, with a B.A. in Accounting.

   Peter W. Sognefest, has served as a Director of II-VI since 1979. Since May 1996, Mr. Sognefest has been President and Chief Executive Officer of Xymox Technology, Inc. From March 1994 until April 1996, he was President and Chief Executive Officer of LH Research, Inc. From 1992 until February 1994, he was President and Chief Executive Officer of IRT Corporation. Until 1992, Mr. Sognefest was Chairman of Digital Appliance Controls, Inc. (DAC; a wholly-owned subsidiary of Emerson Electric Company). He founded DAC in 1984 to design, manufacture and market digital appliance controls and sold the company to Emerson Electric Company in July, 1991. Mr. Sognefest was previously Vice President and General Manager of the Industrial Electronics Division of Motorola, Inc. from 1982 to 1984, having joined Motorola in 1977. From 1967 to 1977, he was with Essex Group, Inc., a wholly-owned subsidiary of United Technologies Corporation, where he held the position of General Manager of Semi-Conductor Operations. Mr. Sognefest holds the B.S. and M.S. degrees in Electrical Engineering from the University of Illinois.

   Francis J. Kramer, has served as a Director of II-VI since 1989. Mr. Kramer has been employed by II-VI since 1983 and has been its President and Chief Operating Officer since 1985. Mr. Kramer joined II-VI as Vice President and General Manager of Manufacturing and was named Executive Vice President and General Manager of Manufacturing in 1984. Prior to his employment by II-VI, Mr. Kramer was the Director of Operations for the Utility Communications Systems Group of Rockwell International Corp. Mr. Kramer graduated from the University of Pittsburgh in 1971 with a B.S. degree in Industrial Engineering and from Purdue University in 1975 with an M.S. degree in Industrial Administration.

   Herman E. Reedy has been with II-VI since 1977 and is Vice President and General Manager of Quality and Engineering. Previously, Mr. Reedy held positions at II-VI as General Manager of Quality and Engineering, Manager of Quality and Manager of Components. From 1973 until joining II-VI, Mr. Reedy was employed by Essex International, Inc., serving last as Manager, MOS Wafer Process Engineering. Prior to 1973, he was employed by Carnegie Mellon University and previously held positions with SemiElements, Inc. and Westinghouse Electric Corporation. Mr. Reedy is a 1975 graduate of the University of Pittsburgh with a B.S. degree in Electrical Engineering.

   James Martinelli has been employed by II-VI since 1986 and has served as Treasurer and Chief Financial Officer and Assistant Secretary since May of 1994. Mr. Martinelli joined II-VI as Accounting Manager and was named Controller in 1990. Prior to his employment by II-VI, Mr. Martinelli was Accounting Manager at Tippins Incorporated and Pennsylvania Engineering Corporation from 1980 to 1985. Mr. Martinelli graduated from Indiana University of Pennsylvania in 1980 with a B.S. degree in Accounting and is a member of the Pennsylvania Institute of Certified Public Accountants.

   The directors of II-VI Acquisition are Carl J. Johnson, Francis J. Kramer and James Martinelli.

   The executive officers of II-VI Acquisition are as follows:

                        Carl J. Johnson Chief Executive Officer
                        Francis J. Kramer President
                        James Martinelli Secretary and Treasurer

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The table and the subsequent discussion should be read in conjunction with the consolidated financial statements and the notes thereto which are incorporated by reference.

                                     Nine-Months Ended Fiscal Year Ended June
                                      March 31, 2000             30,
                                     ----------------- -----------------------
                                       2000     1999    1999    1998    1997
                                     -------- -------- ------- ------- -------
                                     (in thousands, except per share amounts)
Revenues:
  Net sales.........................  $52,013 $ 43,565 $60,314 $59,134 $50,084
  Contract research and
   development......................      840      976   1,436   2,206   2,657
                                     -------- -------- ------- ------- -------
    Total...........................   52,853   44,541  61,750  61,340  52,741
Costs and expenses:
  Cost of goods sold................   29,609   26,838  36,590  34,049  27,580
  Contract research and
   development......................      636      686   1,041   1,690   1,950
  Internal research and
   development......................    1,969    1,769   2,317   1,568   1,002
  Selling, general and
   administrative...................   12,947   10,035  13,563  14,268  12,713
                                     -------- -------- ------- ------- -------
Operating costs and expenses........   45,161   39,328  53,511  51,575  43,245
                                     -------- -------- ------- ------- -------
Income from operations..............    7,692    5,213   8,239   9,765   9,496
Other expense (income), net.........      212      168     201     177    (488)
                                     -------- -------- ------- ------- -------
Earnings before income taxes........    7,480    5,045   8,038   9,588   9,984
Income taxes........................    2,020    1,616   2,575   2,808   2,873
                                     -------- -------- ------- ------- -------
Net earnings........................  $ 5,460 $  3,429 $ 5,463 $ 6,780 $ 7,111
                                     ======== ======== ======= ======= =======
Diluted earnings per share.......... $   0.83 $   0.53 $  0.84 $  1.02 $  1.08
                                     ======== ======== ======= ======= =======

Results of Operations for the Nine-Months Ended March 31, 2000 and 1999

   For the nine months ended March 31, 2000, net earnings were $5,460,000 ($0.83 per share-diluted) on revenues of $52,853,000. This compares with net earnings of $3,429,000 ($0.53 per share-diluted) on revenues of $44,541,000 for the same period last fiscal year.

   Order bookings for the nine months ended March 31, 2000 were $60,329,000 compared to $43,959,000 for the same period last fiscal year, an increase of 37%. Bookings for contract research and development for the nine months ended March 31, 2000 were $2,350,000 compared to $241,000 for the same period last fiscal year. Excluding these long-term research and development contract bookings, manufacturing bookings increased 33%. For the year-to-date, bookings for laser optics and component products increased approximately 35% and included bookings of approximately $700,000 for telecommunication products while bookings for the eV PRODUCTS division increased approximately 70%.

   For the nine months ended March 31, 2000, revenues increased 19% to $52,853,000 from $44,541,000 for the same period last fiscal year. Revenues from laser optics and products increased by approximately 20% while revenues from the eV PRODUCTS division increased by approximately 5%.

   For the nine months ended March 31, 2000, manufacturing gross margin was $22,404,000 or 43% of revenues compared to $16,727,000 or 38% of revenues for the same period last fiscal year. The higher gross margin percentage reflects productivity gains and cost control programs, lower per unit cost associated with higher production volume for laser optics and component products and a strengthened Japanese Yen.

   For the nine months ended March 31, 2000, internal research and development expenses were $1,969,000 or 4% of revenues compared to $1,769,000 or 4% of revenues for the same period last fiscal year. The increased expenses reflect projects associated with developing nuclear radiation detectors, infrared optics and materials and silicon carbide.

   For the nine months ended March 31, 2000, selling, general and administrative expenses were $12,947,000 or 24% of revenues compared to $10,035,000 or 23% of revenues for the same period last fiscal year. The dollar and percentage increases are attributable to increased compensation expense associated with II-VI worldwide profit-driven bonus programs and increased professional service expenses.

   For the nine months ended March 31, 2000, other expense was $212,000 compared to $168,000 for the same period last fiscal year. The year-to-date fluctuation is a direct result of interest expense resulting from changes in average borrowings.

   For fiscal 2000, II-VI's year-to-date effective income tax rate is 27% compared to an effective income tax rate of 32% for the same period last fiscal year. The decrease in the effective income tax rate is primarily attributable to an increase in the utilization of the tax savings available to the Company from its foreign sales corporation.

Liquidity and Capital Resources as of March 31, 2000

   Cash decreased during the first nine months of fiscal 2000 by $337,000 primarily due to capital expenditures, the purchase of 1,252,000 shares of Laser Power Corporation common stock and increases in inventory and accounts receivable. These items were offset by net earnings before depreciation and amortization of $9,394,000 and decreases in other assets. II-VI generated $7,029,000 in cash from operations during the first nine months of fiscal 2000.

   II-VI believes internally generated funds, existing cash reserves and available borrowing capacity will be sufficient to fund its working capital needs, capital expenditures and scheduled debt payments for fiscal 2001.

   The impact of inflation on II-VI's business has not been material.

Fiscal 1999 Compared to Fiscal 1998

   Net earnings decreased 19% in fiscal 1999 to $5.5 million from $6.8 million in fiscal 1998. Revenues grew 1% to $61.8 million in fiscal 1999 compared to $61.3 million last fiscal year. Bookings decreased 7% to $60.0 million in fiscal 1999 compared to $64.2 million in fiscal 1998. Order backlog decreased 9% to $18.0 million at June 30, 1999 from $19.8 million at June 30, 1998 as a result of shipments exceeding bookings in fiscal 1999. Manufacturing orders comprised 97% of the backlog at June 30, 1999, compared to 93% of backlog at June 30, 1998.

   Net earnings decreased 19% in fiscal 1999 to $5.5 million from $6.8 million in fiscal 1998. The major contributors to the net earnings decrease were lower manufacturing gross margins, higher internal research and development expenses and a higher effective tax rate. Each of these are explained further in this section.

   Bookings decreased 7% to $60.0 million in fiscal 1999 compared to $64.2 million in fiscal 1998. Bookings of II-VI's VLOC subsidiary and infrared optics and material products decreased by a total of approximately 10% while bookings of the eV PRODUCTS division increased by approximately 10%.

   Revenues grew 1% to $61.8 million in fiscal 1999 compared to $61.3 million last fiscal year. Revenues from contract research and development decreased to $1.4 million in fiscal 1999 from $2.2 million in fiscal 1998. Revenues of the eV PRODUCTS division increased approximately 30%, revenues from II-VI's VLOC subsidiary decreased approximately 10% and revenues from infrared optics and material products remained consistent as compared to last fiscal year.

   Manufacturing gross margin was $23.7 million or 39% of manufacturing revenues in fiscal 1999 compared to $25.1 million or 42% of manufacturing revenues in fiscal 1998. The decrease in the gross margin percentage reflects higher per unit costs at II-VI's VLOC subsidiary and continued price sensitivity in the infrared optics and materials market.

   Contract research and development gross margin was $395,000 or 28% of contract research and development revenues in fiscal 1999 compared to $516,000 or 23% of contract research and development revenues in fiscal 1998. II-VI has decreased the amount of contract research and development projects it undertakes in an effort to focus on internal research and development projects and higher margin manufacturing products.

   Company-funded internal research and development increased to $2.3 million in fiscal 1999 from $1.6 million in fiscal 1998. The increased expense is the result of internally funded projects associated with the development of new materials to improve and expand product offerings, as well as continued efforts to improve material growth yields.

   Selling, general and administrative expenses were $13.6 million or 22% of revenues in fiscal 1999 compared to $14.3 million or 23% of revenues in fiscal 1998. The dollar and percentage decreases reflect planned discretionary cost reductions, decreased expense associated with II-VI's worldwide profit-driven bonus program and improved utilization of existing personnel and resources.

   Other expense, including interest expense, increased to $201,000 in fiscal 1999 from $177,000 in fiscal 1998. Interest expense increased to $415,000 in fiscal 1999 from $23,000 in fiscal 1998. The primary reasons for the increase in interest expense are increased borrowings on II-VI's line of credit facility and the absence of the capitalization of interest during fiscal 1999. During fiscal 1999, II-VI wrote down certain assets held for sale totalling approximately $200,000. These expenses were partially offset by the occurrence of foreign currency gains due to the strengthening of the Japanese Yen against the U.S. dollar.

   The effective corporate income tax rate was 32% in fiscal 1999 compared to 29% in fiscal 1998. The increase in the effective corporate income tax rate was partially attributable to a change in the level of profit generated by II-VI's foreign subsidiaries. II-VI's future effective tax rates will continue to be affected by the level of profit or loss generated by the foreign subsidiaries.

Fiscal 1998 Compared to Fiscal 1997

   Net earnings decreased 5% in fiscal 1998 to $6.8 million from $7.1 million in fiscal 1997. Revenues grew 16% to $61.3 million in fiscal 1998 from $52.7 million last fiscal year. Bookings increased 13% to $64.2 million in fiscal 1998 from $56.7 million in fiscal 1997. Order backlog increased 17% to $19.8 million at June 30, 1998 from $16.9 million at June 30, 1997 as a result of bookings outpacing shipments in fiscal 1998. Manufacturing orders comprised 93% of the backlog at June 30, 1998 compared to 83% of backlog at June 30, 1997.

   Net earnings decreased 5% in fiscal 1998 to $6.8 million, down from $7.1 million in fiscal 1997. The major contributors to the net earnings decrease were lower manufacturing gross margins, higher selling, general and administrative expenses, higher internal research and development expenses and higher other expenses. Each of these are explained further in this section.

   Bookings increased 13% to $64.2 million in fiscal 1998 compared to $56.7 million in fiscal 1997. Manufacturing bookings increased by approximately $9.7 million while contract research and development bookings decreased by approximately $2.2 million. The largest portion of the growth in manufacturing orders was due to increased demand for infrared optics and materials in the international industrial markets, excluding Japan, as well as increased bookings at II-VI's VLOC subsidiary.

   Revenues grew 16% to $61.3 million in fiscal 1998 compared to $52.7 million last fiscal year. All of this growth was in manufacturing revenues, offset by a decrease in contract research and development. Contract research and development revenues decreased 17% to $2.2 million in fiscal 1998 from $2.7 million in fiscal 1997. II-VI has decreased the amount of contract research and development projects it undertakes in an effort to focus on internal research and development projects and higher margin manufacturing products.

   Manufacturing gross margin was $25.1 million or 42% of net sales in fiscal 1998 compared to $22.5 million or 45% of net sales in fiscal 1997. The dollar increase was attributable to higher sales volume, particularly sales of infrared optics and materials and sales of products from II-VI's VLOC subsidiary. The decrease in gross margin as a percentage of net sales was the result of increased per unit manufacturing costs in the eV PRODUCTS division due to slower-than-expected revenue growth, operating inefficiencies at II-VI's VLOC subsidiary resulting from its relocation to a new manufacturing facility, price sensitivity in the infrared optics and material market and the strengthening of the U.S. dollar against the Japanese Yen.

   Contract research and development gross margin was $516,000 or 23% of contract research and development revenues in fiscal 1998 compared to $707,000 or 27% of contract research and development revenues in fiscal 1997. II-VI has decreased the amount of contract research and development projects it undertakes in an effort to focus on internal research and development projects and higher margin manufacturing products.

   II-VI internal research and development increased to $1.6 million in fiscal 1998 from $1.0 million in fiscal 1997. II-VI continues to expand its internal research and development projects, including nuclear radiation detector development and infrared optics and materials development.

   Selling, general and administrative expenses were $14.3 million or 23% of revenues in fiscal 1998 compared to $12.7 million or 24% of revenues in fiscal 1997. This dollar increase is attributable to higher general and administrative expenses needed to support II-VI's growth. The decrease in selling, general and administrative expenses as a percentage of net revenues reflects improved utilization of existing personnel and resources to support II-VI's overall growth.

   Other expense, including interest expense, was $177,000 in fiscal 1998 compared to other income of $488,000 in fiscal 1997. The primary reasons for the increase in other expense are the lower investment earnings on lower cash balances compared to the previous year and the occurrence of foreign currency losses due to the strengthening of the U.S. dollar against the Japanese Yen and the Singapore dollar.

   The effective corporate income tax rate was 29% in fiscal 1998 compared to 29% in fiscal 1997.

Market Risks

   II-VI is exposed to market risks arising from adverse changes in interest rates and foreign currency exchange rates. In the normal course of business, II-VI uses a variety of techniques and instruments as part of its overall risk management strategy.

   In the normal course of business, II-VI enters into foreign currency forward exchange contracts with its banks. The purpose of these contracts is to hedge the impact of foreign currency fluctuations on committed or anticipated foreign currency positions. II-VI monitors its positions and the credit ratings of the parties to these contracts. While II-VI may be exposed to potential losses due to credit risk in the event of non-performance by the counterparties to these financial instruments, it does not anticipate such losses. II-VI entered into a low interest rate, 237 million Yen loan with PNC Bank in September 1997 in an effort to minimize the foreign currency exposure in Japan.

Recently Issued Financial Accounting Standards

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133). SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet at fair value. This statement is effective for fiscal years beginning after June 15, 2000. II-VI is currently evaluating the impact that SFAS No. 133 will have on its financial position and its results of operations.

Other Matters

   II-VI experienced no material problems with its information and non-information systems, or those of its vendors, customers or financial institutions, as a result of the date change to the year 2000. II-VI continues to monitor for unexpected issues that could possibly still develop. The year 2000 problem has many aspects and potential consequences, some of which are not reasonably foreseeable, and there can be no assurance that unforeseen consequences will not arise.

   To date, II-VI has spent approximately $170,000 on the year 2000 issue and believes that the remaining potential cost related to the year 2000 issue will be insignificant.

Quarterly Results

   The following table presents our unaudited quarterly operating results for each of the seven quarters ended March 31, 2000, both in dollars and as a percentage of our total revenue for each quarter. This information has been derived from our consolidated financial statements. You should not draw any conclusions about our future results from the results of operations for any quarter.

                                                Three-Months Ended
                         -----------------------------------------------------------------
                         Sept. 30, Dec. 31,  Mar. 31, June 30, Sept. 30, Dec. 31, Mar. 31,
                           1998      1998      1999     1999     1999      1999     2000
                         --------- --------  -------- -------- --------- -------- --------
                                                  (in Thousands)
Revenues:
  Net sales.............  $13,494  $14,811   $15,260  $16,749   $16,122  $16,653  $19,238
  Contract research and
   development..........      299      399       278      460        76      221      543
                          -------  -------   -------  -------   -------  -------  -------
    Total...............   13,793   15,210    15,538   17,209    16,198   16,874   19,781
Costs and Expenses:
  Cost of goods sold....    8,969    9,077     8,792    9,752     9,228    9,476   10,905
  Contract research and
   development..........      235      305       146      355        58      168      410
  Internal research and
   development..........      578      574       617      548       623      602      744
  Selling, general and
   administrative.......    3,007    3,436     3,592    3,528     3,806    4,208    4,933
  Other (income)
   expense..............      107     (107)      168       33        13       35      164
                          -------  -------   -------  -------   -------  -------  -------
Earnings before income
 taxes..................      897    1,925     2,223    2,993     2,470    2,385    2,625
Income taxes............      268      623       725      959       731      715      574
                          -------  -------   -------  -------   -------  -------  -------
Net earnings............  $   629  $ 1,302   $ 1,498  $ 2,034   $ 1,739  $ 1,670  $ 2,051
                          =======  =======   =======  =======   =======  =======  =======

                                        AS A PERCENTAGE OF TOTAL REVENUES
                         ----------------------------------------------------------------
                                                Three-Months Ended
                         ----------------------------------------------------------------
                         Sept. 30, Dec. 31, Mar. 31, June 30, Sept. 30, Dec. 31, Mar. 31,
                           1998      1998     1999     1999     1999      1999     2000
                         --------- -------- -------- -------- --------- -------- --------
Revenues:
  Net sales.............   97.8      97.4     98.2     97.3     99.5      98.7     97.3
  Contract research and
   development..........    2.2       2.6      1.8      2.7      0.5       1.3      2.7
                           ----      ----     ----     ----     ----      ----     ----
                            100       100      100      100      100       100      100
Costs and Expenses:
  Cost of goods sold....   65.0      59.7     56.6     56.7     57.0      56.2     55.1
  Contract research and
   development..........    1.7       2.0      0.9      2.0      0.4       1.0      2.1
  Internal research and
   development..........    4.2       3.8      4.0      3.2      3.8       3.6      3.8
  Selling, general and
   administrative.......   21.8      22.5     23.1     20.5     23.5      24.9     24.9
  Other (income)
   expense..............    0.8      (0.7)     1.1      0.2      0.1       0.2      0.8
                           ----      ----     ----     ----     ----      ----     ----
Earnings before income
 taxes..................    6.5      12.7     14.3     17.4     15.2      14.1     13.3
Income taxes............    1.9       4.1      4.7      5.6      4.5       4.2      2.9
                           ----      ----     ----     ----     ----      ----     ----
Net earnings............    4.6       8.6      9.6     11.8     10.7       9.9     10.4
                           ====      ====     ====     ====     ====      ====     ====

LASER POWER CORPORATION

General Description of Business

   Laser Power designs, manufactures and markets high performance optics for industrial, medical and military applications. Laser Power also provides thin film design and coating services to industrial and military customers. Laser Power's laser optics products are sold to laser system OEMs and end users as original and replacement components in high power CO\\2\\ and other lasers. Laser Power's infrared optics products are sold primarily to the U.S. government and its prime contractors for use in night vision and thermal imaging and guidance systems.

   Laser Power's laser optics customers use high power CO\\2\\ lasers in a variety of industrial processing applications, such as sheet metal cutting, automobile body welding, surface hardening for engine components and scribing and drilling delicate ceramic circuits. Laser Power also sells high performance laser optics to medical equipment OEMs for lower power CO\\2\\ lasers used in certain therapeutic and cosmetic procedures, including surgery and skin wrinkle removal. In addition, Laser Power has developed very low absorption thin film coatings for laser optics for various government programs.

   Laser Power's infrared optics products are primarily windows, window assemblies and domes. Windows and window assemblies are utilized in thermal imaging systems that provide night vision, target acquisition and designation and low altitude navigation capabilities. These systems are installed in various platforms, including ground vehicles, helicopters and fixed-wing aircraft. Domes are utilized as a protective cover and infrared filter for various infrared guided missiles. Missile sizes range from small, man-portable designs to larger designs mounted on ground vehicles, helicopters and fixed-wing aircraft.

   Laser Power's core competencies in the manufacture of laser optics and infrared optics lie in its surface finishing processes and thin film coatings, and in the growth of a key material used in most of its infrared windows. Laser Power believes that its expertise in these areas provides it with a significant competitive advantage.

Restructuring Plan

   In August 1999 the Board of Directors approved a restructuring plan designed to focus Laser Power on its core business, the manufacture and sale of high performance laser and infrared optics and thin film coatings. To effect the restructuring plan, the Board approved the disposition of the Laser Power's microlaser manufacturing business and the phase-out or sale of contract research operations not related to the core business. The impact of the plan to dispose or phase-out these operations is reported as discontinued operations in the Consolidated Financial Statements for all periods presented.

   On December 16, 1999, Laser Power concluded a transaction selling most of its microlaser operations to Melles Griot, Inc., a unit of Barlow Scientific Group Ltd. In exchange for the sale of essentially all of the assets related to the visible microlaser product line, Laser Power received an initial payment of approximately $2.0 million. An additional payment was made such that the sum of the two payments equaled the net book value of the transferred assets. In addition, the agreement provides for royalty payments on sales of certain laser products, from October 1, 2000 until September 30, 2003. The maximum amount of royalty payments is approximately $2.7 million. Royalty payments will be reported as income from discontinued operations in the period in which they are earned.

   On February 11, 2000, Laser Power sold substantially all the tangible and intangible assets of its Research Division and the 1550 nm microlaser product line which includes laser-based projection and display techniques and equipment and other laser-based technologies for $750 thousand and the assumption of certain lease obligations, to Photera Technologies, Inc. a Florida corporation, a subsidiary of Schwartz Electro-Optics, Inc.

   The assets of Laser Power's inactive 1550nm microlaser product line and the related contract research operations which will be phased out are stated at their estimated realizable value on the Consolidated Balance Sheet at September 30, 1999.

Industry and Market Overview

   Industrial and Medical Laser Technology. The use of lasers in industrial and medical applications continues to grow and to expand into new areas. High power CO\\2\\ lasers are widely used in industrial applications, such as welding automobile bodies, scribing delicate ceramic circuits and sheet metal cutting. CO\\2\\ lasers offer greater quality, speed, flexibility and automation than conventional cutting and welding technologies. Lower power CO\\2\\ lasers are used in various medical procedures, including surgical, dermatology and ophthalmology applications. Surgical laser procedures reduce blood loss and post-operative pain compared to other procedures.

   The precision optics which collect, form, reflect and transmit the laser beam are crucial to a laser's function. In gas lasers, the lasing medium is encased in a tube with optics at either end. These internal optics may direct the beam from one tube to another, may turn the beam back on itself to further energize the lasing medium or may allow part of the beam to exit the tube while turning the rest of the beam back on itself. In addition to the internal optics, a number of external optics may be used to deliver the beam for its intended application. These external optics may include mirrors, beam splitters, focusing lenses and other special function optics

Infrared Sensor Technology

   Infrared sensors are used in a variety of military and aerospace applications. Fielded systems range from small, personal use devices such as range finders and night vision goggles to sophisticated airborne and space-based imaging and targeting systems. As sensor and signal processing technologies evolve, infrared-based technology is expected to gain wider acceptance for commercial applications.

   Infrared optics are critical to the performance of infrared sensor systems. The typical infrared sensor system utilizes an optic, which acts as a window to the environment external to the sensor package, such as a flat window or a dome, and one or more internal optics. External thin film coatings and surfaces of windows and domes degrade through exposure to the outside environment, and where practical, these optics are periodically refurbished or replaced. Refurbishment and replacement of damaged windows represents an important component of Laser Power's infrared optics business.

Large Aperture Optics

   The market for thin film design and coating services for large aperture optics is expected to increase due to increased U.S. government funding for development of ground, airborne and space based defensive laser weapon systems. Although the number of fielded systems is likely to be small, design and process research before and after fielding of these systems is expected to be a sustainable market.

   High performance thin film coating technology is an enabling technology for extremely high-energy laser systems. For example, space based systems and ground based systems with space based optical components might not be feasible without light weight optics which are dependent on very low absorption thin film coatings.

Laser Optics Products

   Laser Power produces optics, including total reflectors, output couplers, beam splitters and lenses, for use in high power industrial, medical, scientific and military lasers. Laser Power's expertise in the area of surface finishing and, in particular, thin film coatings, is critical to producing high performance laser optics. In general, the performance of an optic is primarily dependent on the quality of the thin film coating. Thin film coatings include various reflective coatings for mirrors and transmissive and partially transmissive coatings for lenses, beam splitters and output couplers. Laser Power believes that the high quality of its thin film coatings and its commitment to customer service enhance its reputation as a supplier of high power and technically advanced laser optics.

CO\\2\\ Laser Optics

   Reliable operation of high power CO\\2\\ lasers requires high quality, low absorption optics. Laser Power supplies substantially all types of optics used in CO\\2\\ lasers and laser systems. Such optics fall broadly into two categories: transmissive and reflective optics.

   Zinc selenide is the substrate material of choice for high power CO\\2\\ laser transmissive optics such as lenses, output couplers and beam splitters because of its low absorption of laser energy. Generally, zinc selenide optics with low absorption thin film coatings are able to handle up to three kilowatts of power. As laser power increases to the multi-kilowatt range, reflective optics replace transmissive optics in certain applications.

   Reflective optics (such as folding mirrors, phase shifting mirrors, beam bending mirrors and focusing mirrors) utilize a highly reflective substrate, such as copper or silicon. Silicon optics are fabricated by conventional polishing processes, while copper optics are usually fabricated by single-point diamond turning, a process which involves cutting by gem quality diamonds to create a mirror finish. Laser Power is a leader in the use of single-point diamond turning methods to produce both standard optics and those with complicated surfaces such as aspheres, parabolas and hyperbolas, which are used with higher power CO\\2\\ lasers. Laser Power's fabrication and thin film coating technologies have earned Laser Power a reputation as a leading manufacturer of laser optics.

   Laser Power supplies optics to high power CO\\2\\ laser and laser system manufacturers and to the aftermarket as replacement parts. Because CO\\2\\ laser optics wear or become contaminated, every new laser installed increases the market for replacement optics. In order to meet this growing aftermarket demand, Laser Power provides same day shipment of critical replacement optics for most high power CO\\2\\ lasers.

Other Laser Optics

   In addition to CO\\2\\ laser optics, Laser Power provides optics for a variety of industrial and military lasers operating at different wavelengths.

Military Products and Services

   Laser Power has developed thin film coatings for a variety of optics utilized in ongoing U.S. government programs. Laser Power has developed very low absorption thin film coatings for uncooled optics, which are critical to a space-based laser for defense against long range ballistic missiles. Laser Power has also developed thin film coatings for use in ground based and airborne laser defense systems for use against shorter-range missiles.

   The technology used to produce coatings for optics for these lasers is derived from technology used by Laser Power for CO\\2\\ laser optics. Laser Power believes that participation in these military programs fosters continued improvement in its optics technology for commercial applications.

   During fiscal year 2000, Laser Power expects to complete construction of a large aperture optic thin film coating facility. When complete, the facility will enable Laser Power to provide coating services for optics over 80 inches in diameter. The U.S. government has funded construction of the facility.

Infrared Optics Products

   Laser Power produces optics for use in infrared systems for night vision imaging and navigation applications, principally for use by the U.S. government. These products include monolithic and segmented windows and window assemblies, focusing optics and missile domes. In addition, Laser Power provides thin film design and coating services to customers for military and commercial infrared applications. Performance of infrared optics is highly dependent on the durability and optical performance of the thin film coatings applied to the polished surfaces of the optics. Laser Power believes that the high quality of its thin film coatings, along with its in-house capability for growth of germanium substrates and expertise in high-speed fabrication and polishing provide it with significant competitive advantages.

Germanium Windows

   The substrate material utilized in optics for a significant number of infrared systems is germanium. Depending upon the operating environment, germanium windows may be heated through a metallic grid applied to the surface of the optic. Windows manufactured by Laser Power are utilized in a variety of platforms including the M1 tank and Bradley fighting vehicle, the AH-64 Apache helicopter, and B-52 and tactical fixed-wing aircraft. Applications include electronic viewing, night vision, target acquisition and designation, and low altitude navigation and targeting. Laser Power supplies optics during production phases of sensor programs, and provides post-production repair, refurbishment and replacement services. Laser Power believes it is the principal supplier of heated germanium windows for infrared systems utilized by the U.S. government.

Other Windows

   Laser Power also supplies windows fabricated from materials other than germanium, such as silicon and zinc sulfide. These products are manufactured utilizing the same fabrication and thin film coating processes as are germanium windows. Typically, these products are sold in substantially lower volumes than germanium windows.

Missile Domes

   Laser Power manufactures domes for the U.S. Army's Javelin missile (a shoulder launched infrared guided anti-tank missile), and is currently in the development or pre-production phase of other U.S. government missile programs. Missile domes are mounted on the tip of infrared guided missiles as a protective cover for the underlying sensor system. These optics are designed to optimize the performance of the sensor system while accommodating the size and weight limitations of the missile. The resultant dome shape is difficult to fabricate in a cost-effective manner utilizing conventional fabrication techniques. Laser Power has developed and automated high-speed fabrication and polishing processes, which it believes, have enabled it to become a leading supplier of missile domes.

Sales and Marketing

   As of December 1, 1999, Laser Power employed 19 persons in continuing operations in sales and marketing at sales offices in the United States and Belgium. Laser Power promotes its products to OEM and end user customers through a multi-faceted program which includes trade journal advertising, catalog distribution, direct mail promotion, field sales presentations, technical seminars, trade show exhibits and direct telemarketing. Laser Power sells its products through its direct sales force in the United States and Belgium and through its distributors in the rest of the world.

Research and Development

   Laser Power believes that its future success depends in large part on its ability to continue to enhance its existing products and manufacturing processes and to develop new products and processes. As of December 1, 1999, Laser Power had 14 employees in continuing operations performing research and development in the United States and Belgium. Laser Power spent $2.4 million during fiscal year 1999 on research and development. The sources of such funds included contracts with customers as well as internal Company funds.

   Laser Power continuously develops proprietary manufacturing processes for optics fabrication and polishing to lower costs and provide a more flexible manufacturing environment. In addition, Laser Power continues to improve thin film designs and processes under programs funded by Laser Power and certain of its customers.

   The successful completion of process and product development activities and the implementation of process changes or transition to manufacture and sale of any resultant products is dependent on a number of factors. These factors include availability of capital for investment in process improvements, determination of demand and appropriate product design, length of development period, development of appropriate manufacturing processes, product performance and sales and marketing. There can be no assurance that development of process improvements or new products will be successfully completed, or that new products developed by Laser Power will be commercially available or achieve market acceptance.

Manufacturing

   Laser Power manufactures high performance optics and provides sophisticated thin film design and coating services. Some materials are available only from single suppliers.

   Laser Power manufactures optics at its Temecula, California and Mexico facilities. Thorium fluoride, zinc selenide, zinc sulfide and germanium are important to the manufacture of optics. Laser Power purchases all of its thorium fluoride for use in its low absorption thin film coating processes from Cerac Incorporated ("Cerac"), which Laser Power believes is the sole source for high quality thorium fluoride. Any interruption or cessation of supply by Cerac would have a material adverse effect on Laser Power's business, financial condition and results of operations.

   In the case of zinc selenide and zinc sulfide, critical raw materials in a significant percentage of Laser Power's optics products, Laser Power currently relies principally on one supplier, the Advanced Materials unit of Rohm and Hass Company. To date, Laser Power has not experienced any material difficulties in the quantity or the quality of the zinc selenide and zinc sulfide delivered. If any such problem arises in the future, Laser

Power would have to seek an alternate supplier. However, there can be no assurance that Laser Power would be able to secure sufficient inventory of zinc selenide and zinc sulfide to produce sufficient product to meet its customers' needs. A transition to alternate arrangements would involve additional costs and delays in production.

   Germanium is mined as a byproduct of zinc mining. Germanium and refined germanium are available through a limited number of suppliers worldwide. Because of its status as a byproduct, availability of germanium is linked to the effects of supply and demand for zinc. Germanium also has other uses such as in solar panels used in space vehicles and satellites and in certain radar systems. Changes in demand for and supply of germanium have resulted in significant fluctuations in price in the past. While Laser Power attempts to structure its contracts to protect it from the effects of price increases, there can be no assurance that future price increases will not materially affect the profitability of Laser Power's products which utilize germanium.

   The manufacture of optics is capital intensive. Future manufacturing capacity requirements may require substantial investment in equipment and facilities. See "Certain Risk Factors Related to Laser Power's Business."

Patents and Proprietary Rights

   In general, Laser Power's optics products do not use design technology, which is patentable. Laser Power has filed a patent application for a thin film design, which it believes, provides a significant competitive advantage in certain high power CO\\2\\ laser applications. However, there can be no assurance that a patent will be issued.

   Laser Power has developed certain of its proprietary technology pursuant to development contracts, including contracts with federal government agencies. Under standard provisions in government contracts, the government may retain certain rights in technology developed under such contracts. Laser Power's strategy is to continue to develop a significant portion of its proprietary technology pursuant to funding received from development contracts. There can be no assurance that Laser Power will be able to continue to obtain funding for the development of its proprietary technology, or that, if received, Laser Power will obtain rights to such technology sufficient to permit Laser Power to develop and market new products or to prevent third parties from using such technology to compete with Laser Power.

   In addition to patent protection, Laser Power also relies on copyright protection, trade secrets, know-how, continuing technological innovation and licensing opportunities to expand and bolster its competitive position. In an effort to maintain the confidentiality and ownership of trade secrets and proprietary information, Laser Power requires employees, consultants and certain collaborators to execute confidentiality and invention assignment agreements upon commencement of a relationship with Laser Power. These agreements are intended to enable Laser Power to protect its proprietary information by controlling the disclosure and use of technology to which it has rights and provide for ownership by Laser Power of proprietary technology developed at Laser Power or with Laser Power's resources. There can be no assurance, however, that these agreements will provide meaningful protection for Laser Power's trade secrets or other confidential information in the event of unauthorized use or disclosure of such information or that adequate remedies would exist in the event of such unauthorized use or disclosure. The loss or exposure of trade secrets possessed by Laser Power could have a material adverse effect on Laser Power's business, financial condition and results of operations.

   Laser Power's academic collaborators have certain rights to publish data and information in which Laser Power has rights. There is considerable pressure on academic institutions to publish discoveries in the high technology and physics fields. There can be no assurance that such publication would not adversely affect Laser Power's ability to obtain patent protection for certain technologies in which it may have a commercial interest.

Competition

   The industries in which Laser Power sells its products are highly competitive. Laser Power's competitive position depends upon a number of factors, including the price and performance of its products, the level of customer service, the quality of its manufacturing processes, the compatibility of its products with existing laser and infrared systems and Laser Power's ability to participate in the growth of emerging technologies. In the laser optics market, Laser Power primarily competes with II-VI, Coherent, Inc. ("Coherent") and Sumitomo Electric Industries, Ltd. II-VI produces its own supply of zinc selenide. Laser Power uses zinc selenide as the substrate for 40% to 50% of the CO\\2\\ laser optics sold by Laser Power and purchases this raw material from the Advanced Materials unit of Rohm and Haas Corporation. In the infrared optics market, Laser Power primarily competes with in-house optical fabrication and thin film coating capabilities of major prime contractors, such as Raytheon Corporation.

Environmental, Health and Safety Matters

   Laser Power uses or generates certain hazardous substances in its research and manufacturing facilities. Laser Power believes that its handling and disposal of such substances is in material compliance with applicable local, state and federal environmental, safety and health regulations at each operating location. Laser Power invests substantially in proper protective equipment, process controls and specialized training to minimize risks to employees, surrounding communities and the environment due to the presence and handling of such hazardous substances. Laser Power conducts monthly workplace monitoring regarding such substances. When exposure problems or potential problems have been indicated, corrective actions have been implemented and re-occurrence has been minimal or non-existent. Laser Power does not carry environmental impairment insurance.

   Laser Power uses a low-level radioactive material called thorium fluoride to manufacture low absorption thin film coatings. The use, storage and disposal of this material is governed by the State of California which last inspected and licensed Laser Power's facilities and procedures in February 1996. All thorium fluoride-bearing by-products are collected and disposed of at an appropriately licensed facility.

   The generation, use, collection, storage and disposal of all other hazardous by-products resulting from Laser Power's manufacturing of its products and research and development of new products, such as suspended solids containing heavy metals or airborne particulates, are believed by Laser Power to be in material compliance with local, state and federal regulations. Laser Power believes that it possesses all of the permits and licenses required for operation. Although Laser Power is not aware of any material environmental, safety and health problems in its properties or processes, there can be no assurance that problems will not develop in the future which would have a material adverse effect on Laser Power.

Backlog

   With the exception of contracts with the U.S. government and its prime contractors, most customer orders for optics are from stock or for deliveries within one to two months. Backlog of optics was $13.0 million at September 30, 1999, consisting primarily of backlog for infrared optics. Backlog of research contracts fluctuates based on the timing of contract awards and was $700,000 at September 30, 1999.

Employees

   As of December 1, 1999, in continuing operations Laser Power had 207 full time and 3 part time employees in the United States and 37 full time employees in its foreign subsidiaries, and 27 full time employees in discontinued operations in the United States. Of Laser Power's employees in continuing operations, in the United States 14 were engaged in marketing, sales and related customer-support services, 12 in research and development and 184 in operations, administration and finance. None of Laser Power's

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

employees is represented by a labor union or covered by a collective bargaining agreement. Laser Power has not experienced any work stoppages and considers its relations with its employees to be good.

Executive Officers of Laser Power

   The executive officers of Laser Power are as follows:

                   Name                   Age              Position
                   ----                   ---              --------
 Dick Sharman...........................   66 Chairman, Chief Executive Officer
                                              and Director
 Bernard J. Brady.......................   42 Vice President, Chief Financial
                                              Officer, Treasurer

   DICK SHARMAN, Chairman, Chief Executive Officer of Laser Power since December 1998 and as a director of Laser Power since February 1998. Mr. Sharman has served as Chairman of the Board, President and Chief Executive Officer of EMI from 1993 until February 1998 and as Chairman of the Board of its wholly owned subsidiary, Exotic Materials, Inc., from 1988 until February 1998. From 1988 until June 1996, and again from June 1997 until November 1997, Mr. Sharman served as President and Chief Executive Officer of Exotic. Mr. Sharman received an A.A. in Electronics from Orange Coast College.

   BERNARD BRADY, Vice President and Chief Financial Officer since April 2000. During 1999, Mr. Brady served as Chief Financial Officer of DP Applications, Inc., a software company engaged in the production and sale of Data Warehouse software. From 1995 through 1999, Mr. Brady served as Vice President and Controller of EMI and controller of its wholly owned subsidiary, Exotic Materials, Inc., a subsidiary of Laser Power and as Director of Planning for Laser Power Corporation. Mr. Brady received an MBA from the University of Utah.

Certain Risk Factors Related to Laser Power's Business

   Laser Power's business and results of operations are subject to other risks, including the following risk factors:

   History of Operating Losses and Accumulated Deficit. Laser Power has incurred operating losses in the past and, at September 30, 1999, had an accumulated deficit of $9.6 million. The development, sales, marketing and support of new products will require continued substantial expenditures for the foreseeable future, which could result in additional operating losses. Laser Power has funded a substantial portion of its product development efforts through development contracts. Any failure by Laser Power to maintain its external funding sources could result in increased operating losses. There can be no assurance that Laser Power will maintain its external funding sources or be profitable in the future or that present capital and any funds provided by operations will be sufficient to fund Laser Power's future capital requirements.

   Competition. In each of the markets that Laser Power serves, Laser Power faces competition from established companies, many of which have substantially greater financial, engineering, research, development, manufacturing, sales, marketing, service and support resources, including greater name recognition, a larger installed base of products and long-standing customer relationships. In addition, some of Laser Power's competitors are customers of Laser Power, which might have the ability to perform or obtain the capability to perform projects, which are presently being performed for them by Laser Power. There can be no assurance that Laser Power will be able to maintain Laser Power's existing contracts or obtain additional contracts for projects at favorable rates, that Laser Power will be able to make the technological advances necessary to maintain its competitive position or that its new products will receive market acceptance. In addition, there can be no assurance that technological changes or development efforts by Laser Power's competitors will not render Laser Power's products or technologies obsolete or uncompetitive.

   Dependence on New Products and Processes. To meet its strategic objectives, Laser Power must continue to develop, manufacture and market new products, develop new processes and improve its existing

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

processes. As a result, Laser Power expects to continue to make investments in research and development and to consider from time to time the strategic acquisition of businesses, products, or technologies complementary to Laser Power's business. The success of Laser Power in developing, introducing and selling new and enhanced products depends upon a variety of factors, including product selection, timely and efficient completion of product design and development, timely and efficient implementation of manufacturing and assembly processes, effective sales and marketing and product performance in the field. There can be no assurance that Laser Power will be able to develop and introduce new products or enhancements to its existing products and processes in a manner that satisfies customer needs or achieves market acceptance. The failure to do so would have a material adverse effect on Laser Power's business, financial condition and results of operations.

   Future Capital Requirements. Although Laser Power believes that its existing cash balances and available lines of credit will be sufficient to meet its capital requirements for at least the next 12 months, Laser Power may seek additional equity or debt financing to compete effectively in the markets it serves. The timing and amount of Laser Power's capital requirements cannot be precisely determined at this time and will depend on a number of factors, including the demand for Laser Power's products and products under development. There can be no assurance that such additional financing will be available when needed, or, if available, will be on terms satisfactory to Laser Power. If additional funds are raised by issuing equity securities, further dilution to the then existing stockholders will result.

   Fluctuation in Quarterly Performance. Laser Power has experienced and expects to continue to experience significant fluctuations in its quarterly results. Laser Power may incur significant losses in the future due to product design, development, manufacturing and marketing expenditures. If significant variations were to occur between forecasts and actual orders, Laser Power may not be able to reduce its expenses proportionately and in a timely manner, and operating results could be adversely affected. In addition, Laser Power's ability to fill orders in a timely and responsive manner is dependent upon maintaining adequate manufacturing capacity and significant inventories of raw material and finished optics for replacement orders. Laser Power has experienced capacity constraints in the past which have resulted in delays in order fulfillment and reduced gross margins. Future delays in order fulfillment could lead to declines in product sales. If product sales or prices were to decline substantially, inventory writedowns could occur. Price reductions or increases in material costs could also have an adverse effect on Laser Power's business, financial condition and results of operations.

   Exposure to Government Markets. Product sales to customers in the defense industry accounted for 54% of product sales from continuing operations in the fiscal year ended September 30, 1999. These customers in turn generally contract with a governmental entity, typically the U.S. government. In addition, essentially all of Laser Power's contract research and development revenues were derived from contracts with customers in the defense industry. Many times, governmental programs are subject to funding approval and can be modified or terminated with no warning upon the determination of a legislative or administrative body. The loss or failure to obtain certain contracts could have a material adverse effect on Laser Power's business, financial condition and operating results. In addition, the loss of a major government customer or any significant reduction or delay in orders by such customer, could have a material adverse effect on Laser Power's business, financial condition and operating results.

   Exposure to Major Customer. Approximately 31% of Laser Power's sales from continuing operations in the fiscal year ended September 30, 1999, were derived from net sales to Lockheed Martin Corporation. The loss of this major customer, or any significant reduction or delay in orders by such customer, would have a material adverse effect on Laser Power's business, financial condition and operating results.

   Risks Associated With International Sales. International sales accounted for approximately 25% of Laser Power's total revenues from continuing operations in the fiscal year ended September 30, 1999, and Laser Power expects that international sales will continue to account for a substantial portion of total revenues. Laser Power may continue to expand its operations outside of the United States and to enter additional international markets, both of which will require significant management attention and financial resources. International sales are subject to inherent risks, including unexpected changes in regulatory requirements, tariffs and other trade barriers, political and economic instability in foreign markets, difficulties in staffing and management and integration of foreign operations, longer payment cycles, greater difficulty in accounts receivable collection, currency fluctuations and potentially adverse tax consequences. Since substantially all of Laser Power's foreign sales are denominated in U.S. dollars, Laser Power's products may also become less price competitive in countries in which local currencies decline in value relative to the U.S. dollar. Laser Power's business and operating results may also be materially and adversely affected by lower sales levels, which typically occur during the summer months and the calendar year end in Europe and certain other overseas markets. The sales of many of Laser Power's OEM customers are dependent on international sales, which increases Laser Power's exposure to the risks associated with international sales.

   Environmental, Health and Safety Concerns. Laser Power is subject to a variety of federal, state and local governmental regulations related to the storage, use and disposal of hazardous materials used by Laser Power in connection with the manufacture of optics. Both the governmental regulations and the costs associated with complying with such regulations are subject to change in the future. There can be no assurance that any such change will not have a material adverse effect on Laser Power's business, financial condition and results of operations. Laser Power makes investments in protective equipment, and continually reviews and monitors process controls, manufacturing procedures and training to minimize the risks to employees, surrounding communities and the environment due to the presence and handling of such hazardous materials. The failure to properly handle such materials could lead to harmful exposure to employees or to the improper discharge of hazardous materials. Since Laser Power does not carry environmental impairment insurance, such a failure could result in a material adverse effect on Laser Power's business, financial condition and results of operations.

   Volatility of Stock Price. Until 1997, there had been no public market for the common stock, and there can be no assurance that an active public market for the common stock will develop or be sustained. The trading price of the common stock could be subject to significant fluctuations in response to variations in quarterly operating results, the gain or loss of significant orders, changes in earning estimates by analysts, announcements of technological innovations or new products by Laser Power or its competitors, general conditions in the optics and laser industries and other events or factors. In addition, the stock market in general has experienced extreme price and volume fluctuations that have affected the market price for many companies in industries similar or related to that of Laser Power and that have been unrelated to the operating performance of those companies. These market fluctuations may materially and adversely affect the market price of the common stock.

Properties

   Laser Power leases a 60,000 square foot facility in Temecula, California and uses the facility as its principal manufacturing facility and headquarters. The Temecula lease agreement provides an initial term expiring in June 2007. In addition to the initial lease term, the lease provides for two additional five-year terms exercisable at Laser Power's option. Laser Power has an option to purchase the Temecula facility at its fair market value at the time the option is exercised.

   Laser Power also leases facilities in Tijuana, Mexico and Gent, Belgium, consisting of approximately 4,600 and 3,900 square feet, respectively. The lease on the Mexico facility expires in September 2000, and the lease on the Belgium facility expires in December 2000.

   Laser Power leases a 44,000 square foot facility in San Diego, California, formerly used for its headquarters and certain discontinued operations. This facility is leased through December 31, 2001 and may be purchased pursuant to an option that may be exercised at the expiration of the lease with a purchase price equal to the prevailing market value of the property. As of July 1, 2000 this facility has been subleased to unrelated parties under terms which provide for rental periods expiring concurrently with Laser Power's master

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

lease, and at rates which in the aggregate are less than the total cost to Laser Power. The estimated loss was expensed in the fiscal year ended September 30, 1998.

   Laser Power believes that its leased properties are adequately covered by insurance. Laser Power believes that its facilities are adequate for its current and projected needs and that additional space will be available as needed.

Legal Proceedings

   In October 1999, Laser Power and certain directors of Laser Power were sued by Kathy and George Roelofsen, Jonathan Bryrum, and Cheryl Roelofsen, in the Delaware Chancery Court (ROELOFSEN ET AL. VS KLIMASEWSKI ET AL, Del. Ch. C.A. No. 17450NC). This matter which, purported breaches of fiduciary duty in connection with Laser Power's rejection of an acquisition proposal during September 1999, has been dismissed by the plaintiffs without prejudice. Other than the legal fees and expenses paid by the Company in the defense of this matter, the claim did not result in any financial liability to the Company and no settlement or other accommodation was paid to the plaintiffs.

   On June 13, 2000, a complaint naming Laser Power Corporation and certain current and former directors of the company as defendants was served on the Corporation. The complaint seeks to assert a breach of fiduciary duty claim, and requests class action relief. It is styled C. Oliver Burt, III v. Laser Power Corp., et al., Case No GIC 749273 (San Diego Superior Court). This litigation is in its early stages, however, Laser Power believes that the claims are without merit and intends to defend itself vigorously. However, there can be no assurance that Laser Power will prevail in these proceedings or that an outcome unfavorable to Laser Power in these proceedings will not materially adversely affect Laser Power's business, financial condition or results of operations. Laser Power had previously entered into indemnification contracts with each of its officers and directors, including the directors who were named defendants in the complaint. As a result, Laser Power is paying the expenses of the directors in defending themselves in this matter subject to reimbursement under its insurance policies. Subject to certain limited exceptions, Laser Power will reimburse the directors for any monetary damages assessed against the individual directors that are not covered by Laser Power's insurance policies. In addition, the conduct of litigation can be time-consuming and costly. There can be no assurance that these factors will not materially adversely affect Laser Power's business, financial condition or results of operations.

Financial Statements

   The consolidated financial statements for Laser Power are included in a separate section of this registration statement beginning at page F-1.

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

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations for the Six-Months Ended March 26, 2000 and March 28,
1999

Revenues

   For the six months ended March 26, 2000 revenues were $16,777,000 compared to $16,294,000 for the prior year, an increase of $483,000 or 3%. During the six months ended March 26, infra-red and laser optics revenues increased 5% offset by reduced subcontract activity.

Gross Profit

   For the six months ended March 26, 2000, gross profits were $4,442,000, or 26.5% of revenues; compared to $4,455,000, or 27.3% of revenues, a decrease of $13,000 or 0.9% of revenue. The decline in gross profit as a percent of revenues during the six months ended March 26, 2000 compared to the prior year, is due to an activity reduction in the thin-film coating contract and a shift in infra-red product mix.

Internal Research and Development Expense

   For the six months ended March 26, 2000, expenses were $453,000 compared to $234,000 for the prior year. The increase was due to substantial increases in laser optic manufacturing process development. Laser Power expects that internal research and development expense will remain at or below current levels for the remainder of the fiscal year.

Selling, General and Administrative Expense

   For the six months ended March 26, 2000, expenses were $2,713,000 compared to $3,036,000 for the prior year, a decrease of $323,000 or 11%. The decrease was due to a reduction in administrative staff and other non-staff expenses. Selling, general and administrative expense is not expected to materially change as a percentage of sales in the near term.

Interest Expense

   For the six months ending March 26, 2000 interest expense was $223,000 compared to $252,000 for the prior year a decrease of $29,000. The decrease was primarily due to the application of proceeds from the sale of discontinued operations and proceeds from the exercise of stock options and warrants to the repayment of debt. Laser Power does not expect interest expense to change materially in the near term since the reduction in interest resulting from the application of proceeds will be offset by higher interest rates on its floating rate debt and interest on new borrowings to finance capital additions.

Income Taxes

   Income tax is not material due to the application of tax net loss carryforwards in the current year and the net loss in the prior year. In the past, Laser Power's effective tax rate has been reduced substantially by the utilization of federal and state tax net operating loss carryforwards. The future availability of carryforwards for any specific period will be limited by the application of rules relating to change of control as a result of prior issuances of common stock.

Liquidity and Capital Resources

   In November 1999, Laser Power entered into a credit agreement with Wells Fargo Bank. The credit agreement expires in November 2002, is secured by substantially all Laser Power assets, and provides a $4

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

million working capital line of credit, subject to a borrowing base, a $1.95 million term loan amortized over 5 years and a capital equipment financing facility. The amount due under the working capital line is classified as long-term debt in the Condensed Consolidated Balance Sheet. At March 26, 2000 no balance is outstanding on the working capital line. Laser Power utilized term loan proceeds and an initial draw on the working capital line to retire debt under a prior credit agreement. The credit agreement provides for a 0.5% interest rate reduction on the working capital line and term loan, after the net proceeds from the sale of discontinued operations exceeds $2,000,000. Laser Power received the rate reduction April 1, 2000.

   Cash used by continuing operations was $173,000 for the six months ended March 26, 2000, compared to a use of $484,000, for the prior year, a $311,000 decrease in uses of cash. The decrease was primarily due to profit improvement and decreases in inventory offset by additional accounts receivable and reductions in current liabilities.

   Cash used in investing activities of continuing operations was $766,000 for the six months ended March 26, 2000 compared to $784,000 for the prior year, a decrease of $18,000. Laser Power has made substantial investments in property and equipment for its manufacturing operations and plans to continue investing in property and equipment for the balance of the fiscal year.

   Cash provided by financing activities was $467,000 for the six months ended March 26, 2000 compared to cash provided of $911,000 for the prior year, a decrease of $444,000. During the six months ended March 26 2000, Laser Power received $3,033,000 from the exercise of warrants and common stock options. Laser Power used proceeds from the issuance of stock and cash received from the sale of discontinued operations to repay borrowings and to fund capital expenditures.

   Laser Power believes that its current cash balance together with other sources of liquidity are adequate to satisfy its cash requirements for at least the next 12 months. Laser Power's current credit agreement limits its investment in capital equipment and debt financing from other sources.

Fiscal Year Ended September 30, 1999 Compared to the Fiscal Year Ended September 30, 1998

   Revenues. For the fiscal year ended September 30, 1999, product sales were $31.3 million compared to $30.0 million for fiscal 1998, an increase of $1.3 million or 4%. Contract research and development revenues were $2.7 million for fiscal 1999 compared to $81,000 for fiscal 1998, an increase of $2.6 million. The increase in product sales was due primarily to increased shipments of infrared optics on long-term production contracts, partially offset by reduced shipments of laser optics. Laser optics orders decreased due to delivery delays resulting from relocation of the laser optic product line to Laser Power's Temecula, California facility, and increased competition. The increase in contract research and development revenues was due to a significant subcontract to design and construct a large aperture optic thin film coating facility at the Temecula location, for which there were no revenues in fiscal 1998.

   Laser Power's ability to increase product sales for fiscal 2000 is dependent on successful consolidation of optics operations, increased manufacturing capacity for anticipated customer requirements for infrared optics, and recovery of laser optics market share. Contract research and development revenues are expected to decrease due to a shift in focus from facility construction to thin film coating process development.

   Gross Profit. Gross profit on product sales was $8.2 million in fiscal 1999 compared to $7.9 million in fiscal 1999, an increase of $300,000 or 4%. Gross profit on research and development revenues was $912,000 in fiscal 1999 compared to a gross loss of $158,000 in fiscal 1998. Gross margin on product sales was 26% in fiscal 1999 and fiscal 1998. Increased gross margins due to a product mix shift to infrared optics was offset by the negative impact on gross margin of laser optic manufacturing inefficiencies related to the relocation to Temecula. Gross margin on contract research and development revenues was 33% in fiscal 1999. Losses on fixed price contracts experienced in fiscal 1998 did not recur in fiscal 1999.


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

   Internal Research and Development Expense. Internal research and development expense was $620,000 in fiscal 1999 compared to $870,000 in fiscal 1998, a decrease of $250,000 or 29%. The decrease was due to a change in focus in development activities from new product development to process improvement, which is primarily accounted for in cost of sales. As a percentage of sales, Laser Power does not expect internal research and development expense to increase significantly in the near term. In the long term, increases and decreases as a percentage of sales are less predictable and depend on a number of factors, including Laser Power's ability to obtain contract funding for development of key technologies.

   Selling, General and Administrative Expense. Selling, general and administrative expense was $6.5 million in fiscal 1999 and fiscal 1998. A reduction in corporate administrative expense was offset by an increase in operating unit selling and administrative expenses. Laser Power anticipates that these expenses will continue to increase to enable the sales and marketing activities and information systems infrastructure necessary to support Laser Power's long-term growth objectives. However, as a percentage of sales, these expenses are expected to remain constant or increase moderately.

   Interest Expense. Net interest expense was $342,000 in fiscal 1999 compared to $187,000 in fiscal 1998, an increase of $155,000 or 83%. The increase was due primarily to higher average borrowings during fiscal 1999 resulting from capital and other expenditures related to consolidation of optics operations and use of cash to fund discontinued operations. Future increase or decrease in interest expense will depend in part on the time required to dispose of discontinued operations and the timing of proceeds from disposal.

   Income Taxes. Income taxes were $11,000 in fiscal 1999 compared to $249,000 in fiscal 1998, a decrease of $238,000 or 96%. The tax provision in 1998 was due to taxable income of EMI for the period prior to the merger of EMI and Laser Power. Laser Power has substantial federal and state tax operating loss carryforwards available for future periods. The availability of these carryforwards may be limited by the application of rules relating to a change in control as a result of the merger with EMI and the completion of Laser Power's initial public offering of Common Stock in August 1997.

Fiscal Year Ended September 30, 1998 Compared to Fiscal Year Ended August 31,
1997

   Revenues. For the fiscal year ended September 30, 1998, product sales were $30.0 million compared to $29.1 million for fiscal 1997, an increase of $.9 million or 3%. Contract research and development revenues were $81,000 for fiscal 1998 compared to $623,000 for fiscal 1997, a decrease of $542,000 or 87%. The increase in product sales was due primarily to shipments of infrared optics on long-term production contracts. The decrease in contract research and development revenues was primarily due to a reduction in commercial laser and optics technology development contracts.

   Gross Profit. Gross profit on product sales was $7.9 million in fiscal 1998 compared to $9.7 million in fiscal 1997, a decrease of $1.8 million or 19%. Gross loss on research and development revenues was $158,000 in fiscal 1998 compared to a gross profit of $204,000 in fiscal 1997, a decrease of $.4 million. Gross margin on product sales was 26% in fiscal 1998 compared to 33% in fiscal 1997. The decrease in gross margin was primarily due to manufacturing inefficiencies and reduced selling prices in the laser optics product line. A gross loss was experienced on contract research and development revenues in fiscal 1998 due to costs incurred to complete a fixed price development contract.

   Internal Research and Development Expense. Internal research and development expense was $870,000 in fiscal 1998 and $916,000 in fiscal 1997.

   Selling, General and Administrative Expense. Selling, general and administrative expense was $6.5 million in fiscal 1998 compared to $5.8 million in fiscal 1997, an increase of $.7 million or 12%. The increase was due to the increased expense of being a publicly held company after Laser Power's IPO in June 1997.


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

   Interest Expense. Net interest expense was $187,000 in fiscal 1998 compared to $254,000 in fiscal 1997, a decrease of $68,000 or 27%. The decrease was due primarily to income from investment of the net proceeds of Laser Power's initial public offering, partially offset by increased borrowings for capital investments.

   Income Taxes. Income taxes were $249,000 in fiscal 1998 compared to $185,000 in fiscal 1997, an increase of $64,000 or 35%. The increase was due to increased taxable income of EMI prior to its merger with Laser Power. Laser Power's effective tax rate in fiscal 1997 was reduced substantially by the utilization of federal and state tax net operating loss carryforwards.

   Liquidity and Capital Resources. Laser Power completed its initial public offering in August 1997, raising approximately $8.1 million, net of offering costs. Prior to the public offering, Laser Power satisfied its liquidity requirements primarily from cash generated from operating activities and the net proceeds of private sales of preferred and common stock and, to a lesser extent, from issuance of subordinated debentures and capital equipment leasing and bank debt.

   In November 1999, Laser Power entered into a credit agreement with a unit of Wells Fargo Bank. The new credit agreement provides for a $4 million working capital line of credit, subject to a borrowing base, and a $1.95 million term loan to be amortized over 5 years. Laser Power utilized the proceeds of the term loan and an initial draw on the working capital line to retire its debt to Wells Fargo Bank under a prior credit agreement. The new credit agreement also provides for a capital equipment financing facility, and for a reduction in interest rates in the event that the net proceeds of the sale of its discontinued operations exceeds $2,000,000. The credit agreement expires in November 2002. The amount due under the working capital line is classified as long-term debt in the Consolidated Balance Sheet at September 30, 1999, and is secured by substantially all of the assets of Laser Power.

   Cash provided by operating activities of continuing operations was $2.7 million in fiscal 1999 compared to cash used of $454,000 in fiscal 1998 and cash provided of $2.8 million in 1997. The primary reasons for the use of cash in 1998 were expenses related to the merger with EMI and subsequent integration activities, and the restriction of $1 million in cash in connection with renewal of a bank credit agreement. Laser Power's new credit agreement does not provide for a restriction on cash.

   Cash used in investing activities of continuing operations was $2.2 million in fiscal 1999 compared to $2.9 million and $3.0 million in fiscal 1998 and 1997, respectively. The decrease in 1999 is due to reduced requirements for plant expansion and process automation investments. Laser Power expects capital equipment investment to be lower in the near term.

   Cash used in financing activities of continuing operations was $391,000 in fiscal 1999 compared to cash provided of $1.9 million and $8.6 million for fiscal 1998 and 1997, respectively. Cash usage in 1999 was primarily the net reduction of debt. For fiscal 1998, the primary sources of financing were bank borrowings and exercise of stock options. For fiscal 1997, the primary source of financing was the public offering. Laser Power had $1.7 million outstanding on its line of credit under its new credit agreement at December 1, 1999.

   Laser Power believes that its current cash balance together with other sources of liquidity will satisfy its cash requirements for at least the next twelve months.

Year 2000

   Many older computer software programs refer to years in terms of their last two digits only. Such programs may interpret the year 2000 to mean the year 1900 instead. If not corrected, these programs could cause date-related transaction failures. This problem is often referred to as the "Year 2000" issue.

   Laser Power recognizes the need to ensure that the Year 2000 issue will not impact its operations. Laser Power does not believe that it has an exposure to the Year 2000 issue with respect to its own products. As of

December 1, 1999, Laser Power determined that all of its 215 critical systems are Year 2000 ready. Laser Power also contacted critical suppliers and customers to determine the status of their Year 2000 readiness programs. Laser Power has requested that each critical supplier and customer provide information with respect to their efforts to address the Year 2000 issue. Based primarily on reliance on representations and certifications provided by these vendors and customers, Laser Power has not identified any material customer or vendor exposure to the Y2K issue.

   To date, Laser Power's expenditures on such corrective actions and surveys have not been material and Laser Power does not expect to incur material costs in the future related to addressing the Year 2000 issue. Laser Power does not have the financial resources to maintain higher than normal levels of inventory and to take other actions to insulate itself from disruption to its suppliers and customers caused by their failure to achieve Year 2000 compliance. Although Laser Power does not believe that it has an exposure to the Year 2000 issue with respect to its own products, there can be no assurance that failure of software upgrades and fixes provided to it by third parties for microprocessor software which supports critical operations, or that failure of its critical suppliers and customers to adequately address the Year 2000 issue in a timely fashion, will not result in a material adverse effect on Laser Power's business, financial condition or operating results.

Quantitative and Qualitative Disclosures About Market Risk

   Laser Power's market risk disclosures are not material and are therefore not required.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

   Laser Power has not experienced any changes in or disagreements with accountants on accounting or financial disclosure that are required to be reported.

                          INTERESTS OF CERTAIN PERSONS

   The information contained in the Information Statement attached as Exhibit 3 to the Schedule 14D-9 of Laser Power dated July 13, 2000, as amended is incorporated herein by reference. Each material agreement, arrangement or understanding and any actual or potential conflict of interest between Laser Power and its affiliates, or between Laser Power or its affiliates and II-VI or II-VI Acquisition or their respective executive officers, directors or affiliates, is either incorporated herein by reference or set forth below.

Stock Options

   The merger agreement provides that each option that either has an exercise price greater than the merger consideration or is not vested and exercisable as of the time the merger becomes effective will be canceled. The merger agreement provides that immediately prior to the time the merger becomes effective, all other outstanding options that are vested and exercisable will be canceled and the holders will receive a cash payment from Laser Power. The cash payment will be equal to the product of: (i) the total number of shares previously subject to such option; and (ii) the excess of (A) the merger consideration that would be paid with respect to each share of company common stock subject to such option over (B) the exercise price per share of company common stock subject to such option.

                      SUPPLEMENTARY FINANCIAL INFORMATION

   Supplementary financial information for Laser Power for each full quarter within the two most recent fiscal years is contained in the notes to the Laser Power Corporation Consolidated Financial Statements attached to this prospectus.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

Market Price and Dividend History

   II-VI common stock is listed and traded on the Nasdaq National Market and is quoted under the symbol "IIVI". On June 30, 2000, there were approximately 800 holders of record of II-VI common stock.

   Laser Power common stock, including the associated preferred stock purchase rights, is listed and traded on the Nasdaq National Market and is quoted under the symbol "LPWR." Laser Power common stock was first traded on June 19, 1997 on the Nasdaq National Market under the symbol LPWR. On July 11, 2000, there were approximately 3,000 beneficial holders of record of Laser Power common stock. This number does not reflect the number of beneficial holders of Laser Power's common stock, which Laser Power believes to be in excess of 800 holders.

   On June 18, 1997, Laser Power's Form SB-2 registration statement (File no. 333-24421) was declared effective by the Securities and Exchange Commission. The registration statement, as amended, covered the offering of 1,650,000 shares of Laser Power's common stock, $.001 par value. The offering commenced on June 19, 1997 and the sale to the public of 1,650,000 shares of common stock at $5.50 per share was completed on June 24, 1997 for an aggregate price of $9,075,000. The registration statement covered an additional 247,500 shares of common stock that the underwriters had the option to purchase solely to cover over-allotments. The managing underwriters for the offering were Cruttenden Roth Incorporated and L.H. Friend, Weinress, Frankson & Presson, Inc. On August 6, 1997, the underwriters exercised their option to purchase all 247,500 additional shares of common stock. A total of 1,897,500 shares of common stock were sold in the offering at an aggregate price of $10,436,250. All of the shares sold in the offering were sold by Laser Power.

   Expenses incurred by Laser Power through September 30, 1999 in connection with the issuance and distribution of common stock in the offering included underwriting discounts, commissions and allowances of $965,353 and other expenses of $1,365,566. Total offering expenses of $2,330,919 resulted in net offering proceeds to Laser Power of $8,105,331. No expenses were paid to directors, officers or affiliates of Laser Power or 10% owners of any class of equity securities of Laser Power.

   The following table sets forth, for the periods indicated, the high and low sale prices of II-VI common stock as reported on the Nasdaq National Market, along with the quarterly cash dividends per share.

                                                            II-VI Common
                                                             Sales Price
                                                     ---------------------------
                                                       High     Low    Dividends
                                                     -------- -------- ---------
Fiscal Year Ended June 30, 1998
  First Quarter..................................... 28       21 3/8        0
  Second Quarter.................................... 28 1/2   21            0
  Third Quarter..................................... 23 3/4   17 15/16      0
  Fourth Quarter.................................... 20 1/2   12 5/8        0
Fiscal Year Ended June 30, 1999
  First Quarter..................................... 14 1/4    7 1/4        0
  Second Quarter....................................  9        5 7/8        0
  Third Quarter..................................... 10 3/16   7 1/4        0
  Fourth Quarter....................................  9 1/2    7 1/4        0
Fiscal Year Ended June 30, 2000
  First Quarter..................................... 14 3/4    9 11/16      0
  Second Quarter.................................... 22       10 3/4        0
  Third Quarter..................................... 71 1/2   18 5/8        0
  Fourth Quarter.................................... 29 7/8   53 1/2        0
Fiscal Year Ended June 30, 2001
  First Quarter
   (through July 11, 2000).......................... 47 11/16 44 3/8        0

   The following table sets forth, for the periods indicated, the high and low sale prices of Laser Power common stock as reported on the Nasdaq National Market, along with the quarterly cash dividends per share.

                                                          Laser Power Common
                                                             Sales Price
                                                      --------------------------
                                                        High     Low   Dividends
                                                      -------- ------- ---------
Fiscal Year Ended September 30, 1998
  First Quarter......................................  9 3/4   5 3/8        0
  Second Quarter.....................................  8 7/8   4 5/16       0
  Third Quarter......................................  5 5/32  3 1/8        0
  Fourth Quarter.....................................  4 1/2   1 1/8        0
Fiscal Year Ended September 30, 1999
  First Quarter......................................  2 5/8   1            0
  Second Quarter.....................................  1 17/32   1/2        0
  Third Quarter......................................  1 1/16    17/32      0
  Fourth Quarter.....................................  3 1/8     3/4        0
Fiscal Year Ended September 30, 2000
  First Quarter......................................  3       2 1/8        0
  Second Quarter..................................... 11 13/16 2 3/4        0
  Third Quarter......................................  6 3/4   1 13/16      0
  Fourth Quarter
   (through July 11, 2000)...........................  5       4 7/8        0

   The information set forth in the table above presents the closing sale prices of II-VI common stock and Laser Power common stock as quoted on the Nasdaq National Market. On June 27, 2000, the last trading day prior to the announcement of the execution of the merger agreement, the last sales price of Laser Power common stock was $4.9375 per share and the last sales price of II-VI common stock was $47.625 per share as quoted on the Nasdaq National Market. On July 11, 2000, the most recent practicable trading day prior to the printing of this prospectus, the last sales price of Laser Power common stock was $4.875 per share and the last sales price of II-VI common stock was $44.125 per share. The market prices of Laser Power common stock and II-VI common stock are subject to fluctuation. As a result, Laser Power and II-VI shareholders are urged to obtain current market quotations.

   On the date you receive a stock certificate of II-VI in exchange for your Laser Power certificate(s), the price of a share of II-VI common stock may differ from those set forth above. Laser Power stockholders should obtain current price quotations. No assurance can be given concerning dividends to be declared and paid on II-VI common stock and Laser Power common stock. The timing and amount of future dividends declared on II-VI common stock will be set at the discretion of II-VI's board of directors and will depend on various factors, including, without limitation, the earnings and financial condition of II-VI and its subsidiaries.

Dividend Limitations

   II-VI's current credit facility restricts the payment of cash dividends. II-VI deems the use of corporate funds for day-to-day needs to be in the best interest of II-VI. There is no present intention to make any cash dividend payments.

   Laser Power has never paid any cash dividends on its common stock and does not anticipate paying cash dividends in the foreseeable future. Laser Power's credit agreements restrict the payment of cash dividends.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   The unaudited pro forma condensed combined financial information presented herein gives effect to the merger of II-VI and Laser Power. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical balance sheets of II-VI and Laser Power as if the merger occurred as of March 31, 2000, after giving effect to the purchase accounting and the other adjustments described in the notes thereto. The Unaudited Pro Forma Condensed Combined Statements of Earnings for the nine months ended March 31, 2000, and the year ended June 30, 1999, assume that the merger occurred on July 1, 1998.

   Since the fiscal years of II-VI and Laser Power differ, the periods combined for purposes of the unaudited pro forma combined financial data are as follows:

                   II-VI                              Laser Power
                   -----                              -----------
      Fiscal year ended June 30, 1999     Fiscal year ended September 30, 1999
      Nine-months ended March 31, 2000    Nine-months ended March 26, 2000

   The nine-months ended March 26, 2000 include three-months of Laser Power's financial results which are also recorded in the fiscal year ended September 30, 1999. Laser Power's net revenues and net earnings from continuing operations for the three-month period ended September 30, 1999 were $9,058,000 and $543,000, respectively.

   The unaudited pro forma information has been prepared based upon the terms of the merger in which II-VI will exchange $2.89 in cash and .052 shares of II-VI common stock for each outstanding Laser Power common share. The actual number of shares of II-VI common stock constituting the stock consideration will be determined by the volume weighted average trading price of II-VI common stock for the 12 consecutive trading days ending on the third trading day immediately preceding the expiration date of the offer multiplied by .052, provided that the stock consideration will not be valued at less than $2.26 or no more than $2.76. If the stock consideration value is outside this range, the amount of cash and/or the share factor will be adjusted as described in this prospectus. For purposes of the pro forma presentation, it has been assumed that the II-VI share price will be equal to $49.69, which is the 12 day volume weighted average trading price as of June 30, 2000.

   The unaudited pro forma combined financial statements and accompanying notes reflect the application of the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the effective time of the merger. As described in the accompanying notes, estimates of the fair values of Laser Power's assets and liabilities have been combined with the recorded values of the assets and liabilities of II-VI. However, changes to the adjustments included in the unaudited pro forma condensed combined financial statements are expected as evaluations of assets and liabilities are completed and as additional information becomes available. In addition, the results of operations of Laser Power subsequent to March 31, 2000, will affect the allocation of the purchase price. Accordingly, the final combined amounts will differ from those set forth in the unaudited pro forma condensed combined financial statements.

   The Unaudited Pro Forma Condensed Combined Statements of Earnings exclude any non-recurring costs of II-VI acquiring Laser Power, such as integration costs. These amounts cannot be determined until the merger is completed. II-VI expects to achieve certain reductions in costs subsequent to the merger as a result of the combination and consolidation of the operations of II-VI and Laser Power. Cost reductions, including the reduction and elimination of certain raw material costs and professional services costs that are expected to occur after the merger have not been included in the accompanying Unaudited Pro Forma Condensed Combined Statements of Earnings in accordance with the SEC's pro forma reporting rules.

   The unaudited pro forma condensed combined financial statements are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company, or of the financial position or results of operations of the combined company that would have actually occurred had the merger been in effect as of the date or for the periods presented. These unaudited pro forma condensed combined financial statements and the accompanying notes should be read in conjunction with the consolidated financial statements, including accompanying notes, of II-VI and Laser Power included in the documents described under "Where You Can Find More Information."

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

                    FOR THE NINE-MONTHS ENDED MARCH 31, 2000

                                                                       Pro
                                II-VI     Laser Power   Pro Forma     Forma
                             (Historical) (Historical) Adjustments   Combined
                             ------------ -----------  -----------   --------
                                 (In Thousands, Except Per Share Data)
Net Revenues...............    $52,853      $25,835      $    --     $78,688
                               -------      -------      -------     -------
Costs, Expenses & Other
 Income
  Cost of goods sold.......     29,609       18,001           --      47,610
  Contract research and
   development.............        636        1,002           --       1,638
  Internal research and
   development.............      1,969          700           --       2,669
  Selling, general and
   administrative..........     12,947        4,210        1,875 (a)  19,032
  Interest expense.........        258          324        1,773 (b)   2,355
  Other income, net........        (46)          --           --         (46)
                               -------      -------      -------     -------
Total Costs and Expenses...     45,373       24,237        3,648      73,258
                               -------      -------      -------     -------
Net Earnings Before Income
 Taxes.....................      7,480        1,598       (3,648)      5,430
  Income taxes.............      2,020          102         (621)(c)   1,501
                               -------      -------      -------     -------
Net Earnings...............    $ 5,460      $ 1,496      $(3,027)    $ 3,929
                               =======      =======      =======     =======
Basic Earnings Per Common
 Share.....................    $  0.86                               $  0.58(d)
                               =======                               =======
Diluted Earnings Per Common
 Share.....................    $  0.83                               $  0.56(d)
                               =======                               =======
Weighted Average Shares
 Outstanding...............      6,361                                 6,800
                               =======                               =======
Diluted Weighted Average
 Shares Outstanding........      6,560                                 6,999
                               =======                               =======


The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined
Financial Statements.

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

                        FOR THE YEAR ENDED JUNE 30, 1999

                                                                       Pro
                                II-VI     Laser Power   Pro Forma     Forma
                             (Historical) (Historical) Adjustments   Combined
                             ------------ ------------ -----------   --------
                                 (In Thousands, Except Per Share Data)
Net Revenues...............    $61,750      $34,010      $    --     $95,760
                               -------      -------      -------     -------
Costs, Expenses & Other
 Income
  Cost of goods sold.......     36,590       23,059           --      59,649
  Contract research and
   development.............      1,041        1,820           --       2,861
  Internal research and
   development.............      2,317          620           --       2,937
  Selling, general and
   administrative..........     13,563        6,520        2,500 (a)  22,583
  Interest expense.........        415          342        2,383 (b)   3,140
  Other income, net........       (214)          --           --        (214)
                               -------      -------      -------     -------
    Total Costs and
     Expenses..............     53,712       32,361        4,883      90,956
                               -------      -------      -------     -------
Net Earnings Before Income
 Taxes.....................      8,038        1,649       (4,883)      4,804
  Income taxes.............      2,575           10         (834)(c)   1,751
                               -------      -------      -------     -------
Net Earnings...............    $ 5,463      $ 1,639      $(4,049)    $ 3,053
                               =======      =======      =======     =======
Basic Earnings Per Common
 Share.....................    $  0.86                               $  0.45(d)
                               =======                               =======
Diluted Earnings Per Common
 Share.....................    $  0.84                               $  0.44(d)
                               =======                               =======
Weighted Average Shares
 Outstanding...............      6,360                                 6,799
                               =======                               =======
Diluted Weighted Average
 Shares Outstanding........      6,490                                 6,929
                               =======                               =======


The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined
Financial Statements.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               AT MARCH 31, 2000

                                                                         Pro
                                  II-VI     Laser Power   Pro Forma     Forma
                               (Historical) (Historical) Adjustments   Combined
                               ------------ ------------ -----------   --------
                                               (In Thousands)
Assets
Current Assets
  Cash and cash equivalents..    $ 5,221      $ 2,051      $    --     $  7,272
  Accounts receivable, net...     14,461        5,177           --       19,638
  Inventories................     11,881        5,520           --       17,401
  Other current assets.......      1,911          297           --        2,208
                                 -------      -------      -------     --------
Total Current Assets.........     33,474       13,045           --       46,519
                                 -------      -------      -------     --------
Plants, Properties and
 Equipment, Net..............     38,744        7,348           --       46,092
Other Assets.................     11,424          412       30,307 (e)   42,143
                                 -------      -------      -------     --------
Total Assets.................    $83,642      $20,805      $30,307     $134,754
                                 =======      =======      =======     ========
Liabilities and Shareholders'
 Equity
Current Liabilities
  Notes payable and current
   maturities of long-term
   debt......................    $ 4,044      $ 2,102      $(4,442)(f) $  1,704
  Accounts payable, accrued
   liabilities and other
   current liabilities.......      9,128        3,371           --       12,499
                                 -------      -------      -------     --------
Total Current Liabilities....     13,172        5,473       (4,442)      14,203
                                 -------      -------      -------     --------
Long-Term Debt...............      2,788        1,158       31,297 (g)   35,243
Other Liabilities, primarily
 deferred taxes..............      3,951          287       (1,543)(h)    2,695
Shareholders' Equity
  Common stock...............     19,723           10       21,737 (i)   41,470
  Paid-in capital............         --       22,605      (22,605)(j)       --
  Retained earnings
   (accumulated deficit).....     42,845       (8,686)       8,686 (j)   42,845
  Accumulated other
   comprehensive income
   (loss)....................      3,073          (42)      (2,823)(k)      208
  Less: Common stock held in
   treasury, at cost.........     (1,910)          --           --       (1,910)
                                 -------      -------      -------     --------
Total Shareholders' Equity...     63,731       13,887        4,995       82,613
                                 -------      -------      -------     --------
Total Liabilities and
 Shareholders' Equity........    $83,642      $20,805      $30,307     $134,754
                                 =======      =======      =======     ========

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined
Financial Statements.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   The Unaudited Pro Forma Condensed Combined Statements of Earnings for the nine months ended March 31, 2000 and year ended June 30, 1999 have been prepared as if the merger had occurred on July 1, 1998. The Unaudited Pro Forma Condensed Combined Balance Sheet has been prepared as if the merger had occurred on March 31, 2000. The merger has been accounted for under the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired is being amortized on a straight-line basis over 15 years.

   Preliminary allocation of the purchase price of Laser Power is summarized as follows (in thousands):

Purchase Price
Cost of Laser Power shares already owned by II-VI..................... $ 2,793
Cash consideration (including transaction expenses)...................  25,854
Value of II-VI common stock exchanged for Laser Power common stock outstanding, not currently owned by II-VI............................  21,747
Cash consideration for options on Laser Power common stock............   1,000
                                                                       -------
                                                                       $51,394
                                                                       =======
Allocation of Purchase Price
Fair value of net assets of Laser Power at March 26, 2000............. $13,887
Excess of the purchase price over the fair value of the net assets acquired.............................................................  37,507
                                                                       -------
  Total purchase price................................................ $51,394
                                                                       =======

   The following is a summary of reclassifications and adjustments (in thousands except for per share data) reflected in the Unaudited Pro Forma Condensed Combined Statements of Earnings:

(a) Represents amortization of excess purchase price over net assets acquired over 15 years.

(b) Represents additional acquisition interest expense related to the acquisition debt at an assumed rate of 8.50%. The interest rate on the acquisition debt is preliminary and is subject to change based on various factors, including the prevailing market interest rates, the form of the ultimate financing, and II-VI's credit rating. A change in the assumed interest rate of 0.25% would change the interest expense related to the acquisition debt by $69 and $92 for the nine months ended March 31, 2000 and the year ended June 30, 1999, respectively.

(c) Represents the tax effect of the Unaudited Pro Forma Condensed Combined Statements of Earnings adjustments, excluding amortization of excess cost over net assets acquired, based upon the statutory tax rate.

(d) Pro forma combined earnings per share amounts, as presented in the accompanying Unaudited Pro Forma Condensed Combined Statements of Earnings, are based on the weighted average and diluted weighted average pro forma number of shares of II-VI outstanding for each period presented.

   The following is a summary of reclassifications and adjustments reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet (in thousands):

(e) Represents the preliminary estimate of excess purchase price over the fair value of Laser Power net assets acquired. The estimated purchase price of Laser Power (estimated at $51,394) includes the cost of Laser Power shares already owned by II-VI, acquisition related expenses and the value of options on Laser Power common stock, less the fair value of Laser Power common stock owned by II-VI.

(f) Represents reclassification of $4,000 as long-term debt in connection with the restructuring of II-VI's credit facility to finance a portion of the merger, and the payoff of existing Laser Power long-term debt of $442.

(g) Represents the issuance of approximately $27,297 of long-term debt to finance the remainder of the cash consideration of the merger and the reclassification of $4,000 as long-term debt as described in (f) above.

(h) Represents $1,543 of deferred taxes of II-VI as of March 31, 2000 which was attributable to the tax difference between market value and cost basis of the Laser Power shares owned by II-VI.

(i) Represents the issuance of approximately 439,000 shares of II-VI common stock at $49.69 per share.

(j) Represents the elimination of Laser Power's historical paid-in capital and accumulated deficit.

(k) Represents the elimination of $2,865 of accumulated other comprehensive income of II-VI as of March 31, 2000 which was attributable to the difference between market value and cost basis of the Laser Power shares owned by II-VI, net of tax and the elimination of Laser Power historical accumulated other comprehensive loss of $42.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

                     LASER POWER STOCKHOLDER RIGHTS          II-VI SHAREHOLDER RIGHTS
                   ----------------------------------   ----------------------------------
 CLASSIFIED        Number of Members on Laser Power's   Number of Members on II-VI's Board
 BOARD AND         Board of Directors                   of Directors
 RELATED           Laser Power's bylaws, as amended,    II-VI's Bylaws provide that the
 PROVISIONS        provide that the authorized number   board of directors shall consist
                   of directors shall be fixed in       of at least five and not more than
                   accordance with the certificate of   nine directors, with the exact
                   incorporation; however the           number to be set from time to time
                   certificate of incorporation says    by resolution of the board of
                   nothing in this regard.              directors. Until such resolution,
                                                        the board will consist of six
                                                        directors.

                   Classes of Directors                 Classes of Directors
                   Neither Laser Power's certificate    II-VI's bylaws state that the
                   of incorporation nor its bylaws      board of directors shall be
                   provides for classes of directors.   divided into three classes. One
                                                        class is elected each year for a
                                                        three year term.

                   Vacancies on Laser Power's Board     Vacancies on II-VI's Board of
                   of Directors                         Directors
                   Laser Power's bylaws specify that    II-VI's bylaws provide that a
                   a vacancy exists in the case of      vacancy, including those resulting
                   death, removal, or resignation.      from an increase in the number of
                   Vacancies and new directorships      directors will be filled by a
                   are filled by affirmative vote of    majority of the remaining members,
                   a majority of the directors in       even though less than a quorum, or
                   office, even if less than a quorum   by the sole remaining director. A
                   is present. The board of directors   person elected to fill a vacancy
                   may resolve to allow the             will serve the remainder of the
                   stockholders to fill the vacancy.    unexpired term of his/her
                   Directors filling vacancies will     predecessor. A person filling a
                   serve for the remainder of the       vacancy resulting from an increase
                   term of the position they are        in the number of directors will
                   filling, or the position that was    serve a term designated by the
                   created, and until a successor is    board, not to exceed three (3)
                   elected and qualified.               years. Any vacancy in any class
                                                        may be filled by any incumbent
                                                        member of any other class of
                                                        directors.

                    LASER POWER STOCKHOLDER RIGHTS         II-VI SHAREHOLDER RIGHTS
                  ----------------------------------  ----------------------------------
                  Removal                             Removal
                  Any individual director may be      The shareholders may vote to
                  removed at any time with or         remove the entire board of
                  without cause following the date    directors, a class of directors,
                  on which Laser Power is no longer   or an individual director at any
                  subject to the qualifying record    time with or without cause with at
                  date and subject to the rights of   least two-thirds of the votes of
                  the series of preferred stock.      all shareholders who would be
                  Removal with cause requires an      entitled to vote at an annual
                  affirmative vote of the majority    election of directors. No
                  of the outstanding shares of        individual director will be
                  voting stock entitled to vote at    removed if the votes cast against
                  any election of directors. Removal  such removal would be sufficient,
                  without cause requires an           if voted cumulatively for such
                  affirmative vote of at least 66     director, to elect him or her to
                  2/3% of the outstanding shares of   the class of directors of which he
                  voting stock.                       or she is a member. Unless the
                                                      entire board of directors or a
                  After the qualifying record date,   class of directors are to be
                  and subject to the rights of the    removed, not more than one
                  series of preferred stock and       director at a time may be removed
                  limitations imposed by law, no      by any one vote of the
                  director may be removed without     shareholders.
                  cause. Removal with cause still
                  requires an affirmative vote of a
                  majority of the voting stock.

STOCKHOLDERS      Meetings                            Meetings
MEETINGS,         Laser Power's bylaws provide that   II-VI's bylaws provide that
NOTICE,           written notice of each meeting of   written notice of the annual
QUORUM, AND       stockholders will be given no less  meetings of the stockholders will
VOTING            than ten days and not more than     be given at least five days prior
CONSENT           sixty days before the date of the   to the meeting to each voting
                  meeting. The same notice            stockholder. At least ten days
                  provisions are applicable to        notice is required when the
                  special meetings. The notice        meeting will consider a
                  requirement is waivable in writing  fundamental change such as a by the stockholder or by virtue of  merger. The same notice provisions
                  attendance at the meeting in        are applicable to special
                  person or by proxy, so long as      meetings. A waiver signed by the
                  such stockholder is not present     person entitled to such notice,
                  solely for the purpose of           whether before or after the time
                  objecting to any transaction of     stated for the notice, is deemed
                  business. Such waiver is binding,   the equivalent of having given
                  as though notice had been given.    notice. Attendance in person or by
                                                      proxy, except with the express
                                                      purpose of objecting to the
                                                      proceedings, also constitutes a
                                                      waiver of notice.

                  Quorum                              Quorum
                  Laser Power's bylaws state that     II-VI's bylaws state that presence
                  presence in person or by duly       in person or by proxy of
                  authorized proxy of a majority of   stockholders entitled to cast at
                  the holders of the outstanding      least a majority of the votes of
                  shares entitled to vote             all shareholders constitutes a
                  constitutes a quorum for            quorum.
                  transacting business.

                    LASER POWER STOCKHOLDER RIGHTS         II-VI SHAREHOLDER RIGHTS
                  ----------------------------------  ----------------------------------
                  Written Consent                     Written Consent
                  The Laser Power bylaws state that   II-VI bylaws state that any action
                  any action that is required by      that may be taken at a meeting of
                  statute or that may be taken at a   the stockholders or a class of
                  meeting of the stockholders may be  stockholders may be taken without
                  taken without a meeting if there    a meeting if there is written
                  is written consent of a number of   consent of all the stockholders
                  stockholders no less than the       who would be entitled to vote at
                  minimum number that would           such a meeting.
                  otherwise be required by vote.

STOCKHOLDER       Laser Power's stockholder rights    II-VI currently does not maintain
RIGHTS PLANS      plan does not apply to the offer    a shareholder rights plan.
                  and the merger or any other tender
                  or exchange offer for all
                  outstanding shares of Laser Power
                  common stock or to any merger or
                  similar transaction approved by
                  the Laser Power board of
                  directors.

VOTE              Laser Power's Certificate of        II-VI's Articles of Incorporation
REQUIRED FOR      Incorporation
CHARTER AND       Laser Power has the right to        In the articles of incorporation,
BYLAW             amend, alter, change, or repeal     II-VI provides that an affirmative
AMENDMENTS        provisions in the certificate of    vote of the stockholders entitled
                  incorporation in the manner         to cast at least two-thirds of the
                  prescribed by statute. An           votes all stockholders would be
                  amendment requires a majority of    entitled to cast at an annual
                  the outstanding shares entitled to  election of directors, may be
                  vote and a majority of the          effective to amend, alter, or
                  outstanding stock of each class     repeal or to adopt a provision
                  entitled to vote. However, certain  inconsistent with the articles of
                  provisions may not be repealed or   incorporation or any provision of
                  amended in any respect unless       the bylaws relating to the number,
                  approved by an affirmative vote of  classification, and/or filling of
                  66 2/3% of the total voting power   vacancies of the board of
                  of all outstanding shares of        directors. The two-thirds vote is
                  voting stock.                       not required for such amendment,
                                                      repeal, or adoption unanimously
                                                      approved by all the directors.

                  Laser Power's Bylaws                II-VI's Bylaws
                  Laser Power's bylaws provide that   II-VI's bylaws provide that the
                  the bylaws may be altered or        bylaws may be altered, amended,
                  amended or new bylaws adopted by    and repealed, and new bylaws
                  an affirmative vote of at least 66  adopted by a vote of stockholders
                  2/3% of the voting power of the     entitled to cast at least a
                  outstanding shares of voting        majority of the votes which all
                  stock. The board of directors also  shareholders are entitled to cast
                  has the power to alter, amend, or   or by a vote of a majority of the
                  repeal the bylaws. Repeals and      full board of directors. The board
                  modifications of the bylaws are     of directors does not have the
                  only prospective.                   power to adopt or change a bylaw
                                                      on any subject committed expressly
                                                      to the shareholders by any
                                                      provisions of the Pennsylvania
                                                      Business Corporation Law.

                    LASER POWER STOCKHOLDER RIGHTS         II-VI SHAREHOLDER RIGHTS
                  ----------------------------------  ----------------------------------
BUSINESS          Business Combination                Business Combination
COMBINATION AND   Laser Power's certificate of        There are no provisions requiring
ANTITAKEOVER      incorporation provides that an      supermajority vote in the
PROVISIONS        affirmative vote of 66 2/3% of the  Pennsylvania Business Corporation
                  outstanding common shares is        Law or in II-VI's articles of
                  required for the approval,          incorporation or bylaws.
                  adoption, or authorization of a
                  business combination. 66 2/3%       II-VI is subject to certain
                  approval of common shares is not    antitakeover provisions of
                  required if the board of directors  Pennsylvania law, including:
                  has approved a memorandum of        . a provision which prohibits
                  understanding with such other       business  combinations, such as a
                  corporation or entity or as to any  merger, and an  "interested
                  corporation or entity with 5% of    shareholder," generally, a  20% or
                  the outstanding shares of common    more shareholder, unless a  number
                  stock at the time the certificate   of conditions are satisfied or an
                  of incorporation was adopted.        exemption is applicable;
                                                      . a provision regarding "control-
                  An amendment of all or any part of  share  acquisitions" in which the
                  the business combination            voting rights  of a shareholder
                  provisions outlined above requires  who acquires 20%,  33 1/3% or 50%
                  an affirmative vote of 66 2/3% of   or more of the voting  power of
                  the outstanding shares of common    the corporation are  conditioned
                  stock.                              upon the consent of a  majority
                                                      vote of the independent
                  Laser Power is subject to Section    shareholders;
                  203 of the Delaware General         . a provision pursuant to which
                  Corporation Law which prohibits     any  shareholder who objects to a
                  business combinations, such as      "control  transaction," that is,
                  mergers, between a Delaware         the acquisition by  any person or
                  corporation and an interested       group of 20% or more of  the
                  stockholder (generally, a 15% or    corporation's shares, is entitled
                  more stockholder). Section 203 is   to  make a written demand on the
                  not triggered if prior to the time   controlling person or group for
                  a person becomes an interested      payment  of the fair value of the
                  stockholder, the board approves     shares held by  the shareholder
                  either the business combination or  making the demand;
                  the transaction in which the        . a set of interrelated provisions
                  person became an interested         which  are designed to support the
                  stockholder. In addition, a         validity of  actions taken by the
                  business combination with an        board of directors  in response to
                  interested stockholder can proceed  takeover bids; and
                  if it is approved by the board and  . a provision which permits, but
                  by a two-thirds vote of voting      does not  require, the directors
                  shares not owned by the interested  broad discretion in  considering
                  stockholder. Finally, if a person   any corporate action, to  consider
                  acquires at least 85% of a          various corporate interests in
                  company's stock in a single          addition to the interests of
                  transaction, then Section 203 does  shareholders.
                  not apply.

AUTHORIZED        General Stock Information           General Stock Information
SHARES            --15,000,000 authorized common      --30,000,000 shares of common
                  stock                               stock, no  par value per share
                  --2,000,000 authorized Series A     --5,000,000 shares of preferred
                  Preferred  Shares                   stock, no  par value per share
                  --1,000,000 authorized Preferred
                  Shares,  with the designation of
                  any such series  of those stocks
                  to be made by the Board  of
                  Directors

                    LASER POWER STOCKHOLDER RIGHTS         II-VI STOCKHOLDER RIGHTS
                  ----------------------------------  ----------------------------------
                  Series A Preferred Stock ("Series   Preferred Stock
                  A")
                  Holders of Series A stock are       The board of directors is
                  entitled to receive annual          expressly authorized at any time
                  dividends prior and in preference   to divide any or all of the shares
                  to any dividends on common stock    of preferred stock into one or
                  at a rate equal to $0.32/share      more series and to fix and
                  when and if declared by the board   determine the number of shares and
                  of directors. This is providing     the designation of such series so
                  that any offering of shares of      as to distinguish it from the
                  common stock to all of the          shares of all other series and
                  existing stockholders will not be   classes. The board of directors
                  deemed to be a dividend for         may also determine the annual
                  purposes of this provision.         dividend rates for such series and
                  Dividends are not cumulative.       the date from which those
                                                      dividends shall commence to
                  In the event of a liquidation,      accrue. The articles of
                  dissolution, or winding up of       incorporation do not specify a per
                  Laser Power, and assuming a         share rate for annual dividends.
                  conversion of all Series A          The dates from which dividends
                  preferred stock, distribution will  commence to accrue distinguish
                  be made among the stockholders of   each series of preferred stock.
                  Series A and common stock pro rata
                  based upon the number of share of   The aggregate number of authorized
                  common stock held by each. If the   preferred stock may be increased
                  liquidation, dissolution, or        by amendment of the articles of
                  winding up arises out of a          incorporation approved by a
                  petition for bankruptcy,            majority of the outstanding shares
                  arrangement, reorganization,        of common stock. The board of
                  liquidation, or other protection    directors may in its discretion
                  under the federal bankruptcy laws,  issue or cause to be issued all or
                  Series A stockholders are entitled  any part of the authorized and to receive prior and in preference  unissued shares of preferred to any holders of common stock, an  stock.
                  amount equal to $4.00/share plus
                  any declared but unpaid dividends   The board of directors may fix and
                  for each share of Series A          determine the preferential amount
                  preferred stock then held. If the   or amounts payable upon shares of
                  assets and funds thus distributed   such series in the event of
                  are insufficient to cover the full  liquidation, dissolution, or
                  preferential amounts, then the      winding up of the corporation. No
                  entire assets of the corporation    specific provisions for the
                  available for distribution will be  distribution of assets and funds
                  distributed pro rata among the      have been made in the articles of
                  holders of Series A preferred       incorporation.
                  stock, with the remaining assets
                  to be distributed among the
                  holders of Series A preferred
                  stock and common stock pro rata
                  based upon the number of shares of
                  common stock held by each
                  (assuming a conversion of Series A
                  preferred stock).

                    LASER POWER STOCKHOLDER RIGHTS         II-VI STOCKHOLDER RIGHTS
                  ----------------------------------  ----------------------------------
INDEMNITY;        Indemnification                     Indemnification
LIMITATION OF     Laser Power's bylaws provide that   II-VI's bylaws provide that a
LIABILITY         Laser Power will indemnify its      director will not be personally
                  directors and executive officers    liable for monetary damages for
                  to the fullest extent not           any action taken or failed to be
                  prohibited by the Delaware General  taken unless the director has
                  Corporation Law. Laser Power's      breached or failed to perform the
                  bylaws provide indemnification for  duties of his office and such
                  directors and executive officers,   breach or failure to perform
                  as well as persons serving at the   constitutes self-dealing, willful
                  request of the corporation as a     misconduct or recklessness,
                  director or executive officer of    provided that a director's
                  another corporation, partnership,   criminal tax liability is not
                  joint venture, trust, or other      limited by this provision.
                  enterprise prior to the final
                  disposition of the proceeding.      II-VI will indemnify any person
                                                      who is or was a director, officer,
                  Laser Power may modify the extent   employee, or agent of the
                  of such indemnification by          corporation, or who is or was
                  individual contracts with its       serving at the request of the
                  directors and executive officers.   corporation as the director,
                                                      officer, employee, or agent of
                  Under its bylaws, Laser Power is    another corporation, joint
                  not required to indemnify any       enterprise, partnership, trust, or
                  directors or executive officers in  other enterprise against expenses,
                  connection with any proceeding      judgments, fines, and amounts paid
                  unless: 1) the indemnification is   in settlement actually and
                  expressly required by law; 2) the   reasonably incurred in connection
                  proceeding was authorized by the    with a civil, criminal,
                  board of directors; 3) the          administrative, or investigative
                  indemnification is provided by      action, if the person acted in
                  virtue of Laser Power's sole        good faith, in a manner he/she
                  discretion consistent with the      reasonably believed to be in the
                  Delaware General Corporation Law;   best interest of the corporation,
                  or 4) the indemnification is        or with reasonable cause to
                  otherwise necessary under other     believe his/her conduct was
                  provisions of the bylaws.           lawful. A person who has been
                                                      successful on the merits will be
                  Under Laser Power's bylaws, a       indemnified against expenses
                  director or executive officer's     actually and reasonably incurred.
                  right to indemnification is
                  enforceable by or on behalf of the  No indemnification will be made in
                  person holding such right if: 1)    respect of any claim in which such
                  the claim for indemnification or    person was held liable for
                  advances is denied in whole or in   negligence or misconduct in the
                  part; or 2) no disposition of such  performance of his/her duty to the
                  claim is made within ninety (90)    corporation. There may be an
                  days of such request. If the        exception to such non-indemnity
                  claimant is successful in an        where the court hearing such
                  enforcement action, he is entitled  action in view of all the to the expense of prosecuting that  circumstances and despite the
                  claim.                              judgment of liability, decides
                                                      that the person is fairly and
                  Laser Power's bylaws allow          reasonably entitled to indemnity
                  indemnification for all expenses    for expenses the court deems
                  incurred. With respect to           proper. No indemnification will be
                  executive officers (excepting       made wherein the court decides the
                  actions brought by reason of the    person's conduct constituted
                  fact that such officer is or was a  willful misconduct or
                  director of the corporation) in     recklessness.
                  any action, suit, or proceeding,
                  whether civil,                      Any indemnification will be made
                                                      on a determination that
                                                      indemnification is proper and that
                                                      such person has met the

                    LASER POWER STOCKHOLDER RIGHTS         II-VI STOCKHOLDER RIGHTS
                  ----------------------------------  ----------------------------------
                  criminal, administrative, or        applicable standard of conduct.
                  investigative, if the               This determination will be made
                  determination is made that such     by: 1) a majority vote of a quorum
                  person acted in bad faith or in a   of directors who were not party to
                  manner that person did not believe  the subject action or proceeding;
                  to be in the best interest of the   2) a majority vote of a quorum of
                  corporation, no advance for         disinterested directors (by
                  expenses will be made.              independent legal counsel in
                                                      written opinion); or 3) the
                                                      shareholders.

                  Insurance                           Insurance
                  Under the Laser Power bylaws, upon  The II-VI bylaws do not refer to
                  approval by the board of            purchasing insurance for purposes
                  directors, Laser Power may, to the  of indemnity.
                  fullest extent permitted by the
                  Delaware General Corporation Law,
                  purchase insurance on behalf of
                  any person required or permitted
                  to be indemnified pursuant to the
                  bylaws.

DISSENTERS        The Delaware General Corporation    The Pennsylvania Business
RIGHTS            Law provides for appraisal rights   Corporation Law provides that if a
RELATING TO       in the event of a merger or         stockholder objects to a plan of
DISPOSITION OF    consolidation of the company        asset transfer or division, he/she
ASSETS            unless the shares of the company    will be entitled to the rights and
                  are: 1) listed on a national        remedies of dissenting
                  securities exchange; or 2) held of  stockholders set forth in record by more than 2,000 holders.  subchapter D of chapter 15,
                  Appraisal rights will be            chiefly, a right to dissent from,
                  available, even if the shares are   and to obtain fair value of the
                  listed on a national securities     payment of his shares in the event
                  exchange or held of record by more  of any corporate action. By way of
                  than 2000 holders, provided         exception, stockholders are not
                  however, that appraisal rights      entitled to dissenters rights,
                  will be restored if the             including the right to obtain
                  stockholders are required to        payment of the fair value of his
                  exchange their stock for            shares, where the shares of the
                  consideration other than shares     company are either 1) listed on a
                  listed on a national securities     national securities exchange; or
                  exchange.                           2) held of record by more than
                                                      2,000 stockholders.
                                                      Under the Pennsylvania Business
                                                      Corporation Law, a dissenter, if
                                                      he/she believes that the amount
                                                      stated or remitted for the fair
                                                      value of the shares is less than
                                                      the fair value of the shares, may
                                                      send to the corporation his own
                                                      estimate of the fair value of the
                                                      shares. The estimate will serve as
                                                      a demand for payment of the amount
                                                      or the deficiency.

                                 LEGAL MATTERS

   The validity of the common stock offered hereby, the description of the material federal income tax consequences of the offer and the merger under the caption "Material Federal Income Tax Consequences" and certain other legal matters in connection with this offering will be passed upon for us by Buchanan Ingersoll Professional Corporation, One Oxford Centre, 301 Grant Street, 20th Floor, Pittsburgh, Pennsylvania 15219. Certain legal matters also may be passed upon for us by Sherrard, German & Kelly, P.C., 35th Floor, One Oliver Plaza, Pittsburgh, Pennsylvania 15222.

                                    EXPERTS

   The consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus by reference from the II-VI Incorporated Annual Report on Form 10-K for the year ended June 30, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

   Ernst & Young LLP, independent auditors, have audited Laser Power Corporation's consolidated financial statements at September 30, 1999 and 1998, and for each of the two years in the period ended September 30, 1999 and for the year ended August 31, 1997, as set forth in their report. Laser Power Corporation's financial statements have been included in this prospectus and elsewhere in this registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                          FORWARD-LOOKING INFORMATION

   We make forward-looking statements in this prospectus, and in the public documents to which we refer, that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations and the performance of Laser Power after we acquire a controlling interest in Laser Power. Also, when we use any of the words "believes," "expects," "anticipates," "estimates" or similar expressions we are making forward-looking statements.

   While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any forward-looking statements, which speak only as of the date made. You should understand that the factors discussed under "Risk Factors," in addition to those discussed elsewhere in this prospectus and in the public documents to which we refer, could affect the future results and performance of II-VI and the performance of Laser Power after we acquire a controlling interest in Laser Power. Many of these risks and uncertainties relate to factors that are beyond our ability to control or estimate precisely, such as future market conditions, the actions of governmental regulators and the behavior of other market participants. These risks and uncertainties could cause those results to differ materially from those expressed in our forward-looking statements This could cause those results to differ materially from those expressed in our forward-looking statements.

   Any forward-looking statements made in connection with the offer described in this prospectus are not, and have not been protected under the Private Securities Litigation Reform Act of 1995.

       INDEX TO LASER POWER CORPORATION CONSOLIDATED FINANCIAL STATEMENTS

Audited Financial Statements

Report of Ernst & Young LLP, Independent Auditors........................  F-2

Consolidated Balance Sheets at September 30, 1999 and September 30,
 1998....................................................................  F-3

Consolidated Statements of Operations for the years ended September 30,
 1999, September 30, 1998 and August 31, 1997 and the one month ended
 September 30, 1997......................................................  F-4

Consolidated Statements of Stockholders' Equity for the years ended
 September 30, 1999, September 30, 1998 and August 31, 1997 and the one
 month ended September 30, 1997..........................................  F-5

Consolidated Statements of Cash Flows for the years ended September 30,
 1999, September 30, 1998 and August 31, 1997 and the one month ended
 September 30, 1997......................................................  F-6

Notes to Consolidated Financial Statements...............................  F-7

Unaudited Financial Statements

Condensed Consolidated Balance Sheets as of March 26, 2000 (unaudited)
 and September 30, 1999.................................................. F-22

Condensed Consolidated Statements of Operations (unaudited) for the three-months ended March 2000 and 1999 and six-months ended March 2000 and 1999................................................................ F-23

Condensed Consolidated Statements of Cash Flows (unaudited) for the six-
 months ended March 2000 and 1999........................................ F-24

Notes to Condensed Consolidated Financial Statements (unaudited)......... F-25

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Laser Power Corporation

   We have audited the accompanying consolidated balance sheets of Laser Power Corporation at September 30, 1999 and September 30, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years ended September 30, 1999, September 30, 1998 and August 31, 1997 and the one month ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Laser Power Corporation at September 30, 1999 and September 30, 1998, and the consolidated results of its operations and its cash flows for the years ended September 30, 1999, September 30, 1998 and August 31, 1997 and the one month ended September 30, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young, LLP
                                          ERNST & YOUNG LLP

San Diego, California
December 4, 1999
except for Note 10, as to which the date is July 12, 2000

                            LASER POWER CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                       September    September
                                                          30,          30,
                                                         1999         1998
                                                      -----------  -----------
ASSETS
Current assets:
  Cash and cash equivalents.......................... $   859,927  $ 2,412,327
  Restricted cash....................................          --    1,000,000
  Accounts receivable, net...........................   4,488,460    4,760,828
  Inventories, net...................................   6,499,710    6,134,525
  Other current assets...............................     329,709      521,254
  Net current assets of discontinued operations......     570,027      880,610
                                                      -----------  -----------
    Total current assets.............................  12,747,833   15,709,544
Property and equipment, net..........................   7,094,233    6,096,847
Intangibles and other assets, net....................     418,907      442,354
Net non-current assets of discontinued operations....   1,647,208    2,369,468
                                                      -----------  -----------
    Total assets..................................... $21,908,181  $24,618,213
                                                      ===========  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................... $ 2,023,763  $ 1,939,636
  Accrued compensation and related expenses..........   1,529,649    1,106,641
  Other current liabilities..........................   1,732,680    2,931,470
  Allowance for operating losses of discontinued
   operations........................................     450,000           --
  Current portion of long-term debt..................   1,083,778    4,427,811
                                                      -----------  -----------
    Total current liabilities........................   6,819,870   10,405,558
Long-term liabilities................................     420,120    1,032,472
Long-term debt.......................................   3,082,809      286,838
Subordinated convertible debentures..................   1,660,000    1,660,000
Stockholders' equity:
  Common stock, par value $.001:
    Authorized--15,000,000 shares
    Issued and outstanding 8,579,987 shares in 1999,
     and 8,398,455 shares in 1998....................       8,580        8,398
  Additional paid-in capital.........................  19,573,531   19,416,298
  Accumulated deficit................................  (9,638,986)  (8,152,304)
  Accumulated other comprehensive loss...............     (17,743)     (39,047)
                                                      -----------  -----------
  Total stockholders' equity.........................   9,925,382   11,233,345
                                                      -----------  -----------
    Total liabilities and stockholders' equity....... $21,908,181  $24,618,213
                                                      ===========  ===========

                            See accompanying notes.

                            LASER POWER CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                           Year Ended   Year Ended     One Month
                            September    September       Ended     Year Ended
                               30,          30,      September 30, August 31,
                              1999         1998          1997         1997
                           -----------  -----------  ------------- -----------
Revenues:
  Product sales........... $31,278,196  $30,034,601   $2,531,442   $29,117,915
  Contract research and
   development............   2,731,981       81,274       36,240       622,514
                           -----------  -----------   ----------   -----------
    Total revenues........  34,010,177   30,115,875    2,567,682    29,740,429
Costs and expenses:
  Cost of product sales...  23,059,310   22,176,606    1,517,015    19,372,937
  Contract research and
   development............   1,820,026      239,402       36,488       418,076
  Internal research and
   development............     619,752      869,518       48,561       915,926
  Selling, general and
   administrative.........   6,519,791    6,479,216      725,298     5,814,390
  Merger and integration..          --    3,778,000           --            --
                           -----------  -----------   ----------   -----------
    Total costs and
     expenses.............  32,018,879   33,542,742    2,327,362    26,521,329
                           -----------  -----------   ----------   -----------
Income (loss) from
 operations...............   1,991,298   (3,426,867)     240,320     3,219,100
  Interest expense, net...     341,798      186,893        5,962       254,077
                           -----------  -----------   ----------   -----------
Income (loss) before
 income taxes.............   1,649,500   (3,613,760)     234,358     2,965,023
  Income taxes............      10,547      248,642      129,800       184,758
                           -----------  -----------   ----------   -----------
Income (loss) continuing
 operations...............   1,638,953   (3,862,402)     104,558     2,780,265
Loss from discontinued
 operations...............  (2,475,635)  (3,169,210)    (178,116)     (505,049)
  Loss on disposal,
   including estimated
   loss during disposal
   period of $450,000.....    (650,000)          --           --            --
                           -----------  -----------   ----------   -----------
    Net income (loss)..... $(1,486,682) $(7,031,612)  $  (73,558)  $ 2,275,216
                           ===========  ===========   ==========   ===========
Basic earnings (loss) per
 share:
  Income (loss) from
   continuing operations.. $       .19  $      (.47)  $      .01   $       .50
  Loss from discontinued
   operations.............        (.37)        (.38)        (.02)         (.09)
                           -----------  -----------   ----------   -----------
    Net income (loss)..... $      (.18) $      (.85)  $     (.01)  $       .41
                           ===========  ===========   ==========   ===========
Diluted earnings (loss)
 per share:
  Income (loss) from
   continuing operations.. $       .19  $      (.47)  $      .01   $       .39
  Loss from discontinued
   operations.............        (.37)        (.38)        (.02)         (.07)
                           -----------  -----------   ----------   -----------
    Net income (loss)..... $      (.18) $      (.85)  $     (.01)  $       .32
                           ===========  ===========   ==========   ===========
Average common shares
 outstanding:
  Basic...................   8,454,000    8,263,000    8,099,000     5,592,000
                           ===========  ===========   ==========   ===========
  Diluted.................   8,454,000    8,263,000    8,099,000     7,196,000
                           ===========  ===========   ==========   ===========

                            See accompanying notes.

                            LASER POWER CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

     Years Ended September 30, 1999, September 30, 1998 and August 31, 1997
                     and One Month Ended September 30, 1997

                             Convertible                                                      Accumulated
                           Preferred Stock        Common Stock     Additional                    Other
                         ---------------------  -----------------    Paid-In    Accumulated  Comprehensive
                           Shares     Amount     Shares    Amount    Capital      Deficit    Income/(Loss)    Total
                         ----------  ---------  ---------  ------  -----------  -----------  ------------- -----------
Balance at
 August 31, 1996........  1,610,891  $ 201,361  5,049,259  $5,049  $10,290,004  $(3,093,617)   $ 123,222   $ 7,526,019
 Issuance of common
  stock.................         --         --     95,373      95      117,405           --           --       117,500
 Issuance of common
  stock in initial
  public offering.......         --         --  1,897,500   1,898    8,121,868           --           --     8,123,766
 Conversion of preferred
  stock................. (1,610,891)  (201,361) 1,193,252   1,193      200,168           --           --            --
 Repurchase of common
  stock.................         --         --   (161,642)   (161)    (186,672)          --           --      (186,833)
 Comprehensive income
  (loss):
 Net income.............         --         --         --      --           --    2,275,216           --     2,275,216
 Foreign currency
  translation
  adjustment............         --         --         --      --           --           --     (173,798)     (173,798)
   Comprehensive
    income..............         --         --         --      --           --           --           --     2,101,418
                         ----------  ---------  ---------  ------  -----------  -----------    ---------   -----------
Balance at
 August 31, 1997........         --         --  8,073,742   8,074   18,542,773     (818,401)     (50,576)   17,681,870
 Transition period (Note
  1)....................         --         --         --      --      (13,216)    (302,291)      13,385      (302,122)
                         ----------  ---------  ---------  ------  -----------  -----------    ---------   -----------
Balance at
 September 30, 1997.....         --         --  8,073,742   8,074   18,529,557   (1,120,692)     (37,191)   17,379,748
 Issuance of common
  stock for exercised
  options...............         --         --    291,142     291      718,213           --           --       718,504
 Employee stock purchase
  plan..................         --         --     33,571      33      111,528           --           --       111,561
 Issuance of warrants
  for services..........         --         --         --      --       57,000           --           --        57,000
 Comprehensive loss:
 Net loss...............         --         --         --      --           --   (7,031,612)          --    (7,031,612)
 Foreign currency
  translation
  adjustment............         --         --         --      --           --           --       (1,856)       (1,856)
   Comprehensive loss...         --         --         --      --           --           --           --    (7,033,468)
                         ----------  ---------  ---------  ------  -----------  -----------    ---------   -----------
Balance at
 September 30, 1998.....         --         --  8,398,455   8,398   19,416,298   (8,152,304)     (39,047)   11,233,345
 Employee stock purchase
  plan..................         --         --    181,532     182      157,233           --           --       157,415
 Comprehensive income
  (loss):
 Net loss...............         --         --         --      --           --   (1,486,682)          --    (1,486,682)
 Foreign currency
  translation
  adjustment............         --         --         --      --           --           --       21,304        21,304
   Comprehensive loss...         --         --         --      --           --           --           --    (1,465,378)
                         ----------  ---------  ---------  ------  -----------  -----------    ---------   -----------
Balance at
 September 30, 1999..... $       --  $      --  8,579,987  $8,580  $19,573,531  $(9,638,986)   $ (17,743)  $ 9,925,382
                         ==========  =========  =========  ======  ===========  ===========    =========   ===========

                            See accompanying notes.

                            LASER POWER CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        One Month
                           Year Ended    Year Ended       Ended     Year Ended
                          September 30, September 30, September 30, August 31,
                              1999          1998          1997         1997
                          ------------- ------------- ------------- -----------
OPERATING ACTIVITIES
Income (loss) from
 continuing operations..   $ 1,638,953   $(3,862,402)  $  104,558   $ 2,780,265
Adjustment to income
 (loss) to account for
 overlapping periods
 (Note 1)...............            --            --     (228,733)           --
Adjustments to reconcile
 income (loss) to net
 cash provided by (used
 in) operating
 activities:
  Depreciation and
   amortization.........     1,276,779     1,582,785       93,038     1,053,211
  Loss on disposal of
   property and
   equipment and
   impairment of long-
   lived assets.........            --     1,250,505           --            --
  Long-term
   liabilities..........      (612,352)      803,548       (5,871)      (70,452)
  Warrants issued for
   services.............            --        57,000           --            --
  Changes in operating
   assets and
   liabilities:
   Restricted cash......     1,000,000    (1,000,000)          --            --
   Accounts receivable..       272,368       408,122      355,289      (613,503)
   Inventories..........      (365,185)     (637,568)    (181,632)   (1,061,258)
   Other current
    assets..............       191,545       (13,595)     (41,439)     (153,761)
   Accounts payable.....        84,127      (471,499)      77,104       418,245
   Accrued compensation
    and related
    expenses............       423,008      (403,841)      47,006       414,404
   Other current
    liabilities.........    (1,198,790)    1,832,686       30,778        56,285
                           -----------   -----------   ----------   -----------
Net cash provided by
 (used in) operating
 activities of
 continuing operations..     2,710,453      (454,259)     250,098     2,823,436
Net cash used in
 operating activities of
 discontinued
 operations.............    (1,871,621)   (4,055,785)     (77,935)     (599,317)
                           -----------   -----------   ----------   -----------
  Net cash provided by
   (used in) operating
   activities...........       838,832    (4,510,044)     172,163     2,224,119
INVESTING ACTIVITIES
Additions to property
 and equipment..........    (2,226,006)   (2,852,776)     (92,341)   (3,144,787)
Changes in intangibles
 and other assets.......        (3,408)       (7,202)         500         4,923
                           -----------   -----------   ----------   -----------
Net cash used in
 investing activities of
 continuing operations..    (2,229,414)   (2,859,978)     (91,841)   (3,139,864)
Net cash provided by
 (used in) investing
 activities of
 discontinued
 operations.............       228,829      (316,097)     (89,411)     (417,797)
                           -----------   -----------   ----------   -----------
  Net cash used in
   investing
   activities...........    (2,000,585)   (3,176,075)    (181,252)   (3,557,661)
FINANCING ACTIVITIES
Proceeds from
 borrowings.............     1,349,097     3,504,476           --     1,354,835
Payments on borrowings..    (1,897,159)   (2,435,446)     (30,845)     (801,623)
Net proceeds from
 issuance of stock in
 conjunction with
 initial public
 offering...............            --            --           --     8,123,766
Net proceeds from
 issuance and repurchase
 of stock...............       157,415       830,065      (13,216)      (69,333)
                           -----------   -----------   ----------   -----------
  Net cash provided by
   (used in) financing
   activities of
   continuing
   operations...........      (390,647)    1,899,095      (44,061)    8,607,645
                           -----------   -----------   ----------   -----------
Net increase (decrease)
 in cash and cash
 equivalents............    (1,552,400)   (5,787,024)     (53,150)    7,274,103
Cash and cash
 equivalents at
 beginning of the
 period.................     2,412,327     8,199,351    8,252,501       978,398
                           -----------   -----------   ----------   -----------
Cash and cash
 equivalents at end of
 the period.............   $   859,927   $ 2,412,327   $8,199,351   $ 8,252,501
                           ===========   ===========   ==========   ===========
SUPPLEMENTAL DISCLOSURES
 OF CASH FLOW
 INFORMATION:
Cash paid during the
 period for interest....   $   574,000   $   619,000   $   17,000   $   548,000
                           ===========   ===========   ==========   ===========
Cash paid during period
 for income taxes.......   $     9,000   $   241,000   $       --   $    48,000
                           ===========   ===========   ==========   ===========

                            See accompanying notes.

                            LASER POWER CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 1999

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Business and Basis of Presentation

   Laser Power Corporation ("Laser Power" or the "Company") designs, manufactures and markets high performance optics for industrial, medical and military applications. The Company's laser optics products are sold to laser system OEMs and end users as original and replacement components in high power CO\\2\\ and other lasers. The Company's infrared optics products are sold to various government agencies and to prime contractors of these agencies, and are used primarily in infrared imaging systems. The company also provides thin film design and coating services for industrial and military applications.

   The accompanying consolidated financial statements present the financial position, results of operations and cash flows of Laser Power Corporation (the "Company") and its subsidiaries, EMI Acquisition Corp. ("EMI"), Laser Power Optics de Mexico S.A. de C.V. ("Laser Power Mexico") and Laser Power Europe N.V. ("LPE"). EMI operates through its subsidiary Exotic Materials, Inc. (doing business as Exotic Electro-Optics--"Exotic"). Exotic manufactures infrared optic products principally for the aerospace and defense markets in the United States. LPE operates primarily as the European sales and distribution center for the Company. Laser Power Mexico performs a portion of the laser optic manufacturing and does not sell products to unaffiliated customers. All significant inter-company accounts and transactions have been eliminated in consolidation.

 Discontinued Operations

   During fiscal 1999, the Company's Board of Directors adopted a plan to sell its microlaser operations and to phase out certain contract research operations. Operations to be sold or phased out are reported as discontinued operations. The Company expects to conclude a transaction for the sale of a majority of the assets of discontinued operations by December 31, 1999.

   The results of discontinued operations were as follows:

                                         Year Ended    Year Ended   Year Ended
                                        September 30, September 30, August 31,
                                            1999          1998         1997
                                        ------------- ------------- ----------
Revenues:
  Product sales........................  $ 2,217,204   $ 1,034,830  $  277,796
  Contract research and development....    1,821,431     3,411,997   5,533,280
                                         -----------   -----------  ----------
    Total revenues.....................    4,038,635     4,446,827   5,811,076
Costs and expenses:
  Cost of product sales................    2,117,178     1,189,054     705,013
  Contract research and development....    1,466,620     3,088,957   4,431,107
  Internal research and development....    1,319,457     1,930,230     461,250
  Selling, general and
   administrative......................    1,392,489     1,288,307     556,313
                                         -----------   -----------  ----------
    Total costs and expenses...........    6,295,744     7,496,548   6,153,683
                                         -----------   -----------  ----------
Loss from operations...................   (2,257,109)   (3,049,721)   (342,607)
  Interest expense, net................      218,526       119,489     162,442
                                         -----------   -----------  ----------
Income (loss) before income taxes......   (2,475,635)   (3,169,210)   (505,049)
  Income taxes.........................           --            --          --
                                         -----------   -----------  ----------
Net loss from discontinued
 operations............................   (2,475,635)   (3,169,210)   (505,049)
  Loss on disposal, including estimated
   loss during disposal period of
   $450,000............................     (650,000)           --          --
                                         -----------   -----------  ----------
Net loss...............................  $(3,125,635)  $(3,169,210) $ (505,049)
                                         ===========   ===========  ==========

                            LASER POWER CORPORATION

   Corporate overhead expenses, historically allocated and charged to discontinued operations, were reversed and allocated back to continuing operations because those expenses were not considered to be directly attributable to discontinued operations. Expenses allocated back to continuing operations totaled $219,000, $119,000 and $162,000 in fiscal 1999, 1998 and
1997, respectively.

   Interest expense attributable to discontinued operations includes an allocation of interest on general corporate credit facilities. Interest is allocated to discontinued operations based on the expected reduction in interest expense that should occur upon the sale of any of the discontinued operations and the use of proceeds from such sale to repay debt, and is representative of projected future interest expense. The Company believes this approach is substantially the same as if the buyer assumed this debt.

   Assets and liabilities of discontinued operations have been reflected in the consolidated balance sheets as current or non-current assets based on the original classification of the accounts, except that current liabilities are netted against current assets and non-current liabilities are netted against non-current assets. Net non-current assets also reflect a valuation allowance of $200,000 to recognize the estimated loss on disposal. The summary of assets and liabilities of discontinued operations are presented in the "Selected Balance Sheet Detail" footnote.

   The accrual for the estimated pre-tax losses to be incurred during the expected disposal period of $450,000 is presented separately in the accompanying consolidated balance sheet for fiscal 1999. Such amount excludes corporate overhead and interest allocation.

 Change in Fiscal Year

   The Company changed its fiscal year end from August 31 to September 30 effective for the fiscal year ended September 30, 1998.

 Acquisition of EMI

   In February 1998, the Company merged with EMI. The Company issued 2,021,178 shares of its common stock based on a 1.8511 ratio of exchange. The Company has accounted for the merger as a pooling-of-interests; accordingly, the consolidated financial statements for the periods prior to the merger have been retroactively restated as if the combining companies had been combined for all periods presented. The Company's August 31, 1997 financial statements include the EMI financial statements for the year ended September 30, 1997.

   The consolidated results of operations of EMI for the three months ended December 31, 1996 were utilized in the 1997 fiscal period. Summarized information for the three months ended December 31, 1996 is as follows (unaudited, in thousands):

   Total revenues....................................................... $3,122
   Operating expenses................................................... $2,697
   Income before extraordinary item..................................... $  384

   The consolidated financial statements for the year ended August 31, 1997 include the year ended September 30, 1997 for EMI. The consolidated financial statements for the one month ended September 30, 1997 include EMI's net income as follows:

   Laser Power....................................................... $(302,291)
   EMI...............................................................   228,733
                                                                      ---------
   Net loss.......................................................... $ (73,558)
                                                                      =========

                            LASER POWER CORPORATION

   Total revenues and income (loss) of Laser Power and EMI from continuing operations for the periods preceding the acquisition were as follows (in thousands):

                                                      Laser
                                                      Power     EMI   Combined
                                                     -------  ------- --------
Five months ended February 28, 1998 (unaudited):
  Total revenues.................................... $ 6,969  $ 5,474 $12,443
  Income (loss) from continuing operations.......... $(1,225) $   469 $  (756)
Year ended August 31, 1997:
  Total revenues.................................... $17,541  $12,199 $29,740
  Income from continuing operations................. $ 1,233  $ 1,521 $ 2,754

 Merger and Integration Charge

   During 1998, the Company recorded a merger and integration charge of approximately $3.8 million related to the Company's merger with EMI and plan to move its laser optics operations from San Diego, California to Temecula, California. This charge included approximately $1.0 million related to an abandonment of a portion of the San Diego facilities lease, $1.3 million related to impairment of long-lived assets, $800,000 for acquisition costs and $700,000 related to severance for 26 employees, including three senior officers. The remaining merger and integration accrual balance at September 30, 1999 amounts to $1.0 million, which is for remaining employee severance and abandonment of a portion of the San Diego facilities lease.

 Revenues

   Product sales are recorded upon shipment. Revenue on long-term (generally spanning more than twelve months) fixed price contracts is recognized utilizing the units-of-delivery method of accounting. Under such method, revenues are recognized as units are shipped. The costs attributable to units shipped are based upon the actual cost of those units. Losses expected to be incurred on long-term contracts in progress are charged to operations when identified. Revenues from research and development contracts are recognized using the percentage-of-completion method based on the ratio of costs incurred to date to total estimated costs. Provisions are made to recognize any anticipated losses on contracts when losses become evident.

   Total product revenues from continuing operations from government contracts and subcontracts were $16,905,000, $14,491,000, and $12,485,000 in 1999, 1998 and 1997, respectively. Total contract revenues from continuing operations from government contracts and subcontracts were $2,638,000, $8,000, and $401,000 in 1999, 1998 and 1997, respectively.

 Cash and Cash Equivalents and Restricted Cash

   Cash and cash equivalents consist of cash and highly liquid investments with maturities of three months or less when purchased.

 Inventories

   Inventories are stated at lower of cost (first-in, first-out) or market. Market is based upon estimated net realizable value.

 Depreciation and Amortization

   Machinery, equipment and office furniture are depreciated over their estimated useful lives (3 to 15 years) on the straight-line method and leasehold improvements are amortized over the useful life of the asset or the lease term, whichever is less.

                            LASER POWER CORPORATION

   Intangible assets consist primarily of goodwill and patents. Goodwill is amortized over 20 years and patents are amortized over the shorter of the estimated useful life or the legal life. Amortization of patents is initiated when the related technology is ready for commercial release.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Concentration of Credit Risk

   The Company sells its products primarily to industrial and medical equipment companies, and to U.S. government agencies and their prime contractors. Financial instruments that potentially subject the Company to credit risk consist principally of cash equivalents and trade receivables. The Company invests in a variety of financial instruments and limits exposure with any one issuer. The Company performs periodic credit evaluations of its customers and has not experienced significant losses with respect to its accounts receivable. As of September 30, 1999, the carrying value of cash equivalents and trade receivables approximated estimated fair value.

 Impairment of Long-Lived Assets

   The Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

 Accounting for Stock-Based Compensation

   As permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), the Company has elected the current intrinsic value-based method and the pro forma effect of using the fair value-based method to account for stock-based compensation in its financial statements.

 Net Income (Loss) Per Share

   Net income (loss) per share is computed using "Basic EPS" and "Diluted EPS" as required by Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS 128"), which supersedes APB Opinion 15. Basic EPS includes no dilution and is based on weighted-average common shares outstanding for the period. Diluted EPS reflects the potential dilution of stock options, convertible preferred stock and warrants to purchase common stock. For loss periods, these common equivalent shares are excluded from the Diluted EPS computation as their effect would be antidilutive.

 Fair Value of Financial Instruments

   Financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, are carried at cost, which management believes approximate fair value because of the short-term maturity of these instruments. Long term debt bears interest at a variable rate, and therefor is carried at fair value.

                            LASER POWER CORPORATION

 Comprehensive Income

   As of January 1, 1998, the Company adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME. SFAS No. 130 establishes rules for the reporting and display of comprehensive income and its components; the company has disclosed its comprehensive income as a component of its statement of stockholders' equity.

 Segment Reporting

   As of January 1, 1998, the Company adopted SFAS No. 131, DISCLOSURE ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 131 establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas, and major customers. The Company has determined that its continuing operations are only in one segment and has disclosed information related to its discontinued operations elsewhere in these Notes to Consolidated Financial Statements. Accordingly, the adoption of this statement has no impact on the Company's financial statements.

 Effect of New Accounting Standards

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which will be effective January 1, 2001. This statement establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments imbedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. The Company believes the adoption of SFAS No. 133 will not have a material effect on the financial statements.

                            LASER POWER CORPORATION

2. SELECTED BALANCE SHEET DETAILS

                                                    September 30, September 30,
                                                        1999          1998
                                                    ------------- -------------
Accounts receivable:
  Trade............................................  $ 4,895,642   $ 5,159,103
  Reserves.........................................     (407,182)     (398,275)
                                                     -----------   -----------
                                                     $ 4,488,460   $ 4,760,828
                                                     ===========   ===========
Inventories:
  Raw materials....................................  $ 3,404,834   $ 2,231,389
  Work in progress.................................    3,008,989     3,257,916
  Finished goods...................................    1,483,003     1,260,040
                                                     -----------   -----------
                                                       7,896,826     6,749,345
  Reserves.........................................   (1,397,116)     (614,820)
                                                     -----------   -----------
                                                     $ 6,499,710   $ 6,134,525
                                                     ===========   ===========
Property and equipment, at cost:
  Machinery and equipment..........................  $10,647,510   $10,541,369
  Leasehold improvements...........................    2,040,634       683,348
  Office furniture and equipment...................      497,629       929,481
                                                     -----------   -----------
                                                      13,185,773    12,154,198
  Less accumulated depreciation and amortization...   (6,091,540)   (6,057,351)
                                                     -----------   -----------
                                                     $ 7,094,233   $ 6,096,847
                                                     ===========   ===========
Intangibles and other assets:
  Goodwill in foreign subsidiary...................  $   549,100   $   549,100
  Other............................................      365,379       361,967
                                                     -----------   -----------
                                                         914,479       911,067
  Less accumulated amortization....................     (495,572)     (468,713)
                                                     -----------   -----------
                                                     $   418,907   $   442,354
                                                     ===========   ===========
Net current assets of discontinued operations:
  Accounts receivable, net.........................  $   922,586   $   898,891
  Inventories, net.................................      484,739       738,953
  Other current assets.............................       24,197        25,842
  Accounts payable.................................     (306,279)     (294,122)
  Accrued compensation and related expenses........     (327,243)     (198,436)
  Other current liabilities........................     (227,973)     (290,518)
                                                     -----------   -----------
                                                     $   570,027   $   880,610
                                                     ===========   ===========
Net non-current assets of discontinued operations:
  Property and equipment, net......................  $ 1,452,263   $ 1,991,451
  Patents and licenses.............................      394,945       378,017
  Reserve for valuation............................     (200,000)           --
                                                     -----------   -----------
                                                     $ 1,647,208   $ 2,369,468
                                                     ===========   ===========

                            LASER POWER CORPORATION

3. LONG-TERM DEBT AND OTHER FINANCING AGREEMENTS

   Long-term debt consists of the following:

                                                     September 30, September 30,
                                                         1999          1998
                                                     ------------- -------------
   Promissory note..................................  $    39,015   $    57,058
   Term note payable to bank........................    2,846,134     2,814,877
   Note payable to bank.............................      840,743            --
   Equipment line of credit from bank...............           --     1,504,466
   Other equipment financing........................      436,115       330,328
   Other............................................        4,580         7,920
                                                      -----------   -----------
                                                        4,166,587     4,714,649
   Less current portion.............................   (1,083,778)   (4,427,811)
                                                      -----------   -----------
                                                      $ 3,082,809   $   286,838
                                                      ===========   ===========

   In November 1999, the Company entered into a new credit agreement with a unit of Wells Fargo Bank. The credit agreement provides for a revolving line of credit of $4,000,000, subject to a borrowing base limitation, with an annual interest rate of 1.5% above the bank's prime rate. The credit agreement includes a term loan of $1,950,000 amortized over 60 months commencing October 31, 1999 with interest at 1.5% above the bank's prime rate, and a $750,000 equipment financing facility with interest at 2% above the bank's prime rate. The credit agreement expires on October 31, 2002 unless renewed. In connection with the new agreement, the Company paid in full the existing term note payable and note payable with the bank amounting to approximately $3,642,000. The agreement includes a .25% facility fee. The agreement provides for a reduction in the interest rate applied to amounts outstanding under the line of credit and the term loan of 0.5% in the event that the net proceeds from the sale of discontinued operations received prior to June 30, 2000 is at least $2,000,000. All borrowings under the new credit agreement are secured by accounts receivable, inventory, and property and equipment. The agreement contains restrictive covenants, which include limitations on losses, maintenance of minimum tangible net worth, debt equity and cash flow ratios, as well as restrictions on capital and lease expenditures, additional borrowings and payments of dividends. In addition, penalties are due on a declining scale in the event that the Company terminates the agreement prior to the expiration of its term.

   Other equipment financing agreements are payable in monthly installments of principal and interest through April 2004. Borrowings under these financing agreements are secured by specific equipment, with interest at rates ranging from 9.75% to 12.00% at September 30, 1999.

   In November 1987, the Company obtained debt and equity financing from Union Miniere ("Union"). The Company issued 483,333 shares of common stock for $1,053,000 cash (net of stock issuance costs of $107,000) and subordinated convertible debentures amounting to $1,340,000. In December 1988, the Company issued an additional $320,000 of subordinated convertible debentures to Union. In March 1997, the maturity date of the debentures was extended to November 2, 2000 and the conversion rate for which the debentures are convertible into common stock was set at $4.625 per share (358,918 shares). The debentures are subordinated to all bank borrowings and interest is payable semi-annually at an annual rate equal to 1% above a bank's prime rate (9.25% at September 30, 1999) subject to a minimum rate of 5 1/2% and a maximum rate of the lesser of 11.5% or the maximum rate permitted by law. The debentures provide for restrictive covenants similar to those of the bank borrowings. At September 30, 1999, the Company was not in compliance with one of these covenants; however, a waiver has been obtained from Union.

                            LASER POWER CORPORATION

   All subordinated convertible debentures and long-term debt of the Company bear an adjustable interest rate and are carried at the principal value of the liability, which approximates fair value. Principal maturities on the subordinated convertible debentures and long-term debt, for each of the years ending subsequent to September 30, 1999 are as follows:

   2000.............................................................. $1,084,000
   2001..............................................................  2,723,000
   2002..............................................................    906,000
   2003..............................................................  1,087,000
   2004..............................................................     27,000
   Thereafter........................................................         --
                                                                      ----------
                                                                      $5,827,000
                                                                      ==========

4. INCOME TAXES

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established when the realization of deferred tax assets is uncertain. The components of the Company's deferred tax liabilities and assets are as follows:

                                                      Year Ended September
                                                               30,
                                                     ------------------------
                                                        1999         1998
                                                     -----------  -----------
   Deferred tax assets:
     Tax basis operating loss and credit
      carryforwards................................. $ 4,693,000  $ 4,817,000
     Impairment loss................................   1,141,000           --
     Accrued expenses and reserves..................   1,004,000           --
     Other..........................................          --      518,000
                                                     -----------  -----------
   Total deferred tax assets........................   6,838,000    5,335,000
                                                     -----------  -----------
   Deferred tax liability:
     Depreciation...................................    (866,000)     (55,000)
     Intangibles....................................    (181,000)    (243,000)
                                                     -----------  -----------
   Total deferred tax liabilities...................  (1,047,000)    (298,000)
                                                     -----------  -----------
   Net deferred tax assets..........................   5,791,000    5,037,000
   Valuation allowance..............................  (5,791,000)  (5,037,000)
                                                     -----------  -----------
   Net deferred tax accounts........................ $        --  $        --
                                                     ===========  ===========

                                             Year Ended September
                                                      30,             Year Ended
                                            ------------------------  August 31,
                                               1999         1998         1997
                                            -----------  -----------  ----------
   Pretax income (loss):
     United States......................... $(1,557,457) $(6,983,277) $2,289,323
     Foreign...............................      81,322      200,307     170,651
                                            -----------  -----------  ----------
                                            $(1,476,135) $(6,782,970) $2,459,974
                                            ===========  ===========  ==========

                            LASER POWER CORPORATION

   Significant components of the provision for income taxes are as follows:

                                                        Year Ended
                                                      September 30,   Year Ended
                                                     ---------------- August 31,
                                                      1999     1998      1997
                                                     ------- -------- ----------
   Current:
     Federal........................................ $    -- $177,000  $139,500
     Foreign........................................      --       --    12,836
     State..........................................  10,547   71,642    32,422
                                                     ------- --------  --------
   Total income tax provision....................... $10,547 $248,642  $184,758
                                                     ======= ========  ========

   A reconciliation of the effective tax rates and the statutory federal income tax rate is as follows:

                                                    Year Ended
                                                     September
                                                        30,         Year Ended
                                                    -------------   August 31,
                                                    1999    1998       1997
                                                    -----   -----   ----------
   Tax at U.S. statutory rate...................... (35.0%) (35.0%)    35.0%
   State income taxes, net of federal benefit......    .5%     .7%       .9%
   Higher effective income taxes of other
    countries......................................    --      --       (.5%)
   Change in valuation allowance...................  35.0%   38.0%    (30.0%)
   Other, net......................................    --      --       1.1%
                                                    -----   -----     -----
                                                      0.5%    3.9%      6.5%
                                                    =====   =====     =====

   At September 30, 1999, the Company has net operating loss carryforwards for federal and California income tax purposes of approximately $11,442,000 and $3,066,000, respectively, which may be applied against future taxable income. The federal carryforwards will begin to expire in 2001 unless previously utilized. The California carryforwards begin to expire in 2000.

   The Company also has investment tax credit, research and development credit, targeted jobs tax credit, alternative minimum tax credit and California manufacturers investment credit carryforwards at September 30, 1999 aggregating approximately $648,000 These tax credit carryforwards will begin to expire in 2000.

   Due to the Tax Reform Act of 1986, the Company's ability to use the net operating loss and tax credit carryforwards could be limited in the event of a cumulative change in ownership of more than 50% occurring within a three year period.

5. STOCKHOLDERS' EQUITY

 Common Stock Warrants

   Periodically, the Company will issue warrants to purchase common stock to outside directors and consultants in lieu of stock options. During the three years ended September 30, 1999, 46,664 warrants at an exercise price of $4.50 per share were issued to outside directors, which are fully exercisable. Warrants to purchase 324,996 shares of common stock at $3.00 to $7.33 per share are outstanding at September 30, 1999 including 185,000 warrants at a price range of $7.15 to $7.33 per share issued to representatives of the underwriters in conjunction with the initial public offering and for periodic advisory services. During 1999, 23,332 warrants were cancelled. The outstanding warrants expire from June 2002 to December 2006.

                            LASER POWER CORPORATION

 Stock Option Plans

   The Company's 1981 Stock Option Plan was approved by the Board of Directors and stockholders in 1981, as amended (the "1981 Plan"). The Company's 1993 Stock Option Plan (the "1993 Plan") was approved by the Board of Directors and stockholders in September 1993. The exercise prices of options granted were not less than fair market value of the stock on the date of grant. The options vest over a five-year period commencing on the date of grant in annual increments of twenty percent and are exercisable for a period of ten years after the date of grant. The Board of Directors has terminated the 1981 and 1993 Plans and no additional shares will be granted thereunder, but outstanding options remain exercisable and continue to vest in accordance with their terms until they terminate.

   On March 25, 1997, the Company adopted the 1997 Equity Incentive Plan (the "1997 Plan"). The 1997 Plan provides for incentive stock options and stock appreciation rights appurtenant thereto for employees (including officers and employee directors), and nonstatutory stock options, stock appreciation rights appurtenant thereto, stock bonuses and rights to purchase restricted stock for employees (including officers and employee directors) and non-employee directors and consultants. The 1997 Plan is administered by the Board of Directors, or a Committee appointed by the Board, which determines the option awards to be granted, including exercise prices, number of shares subject to the awards and the exercisability thereof, provided that such terms comply with the provisions of the plan.

   The term of stock options granted under the 1997 Plan may not exceed 10 years. The exercise price of options granted under the 1997 Plan is determined by the Board of Directors, but in the case of an incentive stock option, cannot be less than 100% of the fair market value of the common stock on the date of grant and in the case of a non-statutory stock option, cannot be less than 85% of the fair market value of the common stock on the date of grant. Options granted under the plans vest at the rate specified in the option agreement. The Board has authorized and reserved an aggregate of 1,000,000 shares of common stock for issuance under the Plan.

   On December 5, 1998 the Company repriced to $3.00 per share, which price was above the closing market price per share on the date of the repricing, 267,329 options that had original exercise prices ranging from $3.50 to $7.00 per share.

                            LASER POWER CORPORATION

   The following table summarizes stock option and warrant activity:

                                                                       Weighted
                                                                        Average
                                                                       Exercise
                                                 Number of  Price Per  Price Per
                                                  Shares      Share      Share
                                                 ---------  ---------- ---------
   Outstanding at August 31, 1996............... 1,278,497  $ .22-4.50   $3.40
     Granted....................................   666,776   1.05-3.00    5.02
     Exercised..................................        --          --      --
     Canceled...................................   (35,329)  3.00-4.50    3.37
                                                 ---------  ----------   -----
   Outstanding at August 31, 1997............... 1,909,944    .22-7.15    3.97
     Granted....................................   502,000   3.25-7.33    4.39
     Exercised..................................  (243,880)   .22-3.00    2.67
     Canceled...................................  (275,524)  1.22-6.50    4.50
                                                 ---------  ----------   -----
   Outstanding at September 30, 1998............ 1,892,540    .56-7.33    4.17
     Granted....................................   180,250    .75-2.00    1.65
     Canceled...................................  (261,537)  1.55-4.94    3.03
                                                 ---------  ----------   -----
   Outstanding at September 30, 1999............ 1,811,253  $ .56-7.33   $3.61
                                                 =========  ==========   =====

   At September 30, 1999, the weighted-average exercise price of outstanding stock options and warrants is $3.18 and $5.56, respectively, and 1,351,026 options and warrants are exercisable.

   Adjusted pro forma information regarding net income (loss) is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using the Black-Scholes method for option pricing with the following weighted-average assumptions: volatility of 0.559; risk-free interest rate range from 5.4% to 6.2%; dividend yield of 0%; and a weighted average expected life of the options of 6 years. The Company's pro forma information is as follows:

                                                      Year Ended
                                        --------------------------------------
                                        September 30, September 30, August 31,
                                            1999          1998         1997
                                        ------------- ------------- ----------
   Adjusted pro forma net income
    (loss).............................  $(2,109,000)  $(7,683,000) $2,025,000
   Adjusted pro forma diluted net
    income (loss) per share............  $      (.25)  $      (.92) $      .28

 Employee Stock Purchase Plan

   On March 25, 1997 the Company adopted the Employee Stock Purchase Plan (the "Purchase Plan") covering an aggregate of 250,000 shares of common stock. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the IRS Code. Under the Purchase Plan, the Board has authorized participation by eligible employees, including officers, in periodic offerings following the commencement of the Purchase Plan. The initial offering under the Purchase Plan commenced on the closing of the Company's initial public offering and terminated on February 28, 1998. Sequential six-month offerings have occurred since that date. The Purchase Plan permits the purchase of shares of common stock at the end of each offering period at 85% of the lesser of the price of the common stock on the first day of the offering period and the last day of the offering period. During 1999, 181,532 shares were issued to employees under this Plan at an average price of $.87 per share.

                            LASER POWER CORPORATION

   The Company does not have sufficient shares reserved to satisfy the expected requirement for the offering period ending February 29, 2000. The Board of Directors has authorized an increase in the number of shares reserved for issuance under the Purchase Plan of 100,000 shares, subject to stockholder approval at the next annual meeting of stockholders. In the event the increase in shares authorized is not approved, or approval occurs after the end of the offering period, the Company will allocate shares to the participants. The Purchase Plan would then become inactive until such time as stockholders approve an increase in shares reserved for issuance.

   Effective October 15, 1999, the Company designated 150,000 shares of Preferred Stock as Series A Junior Participating Preferred Stock and declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock. Each Right entitles a Stockholder to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock at an exercise price of $10.00, subject to adjustment. The Rights are only exercisable when a person or group of affiliated or associated persons (an Acquiring Person) acquires or obtains the right to acquire 15% or more of the Company's outstanding Common Stock or announces a tender or exchange offer that would result in an Acquiring Person beneficially owning more than 15% or more of the Company's outstanding shares. In the event any person becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person, will thereafter have the right to receive on exercise that number of shares of common stock of the Company, or, in certain business combinations, of the acquiring company, having a market value of two times the exercise price of the Right. The Rights expire on October 15, 2009 unless extended prior thereto by the Board, or earlier redeemed or exchanged by the Company.

 Shares Reserved for Future Issuance

   The following shares of common stock are reserved for future issuance at September 30, 1999:

   Subordinated convertible debentures................................   358,918
   Stock options:
     Granted and outstanding.......................................... 1,486,257
     Reserved for future grants.......................................   543,852
   Warrants...........................................................   324,996
   Stock Purchase Plan................................................    34,897
                                                                       ---------
                                                                       2,748,920
                                                                       =========

                            LASER POWER CORPORATION

6. EARNINGS PER SHARE

   The following table sets forth the computation of basic and diluted earnings per share (in thousands):

                                                       Year Ended
                                         --------------------------------------
                                         September 30, September 30, August 31,
                                             1999          1998         1997
                                         ------------- ------------- ----------
   Numerator:
     Numerator for basic and diluted
      earnings per share--income (loss)
      available to common stockholders..    $(1,487)      $(7,032)     $2,275
                                            =======       =======      ======
   Denominator:
     Denominator for basic earnings per
      share--weighted-average shares....      8,454         8,263       5,592
     Effect of dilutive securities:
       Stock options and warrants.......         --            --         634
       Convertible preferred stock......         --            --         970
                                            -------       -------      ------
     Dilutive potential common shares...         --            --       1,604
     Denominator for diluted earnings
      per share--adjusted weighted-
      average shares and
      assumed conversions...............      8,454         8,263       7,196
                                            =======       =======      ======
   Basic earnings per share.............    $  (.18)      $  (.85)     $  .41
                                            =======       =======      ======
   Diluted earnings per share...........    $  (.18)      $  (.85)     $  .32
                                            =======       =======      ======

7. COMMITMENTS AND CONTINGENCIES

 Lease Commitments

   The Company leases its operating, office and other facilities as well as certain vehicles and equipment under non-cancellable operating leases. The operating and office facilities leases contain escalation clauses and options for renewal and extend through June 2007.

   Future minimum rental payments (excluding common area maintenance charges) required under the operating leases for each of the remaining fiscal years ending subsequent to September 30, 1999 are as follows:

   2000.............................................................. $  857,000
   2001..............................................................    632,000
   2002..............................................................    452,000
   2003..............................................................    391,000
   2004..............................................................    357,000
   Thereafter........................................................    977,000
                                                                      ----------
                                                                      $3,666,000
                                                                      ==========

   Rent expense was $1,191,000, $1,528,000, and $1,063,000 for the years ended September 30, 1999, September 3, 1997 and August 31, 1997, respectively.

                            LASER POWER CORPORATION

8. GEOGRAPHIC INFORMATION

   The Company designs, manufactures and markets high performance optics for industrial, processing, medical, aerospace and defense markets. Export sales from U.S. continuing operations to unaffiliated customers located principally in Europe and the Asia Pacific region amounted to 13%, 30%, and 33% of total revenue in 1999, 1998 and 1997, respectively.

   Information with respect to the Company's continuing operations by significant geographic area is set forth below. Transfers between geographic areas have been shown at the agreed upon transfer price. All transactions denominated in foreign currency have been translated at the average exchange rates during the period.

   The identifiable assets located in the United States include assets located in Mexico, which are not considered significant.

                                       Year Ended September 30, 1999
                              -------------------------------------------------
                                United                             Consolidated
                                States      Europe   Eliminations     Total
                              ----------- ---------- ------------  ------------
Sales to unaffiliated
 customers..................  $29,270,046 $4,740,131 $        --   $34,010,177
Transfers between geographic
 areas......................    2,037,483         --  (2,037,483)           --
                              ----------- ---------- -----------   -----------
Total revenue...............  $31,307,529 $4,740,131 $(2,037,483)  $34,010,177
                              =========== ========== ===========   ===========
Income (loss) before income
 taxes......................  $ 1,586,605 $   81,322 $   (18,427)  $ 1,649,500
                              =========== ========== ===========   ===========
Identifiable assets.........  $26,556,347 $2,146,119 $(6,794,285)  $21,908,181
                              =========== ========== ===========   ===========

                                      Year Ended September 30, 1998
                             --------------------------------------------------
                               United                              Consolidated
                               States       Europe   Eliminations     Total
                             -----------  ---------- ------------  ------------
Sales to unaffiliated
 customers.................  $25,759,723  $4,356,152 $        --   $30,115,875
Transfers between
 geographic areas..........    2,192,342          --  (2,192,342)           --
                             -----------  ---------- -----------   -----------
Total revenue..............  $27,952,065  $4,356,152 $(2,192,342)  $30,115,875
                             ===========  ========== ===========   ===========
Income (loss) before income
 taxes.....................  $(3,762,730) $  200,307 $   (51,337)  $(3,613,760)
                             ===========  ========== ===========   ===========
Identifiable assets........  $23,965,886  $2,387,980 $(1,735,653)  $24,618,213
                             ===========  ========== ===========   ===========

                                         Year Ended August 31, 1997
                              -------------------------------------------------
                                United                             Consolidated
                                States      Europe   Eliminations     Total
                              ----------- ---------- ------------  ------------
Sales to unaffiliated
 customers..................  $26,020,906 $3,719,523 $        --   $29,740,429
Transfers between geographic
 areas..                        1,391,125         --  (1,391,125)           --
                              ----------- ---------- -----------   -----------
Total revenue...............  $27,412,031 $3,719,523 $(1,391,125)  $29,740,429
                              =========== ========== ===========   ===========
Income before income taxes..  $ 2,780,753 $  170,651 $    13,619   $ 2,965,023
                              =========== ========== ===========   ===========
Identifiable assets.........  $27,763,976 $2,009,946 $(1,655,280)  $28,118,642
                              =========== ========== ===========   ===========

9. EMPLOYEE BENEFIT PLAN

   The Company has a defined contribution plan (the "Plan") covering substantially all employees that have been employed for at least 90 days and meet certain age requirements. Employees may contribute up to 16% of

                            LASER POWER CORPORATION
their compensation per year (subject to a maximum limit by federal tax law). The Company is obligated to make matching contributions equal to 50% of the employee's contribution up to a maximum of 6% of the employee's compensation. At the discretion of the Board of Directors, the Company may make additional contributions. Prior to its merger with the Company, EMI had a defined contribution plan with contributions based on a profit-sharing formula. Subsequent to the merger, the EMI plan was terminated and participant balances rolled over into the Company's plan. The Company's contributions charged to continuing operations, which include contributions to the EMI plan prior to its termination, were $197,000, $381,000 and $275,000 for the years ended September 30, 1999, September 30, 1998 and August 31, 1997, respectively.

10. SUBSEQUENT EVENT

   In June 2000, the Company and certain current and former directors of the Company were named in a lawsuit. The complaint seeks to assert a breach of fiduciary duty claim, and requests class action relief. This litigation is in its early stages and no trial date has been scheduled. Management believes such claims are without merit and intends to vigorously defend its position if required.

                            LASER POWER CORPORATION

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                       March 26,  September 30,
                                                         2000         1999
                                                      ----------- -------------
                                                      (unaudited)
ASSETS
Current assets:
  Cash...............................................   $ 2,051      $   860
  Accounts receivable, net...........................     5,177        4,488
  Inventories, net...................................     5,520        6,500
  Other current assets...............................       193          330
  Net current assets of discontinued operations......       104          570
                                                        -------      -------
    Total current assets.............................    13,045       12,748
Property and equipment, net..........................     7,348        7,094
Intangibles and other assets, net....................       412          419
Net non-current assets of discontinued operations....        --        1,647
                                                        -------      -------
    Total assets.....................................   $20,805      $21,908
                                                        =======      =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................................   $ 1,328      $ 2,024
  Accrued compensation and related expenses..........     1,094        1,529
  Other current liabilities..........................       949        1,733
  Allowance for operating losses of discontinued
   operations........................................        --          450
  Net current liabilities of discontinued
   operations........................................        --           --
  Subordinated convertible debentures................     1,660           --
  Current portion of long-term debt..................       442        1,084
                                                        -------      -------
    Total current liabilities........................     5,473        6,820
Long-term liabilities................................       287          420
Long-term debt, less current portion.................     1,158        3,083
Subordinated convertible debentures..................        --        1,660
Stockholders' equity:
  Common stock, par value $.001:
    Authorized--15,000,000 shares
    Issued and outstanding 8,579,987 shares at
     September 30, 1999 and 9,622,215 shares at March
     26, 2000........................................        10            8
  Additional paid-in capital.........................    22,605       19,574
  Accumulated deficit................................    (8,686)      (9,639)
  Accumulated other comprehensive loss...............       (42)         (18)
                                                        -------      -------
  Total stockholders' equity.........................    13,887        9,925
                                                        -------      -------
    Total liabilities and stockholders' equity.......   $20,805      $21,908
                                                        =======      =======

                            See accompanying notes.

                            LASER POWER CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)
                    (in thousands, except per share amounts)

                                               Three Months     Six Months
                                               Ended March      Ended March
                                              --------------  ---------------
                                               2000   1999     2000    1999
                                              ------ -------  ------- -------
Revenues:
  Product sales.............................. $7,682 $ 7,714  $15,743 $15,038
  Contract research and development..........    525     869    1,034   1,256
                                              ------ -------  ------- -------
    Total revenues...........................  8,207   8,583   16,777  16,294
Costs and expenses:
  Cost of product sales......................  5,721   5,559   11,721  11,021
  Contract research and development..........    317     559      614     818
  Internal research and development..........    232     112      453     234
  Selling, general and administrative........  1,290   1,226    2,713   3,036
                                              ------ -------  ------- -------
    Total costs and expenses.................  7,560   7,456   15,501  15,109
                                              ------ -------  ------- -------
Income from operations.......................    647   1,127    1,276   1,185
  Interest expense, net......................     95     183      223     252
                                              ------ -------  ------- -------
Income (loss) before income taxes............    552     944    1,053     933
  Income taxes...............................     85       5      100       9
                                              ------ -------  ------- -------
Net income (loss) from continuing
 operations..................................    467     939      953     924
  Loss from discontinued operations..........     --  (1,009)      --  (1,665)
                                              ------ -------  ------- -------
    Net income (loss)........................ $  467 $   (70) $   953 $  (741)
                                              ====== =======  ======= =======
Basic earnings (loss) per share:
  Income (loss) from continuing operations... $  .05 $   .11  $   .11 $   .11
  Loss from discontinued operations..........     --    (.12)      --    (.20)
                                              ------ -------  ------- -------
    Net income (loss)........................ $  .05 $  (.01) $   .11 $  (.09)
                                              ====== =======  ======= =======
Diluted earnings (loss) per share:
  Income (loss) from continuing operations... $  .05          $   .10
  Loss from discontinued operations..........     --               --
                                              ------          -------
    Net income (loss)........................ $  .05          $   .10
                                              ======          =======
Average common shares outstanding--basic.....  9,137   8,424    8,873   8,411
                                              ====== =======  ======= =======
Average common shares outstanding--diluted... 10,329   8,424   10,322   8,411
                                              ====== =======  ======= =======


                            See accompanying notes.

                            LASER POWER CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (unaudited)
                                 (in thousands)

                                                               Six Months
                                                               Ended March
                                                             ----------------
                                                              2000     1999
                                                             -------  -------
OPERATING ACTIVITIES
Net income (loss) from continuing operations................ $   953  $  (741)
Adjustments to reconcile net income (loss) to net cash used
 in operating activities:
  Depreciation and amortization.............................     519      755
  Other current assets and current liabilities..............    (805)     667
  Changes in other assets and liabilities...................    (840)  (1,165)
                                                             -------  -------
Net cash used in operating activities of Continuing
 operations.................................................    (173)    (484)
Net cash used in operating activities of Discontinued
 operations.................................................    (439)      (2)
                                                             -------  -------
  Net cash used in operating activities.....................    (612)    (486)
INVESTING ACTIVITIES
Additions to property and equipment.........................    (766)    (784)
Changes in other assets and liabilities.....................      --       --
                                                             -------  -------
Net cash used in investing activities of continuing
 operations.................................................    (766)    (784)
Net cash provided by (used in) investing activities of
 discontinued operations....................................   2,102      (48)
                                                             -------  -------
  Net cash provided by (used in) investing activities.......   1,336     (832)
FINANCING ACTIVITIES
Payments on borrowings......................................  (2,566)  (1,287)
Proceeds from borrowings....................................      --    2,131
Net proceeds from issuance of stock.........................   3,033       67
                                                             -------  -------
  Net cash provided by financing activities.................     467      911
                                                             -------  -------
Net increase (decrease) in cash and cash equivalents........   1,191     (407)
Cash at beginning of the period.............................     860    2,412
                                                             -------  -------
Cash at end of the period................................... $ 2,051  $ 2,005
                                                             =======  =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest.................... $    47  $   201
                                                             =======  =======


                            See accompanying notes.

                            LASER POWER CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION

   The accompanying unaudited condensed consolidated financial statements have been prepared by Laser Power Corporation (the "Company") in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X, and in the opinion of management, contain all adjustments necessary to present fairly the consolidated financial position as of March 26, 2000 and the consolidated results of operations for the three and six fiscal months ended March 26, 2000 and March 28, 1999.

   Certain information and footnote disclosures normally included in financial statements have been omitted or condensed. These condensed consolidated financial statements should be read in conjunction with the financial information included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. The results of operations for the period ended March 26, 2000 are not necessarily indicative of the results that may be attained for the entire fiscal year.

   The Company reports quarterly results using a thirteen week fiscal period, but reports annual results using a September 30 year-end.

   The Company has determined that its continuing operations are only one segment and has disclosed information related to its discontinued operations in the Notes to the Condensed Consolidated Financial Statements.

2. NET INCOME (LOSS) PER SHARE

   Net income (loss) per share is computed using "Basic EPS" and "Diluted EPS" as required by Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS 128"), which supersedes APB Opinion 15. Basic EPS includes no dilution and is based on weighted-average common shares outstanding for the period. Diluted EPS reflects the potential dilution of stock options, convertible preferred stock and warrants to purchase common stock. For loss periods, these common equivalent shares are excluded from the Diluted EPS computation as their effect would be antidilutive.

3. FINANCING AGREEMENTS

   In November 1999, the Company entered into a credit agreement with Wells Fargo Bank. The credit agreement provides a $4,000,000 revolving line of credit, subject to a borrowing base limitation, and a $1,950,000 term loan, amortized over 60 months commencing October 31, 1999. The annual interest rate on these loans is 1.5% above the lender's prime rate until net proceeds from the sale of discontinued operations exceeds $2,000,000. The credit agreement also provides a $750,000 equipment financing facility with interest at 2% above the lender's prime rate. The agreement expires October 31, 2002 unless renewed. On April 1, 2000, the interest rate on the revolving line and the term loan was reduced to 1% over the lender's prime rate after net proceeds from the sale of discontinued operations exceeded $2,000,000. On April 6, 2000, the Company redeemed $1,660,000 of its convertible subordinated debentures held by Union Miniere.

   Borrowings under the credit agreement are secured by accounts receivable, inventory, and property and equipment. The agreement contains restrictive covenants that include limitations on losses, maintenance of minimum tangible net worth, debt, equity and cash flow ratios, as well as restrictions on capital and lease expenditures, additional borrowings and payments of dividends.

                            LASER POWER CORPORATION

4. INVENTORIES (in thousands)

   The components of inventory at March 26, 2000 and September 30, 1999 are as follows:

                                                        March 26,  September 30,
                                                          2000         1999
                                                       ----------- -------------
                                                       (unaudited)
Raw materials.........................................   $ 3,134      $ 3,405
Work in progress......................................     2,533        3,009
Finished goods........................................     1,413        1,483
                                                         -------      -------
  Subtotal............................................     7,080        7,897
Reserves..............................................    (1,560)      (1,397)
                                                         -------      -------
Inventories, net......................................   $ 5,520      $ 6,500
                                                         =======      =======

5. DISCONTINUED OPERATIONS (in thousands)

   During fiscal 1999, the Board of Directors adopted a plan to sell the Company's microlaser operations and to phase out certain contract research operations. Operations to be sold or phased out are reported as discontinued operations. The Company sold the majority of the assets of discontinued operations in December, 1999, and concluded a transaction for the remaining discontinued operations in February 2000.

   The results of discontinued operations were as follows:

                                                 Three Months     Six Months
                                                 Ended March     Ended March
                                                 -------------  ---------------
                                                 2000   1999     2000    1999
                                                 ----  -------  ------  -------
Revenues:
  Product sales................................. $ --  $   837  $  602  $ 1,333
  Contract research and development.............  150      418     467      922
                                                 ----  -------  ------  -------
    Total revenues..............................  150    1,255   1,069    2,255
Costs and expenses:
  Cost of product sales.........................   --      999     584    1,321
  Contract research and development.............  168      338     414      738
  Internal research and development.............    4      348     123      762
  Selling, general and administrative...........   77      579     387    1,099
                                                 ----  -------  ------  -------
    Total costs and expenses....................  249    2,264   1,508    3,920
                                                 ----  -------  ------  -------
Loss from discontinued operations...............  (99)  (1,009)   (439)  (1,665)
  Interest expense, net.........................   --       --      --       --
                                                 ----  -------  ------  -------
Loss before income taxes........................  (99)  (1,009)   (439)  (1,665)
  Income taxes..................................   --       --      --       --
                                                 ----  -------  ------  -------
Net loss from discontinued operations........... $(99) $(1,009) $ (439) $(1,665)
                                                 ====  =======  ======  =======

   Corporate overhead expenses, historically allocated and charged to discontinued operations, were reversed and allocated back to continuing operations because those expenses were not considered to be directly attributable to discontinued operations. Expenses allocated back to continuing operations totaled $21,000 and $95,000 for the three months ending March 2000 and 1999 respectively, and $117,000 and $190,000 for the six months ending March 2000 and 1999 respectively.

                            LASER POWER CORPORATION

   Interest expense attributable to discontinued operations includes an allocation of interest on general corporate credit facilities. Interest is allocated to discontinued operations based on the expected reduction in interest expense that should occur upon the sale of any of the discontinued operations and the use of proceeds from such sale to repay debt, and is representative of projected future interest expense. The Company believes this approach is substantially the same as if this debt was assumed by the buyer. All interest expense for the three and six month periods ending March 26, 2000 was allocated to continuing operations.

   The consolidated balance sheets reflect the assets and liabilities of discontinued operations as current or non-current assets based on the original classification of the accounts, except that current liabilities are netted against current assets and non-current liabilities are netted against non-current.

   The accrual for the estimated pre-tax losses of $450,000 to be incurred during the expected disposal period is presented separately in the accompanying consolidated balance sheet for September 30, 1999, and excludes corporate overhead and interest allocation. The pre-tax loss for the six month period ended March 26, 2000 amounting to $439,000 has been charged to this accrual.

                         AGREEMENT AND PLAN OF MERGER

   This AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of June 28, 2000 by and between LASER POWER CORPORATION, a Delaware corporation (the "Company"), II-VI INCORPORATED, a Pennsylvania corporation ("II-VI"), and II-VI ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of II-VI ("MergerSub").

                                   RECITALS

   A. The respective Boards of Directors of the Company, II-VI and MergerSub each have determined that it is fair to, and in the best interests of their respective companies and stockholders for MergerSub to acquire the Company upon the terms and subject to the conditions set forth herein.

   B. In furtherance of such acquisition, it is proposed that MergerSub will make an exchange offer (the "Offer") to purchase, subject to the terms and conditions of this Agreement, up to 100% of all the issued and outstanding shares of common stock, $.001 par value per share (the "Company Common Stock") of the Company (the "Shares"), the consideration for such purchase to consist of shares of common stock, no par value, of II-VI (the "II-VI Common Stock") and cash.

   C. The Board of Directors of the Company has approved the making of the Offer and resolved to recommend that the holders of the Shares tender their Shares pursuant to the Offer.

   D. The respective Boards of Directors of the Company, II-VI and MergerSub each have approved in accordance with the Delaware General Corporation Law, as amended ("Delaware Corporate Law"), this Agreement and the merger of the MergerSub with and into the Company following the consummation of the Offer (the "Merger") and upon the terms and subject to the conditions set forth herein.

   E. The Company, II-VI and MergerSub desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe certain conditions to the Offer and the Merger.

                                   AGREEMENT

   NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

   Section 1.1 Certain Definitions.

   For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

   "Balance Sheet" shall mean the consolidated balance sheet of the Company as of September 30, 1999 (and the notes thereto) set forth in the Company's annual report on Form 10-K for the fiscal year ended September 30, 1999.

   "Balance Sheet Date" shall mean September 30, 1999.

   "Benefit Arrangements" shall have the meaning set forth in Section 5.13(a).

   "Certificate" shall have the meaning set forth in Section 3.2(b).

   "Certificate of Merger" shall have the meaning set forth in Section 3.1(b).

   "Claims" shall mean all demands, claims, actions or causes of action, assessments, losses, damages (including, without limitation, diminution in value), liabilities, sanctions, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and disbursements.

   "Code" shall mean the Internal Revenue Code of 1986, as amended.

   "Commencement Date" shall mean the date of the filing of the Offer Registration Statement, as defined in Section 2.1(b).

   "Common Share Exchange Ratio" shall have the meaning set forth in Section 2.1(a).

   "Company" shall mean Laser Power Corporation, a Delaware corporation.

   "Company Intellectual Property Rights" shall have the meaning set forth in
Section 5.24.

   "Company SEC Reports" shall have the meaning set forth in Section 5.7(a).

   "Company Securities" shall have the meaning set forth in Section 5.5(b).

   "Confidentiality Agreement" shall mean the Confidentiality Agreement dated as of January 5, 2000, by and between the Company and II-VI.

   "Continuing Directors" shall have the meaning set forth in Section 2.3(b).

   "Contracts" shall have the meaning set forth in Section 5.22.

   "Control" shall mean possession, directly or indirectly, or power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

   "Current Policies" shall have the meaning set forth in Section 8.2(a).

   "Delaware Corporate Law" shall mean the Delaware General Corporation Law, as amended.

   "Director Options" shall mean the outstanding options to acquire Shares granted to directors of the Company.

   "Disbursing Agent" shall have the meaning set forth in Section 3.3(a).

   "Disclosure Letter" shall have the meaning set forth in the preamble to
ARTICLE V.

   "Dissenting Shares" shall have the meaning set forth in Section 3.4.

   "DOD" shall mean the United States Department of Defense.

   "Effective Time" shall have the meaning set forth in Section 3.1(b).

   "Employee Benefit Plan" shall have the meaning set forth in Section 3(3) of ERISA.

   "Employee Options" shall mean the outstanding options to acquire shares of Company Common Stock granted to employees of the Company.

   "Employee Plans" shall have the meaning set forth in Section 5.13(a).

   "Environmental Laws" shall mean any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), including any plans, other criteria, or guidelines promulgated pursuant to such Laws, now or hereafter in effect relating to the manufacture, importation, distribution, generation, production, installation, use, storage, treatment, transportation, Release, threatened Release, or disposal of Hazardous Materials, noise control, or the protection of human health or safety, natural resources, or the environment.

   "Environmental Permits" shall mean any permits, licenses, certificates and approvals required under any Environmental Law.

   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

   "Expenses" shall have the meaning set forth in Section 12.4.

   "Financing" shall have the meaning set forth in Section 6.8.

   "Furnished" shall mean supplied, delivered or provided in any way.

   "GAAP" shall mean generally accepted accounting principles, as in effect in the United States, from time to time.

   "Governmental Authority" shall mean any agency, public or regulatory authority, instrumentality, department, commission, court, ministry, tribunal or board of any government, whether foreign or domestic and whether national, federal, tribal, provincial, state, regional, local or municipal, including without limitation the SEC and DOD.

   "Hazardous Materials" shall mean any wastes, substances, radiation, or materials (whether solids, liquids or gases): (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are or become defined as "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," "solid wastes," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) the presence of which on the Real Property cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon the Real Property or to adjacent properties; (iv) without limitation, which contain polychlorinated biphenyls
(PCBs), asbestos and asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (v) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions.

   "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

   "II-VI Banker" shall mean PNC Capital Markets, Inc.

   "II-VI Designees" shall have the meaning set forth in Section 2.3(a).

   "II-VI Information" shall have the meaning set forth in Section 6.5.

   "II-VI Share Value" means the weighted-average trading price of the II-VI Common Stock for the 12 trading days ending on the trading day before the date in question.

   "Insurance Policies" shall have the meaning set forth in Section 5.19.

   "International Trade in Arms Regulations" shall mean 22 CFR Part 120.

   "Laws" shall mean all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, common law rulings, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

   "Letter of Transmittal" shall have the meaning set forth in Section 2.1(c).

   "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

   "Material Adverse Effect" shall mean with respect to the same or any similar events, acts, conditions or occurrences, whether individually or in the aggregate, a material adverse effect on: (i) the business, prospects, condition (financial or otherwise), results of operations, assets or liabilities of such party; (ii) the legality or enforceability against a party to this Agreement; or (iii) the ability of a party to perform its obligations and to consummate the transactions under this Agreement. An adverse change in the market price or trading volume of the Shares shall not be deemed, by itself, to constitute a Material Adverse Effect.

   "Merger" shall have the meaning set forth in the Recitals hereto.

   "Merger Consideration" shall have the meaning set forth in Section 3.2(a).

   "Merger Registration Statement" shall have the meaning set forth in Section 6.5.

   "MergerSub" shall have the meaning set forth in the Recitals hereto.

   "MergerSub Securities" shall have the meaning set forth in Section 6.9.

   "National Industrial Security Program Regulations" shall mean implementing regulations under the National Industrial Security Program, Executive Order 12829, January 6, 1993; DOD 5220.22-M.

   "Notice of Superior Proposal" shall have the meaning set forth in Section 7.5(b).

   "Offer Documents" shall have the meaning set forth in Section 2.1(c).

   "Offer Price" shall mean, per issued and outstanding share of Company Common
Stock: (i) .052 shares of II-VI Common Stock provided, however, that in the event that the II-VI Share Value on the date of the closing of the Offer exceeds $53.08, then the shares of II-VI Common Stock shall be reduced to the fraction whose numerator is $2.76 and whose denominator is the II-VI Share Value on the date of the closing of the Offer; plus (ii) $2.89 net to the seller in cash; provided, however, if the II-VI Share Value on the date of the closing of the Offer is less than $43.46, then II-VI shall increase the number of shares of II-VI Common Stock or increase the amount of cash, at the election of II-VI, so that the Offer Price equals an amount of cash plus a fraction of a share of II-VI Common Stock (based on the II-VI Share Value on the date of the closing of the Offer) that equals $5.15.

   "Offer Registration Statement" shall have the meaning set forth in Section 2.1(b).

   "Offer to Purchase" shall have the meaning set forth in Section 2.1(c).

   "Options" shall mean Employee Options and Director Options.

   "Pension Plans" shall have the meaning set forth in Section 5.13(a).

   "Permits" shall mean any licenses, franchises, permits, certificates, consents, approvals or other similar authorizations affecting, or relating in any way to, the assets or business of the Company.

   "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.

   "Preferred Stock" shall mean the capital stock of the Company designated as Series A Preferred Stock, $.001 par value per share.

   "Proceeding" shall have the meaning set forth in Section 5.11.

   "Proxy Statement" shall have the meaning set forth in Section 5.8.

   "Real Property" shall mean the real property owned, leased, operated, or used by the Company or the Subsidiaries as of the date of this Agreement.

   "Related Parties" shall have the meaning set forth in Section 5.25.

   "Release" shall mean any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, or release of Hazardous Materials from any source (including, without limitation, the Real Property and property adjacent to the Real Property) into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems at, on, from, above, or under the Real Property or any other property at which Hazardous Materials originating on or from the Real Property or the businesses or Assets of the Company or any Subsidiary have been stored, treated or disposed.

   "Replacement Policies" shall have the meaning set forth in Section 8.2(a).

   "Rights Agreement" shall mean the Rights Agreement, dated October 15, 1999, as amended, between the Company and American Securities Transfer & Trust, Inc.

   "Roth" shall mean Roth Capital Partners, Inc.

   "Schedule TO" shall have the meaning set forth in Section 2.1(c).

   "Schedule 14D-9" shall have the meaning set forth in Section 2.2(c).

   "SEC" shall mean the Securities and Exchange Commission.

   "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

   "Stockholders' Meeting" shall have the meaning set forth in Section 5.8.

   "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

   "Superior Proposal" shall have the meaning set forth in Section 7.5(c).

   "Surviving Corporation Shares" shall mean the common stock of the Surviving Corporation.

   "Surviving Corporation" shall have the meaning set forth in Section 3.1(a).

   "System" has the meaning set forth in Section 5.18(a).

   "Tax" or "Taxes" shall mean (A) all taxes, charges, fees, duties, levies, penalties or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, use, transfer, license, payroll, withholding, social security, franchise, unemployment insurance, workers' compensation, employer health tax or other taxes, fees, assessments or charges of any kind whatsoever, imposed by any Governmental Authority and shall include any interest, penalties or additions to tax attributable to any of the foregoing, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing agreement, tax allocation agreement, tax indemnity agreement, or other agreement that includes indemnification for any tax liability.

   "Tax Return" shall mean all returns, declarations, reports, forms, estimates, information returns, statements or other documents (including any related or supporting information) filed or required to be filed with or supplied to any Governmental Authority in connection with any Taxes.

   "Tender Offer Conditions" shall have the meaning set forth in Section
2.1(a).

   "Termination Date" shall have the meaning set forth in Section 11.1(b).

   "Third Party" shall have the meaning set forth in Section 7.5(c).

   "Third Party-Acquisition" shall have the meaning set forth in Section
7.5(c).

   "Year 2000 Compliant" shall have the meaning set forth in Section 5.18(b).

   Section 1.2 Terms Generally.

   The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation" even if not followed actually by such phrase unless the context expressly provides otherwise. All references herein to Sections, paragraphs and Exhibits and Schedules shall be deemed references to Sections or paragraphs of or Exhibits or Schedules to this Agreement unless the context shall otherwise require. Unless otherwise expressly defined, terms defined in this Agreement shall have the same meanings when used in any Exhibit or Schedule and terms defined in any Exhibit or Schedule shall have the same meanings when used in this Agreement or in any other Exhibit or Schedule. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II

                                   THE OFFER

   Section 2.1 The Offer.

   (a) Provided that this Agreement shall not have been terminated in accordance with ARTICLE XI hereof and so long as none of the events set forth on Annex A hereto (the "Tender Offer Conditions") shall have occurred and are continuing, MergerSub shall, and II-VI shall cause MergerSub to, commence (within the meaning of Rule 14d-2 promulgated under the Exchange Act) the Offer at the Offer Price as promptly as reasonably practicable, but in no event later than ten (10) business days after the date of this Agreement. The obligation of MergerSub to accept for payment and to pay for any Shares tendered pursuant to the Offer shall be subject only to the satisfaction of the Tender Offer Conditions. Subject to the terms of this Agreement, II-VI and MergerSub expressly reserve the right to modify the terms of the Offer, including, without limitation, to extend the Offer beyond any scheduled expiration date or waive any Tender Offer Condition; provided, however, that neither II-VI nor MergerSub shall, without the prior written consent of the Company: (i) reduce the number of Shares to be purchased pursuant to the Offer; (ii) reduce the Offer Price; (iii) impose any additional conditions to the Offer; (iv) change the form of consideration payable in the Offer; (v) make any change to the terms of the Offer which is adverse in any manner to the holders of the Shares; (vi) extend the expiration date of the Offer beyond the twentieth (20th) business day after commencement of the Offer, except (A) as required by applicable law and (B) that if any condition to the Offer has not been satisfied or waived, MergerSub may, in its sole discretion, extend the expiration date of the Offer for one or more periods not exceeding, in each case, twenty (20) business days, but in no event later than the Termination Date; (vii) waive the Minimum Condition (as defined in ANNEX A); or
(viii) waive the Tender Offer Condition relating to the expiration of the waiting period under the HSR Act or the Tender Offer Conditions set forth in clauses (iii), (iv), (v)(A), (v)(B) or (v)(F) of ANNEX A; provided, however, that the Offer may be extended in connection with an increase in the consideration to be paid pursuant to the Offer so as to comply with applicable rules and regulations of the SEC. Assuming prior satisfaction or waiver of the Tender Offer Conditions, II-VI shall provide funds to MergerSub and MergerSub shall, as soon as practicable after the expiration of the Offer, and in any event in compliance with the obligations respecting prompt payment pursuant to Rule 14e-1(c) under the Exchange Act, accept for payment and pay for, in accordance with the terms of the Offer, the Shares which have been validly tendered and not withdrawn pursuant to the Offer. If, on any scheduled expiration date of the Offer, the Offer would have expired without MergerSub being able to purchase the Shares pursuant to the Offer due to the failure to satisfy (x) any of the Tender Offer Conditions set forth in clauses (iii),
(iv), (v)(A), (v)(B) or (v)(C) of ANNEX A, (y) the Tender Offer Condition relating to the expiration of the waiting period under the HSR Act or (z) the Minimum Condition, then II-VI shall, at the request of the Company, cause MergerSub to extend the expiration date of the Offer for one or more periods not exceeding, in each case, twenty (20) business days, but in no event later than the Termination Date. In addition, notwithstanding anything in this
Section 2.1(a) to the contrary, if the Company shall have affirmatively announced to the stockholders of the Company a neutral position with respect to any Third-Party Acquisition proposal, II-VI shall, at the request of the Company, cause MergerSub to extend the expiration date of the Offer to ten (10) business days after the date of initial announcement of such neutral position.

   (b) II-VI and MergerSub shall file with the SEC a registration statement on Form S-4 (the "Offer Registration Statement") with respect to the Offer as soon as reasonably practicable following the date of this Agreement.

   (c) As soon as reasonably practicable on the Commencement Date, II-VI and MergerSub shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "Schedule TO") with respect to the Offer. The Schedule TO shall contain (included as an exhibit) or shall incorporate by reference an offer to purchase (the "Offer to Purchase") and the related letter of transmittal (the "Letter of Transmittal"), as well as all other information and exhibits required by law (which Schedule TO, Offer to Purchase, Letter of Transmittal, and such other information and exhibits, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). II-VI and MergerSub shall cause to be disseminated the Offer to Purchase and related Letter of Transmittal to holders of Shares promptly upon commencement of the Offer. The Company and its counsel shall be given reasonable opportunity to review and comment upon the Schedule TO prior to its filing with the SEC. The Schedule TO shall comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and the date first published, sent or given to the holders of the Shares, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by II-VI or MergerSub with respect to any information supplied by the Company in writing for inclusion in the Schedule TO. Each of II-VI and MergerSub, on the one hand, and the Company, on the other hand, agrees to promptly correct any information provided by it for use in the Offer Documents that shall be, or have become, false or misleading in any material respect, and II-VI and MergerSub further agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of II-VI and MergerSub agrees to provide the Company and its counsel with information with respect to any oral comments and copies of any written comments or other correspondence II-VI and MergerSub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall provide the Company and its counsel an opportunity to participate in the response of II-VI or MergerSub to such comments, including by participating with II-VI and MergerSub or their counsel in any discussions with the SEC or its staff.

   Section 2.2 Company Actions.

   The Company hereby consents to the Offer and the Merger and represents and warrants that:

   (a) Its Board of Directors (at a meeting duly called and held) has, based on the recommendation of a special committee of two (2) independent directors: (i) determined that each of the Offer and the Merger is fair to, and in the best interest of, the holders of Company Common Stock; (ii) approved the Offer and the Merger and adopted this Agreement in accordance with the provisions of Delaware Corporate Law; (iii) recommended that the stockholders of the Company accept the Offer, tender their Shares pursuant to the Offer and approve this Agreement and transaction contemplated hereby, including the Merger; and (iv) taken all other actions necessary to render Section 203 of Delaware Corporate Law and the Rights Agreement inapplicable to the Offer and the Merger.

   (b) Roth has delivered to the Board of Directors of the Company its opinion that the consideration to be received by the holders of Company Common Stock, other than II-VI and any direct or indirect Subsidiary of II-VI (including MergerSub), pursuant to the Offer and the Merger is fair to such holders of Company Common Stock from a financial point of view, subject to the assumptions and qualifications contained in such opinion.

   (c) The Company shall file with the SEC, as soon as practicable on the Commencement Date, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9"), containing the recommendations referred to in Section 2.2(a)(iii) (unless the Board of Directors of the Company determines in good faith that such action would be inconsistent with its fiduciary duties to the stockholders of the Company under Delaware Corporate Law) and shall disseminate the Schedule 14D-9 as required by Rule 14d-9 under the Exchange Act. II-VI and MergerSub and their counsel shall be given reasonable opportunity to review and comment upon the Schedule l4D-9 prior to its filing with the SEC. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the holders of the Company Common Stock, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to information supplied by II-VI or MergerSub in writing for inclusion in the Schedule 14D-9. Each of II-VI and MergerSub shall promptly supply to the Company in writing, for inclusion in the Schedule 14D-9, all information concerning the II-VI Designees (as defined in Section 2.3(a)), as required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, and the Company shall include such information in the Schedule 14D-9. Each of the Company, on the one hand, and II-VI and MergerSub, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that the Schedule 14D-9 shall be, or have become false or misleading in any material respect; and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company agrees to provide II-VI and its counsel with information with respect to any oral comments and copies of any written comments or other correspondence the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and shall provide II-VI and its counsel an opportunity to participate in the response of the Company to such comments, including by participating with the Company and its counsel in any discussions with the SEC or its staff.

   (d) In connection with the Offer, the Company shall promptly furnish MergerSub with mailing labels, security position listings and any available listing or computer list containing the names and addresses of the record holders of Company Common Stock as of the most recent practicable date and shall furnish MergerSub with such additional information (including, but not limited to, updated lists of holders of Company Common Stock and their addresses, mailing labels and lists of security positions) and such other assistance as MergerSub or its agents may reasonably request in communicating the Offer to the holders of Company Common Stock. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, MergerSub shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement is terminated, shall deliver to the Company all copies of such information in their possession.

   Section 2.3 Composition of the Board of Directors.

   (a) Promptly upon the acceptance for payment of, and payment by MergerSub for, Shares equal to at least a majority of the outstanding shares of Company Common Stock pursuant to the terms of the Offer, MergerSub shall be entitled to designate three directors ("II-VI Designees") on the Board of Directors of the Company, one of whom shall be an outside director who is completely disinterested, i.e. having had no prior relationship with the Company, II-VI, MergerSub, or any of their respective affiliates, and the Company shall, at such time, use commercially reasonable efforts to take any and all such action necessary to cause such II-VI Designees, which II-VI Designees shall be reasonably satisfactory to the Company, to be appointed to the Board of Directors of the Company (including using its commercially reasonable efforts to cause relevant directors to resign and/or increasing the size of the Board of Directors of the Company (subject to the limitations set forth in the Company's certificate of incorporation and the Company's bylaws)). At the Effective Time, the Company, if so requested, shall use its commercially reasonable efforts to cause each II-VI Designee to be a member of each committee of its Board of Directors, each Board of Directors of each Subsidiary of the Company and each committee of each such Board of Directors (in each case to the extent of the Company's ability to elect such persons).

   (b) Notwithstanding the provisions of this Section 2.3, the parties hereto shall use their respective commercially reasonable efforts to ensure that at least two (2) of the members of the Board of Directors shall, at all times prior to the Effective Time, be persons who are directors of the Company on the date hereof and who are U.S. citizens eligible to have a Department of Defense personnel security clearance at the level of the Company's security clearance (the "Continuing Directors"); provided that, if there shall be in office less than two (2) Continuing Directors, the Board of Directors may cause the person designated by the remaining Continuing Director or Continuing Directors to fill such vacancy and such person shall be deemed to be a Continuing Director for all purposes of this Agreement, or if no Continuing Directors then remain, the other directors of the Company then in office shall designate two (2) persons to fill such vacancies who will not be officers, employees or Affiliates of the Company or II-VI and such persons shall be deemed to be Continuing Directors for all purposes of this Agreement; provided, further, that II-VI, MergerSub and the II-VI Designees shall take no action prior to the Effective Time to remove any Continuing Director. Following the election or appointment of the II-VI Designees pursuant to this Section 2.3 and prior to the Effective Time, any amendment or modification of this Agreement, the Company's certificate of incorporation or the Company's bylaws, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of II-VI and MergerSub or waiver of any of the Company's rights hereunder, and any other consent or action by the Company hereunder, shall be effected only if there are in office one or more Continuing Directors and such action is approved by a majority of the Continuing Directors.

                                  ARTICLE II

                                  THE MERGER

   Section 3.1 The Merger.

   (a) Upon the terms and subject to the satisfaction or waiver of the conditions contained herein, at the Effective Time, the MergerSub shall be merged with and into the Company in accordance with Delaware Corporate Law. Upon consummation of the Merger, the separate existence of MergerSub shall cease and the Company shall be the surviving corporation to the Merger (the "Surviving Corporation").

   (b) As soon as practicable after satisfaction of (or, to the extent permitted hereunder, waiver of) all conditions to the Merger, the Company and MergerSub will file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with Delaware Corporate Law and make all other filings or recordings required by Law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is certified by the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger (the "Effective Time").

   (c) The Merger shall have the effects set forth in Sections 251, 259 and 261 of Delaware Corporate Law.

   Section 3.2 Conversion of Shares.

   At the Effective Time, pursuant to this Agreement and by virtue of the Merger and without any action on the part of MergerSub, the Company or the holders of any of the following securities:

   (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time other than: (i) Dissenting Shares; and (ii) any shares of Company Common Stock to be canceled pursuant to Section 3.2(c), shall be canceled and shall be converted automatically into the right to receive the same amount of cash, without interest, and the same fraction of a share of II-VI Common Stock paid in the Offer (the "Merger Consideration"), upon surrender of the certificate formerly representing such share of common stock in the manner provided in Section 3.3.

   (b) All of the shares of Company Common Stock converted into II-VI Common Stock and cash pursuant to this Section 3.2 shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Company Common Stock shall thereafter represent the right to receive the Merger Consideration. Certificates previously representing shares of Company Common Stock shall be exchanged for the Merger Consideration upon the surrender of such Certificates in accordance with Section 3.3 hereof, without any interest thereon. If prior to the Effective Time the Company should split or combine its common stock, or pay a dividend or other distribution in such common stock, then the Merger Consideration shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

   (c) At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury stock shall be canceled and shall cease to exist and no Merger Consideration shall be delivered in exchange therefor

   (d) Each share of common stock of MergerSub issued and outstanding on the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one (1) share of Company Common Stock.

   Section 3.3 Payment of Merger Consideration for Company Common Stock.

   (a) At the Effective Time, II-VI shall cause the Surviving Corporation to irrevocably deposit or cause to be deposited with a bank or trust company to be designated by the Surviving Corporation which is organized and doing business under the laws of the United States or any state thereof and has a combined capital and surplus of at least $100,000,000 (the "Disbursing Agent"), as agent for the holders of Company Common Stock, II-VI Common Stock and cash in the aggregate amount required to pay the Merger Consideration in respect of the shares of Company Common Stock outstanding immediately prior to the Effective Time. Pending distribution pursuant to Section 3.3(b) hereof of the II-VI Common Stock and cash deposited with the Disbursing Agent, such II-VI Common Stock and cash shall be held in trust for the benefit of the holders of Company Common Stock and such II-VI Common Stock and cash shall not be used for any other purposes; provided; however, that the Surviving Corporation may direct the Disbursing Agent to invest such cash, provided that such investments: (i) shall be obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or bankers acceptances of domestic commercial banks with capital exceeding $250,000,000 (collectively "Permitted Investments") or in money market funds which are invested solely in Permitted Investments; and
(ii) shall have maturities that will not prevent or delay payments to be made pursuant to Section 3.3(b) hereof. Each holder of a Certificate or Certificates canceled and extinguished at the Effective Time pursuant to Section 3.2(a) hereof may thereafter surrender such Certificate or Certificates to the Disbursing Agent, as agent for such holder of Company Common Stock, to effect the exchange of such Certificate or Certificates on such holder's behalf for a period ending six months after the Effective Time.

   (b) After surrender to the Disbursing Agent of any Certificate which prior to the Effective Time shall have represented any shares of Company Common Stock, the Disbursing Agent shall promptly distribute to the person in whose name such Certificate shall have been registered, the Merger Consideration into which such shares of Common Stock shall have been converted at the Effective Time pursuant to Section 3.2(a) hereof. Until so surrendered and exchanged, each such Certificate shall, after the Effective Time, be deemed to represent only the right to receive the Merger Consideration, and until such surrender and exchange, no shares of II-VI Common Stock shall be issued and no cash shall be paid to the holder of such outstanding Certificate in respect thereof. The Surviving Corporation shall promptly after the Effective Time cause to be distributed to such holders appropriate materials to facilitate such surrender.

   (c) If payment is to be made to a Person other than the registered holder of the Company Common Stock represented by the Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Disbursing Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such shares of Company Common Stock or establish to the satisfaction of the Disbursing Agent that such tax has been paid or is not payable.

   (d) After the Effective Time, there shall be no further transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing shares of Company Common Stock are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this ARTICLE III.

   (e) If any cash or shares of II-VI Common Stock deposited with the Disbursing Agent for purposes of payment in exchange for shares of Company Common Stock remains unclaimed six months after the Effective Time, such cash and II-VI Common Stock shall be returned to the Surviving Corporation, upon demand, whereupon the Disbursing Agent's duties shall terminate and any such holder who has not converted his, her or its shares of Company Common Stock into the Merger Consideration prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration. Notwithstanding the foregoing, the Surviving Corporation shall not be liable to any holder of shares of Company Common Stock for any amount paid to a public official pursuant to applicable unclaimed property laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock seven (7) years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any

Governmental Authority) shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

   (f) Any portion of the Merger Consideration made available to the Disbursing Agent pursuant to Section 3.3(a) to pay for shares of Company Common Stock for which dissenter's rights have been perfected shall be returned to the Surviving Corporation, upon demand.

   (g) No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate for shares of Company Common Stock.

   (h) From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, other than the right to receive the Merger Consideration as provided in this Agreement.

   (i) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such holder of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Disbursing Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement and the Merger.

   Section 3.4 Dissenting Shares.

   Notwithstanding Section 3.2, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not tendered such shares of Company Common Stock in the Offer and who has delivered a written demand for relief as a dissenting stockholder in the manner provided by Delaware Corporate Law and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to relief as a dissenting stockholder ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration. The holders thereof shall be entitled only to such rights as are granted by Section 262 of Delaware Corporate Law. Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares pursuant to Section 262 of Delaware Corporate Law shall receive payment therefor from the Surviving Corporation in accordance with Delaware Corporate Law; provided, however, that if any such holder of Dissenting Shares: (i) shall have failed to establish his, her or its entitlement to relief as a dissenting stockholder as provided in Section 262 of Delaware Corporate Law; (ii) shall have effectively withdrawn his, her or its demand for relief as a dissenting stockholder with respect to such shares or lost his, her or its right to relief as a dissenting stockholder and payment for his, her or its Dissenting Shares under Section 262 of Delaware Corporate Law; or (iii) shall have failed to file a complaint with the appropriate court seeking relief as to determination of the value of all Dissenting Shares within the time provided in Section 262 of Delaware Corporate Law, such holder shall forfeit the right to relief as a dissenting stockholder with respect to such Dissenting Shares and each such Dissenting Share shall be converted into the right to receive the appropriate Merger Consideration without interest thereon, from the Surviving Corporation as provided in Section 3.2. The Company shall give II-VI and MergerSub prompt notice of any demands received by the Company for relief as a dissenting stockholder and II-VI and MergerSub shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of II-VI and MergerSub, make any payment with respect to, or settle or offer to settle, any such demands.

   Section 3.5 Stock Options.

   (a) Each Option that either: (i) has an exercise price equal to or greater than the Merger Consideration (with II-VI Common Stock being valued for this purpose using the II-VI Share Value as of the date of the closing of the Offer); or (ii) is not vested and exercisable as of the Effective Time shall be canceled at the Effective Time.

   (b) Immediately prior to the Effective Time, all other outstanding Options that are vested and exercisable as of the Effective Time shall be canceled and, in lieu thereof, as soon as reasonably practicable as of or after the Effective Time, the holders of such Options shall receive a cash payment from the Company equal to the product of: (i) the total number of Shares previously subject to such Option; and (ii) the excess of (A) the Merger Consideration that would be paid with respect to each shares of Company Common Stock subject to such Option if the Option were exercised over (B) the exercise price per share of Company Common Stock subject to such Option, as reduced by any required withholding of taxes.

   (c) Prior to the Effective Time, the Company shall: (i) take all steps necessary to cause the Company's stock option plans to be terminated on or prior to the Effective Time and to otherwise make any amendments to the terms of such stock option plans that are necessary to give effect to the transactions contemplated by this Agreement; and (ii) use all necessary efforts to obtain at the earliest practicable date all written consents from holders of Options to the cancellation of such holder's Options to take effect at the Effective Time. Notwithstanding any other provision of this Section 3.5(c), payment may be withheld in respect of any vested and exercisable Director Option or Employee Option until necessary or appropriate consents are obtained with respect to such Director Option or Employee Option.

   Section 3.6 Fractional Shares.

   Notwithstanding anything in this Agreement to the contrary, no certificates representing fractional shares of II-VI Common Stock shall be issued upon the surrender for exchange in the Offer or the Merger of Certificates representing Company Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of II-VI. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged in the Offer or converted into shares of II-VI Common Stock in the Merger who would otherwise be entitled to receive a fraction of a share of II-VI Common Stock (after taking into account all Certificates delivered for exchange by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Company Common Stock multiplied by the II-VI Share Value on the date of the Closing of the Offer.

                                   ARTICLE IV

                           THE SURVIVING CORPORATION

   Section 4.1 Certificate of Incorporation.

   The certificate of incorporation of MergerSub in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance therewith and with applicable Law.

   Section 4.2 Bylaws.

   The bylaws of MergerSub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance therewith and in accordance with applicable law.

   Section 4.3 Directors and Officers.

   From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law: (i) the directors of the Surviving Corporation at the Effective Time shall be (A) the three II-VI Designees, including one outside director, (B) two officers of MergerSub and
(C) one additional outside director to be appointed by II-VI and MergerSub, who shall be a completely disinterested person having had no prior relationship with the Company, II-VI, MergerSub or any of their respective affiliates; and
(ii) the officers of MergerSub at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company represents and warrants to II-VI and MergerSub that except as set forth in the corresponding sections or subsections of the Disclosure Letter delivered to II-VI and MergerSub by the Company concurrently with entering into this Agreement (the "Disclosure Letter"):

   Section 5.1 Corporate Existence and Power.

   Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers required to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, the Company and its Subsidiaries are qualified to do business in the states shown on Section 5.1 of the Disclosure Letter. The Company has heretofore made available to II-VI and MergerSub true and complete copies of the currently effective certificate of incorporation and bylaws or similar organizational documents of the Company and its Subsidiaries (as the same may be amended and restated as of the date hereof).

   Section 5.2 Corporate Authorization.

   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby: (i) are within the Company's corporate powers; and (ii) except for the adoption of this Agreement by the affirmative vote of a majority in voting interests of the shares of Company Common Stock, have been duly authorized by all necessary corporate and stockholder action. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except: (i) as rights to indemnity hereunder may be limited by federal or state securities laws or the public policies embodied therein; (ii) as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally; and (iii) as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

   Section 5.3 Governmental Authorization.

   The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than: (i) the filing of a certificate of merger in accordance with Delaware Corporate Law; (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with the applicable requirements of the Exchange Act; (iv) compliance with the applicable requirements of the Securities Act; (v) compliance with any applicable foreign or state securities or Blue Sky laws; (vi) any applicable requirements of the National Industrial Security Program Regulations; (vii) the filing of appropriate documents with the relevant authorities of the jurisdictions in which the Company is qualified to do business; (viii) compliance with the requirements of the International Trade in Arms Regulations; and (ix) such other items (A) required solely by reason of the participation of II-VI and MergerSub in the Merger or (B) that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

   Section 5.4 Non-Contravention.

   Other than as set forth in Section 5.4 of the Disclosure Letter, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) contravene or conflict with the organizational documents of the Company or any of its Subsidiaries; (ii) contravene or conflict with or constitute a violation of any provision of any Law, regulation, judgment, writ, injunction, order or decree of any court or Governmental Authority binding upon or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets; (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any of its Subsidiaries; or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries. Without limiting the foregoing, the Company shall have terminated that certain Agreement and Plan of Merger dated June 1, 2000 by and among the Company, Union Minere S.A. and ACEC, Inc. (the "UM Merger Agreement").

   Section 5.5 Capitalization.

   (a) The authorized capital stock of the Company consists of: (i) 15,000,000 shares of Company Common Stock of which as of May 31, 2000 there were 9,679,001 shares issued and outstanding; and (ii) 3,000,000 shares of Preferred Stock of which as of the date hereof there are no shares issued and outstanding. As of May 31, 2000 there were outstanding Options to purchase an aggregate of 367,977 shares of Company Common Stock (all of which Options were vested and exercisable). All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

   (b) Except for the Rights Agreement, except as set forth in this Section 5.5 and except for changes since May 31, 2000 resulting from the exercise of Options outstanding on such date, there are no outstanding: (i) shares of capital stock or other voting securities of the Company; (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or its Subsidiaries; (iii) options or other rights to acquire from the Company or its Subsidiaries, or obligations of the Company or its Subsidiaries to issue, any shares of capital stock, voting securities or securities convertible into or exchangeable for shares of capital stock or voting securities of the Company or any Subsidiary; and (iv) no equity equivalent interests in the ownership or earnings of the Company or its Subsidiaries or other similar rights (the items in clauses (b)(i), (ii), (iii) and (iv) being referred to collectively as the "Company Securities"). Except as set forth on Section 5.5 of the Disclosure Letter, there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company or any of its Subsidiaries or any preemptive rights with respect thereto.

   Section 5.6 Subsidiaries.

   Section 5.6 of the Disclosure Letter lists each Subsidiary of the Company together with the jurisdiction of incorporation of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned by the Company or another Subsidiary of the Company. Except as disclosed on Section 5.6 of the Disclosure Letter, all the outstanding shares of capital stock of each Subsidiary have been validly issued, are fully paid and nonassessable and are owned by the Company, by another Subsidiary or by the Company and another such Subsidiary, free and clear of all Liens or any other limitation or restriction. Except for the capital stock of the Subsidiaries and except as set forth on Section 5.6 of the Disclosure Letter, the Company does not own directly or indirectly, any capital stock or other ownership interest in any other Person.

   Section 5.7 Reports and Financial Statements.

   (a) The Company has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since April 2, 1997 under the Securities Act or the Exchange Act (such documents, as supplemented or amended since the time of filing, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports, including without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively): (i) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act; and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included or incorporated by reference in the Company SEC Reports (including any related notes and schedules) fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and their cash flows for the periods set forth therein, in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto and subject, where appropriate, to normal year-end adjustments that would not be material in amount or effect).

   (b) The Company has heretofore made available to II-VI and MergerSub a complete and correct copy of any amendments or modifications to any Company SEC Reports filed prior to the date hereof which are required to be filed with the SEC but have not yet been filed with the SEC.

   Section 5.8 Offer Documents; Proxy Statement.

   The Schedule 14D-9, when filed with the SEC and first published, sent or given to stockholders of the Company, will comply in all material respects with the Exchange Act and the rules and regulations thereunder. Neither the Schedule 14D-9 nor any of the information provided by or on behalf of the Company specifically for inclusion in the Schedule TO or the Offer Documents will, at the respective times the Schedule 14D-9, the Schedule TO and the Offer Documents or any amendments or supplements thereto are filed with the SEC or first published, sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No representation is made by the Company with respect to written information supplied by II-VI or MergerSub specifically for inclusion in the Schedule 14D-
9. Any proxy statement to be sent to the stockholders of the Company in connection with a meeting of the Company's stockholders to consider the Merger (the "Stockholders' Meeting") (such proxy statement, as amended or supplemented, is herein referred to as the "Proxy Statement"), will comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is being made by the Company with respect to II-VI Information contained therein. The Proxy Statement will not, at the time the Proxy Statement is filed with the SEC or first sent to stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   Section 5.9 Absence of Certain Changes or Events.

   (a) Since the Balance Sheet Date, and except as discussed in the Company SEC Reports, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course consistent with past practice, neither the Company nor any of its Subsidiaries has engaged in any transaction or series of related transactions material to the Company and its Subsidiaries taken as a whole other than in the ordinary course consistent with past practice, and there has not been any event, occurrence or development, alone or taken together with all other existing facts, that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company.

   (b) Without limiting the generality of the foregoing Section 5.9(a), since the Balance Sheet Date and except as disclosed in Section 5.9 of the Disclosure Letter, there has not been:

     (i) any damage, destruction or loss to any of the assets or properties of the Company or any of its Subsidiaries that, individually or in the aggregate, has a Material Adverse Effect on the Company;

     (ii) any declaration, setting aside or payment of any dividend or distribution or capital return in respect of any shares of the Company's capital stock or any redemption, purchase or other acquisition by the Company or any of its Subsidiaries of any shares of the Company's capital stock or any repurchase, redemption or other purchase by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries, or any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

     (iii) any sale, assignment, transfer, lease or other disposition or agreement to sell, assign, transfer, lease or otherwise dispose of any of the assets of the Company or any of its Subsidiaries for consideration in the aggregate in excess of One Hundred Thousand Dollars ($100,000) or other than in the ordinary course of business consistent with past practices;

     (iv) any acquisition (by merger, consolidation, or acquisition of stock or assets) by the Company or any of its Subsidiaries of any corporation, partnership or other business organization or division thereof or any equity interest therein for consideration, or any loans or advances to any Person in excess of One Hundred Thousand Dollars ($100,000) in the aggregate;

     (v) any incurrence of or guarantee with respect to any indebtedness for borrowed money by the Company or any of its Subsidiaries other than pursuant to the Company's existing credit facilities in the ordinary course of business or any creation or assumption by the Company or any of its Subsidiaries of any material Lien on any material asset;

     (vi) any material change in any method of accounting or accounting practice used by the Company or any of its Subsidiaries, other than such changes required by a change in law or generally accepted accounting principles;

     (vii) (A) any employment, deferred compensation, severance or similar agreement entered into or amended by the Company or any of its Subsidiaries and any employee, in each case other than sales commission agreements entered into in the ordinary course of business consistent with past practice, (B) any increase in the compensation payable or to become payable by it to any of its directors or officers or generally applicable to all or any category of the Company's employees, (C) any increase in the coverage or benefits available under any vacation pay, company awards, salary continuation or disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of the directors or officers of the Company or generally applicable to all or any category of the Company's employees, or (D) severance pay arrangements made to, for or with such directors, officers or employees other than, in the case of (B) and (C) above, increases in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of the Company or any of its Subsidiaries;

     (viii) any revaluing in any material respect of any of the assets of the Company or any of its Subsidiaries, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

     (ix) any loan, advance or capital contribution made by the Company or any of its Subsidiaries to, or investment in, any person other than loans, advances or capital contributions, or investments of the Company made in the ordinary course of business consistent with past practices; or

     (x) any agreement to take any actions specified in this Section 5.9(b), except for this Agreement.

   Section 5.10 No Undisclosed Material Liabilities.

   Except as disclosed in the Company's Annual Report on Form 10-K for the year ended September 30, 1999 and the Company's Quarterly Reports on Form 10-Q for each of the periods ended December 31, 1999 and March 31, 2000, there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which would be required by GAAP to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than liabilities and obligations which, individual or in the aggregate, will not have a Material Adverse Effect on the Company, and other than:

     (i) actual trade payables incurred in the ordinary course of business consistent with past practices;

     (ii) liabilities incurred to perform this Agreement; and

     (iii) those set forth in Section 5.10 of the Disclosure Letter.

   Section 5.11 Litigation.

   Except as set forth on Section 5.11 to the Disclosure Letter: (i) there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries or their respective businesses or properties before any court or arbitrator or any Governmental Authority which, if determined adversely, would reasonably be expected to have a Material Adverse Effect on the Company (a "Proceeding"); and (ii) to the knowledge of the Company, there is no basis for any such Proceeding.

   Section 5.12 Taxes.

   (a) Except as set forth on Section 5.12 to the Disclosure Letter, the
Company:

     (i) has timely paid or caused to be paid all Taxes required to be paid by it (including, but not limited to, any such Taxes shown due on any Tax Return). The accrual for current Taxes payable in the latest financial statements included or incorporated by reference in the Company SEC Reports is adequate to cover all Taxes attributable to periods or portions thereof ending on the date of such financial statements, and no Taxes attributable to periods following the date of such financial statements have been incurred other than in the ordinary course of business;

     (ii) has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate taxing authority in all jurisdictions in which such Tax Returns are required to be filed, and all Tax Returns filed by the Company are true, correct and complete and accurately set forth all items to the extent required to be included therein; and

     (iii) has not requested or caused to be requested any extension of time within which to file any material Tax Return, which Tax Return has not since been filed.

   (b) The Company has made available to II-VI and MergerSub true, correct and complete copies of all federal Tax Returns filed by or on behalf of the Company or any of its Subsidiaries through the date hereof for all periods open to audit.

   (c) Except as set forth in Section 5.12 to the Disclosure Letter:

     (i) the Company has not been notified by the Internal Revenue Service or any other taxing authority that any issues have been raised by the Internal Revenue Service or any other taxing authority in connection with any Tax Return filed by or on behalf of the Company;

     (ii) there are no pending Tax audits and no waivers of statutes of limitations have been given or requested;

     (iii) no Liens have been filed against the Company, except for Liens for current Taxes not yet due and payable for which adequate reserves have been provided for in the latest balance sheet of the Company;

     (iv) no unresolved deficiencies or additions to Taxes have been proposed, asserted, or assessed against the Company;

     (v) the Company has not received notice within the last three years from any taxing authority in a jurisdiction in which the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction;

     (vi) the Company has withheld and paid all Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party;

     (vii) the Company is not a party to a Tax sharing, Tax allocation or similar agreement and is not bound by any closing agreement, offer in compromise or other agreement with any Tax authority; and

     (viii) except in accordance with past practice, the Company has not taken any action that would have the effect of deferring any taxable income of the Company from any taxable period or portion thereof ending before the Effective Time to any period following the Effective Time. The Company is not required to include in its income any adjustment pursuant to Section 481 of the Code following the Effective Time.

   Section 5.13 ERISA.

   (a) Section 5.13(a) of the Disclosure Letter sets forth a list identifying each "Employee Benefit Plan" (as defined in Section 3(3) of ERISA), material benefit arrangement, plan, or policy, including without limitation: (i) each deferred compensation plan, (ii) each equity compensation plan; and (iii) each plan or arrangement providing severance benefits ("Benefit Arrangements") which: (A) is subject to any provision of ERISA or (B) is maintained, administered or contributed to by the Company or any affiliate (as defined below) within the last three (3) years, under which the Company has any liability. The most recent copies of such plans (and, if applicable, related trust agreements) and all amendments thereto have been made available to MergerSub together with: (i) the most recent annual reports (Form 5500 including applicable schedules and financial reports) or ERISA alternative compliance statements prepared in connection with any such plan; and (ii) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "Employee Plans." For purposes of this Section 5.13, "Affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code. Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in
Section 3(2) of ERISA (the "Pension Plans") are identified as such in the list referred to above.

   (b) Neither the Company nor any of its affiliates maintains or contributes to or has maintained or contributed to within the last five (5) years a Pension Plan subject to Title IV of ERISA or Section 412 of the Code. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make the Company or any Subsidiary, any officer or director of the Company or any Subsidiary subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that could have a Material Adverse Effect.

   (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that such Employee Plan is so qualified and no amendments have been adopted since the receipt of such determination letter that would result in the revocation of such letter. The Company has made available to MergerSub copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan. Nothing has occurred since the date of the most recent Internal Revenue Service determination letters that would adversely affect the tax-qualified status of any Employee Plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan other than any non-compliance which could not have a Material Adverse Effect.

   (d) Except as set forth on Section 5.13(d) of the Disclosure Letter, there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any of its affiliates that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code or that could obligate the Company to make any payments that will not be fully deductible by virtue of Section 162(m) of the Code.

   (e) Except as set forth on Section 5.13(e) of the Disclosure Letter, there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended on the Balance Sheet Date.

   (f) Except as disclosed on Section 5.13(f) of the Disclosure Letter, the Company or any Subsidiary is not a party to or subject to: (i) any employment contract or arrangement providing for annual future compensation of $75,000 or more with any officer, consultant, director or employee, or that have a remaining term in excess of one year or are not cancelable (without material penalty, cost or other liability) within one year; (ii) any severance agreements, programs and policies with or relating to its employees except programs and policies required to be maintained by law; or (iii) any plans, programs, agreements and other arrangements with or relating to its employees which contain change in control provisions. The Company has made available to II-VI and MergerSub copies (or descriptions in detail reasonably satisfactory to II-VI and MergerSub) of all such agreements, plans, programs and other arrangements.

   (g) Except as disclosed in Section 5.13(g) of the Disclosure Letter, there will be no payment, accrual of additional benefits, acceleration of payments or vesting in any benefit under any Employee Plan or similar agreement or arrangement disclosed in this Agreement solely by reason of the Company's entering into this Agreement or in connection with the transactions contemplated by this Agreement.

   Section 5.14 Labor Matters.

   There are no strikes, slowdowns, work stoppages, lockouts, union organizational campaigns or other protected concerted activity under the National Labor Relations Act or, to the knowledge of Company, threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries which could have a Material Adverse Effect on the Company. There are no controversies pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of their respective employees, which controversies have or would reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its Subsidiaries except as disclosed in Section 5.14 of the Disclosure Letter. There are no pending or, to the knowledge of the Company, threatened charges or complaints against the Company or its Subsidiaries by the National Labor Relations Board or any comparable state agency which, if adversely determined, would have a Material Adverse Effect on the Company.

   Section 5.15 Compliance With Laws and Court Orders.

   Neither the Company nor its Subsidiaries is in violation of, nor has it since January 1, 1997 violated, and to the knowledge of the Company nothing is under investigation with respect to or has been threatened to be charged with or given notice of any violation of, any applicable Law, except for possible violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. This Section does not relate to matters with respect to Taxes or Environmental Laws which are exclusively the subject of Sections 5.12 and 5.17, respectively.

   Section 5.16 Finders' Fees.

   With the exception of fees payable to Roth, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf, of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

   Section 5.17 Environmental Matters.

   (a) The Company and each Subsidiary have complied and are in compliance with, and the Real Property and all improvements thereon are in compliance with, all Environmental Laws.

   (b) Neither the Company nor any Subsidiary have any liability (known or unknown, contingent or non-contingent) under any Environmental Law, nor is the Company or any Subsidiary responsible for any liability of any other person under Environmental Law, either by contract or by operation of law. There are no pending or, to the knowledge of the Company, threatened actions, suits, orders, claims, legal proceedings or other proceedings based on, and neither the Company nor any Subsidiary, nor any officer, director or stockholder thereof has directly or indirectly received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any governmental authority or any other person or entity or knows or suspects any fact(s) which might reasonably form the basis for any such actions or notices arising out of or attributable to: (i) the current or past presence, Release, or threatened Release of Hazardous Materials at or from any part of the Real Property or any real property formerly owned, operated, leased or used by the Company or any Subsidiary; (ii) the off-site disposal or treatment of Hazardous Materials originating on or from the Real Property or the businesses or Assets of the Company or any Subsidiary; or (iii) any violation of Environmental Laws at any part of the Real Property or arising from the Company's or any Subsidiary's activities (or the activities of the Company's or any Subsidiary's predecessors in title) involving Hazardous Materials.

   (c) The Company and the Subsidiaries have been duly issued, and currently have and will maintain through the Closing Date, all Environmental Permits necessary to operate the business or assets of the Company as currently operated. A true and complete list of all such Environmental Permits, all of which are valid and in full force and effect, is set out in Section 5.17(c) of the Disclosure Letter. The Company and the Subsidiaries have timely filed applications for all Environmental Permits. Except in accordance with Environmental Permits, there has been no Release of Hazardous Materials at, on, under, or from: (i) the Real Property; or (ii) any real property formerly owned, operated or leased by the Company or the Subsidiaries, during the period of such ownership, operation, or tenancy. All of the Environmental Permits listed on the Disclosure Schedule are transferable and none require consent, notification, or other action to remain in full force and effect following consummation of the transaction contemplated hereby.

   (d) The Real Property contains no underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the management of Hazardous Materials, and no portion of the Real Property is or has been used as a dump or landfill or consists of or contains filled in land or wetlands. With respect to any real property formerly owned, operated, or leased by the Company or the Subsidiaries, during the period of such ownership, operation or tenancy, no portion of such property was used as a dump or landfill. Neither PCBs nor asbestos-containing materials are present on or in the Real Property or the improvements thereon.

   (e) The Company has Furnished to II-VI and MergerSub copies of all environmental assessments, reports, audits and other documents in its possession or under its control that relate to the Real Property, compliance with Environmental Laws, or any other real property that the Company or the Subsidiaries formerly owned, operated, or leased. Any information the Company or the Subsidiaries has Furnished to II-VI and MergerSub concerning the environmental history of the Real Property and the operations of the Company or the Subsidiaries related to compliance with Environmental Laws is accurate and complete.

   (f) No Real Property, and no property to which Hazardous Materials originating on or from such properties or the businesses or assets of the Company or any Subsidiary has been sent for treatment or disposal, is listed or proposed to be listed on the National Priorities List or CERCLIS or on any other governmental database or list of properties that may or do require investigation or cleanup under Environmental Laws.

   (g) No Lien in favor of any person relating to or in connection with any Claim under any Environmental Law has been filed or has attached to the Real Property.

   (h) No authorization, notification, recording, filing, consent, waiting period, remediation, investigation, or approval is required under any Environmental Law in order to consummate the transaction contemplated hereby.

   (i) No proposed or final regulation published pursuant to Environmental Laws and no Environmental Permit for which the Company or the Subsidiaries has or should have applied, could reasonably be expected to result in a capital expenditure in excess of $100,000.

   Section 5.18 Year 2000 Program.

   (a) Except as described in Section 5.18 of the Disclosure Letter, to the knowledge of the Company, the Company's central operating and accounting systems described in the Company's most recently filed Form 10-K (the "System") are Year 2000 Compliant.

   (b) "Year 2000 Compliant" means the System:

     (i) will accurately input, process and output all date and time data, whether from years in the same century or in different centuries, including by yielding correct results in arithmetic operations, comparisons, sequencing and sorting of date and time data and in leap year calculations; and

     (ii) will not operate abnormally or cease to operate, return an error message or otherwise fail due to date- or time-related processing relating to the then current date being after January 1, 2000 or any other date.

   Section 5.19 Insurance.

   Each of the Company and its Subsidiaries maintains insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. Each of the Company and its Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion.

   Section 5.20 Certain Business Practices.

   None of the Company, any of its Subsidiaries or any directors, officers, agents or employees of the Company or any of its Subsidiaries has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment. Neither the Company nor any of its Subsidiaries has participated in any boycotts.

   Section 5.21 Suppliers and Customers.

   The documents and information supplied by the Company to II-VI and MergerSub or any of their representatives in connection with this Agreement with respect to relationships and volumes of business done with its significant suppliers and customers are accurate in all material respects. During the last twelve
(12) months, the Company has received no notices of termination or material alteration of a contract or business relationship, or written threats of any such action from any of the fifteen (15) largest suppliers or the fifteen (15) largest customers of the Company and its Subsidiaries.

   Section 5.22 Contracts.

   (a) Section 5.22 of the Disclosure Letter contains a complete and accurate list of all contracts (written or oral), undertakings, commitments or agreements (other than contracts, undertakings, commitments or agreements for employee benefit matters set forth in Section 5.12 of the Disclosure Letter and real property leases set forth in Section 5.26 of the Disclosure Letter) of the following categories to which the Company or any of its Subsidiaries is a party or by which any of them is bound (collectively, and together with the contracts, undertakings, commitments or agreements for employee benefit matters set forth in Section 5.13 of the Disclosure Letter and the real property leases set forth in Section 5.26 of the Disclosure Letter, the "Contracts"):

     (i) Contracts requiring annual expenditures by or liabilities of the Company and its Subsidiaries in excess of One Hundred Thousand Dollars ($100,000) which have a remaining term in excess of one hundred eighty
  (180) days or are not cancelable (without material penalty, cost or other liability) within one hundred eighty (180) days;

     (ii) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments relating to the lending of money, whether as borrower, lender or guarantor, in excess of One Hundred Thousand Dollars ($100,000);

     (iii) Contracts containing covenants limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business (other than prohibitions against engaging in business relating to specific product lines) or compete with any person, in any product line or line of business, or operate at any location;

     (iv) joint venture or partnership agreements or joint development or similar agreements pursuant to which any third party has been entitled or is reasonably expected to be entitled to share in profits or losses of the Company or its Subsidiaries;

     (v) Contracts with any federal, state or local government which have a remaining term in excess of one year or are not cancelable (without material penalty, cost or other liability) within one year;

     (vi) other Contracts or commitments in which the Company or any of its Subsidiaries has granted manufacturing rights or exclusive marketing rights relating to any product or service, any group of products or services or any territory; and

     (vii) to the knowledge of the Company, as of the date hereof any other Contract the performance of which could be reasonably expected to require expenditures by the Company or any of its Subsidiaries in excess of One Hundred Thousand Dollars ($100,000).

   (b) Except as set forth in Section 5.22 of the Disclosure Letter, true and complete copies of the written Contracts and descriptions of verbal Contracts, if any, have been delivered or made available to II-VI and MergerSub. Each of the Contracts is a valid and binding obligation of the Company and, to the Company's knowledge, the other parties thereto, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar laws affecting creditors' rights generally and by general principles of equity. To the knowledge of the Company, except for the execution of this Agreement and the consummation of the transactions contemplated hereby and thereby, no event has occurred which would, on notice or lapse of time or both, entitle the holder of any indebtedness issued pursuant to a Contract identified in Section
5.22 of the Disclosure Letter in response to paragraph (ii) above to accelerate, or which does accelerate, the maturity of any such indebtedness.

   (c) None of the Company or its Subsidiaries is in breach, default or violation (and no event has occurred or not occurred through the Company's action or inaction or, to the knowledge of the Company, through the action or inaction of any third parties, which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of any Contract to which the Company or any of its Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, except for violations, breaches or defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

   Section 5.23 Disclosure.

   None of the representations or warranties made by the Company herein or in any schedule hereto, including the Disclosure Letter, or in any certificate furnished by the Company pursuant to this Agreement, or in the Company SEC Reports, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective

Time to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

   Section 5.24 Intellectual Property.

   (a) Each of the Company and its Subsidiaries owns or possesses adequate licenses or other valid rights to use all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefor (the "Company Intellectual Property Rights") except where the failure to own or possess valid rights to use such Company Intellectual Property Rights would not have a Material Adverse Effect on the Company.

   (b) The validity of the Company Intellectual Property Rights and the title thereto of the Company or any Subsidiary, as the case may be, is not being questioned in any pending litigation proceeding to which the Company or any Subsidiary is a party nor, to the knowledge of the Company, is any such litigation proceeding threatened. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and except as set forth in Section 5.24 of the Disclosure Letter, the conduct of the business of the Company and its Subsidiaries as now conducted does not, to the knowledge of the Company, infringe any valid patents, trademarks, trade names, service marks or copyrights of others, and the consummation of the transactions completed by this Agreement will not result in the loss or impairment of any Company Intellectual Property Rights.

   Section 5.25 Related Party Transactions.

   Except as set forth in Section 5.25 of the Disclosure Letter, (a) no beneficial owner of 5% or more of the Company's outstanding capital stock, or
(b) officer or director of the Company or (c) any Person (other than the Company) in which any such beneficial owner, officer or director owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such Persons) (collectively, "Related Parties") has any interest in: (i) any contract, arrangement or understanding with, or relating to, the business or operations of, the Company or any of its Subsidiaries; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any of its Subsidiaries; or (iii) any property (real, personal or mixed), tangible or intangible, used in the business or operations of the Company or any of its Subsidiaries, excluding any such contract, arrangement, understanding or agreement constituting an Employee Plan. Following the Effective Time, except for obligations set forth in this Agreement, neither the Company nor any of its Subsidiaries will have any obligations to any Related Party except for: (i) accrued salary for the pay period commencing immediately prior to the Effective Time; and (ii) the obligations set forth in the Section
5.25 of the Disclosure Letter.

   Section 5.26 Assets.

   (a) The assets and properties of the Company and its Subsidiaries, considered as a whole, constitute all of the material assets and properties which are reasonably required for the business and operations of the Company and its Subsidiaries as presently conducted. The Company and its Subsidiaries have good and marketable title to or a valid leasehold estate in all personal properties and assets reflected on the Company's Balance Sheet at the Balance Sheet Date (except for properties or assets subsequently sold in the ordinary course of business consistent with past practice), except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

   (b) Section 5.26 of the Disclosure Letter sets forth: (i) a complete and accurate list of all improved and unimproved Real Property of the Company or any of its Subsidiaries, and the current use of such Real Property and indicating whether the Real Property is owned or leased; (ii) a complete and accurate list of all leases pursuant to which the Company or any of its Subsidiaries lease personal property and which require an annual expenditure by the Company or any of its Subsidiaries individually in excess of $100,000 or which are not cancelable (without material penalty, cost or other liability) within one year; and (iii) with respect to each lease for real property, the term (including renewal options) and current fixed rent.

   (c) Except as set forth in Section 5.26 of the Disclosure Letter, there are no pending or, to the knowledge of the Company, threatened condemnation or similar proceedings relating to any of the Real Properties of the Company and its Subsidiaries, except for such proceedings which would not, individually or in the aggregate, have a Material Adverse Change on the Company.

   Section 5.27 Delaware Section 203.

   The provisions of Section 203 of Delaware Corporate Law will not apply to this Agreement, as it may be amended from time to time, or any of the transactions contemplated hereby. The Company has heretofore delivered to II-VI and MergerSub a complete and correct copy of the resolutions of the Board of Directors of the Company to the effect that pursuant to 203(a)(1) of the Delaware Corporate Law, the restrictions contained in Section 203 of Delaware Corporate Law are and shall be inapplicable to the Merger and the transactions contemplated by this Agreement, as it may be amended from time to time.

   Section 5.28 Business Relations.

   The Company does not have any knowledge that any customer, supplier or licensor engaged in doing business with the Company will cease to do business with the Company after the consummation of the Merger as previously conducted with the Company except for any terminations which will not, in the aggregate, result in a Material Adverse Change.

   Section 5.29 Rights Agreement.

   The Company has taken all actions necessary to cause the Rights Agreement to be amended to: (i) render the Rights Agreement inapplicable to the acquisition by MergerSub of Shares pursuant to the Offer in accordance with this Agreement and the Merger and (ii) ensure that (A) neither II-VI nor MergerSub is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement solely by virtue of the execution of this Agreement or the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement and (B) the provisions of the Rights Agreement, including the occurrence of a Distribution Date (as defined in the Rights Agreement) are not triggered solely by reason of the execution of this Agreement or the consummation of the Offer, the Merger or the consummation of the other transactions contemplated by this Agreement in accordance with the provisions hereof.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                             OF II-VI AND MERGERSUB

   II-VI and MergerSub represent and warrant to the Company that:

   Section 6.1 Corporate Existence and Power.

   Each of II-VI and MergerSub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers to execute and deliver this Agreement and to consummate the Merger and the transactions contemplated hereby.

   Section 6.2 Corporate Authorization.

   The execution, delivery and performance by II-VI and MergerSub of this Agreement and the consummation by MergerSub of the transactions contemplated hereby are within the corporate powers of II-VI and MergerSub and have been duly authorized by all necessary corporate and stockholder action. This Agreement constitutes a valid and binding agreement of II-VI and MergerSub.

   Section 6.3 Governmental Authorization.

   The execution, delivery and performance by II-VI and MergerSub of this Agreement and the consummation by II-VI and MergerSub of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Authority other than: (i) the filing of a certificate of merger in accordance with Delaware Corporate Law; (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with the applicable requirements of the Exchange Act; (iv) compliance with the applicable requirements of the Securities Act; (v) compliance with any applicable foreign or state securities or Blue Sky laws;
(vi) compliance with the requirements of the National Industrial Security Program Regulations; (vii) compliance with the requirements of the International Trade in Arms Regulations; and (viii) such other items the failure of which to be obtained will not have a Material Adverse Effect on II-VI and MergerSub.

   Section 6.4 Non-Contravention.

   The execution, delivery and performance by II-VI and MergerSub of this Agreement and the consummation by II-VI and MergerSub of the transactions contemplated hereby do not and will not: (i) contravene or conflict with the certificate of incorporation or bylaws of II-VI and MergerSub; (ii) contravene, conflict with or constitute a violation of any provision of law, regulation, judgment, order or decree binding upon II-VI and MergerSub; or (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of II-VI and MergerSub or to a loss of any benefit to which II-VI and MergerSub is entitled under any agreement, contract or other instrument binding upon II-VI and MergerSub which in the aggregate would have a Material Adverse Effect on II-VI and MergerSub.

   Section 6.5 Registration Statements, Offer Documents and Proxy Statement.

   None of the information supplied by or on behalf of II-VI or MergerSub for inclusion in the Offer Registration Statement, the registration statement to be filed with the SEC in connection with the issuance of II-VI Common Stock pursuant to the Merger ("Merger Registration Statement"), Schedule TO, the
Schedule 14D-9 or the Proxy Statement (the "II-VI Information"), will, at the time the Offer Registration Statement, Merger Registration Statement, Schedule TO, the Schedule 14D-9 or the Proxy Statement, as the case may be, is filed with the SEC or sent to shareholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Offer Registration Statement, the Merger Registration Statement and the Offer Documents willnot, at the respective times they are filed with the SEC or first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, II-VI and MergerSub do not make any representation or warranty with respect to statements made or incorporated by reference in any of the foregoing documents based upon information that has been supplied by the Company or its accountants, counsel or other authorized representatives for use in any of the foregoing documents. The Offer Registration Statement, the Merger Registration Statement and the Offer Documents will comply as to form in all material respects with the provisions of Securities Act and the Exchange Act and the rules and regulations thereunder.

   Section 6.6 Litigation.

   There is no action, suit or proceeding, claim, arbitration or investigation against II-VI or MergerSub pending or, to II-VI's and MergerSub's knowledge, threatened against II-VI and/or MergerSub or any of their properties, assets or rights before any court, arbitrator or administrative or environmental body, which could prevent II-VI and MergerSub from consummating the transactions contemplated by this Agreement.

   Section 6.7 Finders' Fees.

   Except for fees payable to II-VI Banker, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of II-VI and MergerSub who would be entitled to any fee or commission from II-VI or MergerSub or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

   Section 6.8 Financing.

   II-VI and MergerSub shall have at the Closing sufficient cash to enable it to pay the cash portion of the Merger Consideration as provided herein, to make all other necessary payments by it in connection with the Merger and to pay all of the related fees and expenses (the "Financing"). The Company shall use all commercially reasonable efforts to cooperate with and assist MergerSub in obtaining the consent of Wells Fargo Bank to the assignment to the Surviving Corporation of the Company's obligations under its outstanding indebtedness. If such consent cannot be obtained from Wells Fargo Bank, then II-VI and MergerSub shall have at the Closing sufficient cash to enable it to repay the Company's outstanding indebtedness.

   Section 6.9 Capitalization.

   As of the date hereof, the authorized capital shares of MergerSub consists of 3,000 shares of common stock, no par value, of which as of the date hereof there are outstanding 1,000 shares. As of the date hereof, the authorized capital shares of II-VI consists of 30,000,000 shares of common stock, no par value, of which as of the date hereof are outstanding 6,445,333 shares and 5,000,000 shares of preferred stock, no par value, none of which as of the date hereof is outstanding. All outstanding capital stock of II-VI and MergerSub have been duly authorized and validly issued and are fully paid and nonassessable. All II-VI Common Stock that will be issued pursuant to the Offer and the Merger will be duly authorized and validly issued and fully paid and nonassessable. As of the moment immediately prior to the Effective Time, except as set forth in this Section 6.9, there will be: (i) no capital stock or other voting securities of MergerSub; (ii) no securities of MergerSub convertible into or exchangeable for capital stock of MergerSub; and (iii) no options or other rights to acquire from MergerSub, and no obligation of MergerSub to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of MergerSub (the items referred to in clauses (i), (ii) and (iii) being referred to collectively as the "MergerSub Securities"). There are no outstanding obligations of MergerSub to repurchase, redeem or otherwise acquire any MergerSub Securities.

   Section 6.10 II-VI Reports and Financial Statements.

   Since December 31, 1997, II-VI has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, and all forms, reports and schedules, registration statements and other documents (together with any exhibits, any amendments thereto and information incorporated by reference therein, collectively referred to as "II-VI SEC Reports") filed with the SEC by II-VI have complied in all material respects with all applicable requirements of the federal securities laws and the SEC rules and regulations thereunder. As of their respective dates, the II-VI SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and the unaudited consolidated interim financial statements of II-VI included in the II-VI SEC Reports were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and present fairly, in all material respects, the consolidated financial position of II-VI and its subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

                                  ARTICLE VII

                            COVENANTS OF THE COMPANY

   Section 7.1 Conduct of the Company.

   Except for matters set forth in Section 7.1 of the Disclosure Letter or as otherwise contemplated by or specifically provided in this Agreement, without the prior written consent of II-VI and MergerSub from the date hereof to the Effective Time, the Company shall carry on its business in the ordinary and usual course of business and consistent with past practice and shall use its reasonable best commercial efforts to: (i) preserve intact its present business organization; (ii) maintain in effect all material federal, state and local Permits that are required for the Company or any of its Subsidiaries to carry on its business; (iii) keep available the services of its key officers and employees; and (iv) maintain satisfactory relationships with its customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, and except for matters set forth in Section 7.1 of the Disclosure Letter attached hereto or as otherwise contemplated by or specifically provided in this Agreement, without the prior written consent of II-VI and MergerSub, prior to the Effective Time, the Company shall not and shall not permit its Subsidiaries to:

   (a) adopt any change in its amended and restated certificate of incorporation or bylaws or comparable organizational documents;

   (b) except pursuant to existing agreements or arrangements: (i) acquire (by merger, consolidation, acquisition of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment) any corporation, partnership or other business organization or division thereof, or sell, lease or otherwise dispose of a material amount of assets (excluding sales of inventory or other assets in the ordinary course of business) or securities; (ii) waive, release, grant, or transfer any rights of material value; (iii) modify or change in any material respect any material Permit; (iv) except to refund or refinance commercial paper, incur, assume or prepay any indebtedness for borrowed money except in the ordinary course of business, consistent with past practice; (v) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any indebtedness for borrowed money or trade payables of any other Person, except in the ordinary course of business consistent with past practice; (vi) make any loans, advances or capital contributions to, or investments in, any other Person, except in the ordinary course of business, consistent with past practice; (vii) authorize any capital expenditure or expenditures not in the ordinary course of business that have not been authorized and approved prior to the date hereof (other than the Company's computer upgrade currently in process) which individually or in the aggregate is in excess of One Hundred Thousand Dollars ($100,000); (viii) pledge or otherwise encumber shares of capital stock of the Company or any of its Subsidiaries; (ix) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon; (x) enter into any contract or agreement other than in the ordinary course of business consistent with past practice that would be material to the Company and its Subsidiaries, taken as a whole; or (xi) amend, modify or waive in any material respects any right under any material contract of the Company or any of its Subsidiaries;

   (c) take any action that would result in any representation and warranty of the Company hereunder becoming untrue in any material respects as of the Effective Time;

   (d) split, combine or reclassify any shares of, declare, set aside or pay any dividend (including, without limitation, an extraordinary dividend) or other distribution (whether in cash, stock or property or any combination thereof) in respect of Company Securities or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities;

   (e) adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit and welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or any class of employees (or support any portion thereof) or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the removal of existing restrictions in any benefit plans or agreements); provided, however, that notwithstanding the foregoing, the Company shall be entitled to adopt or amend any bonus, profit sharing, compensation, severance, deferred compensation, termination of employment agreement for the benefit and welfare of any individual employee (excluding officers), or increase in any manner the compensation or fringe benefits of any such employee in each case in the ordinary course of business and consistent with past practice;

   (f) except as required by applicable Law or GAAP, revalue in any material respect any of its assets, including writing down the value of inventory in any material manner or write-off of notes or accounts receivable in any material manner;

   (g) pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, or as otherwise required by the terms thereof;

   (h) make any material Tax election or settle or compromise any material Tax liability;

   (i) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

   (j) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities or equity equivalents;

   (k) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

   (l) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of ownership of any Subsidiary; or

   (m) agree or commit to do any of the foregoing.

   Section 7.2 Proxy Statement.

   As promptly as practicable after the consummation of the Offer and if required by law in order to consummate the Merger, the Company shall prepare and file with the SEC the Proxy Statement. The Company shall use its reasonable efforts to cause the Proxy Statement to be cleared by the SEC for mailing to the stockholders of the Company as promptly as practicable and shall mail the Proxy Statement to its stockholders as promptly as practicable thereafter. II-VI shall furnish all information concerning it and the holders of its capital stock as the Company may reasonably request in connection with such actions.

   Section 7.3 Stockholders' Meeting.

   Promptly after the consummation of the Offer, if required by law in order to consummate the Merger, the Company shall take all action reasonably necessary in accordance with Delaware Corporate Law and its articles of incorporation and bylaws to convene the Stockholders' Meeting. The Company shall use commercially reasonable efforts to solicit from stockholders of the Company proxies in favor of the approval of this Agreement and the Merger. Notwithstanding the foregoing, if MergerSub or any other subsidiary of II-VI shall acquire at least ninety percent (90%) of the outstanding Shares, and provided that the conditions set forth in ARTICLE X shall have been satisfied or waived, the Company shall, at the request of II-VI, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without the approval of the stockholders of the Company, in accordance with Section 253 of Delaware Corporate Law.

   Section 7.4 Access to Information; Right of Inspection.

   From the date hereof until the Effective Time, the Company will give II-VI, MergerSub, their counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company (so long as such access does not unreasonably interfere with the operations of the Company), will furnish to II-VI, MergerSub, their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with II-VI and MergerSub in their investigation of the business of the Company; provided, that any information provided to II-VI and MergerSub pursuant to this Section 7.4 shall be subject to the Confidentiality Agreement. The Company hereby grants to II-VI and MergerSub a license to enter and inspect the Real Property, such inspection to be completed prior to Closing. In order to complete their investigation pursuant to this section, II-VI and MergerSub or their designated consultant shall have the right but not the obligation: (i) to conduct tests of the soil, surface or subsurface waters, and air quality at, in, on, beneath or about the Property, in a manner consistent with good engineering practice; (ii) to inspect all records, reports, permits, applications, monitoring results, studies, correspondence, data and any other information or documents related to Hazardous Materials, compliance with Environmental Laws or other environmental conditions; and (iii) to inspect all buildings and equipment at the Real Property for asbestos-containing materials or other Hazardous Materials. II-VI and MergerSub agree to conduct such investigations in a manner that minimizes the disruption to the business activities of the Company and the Subsidiaries, and the Company agrees to permit II-VI and MergerSub reasonable access to all portions of the Real Property, both during business hours and after business hours. II-VI and MergerSub agree to keep and hold any and all reports, summaries, studies or results that are the product of their investigations of the Real Property in accordance with the terms of the Confidentiality Agreement, and not to disclose such reports prior to the Closing without the written consent of the Company or unless required to do so by applicable Law.

   Section 7.5 Other Potential Acquirers.

   (a) Neither the Company nor any of its affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit or engage in discussions or negotiations with or provide any non-public information to any person or group (other than II-VI or its affiliates or any designees of II-VI or its affiliates) concerning any subsequent Third-Party Acquisition; provided, however, that nothing herein shall prevent the Board of Directors of the Company from: (i) making any disclosure required under applicable law; and (ii) conducting such "due diligence" inquiries (which shall be in writing to the extent possible) in response to any Third-Party Acquisition proposal as the Board of Directors of the Company, by a majority disinterested vote, determines in its good faith judgment, after consultation with and based, among other things, upon the advice of legal counsel, may be required in order to comply with its fiduciary duties. The Company shall immediately notify II-VI and MergerSub in the event it receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal, and shall promptly update II-VI and MergerSub of the status and any material developments concerning the same, including furnishing copies of any such written inquiries.

   (b) Except as set forth in this Section 7.5(b), the Board of Directors of the Company shall not withdraw its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. If the Board of Directors of the Company, by a majority disinterested vote determines in its good faith judgment after consultation with and based, among other things, upon the advice of legal counsel, that it is required to do so in order to comply with its fiduciary duties, the Board of Directors of the Company may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal (as defined in subsection (c) below), but in each case only: (i) after providing written notice to II-VI and MergerSub (a "Notice of Superior Proposal") advising II-VI and MergerSub that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal; and (ii) if II-VI and MergerSub do not, within two (2) business days of II-VI's and MergerSub's receipt of the Notice of Superior Proposal, make an offer that the Board of Directors of the Company by a majority disinterested vote determines in its good faith judgment (after receipt of written advice of a financial adviser of nationally recognized reputation consistent with such determination) to be at least as favorable to the Company's stockholders as such Superior Proposal; provided, however, that the Company shall not be permitted to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated by its terms pursuant to Section 11.1 and the Company has paid all amounts due to

II-VI and MergerSub pursuant to Section 11.2. Any disclosure that the Board of Directors of the Company may be compelled to make with respect to the receipt of a proposal for a Third-Party Acquisition or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 will not constitute a violation of this Agreement, provided that such disclosure states that no action will be taken by the Board of Directors of the Company in violation of this Section 7.3(b).

   (c) For the purposes of this Agreement, "Third Party-Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than MergerSub or any affiliate thereof (a "Third-Party"); (ii) the acquisition by a Third Party of any material portion of the assets of the Company and its Subsidiaries taken as a whole, other than the sale of its products in the ordinary course of business consistent with past practices; (iii) the acquisition by a Third Party of ten percent (10%) or more of the outstanding Company Common Stock or the issuance by the Company of preferred stock of a new series containing terms which are inconsistent with the consummation of the transactions contemplated by this Agreement; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its Subsidiaries of more than ten percent (10%) of the outstanding Shares; or (vi) the acquisition by the Company or any of its Subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal or greater than ten percent (10%) of the annual revenues, net income or assets of the Company, other than any such acquisition to which II-VI and MergerSub have consented pursuant to
Section 7.1(b). For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than ten percent (10%) of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise for a consideration higher than the Merger Consideration and on terms that the Board of Directors of the Company by a majority vote determines in its good faith judgment (after receipt of written advice of a financial advisor of nationally recognized reputation consistent with such determination) to be more favorable to the Company's stockholders than the Merger.

   Section 7.6 Resignation of Directors.

   Prior to the Effective Time, the Company shall deliver to MergerSub evidence satisfactory to MergerSub of the resignation of all directors of the Company effective at the Effective Time.

                                  ARTICLE VIII

                        COVENANTS OF II-VI AND MERGERSUB

   Section 8.1 Voting of Shares.

   MergerSub agrees, and II-VI agrees to cause MergerSub, to vote all Shares beneficially owned by it in favor of adoption of this Agreement at the Company Stockholder Meeting.

   Section 8.2 Director and Officer Liability.

   (a) The Surviving Corporation shall honor all of the Company's obligations to indemnify and hold harmless (including any obligations to advance funds for expenses) the present and former officers and directors of the Company in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the Company's articles of incorporation and bylaws in effect on the date hereof, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Surviving Corporation's articles of incorporation and bylaws, from the Effective Time until the expiration of the applicable statue of limitations with respect to any claims against such directors or officers arising out of such acts or omissions; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable Law. For a period of three (3) years after the Effective Time, the Surviving Corporation shall cause to be maintained the current policies of officers' and directors' liability insurance maintained by the Company (the "Current Policies") (provided that the Surviving Corporation may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amount containing terms and conditions that are no less favorable (the "Replacement Policies")) in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by such Current Policies; provided, however, that in no event will the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 150% of such annual premium); provided further that if the annual premium required to cause the Current Policies to be maintained as provided in this Section 8.2(a) exceeds 150% of the annual premium currently paid by the Company, any present or former officer or director of the Company who desires to be covered by the Current Policies may so elect and shall be covered by the Current Policies so long as such former officer or director pays the portion of the premium for such Current Policies in excess of the amount which the Surviving Corporation is obligated to pay pursuant to this Section 8.2(a).

   (b) The Surviving Corporation shall keep in effect the provisions in its articles of incorporation and bylaws to honor the Company's indemnification obligations as set forth in Section 8.2(a) to the fullest extent permitted by law and such provisions shall not be amended, repealed or otherwise modified in any manner adverse to the present and former officers and directors of the Company, without the prior written consent of such persons, except as required by applicable law.

   (c) In the event that the Surviving Corporation or any of its controlling persons or successors or assigns: (i) consolidates with or mergers into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, in each such case, to the extent necessary to effectuate the purpose of this Section 8.2, proper provision shall be made so that the successors and assigns of the Surviving Corporation or such controlling persons shall succeed to the obligations set forth in this Section 8.2.

   Section 8.3 Nasdaq National Market Listing.

   II-VI shall use its reasonable best efforts to cause the II-VI Common Stock to be issued in connection with the Offer and the Merger to be listed on the Nasdaq National Market, subject to official notice of issuance.

                                   ARTICLE IX

                COVENANTS OF II-VI AND MERGERSUB AND THE COMPANY

   The parties hereto agree that:

   Section 9.1 Reasonable Best Efforts.

   Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including without limitation the Securities Act and , if applicable, the National Industrial Security Program Regulations. Each party shall also refrain from taking, directly or indirectly, any action which would impair such party's ability to consummate the Merger and the other transactions contemplated hereby. Without limiting the foregoing, the Company shall use its reasonable best efforts to: (i) take all action necessary so that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger or any of the other transactions contemplated by this Agreement; and
(ii) if any state takeover statute or similar statute or regulation becomes applicable to any of the foregoing, take all action necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, the Board of Directors of the Company shall not be prohibited from taking any action permitted by Section 7.4.

   Section 9.2 Certain Filings.

   (a) The parties shall cooperate with one another: (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and (ii) in seeking any such actions, consent approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Offer Registration Statement, Merger Registration Statement or Proxy Statement and seeking to obtain any such actions, consents, approvals or waivers, provided, however, that the Company shall not be required to make any material monetary expenditure or grant any material accommodation (financial or otherwise) in connection with any of the foregoing.

   (b) The Company and II-VI shall: (i) use their respective reasonable best efforts to take or cause to be taken, (A) all actions necessary, proper or advisable by such party with respect to the prompt preparation and filing with the SEC of the Offer Registration Statement, Merger Registration Statement and Proxy Statement, (B) such actions as may be required to have the Offer Registration Statement, Merger Registration Statement and Proxy Statement cleared by the SEC, as promptly as practicable, and (C) such actions as may be required to be taken under the Exchange Act and state securities or applicable Blue Sky Laws in connection with the Merger; and (ii) promptly prepare and file all necessary documentation, effect all necessary applications, notices, petitions and filings, and use all reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of Governmental Authorities (including, without limitation, the Offer Registration Statement, Merger Registration Statement, the National Industrial Security Program Regulations, the International Trade in Arms Regulations and the HSR Act or any other applicable antitrust law or regulation).

   (c) The Company agrees to provide and will cause its Subsidiaries and its and their respective officers, employees and advisors to provide, prior to the Effective Date, all documents that II-VI and MergerSub may reasonably request relating to the existence of the Company and the authority of the Company for this Agreement, all in form and substance reasonably satisfactory to II-VI and MergerSub.

   Section 9.3 Public Announcements.

   II-VI and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby (other than following a change, if any, of the Board of Directors of the Company's recommendation of the Merger (in accordance with Section 7.5(b)), and except for any press release or public statement as may be required by applicable Law or any listing agreement with Nasdaq, will not issue any such press release or make any such public statement prior to such consultation.

   Section 9.4 Further Assurances.

   At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, II-VI or MergerSub (as appropriate), any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, II-VI or MergerSub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

   Section 9.5 Notices of Certain Events.

   Each of the parties hereto shall promptly notify the other party of:

       (i) the receipt by such party of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

       (ii) the receipt by such party of any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

       (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of such party's knowledge threatened against, or affecting such party which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE X

                            CONDITIONS TO THE MERGER

   Section 10.1 Conditions to the Obligations of Each Party.

   The obligations of the Company and MergerSub to consummate the Merger are subject to the satisfaction of the following conditions:

   (a) If required by Delaware Corporate Law, this Agreement shall have been approved in accordance with Delaware Corporate Law by the affirmative vote of the holders of a majority in voting interests of the shares of Company Common Stock.

   (b) Any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated.

   (c) The Merger Registration Statement shall be effective, no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC that have not been concluded or withdrawn and all state securities or Blue Sky authorizations necessary to consummate the Merger shall have been obtained.

   (d) No provision of any applicable Law and no judgment, order, decree or injunction shall prohibit or restrain the consummation of the Merger; provided, however, that the parties shall each use their reasonable best efforts to have any such judgment, order, decree or injunction vacated.

   (e) Representations shall have been obtained from the DOD under the National Industrial Security Program Regulations that II-VI will be able to operate after the Merger those portions of the business of the Surviving Corporation that are governed by the National Industrial Security Program Regulations, either unconditionally or subject only to such conditions as are customarily imposed under the National Industrial Security Program, and are not, in the judgment of II-VI, after consultation with the Company, to the extent practicable, materially burdensome to II-VI and its affiliates.

   (f) MergerSub shall have accepted for payment and paid for all Shares validly tendered in the Offer and not withdrawn.

   Section 10.2 Conditions to the Obligations of II-VI and MergerSub.

   The obligations of II-VI and MergerSub to consummate the Merger are subject to the satisfaction of the following further conditions:

   (a) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement shall be true in all material respects at and as of the Effective Time (provided that representations made as of a specific date shall be required to be true as of such date only) as if made at and as of such time and MergerSub shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company to his knowledge to the foregoing effect;

   (b) There shall not be pending: (i) any action or proceeding by any Governmental Authority; or (ii) any action or proceeding by any other Person, in any case referred to in clauses (i) and (ii), before any court or Governmental Authority that has reasonable likelihood of success seeking to:
(i) make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger or seeking to obtain material damages; (ii) restrain or prohibit II-VI's (including its affiliates) ownership or operation of all or any material portion of the business or assets of the Surviving Corporation or the Company, or to compel II-VI or any of its affiliates to dispose of or hold separate all or any material portion of the business or assets of the Surviving Corporation or the Company; (iii) impose or confirm material limitations on the ability of II-VI or any of its affiliates to effectively control the business or operations of the Surviving Corporation or the Company or effectively to exercise full rights of ownership of the shares of Company Common Stock, including, without limitation, the right to vote any Shares acquired or owned by II-VI or any of its affiliates on all matters properly presented to the Company's stockholders, or (iv) require divestiture by II-VI or any of its affiliates of any material amount of share;, and no court, arbitrator or Governmental Authority shall have issued any judgment, order, decree or injunction, and there shall not be any statute, rule or regulation, that, in the sole judgment of II-VI is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (i) through (iv); provided, however, that II-VI shall use its reasonable best efforts to have any such judgment, order, decree or injunction vacated;

   (c) The parties shall have received, each in form and substance satisfactory to II-VI and MergerSub, all authorizations, consents, orders and approvals of all Governmental Authorities and officials, including, without limitation, approvals or agreements required by the DOD under the National Industrial Security Program Regulations, and all third party consents and estoppel certificates, which II-VI and MergerSub deem necessary or desirable for the consummation of the transactions contemplated by this Agreement or the conduct of the business of the Company and its Subsidiaries by II-VI after the Merger;

   (d) The Merger Registration Statement shall be effective, no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC that have not been concluded or withdrawn and all state securities or Blue Sky authorizations necessary to consummate the Merger shall have been obtained.

   (e) The aggregate number of Dissenting Shares shall not equal 10% or more of the shares of the Company outstanding as of the record date for the Company Stockholder Meeting; and

   (f) Since the date of this Agreement, there shall not have occurred any change, event, occurrence, development or circumstance which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company.

   Section 10.3 Conditions to the Obligations of the Company.

   The obligation of the Company to consummate the Merger is subject to the satisfaction of the following further conditions:

   (a) II-VI and MergerSub shall have performed in all material respects all of their obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of II-VI and MergerSub contained in this Agreement and in any certificate or other writing delivered by it pursuant hereto shall be true in all material respects at and as of the Effective Time (provided that representations made as of a specific date shall be required to be true as of such date only) as if made at and as of such time and the Company shall have received a certificate signed by the President or any Vice President of II-VI to the foregoing effect; and

   (b) The Board of Directors of the Company shall have received advice, reasonably satisfactory to the Board, from an independent advisor to the effect that the transactions contemplated herein are fair and reasonable to the Company and its stockholders.

                                  ARTICLE XI

                                  TERMINATION

   Section 11.1 Termination.

   This Agreement may be terminated and the Offer and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

   (a) By mutual written consent of the Company on the one hand and II-VI and MergerSub on the other hand;

   (b) By either the Company or MergerSub, if the Offer has not been consummated within 120 days of the date of this Agreement (the "Termination Date"), provided that the party seeking to exercise such right is not then in breach in any material respect of any of its obligations under this Agreement; and provided, further that the Termination Date may be extended for one (1) additional 30-day period in the event no party is in breach of this Agreement and the sole condition to the Merger that remains unsatisfied is the consent, authorization or approval of a Governmental Authority;

   (c) By either the Company or II-VI and MergerSub at any time prior to the consummation of the Offer, if II-VI and MergerSub (in the case of termination by the Company) or the Company (in the case of termination by II-VI and MergerSub) shall have breached in any material respect any of its covenants or obligations under this Agreement or any representation or warranty of II-VI and MergerSub (in the case of termination by the Company) or of the Company (in the case of termination by II-VI and MergerSub) shall have been incorrect in any material respect when made or at any time prior to the Effective Time (unless such breach is capable of cure and, in such case, the breaching party shall not have cured such breach within 15 days after the receipt of written notice from the non-breaching party to the breaching party of such breach);

   (d) By either the Company or II-VI and MergerSub, if any court of competent jurisdiction in the United States or other United States federal or state Governmental Authority shall have issued a final order, decree or ruling, or taken any other final action restraining, enjoining or otherwise prohibiting acceptance for payment of, or payment for, Shares pursuant to the Offer or Shares pursuant to the Merger and such order, decree, ruling or other action is or shall have become nonappealable;

   (e) By II-VI and MergerSub: (i) if prior to the consummation of the Offer and to the extent permitted by Section 7.5, the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to II-VI and MergerSub its approval or recommendation of this Agreement or the Merger or shall have approved a Third-Party Acquisition; (ii) if there shall have occurred a Third-Party Acquisition; or (iii) if the Company, or any of the Company's officers, directors, employees, representatives or agents, shall take any of the actions described in the first sentence of Section 7.5(a) hereof, other than the proviso thereto;

   (f) By the Company at any time prior to the consummation of the Offer, if the Company has approved a Superior Proposal in accordance with Section 7.5(b), provided the Company has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Termination Fee;

   (g) By the Company if: (i) the Offer shall not be commenced upon the twentieth business day immediately following the date of this Agreement; PROVIDED, that the failure to so commence has not been caused by and does not result from the failure of the Company to perform any of its representations, warranties, covenants or agreements contained in this Agreement; or (ii) MergerSub terminates the Offer; or

   (h) By II-VI and MergerSub at any time prior to the consummation of the Offer, if the Offer is terminated or expires in accordance with its terms without MergerSub having purchased any Shares and pursuant to ANNEX A hereto and ARTICLE II hereof, MergerSub is neither required to accept and pay for the Shares tendered in the Offer nor extend the expiration date of the Offer, provided that II-VI and MergerSub may not terminate this Agreement pursuant to this Section 11.1(h) of II-VI or MergerSub is in material breach of this Agreement.

   The party desiring to terminate this Agreement pursuant to Section 11.1(b) through (h) shall give written notice of such termination to the other party in accordance with Section 12.1.

   Section 11.2 Termination Fees.

   (a) Notwithstanding any other provision of this Agreement, if this Agreement is terminated pursuant to either of Sections 11.1(e) or 11.l(f), then the Company shall immediately pay to II-VI a break-up fee of Two Million Dollars ($2,000,000) (the "Termination Fee"). The parties hereto agree that the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate MergerSub for the costs incurred, efforts expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.

   (b) If (i) the Company shall have actually paid to Union Miniere USA Inc. the termination fee contemplated by the UM Merger Agreement, and (ii) and this Agreement is terminated for any reason other than as set forth in the proviso to this subsection (b), then II-VI shall pay Laser Power a termination fee of Two Million Five Hundred Thousand Dollars ($2,500,000) in cash promptly after the date of such termination, provided, that II-VI shall not be obligated to pay such termination fee if (A) prior to the consummation of the Offer, a third party shall have publicly announced a Third-Party Acquisition proposal, subsequent to which the Minimum Condition under the Offer shall be not have been satisfied; (B) the Agreement shall have been terminated pursuant to
Section 11.1(e); (C) the Agreement shall have been terminated pursuant to
Section 11.1(d) as a result of an action, suit or proceeding brought by any person other than a Governmental Entity; or (D) the Agreement shall have been terminated by II-VI or MergerSub pursuant to Section 11.1(c) hereof. The termination fee provided for in this subsection (b) constitutes liquidated damages. Upon payment of the termination fee provided by this section, the Company shall have no other rights or claims against II-VI or MergerSub and neither II-VI nor MergerSub shall have any other or further obligations under this Agreement.

   Section 11.3 Effect of Termination.

   If this Agreement is terminated pursuant to Section 11.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto except to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant contained in this Agreement except that the agreements contained in the last proviso of Section 7.4 and Sections 11.2, 11.3, 12.1, 12.4 and 12.7 shall survive the termination hereof.

                                  ARTICLE XII

                                 MISCELLANEOUS

   Section 12.1 Notices.

   All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

                             if to II-VI or MergerSub, to:

                             II-VI Incorporated
                             375 Saxonburg Blvd.
                             Saxonburg, Pennsylvania 16056
                             Attention: Carl J. Johnson
                             Telephone: (724) 352-4455
                             Facsimile: (724) 352-5299
                             with a copy to:

                             Buchanan Ingersoll
                             Professional Corporation
                             One Oxford Centre
                             301 Grant Street--20th Floor
                             Pittsburgh, Pennsylvania 15219-1410
                             Attention: Ronald Basso, Esq.
                             Telephone: (412) 562-8800
                             Facsimile: (412) 562-1041

                             if to the Company, to:

                             Laser Power Corporation
                             36570 Briggs Road
                             Munrieta, CA 92563
                             Attention: Dick Sharman
                             Telephone: (909) 926-1986
                             Facsimile: (909) 926-9026

                             with a copy to:

                             Best Best & Krieger
                             3750 University Avenue
                             P.O. Box 1026
                             Riverside, California 92502
                             Attention: George Reyes, Esq.
                             Telephone: (909) 686-1450
                             Facsimile: (909) 686-3083

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate telecopy confirmation is received or (ii) if given by any other means when delivered at the address specified in this Section 12.1.

   Section 12.2 Survival of Representations and Warranties.

   The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall survive until (but not beyond) the Effective Time. This Section 12.2 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

   Section 12.3 Amendments' No Waivers.

   (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment by the Company and MergerSub or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, there shall be no amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders.

   (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

   Section 12.4 Expenses.

   Except as provided in Sections 7.5 and 11.2, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

   Section 12.5 Transfer Taxes.

   All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be paid by either MergerSub or the Surviving Corporation, and the Company shall cooperate with MergerSub in preparing, executing and filing any returns with respect to such Transfer Taxes.

   Section 12.6 Successors and Assigns.

   The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

   Section 12.7 Governing Law.

   This Agreement shall be construed in accordance with and governed by the law of the State of Delaware.

   Section 12.8 Counterparts; Effectiveness; Facsimile Transmission.

   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Signatures of a party to this Agreement or other documents executed in connection herewith which are sent to the other parties by facsimile transmission shall be binding as evidence of acceptance of the terms hereof or thereof by such signatory party, with originals to be circulated to the other parties in due course.

   Section 12.9 Severability.

   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

   Section 12.10 Specific Performance.

   The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

   Section 12.11 Entire Agreement; No Third-Party Beneficiaries.

   This Agreement: (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement; and (ii) except for the provisions of ARTICLE III and Section 8.2, is not intended to confer upon any Person other than the parties any rights or remedies.

                            [SIGNATURE PAGE FOLLOWS]

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             LASER POWER CORPORATION

                             By: /s/ Dick Sharman
                                ------------------------
                             Dick Sharman
                             Chief Executive Officer

                             II-VI INCORPORATED

                             By: /s/ Carl J. Johnson
                                ------------------------
                             Carl J. Johnson
                             Chairman and Chief Executive Officer

                             II-VI ACQUISITION CORP.

                             By: /s/ Carl J. Johnson
                                ------------------------
                             Carl J. Johnson
                             Chief Executive Officer

                                    ANNEX A

                            TENDER OFFER CONDITIONS

   The capitalized terms used but not defined in this ANNEX A shall have the meanings set forth in the Agreement to which it is annexed.

   Notwithstanding any other provision of the Offer and subject to the provisions of the Merger Agreement, MergerSub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to MergerSub's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for any Shares tendered pursuant to the Offer and may terminate or amend the Offer and may postpone the acceptance of, and payment for, any Shares, if:

     (i) there shall not have been validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares which, together with the Shares owned by II-VI on the date of this Agreement, represent in the aggregate a majority of all issued and outstanding Shares, on a fully diluted basis ("on a fully-diluted basis" meaning, at any time, the number of Shares outstanding, together with the Shares which the Company may be required to issue pursuant to options or other obligations outstanding at such time under employee stock or similar benefit plans or otherwise, whether or not vested or then exercisable), on the date of purchase (the "Minimum Condition");

     (ii) any applicable waiting period (and any extension thereof) under the HSR Act shall not have expired or been terminated; or

     (iii) The Offer Registration Statement shall not have become effective, a stop order suspending the effectiveness of the Offer Registration Statement has been issued by the SEC or if proceedings for that purpose shall have been initiated by the SEC and not concluded or withdrawn or all state securities or Blue Sky authorizations necessary to consummate the Offer shall not have been obtained.

     (iv) Representations shall not have been obtained from the DOD under the National Industrial Security Program Regulations that II-VI will be able to own after the Merger those portions of the business of the Surviving Corporation that are governed by the National Industrial Security Program, either unconditionally or subject only to such conditions as are customarily imposed under the National Industrial Security Program Regulations and are not, in the judgment of II-VI, after consultation with the Company, to the extent practicable, materially burdensome to II-VI and its affiliates; or

     (v) at any time on or after the date of the Merger Agreement and at or before the time of payment for any such Shares (whether or not any Shares have theretofore been accepted for payment or paid for pursuant to the Offer) any of the following shall occur:

       (A) there shall be instituted or pending any action or proceeding by any Governmental Entity before any court of competent jurisdiction or Governmental Entity:, (i) challenging or seeking to, or which would reasonably be expected to make, illegal, impede, materially delay or otherwise directly or indirectly restrain or prohibit the Offer or the Merger; (ii) seeking to prohibit or materially limit the ownership or operation by II-VI or MergerSub of all or any material portion of the business or assets of the Company and the Company Subsidiaries taken as a whole or to compel II-VI or MergerSub to dispose of or hold separately all or any material portion of the business or assets of II-VI and the II-VI Subsidiaries taken as a whole or the Company and the Company Subsidiaries taken as a whole, or seeking to impose any limitation on the ability of II-VI or MergerSub to conduct its business or own such assets; (iii) seeking to impose limitations on the ability of II-VI or MergerSub effectively to exercise full rights of ownership of the shares of Company Common Stock, including, without limitation, the right to vote any shares of Company Common Stock acquired or owned by MergerSub or II-VI on all matters properly presented to the Company's shareholders; (iv) seeking to require divestiture by II-VI or MergerSub of any shares of Company Common Stock; or (v) seeking any material diminution in the benefits expected to be derived by II-VI or MergerSub as a result of the transactions contemplated by the Offer or the Merger;

       (B) there shall be any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction proposed, enacted, enforced, promulgated, amended or issued and applicable to or deemed applicable to: (i) II-VI, MergerSub, the Company or any Company Subsidiary; or (ii) the Offer or the Merger, by any legislative body, court or Governmental Entity, other than the routine application of the waiting period provisions of the HSR Act, to the Offer, Offer Registration Statement ,the Merger or Merger Registration Statement, that would reasonably be expected to result directly or indirectly in any of the consequences referred to in paragraph (A) above;

       (C) there shall have occurred: (i) any general suspension of trading in, or limitation on prices for, securities on any United States securities exchange or in any United States over-the-counter market, for a period in excess of three hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions); (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (iii) any material limitation (whether or not mandatory) by any United States Federal or United States state or governmental authority or agency on, the extension of credit by banks or other financial institutions; or (iv) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

       (D) any representation or warranty of the Company contained in the Agreement that: (i) is qualified as to Company Material Adverse Effect shall not be true and correct as of the date of consummation of the Offer as though made on or as of such date (other than representations and warranties which by their terms address matters as of another specified date, which shall be true and correct as of such other specified date); or (ii) is not qualified as to Company Material Adverse Effect shall not be true and correct (except where the failure of any such representation or warranty referred to in this clause (ii) to be so true and correct would not, in the aggregate, have a Company Material Adverse Effect), as of the date of consummation of the Offer as though made on or as of such date (other than representations and warranties which by their terms address matters as of another specified date, which shall be true and correct as of such other specified date);

       (E) the Company shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or material covenant of the Company to be performed or complied with by it under the Merger Agreement;

       (F) the Merger Agreement shall have been terminated in accordance with its terms; or

       (G) since the date of this Agreement, there shall have occurred an event, change, effect or development which would reasonably be expected to have a Company Material Adverse Effect; which, in the reasonable judgment of MergerSub, in any such case and regardless of the circumstances (including any action or inaction by II-VI or MergerSub) giving rise to any such condition, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of, or payment for, Shares.

     (vi) II-VI Common Stock to be issued in the Offer shall not have been authorized for listing on the Nasdaq National Market, subject to official notice of issuance.

   The foregoing conditions are for the sole benefit of II-VI and MergerSub, subject to the Company's rights under the Merger Agreement, and may be asserted by II-VI or MergerSub, or may be waived by II-VI or MergerSub, in whole or in part at any time and from time to time in their respective sole discretion. The failure by II-VI or MergerSub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

   This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") to the Agreement and Plan of Merger (the "Agreement") dated as of June 28, 2000 by and between LASER POWER CORPORATION, a Delaware corporation (the "Company"), II- VI Incorporated, a Pennsylvania corporation ("II-VI"), and II-VI ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of II-VI ("MergerSub"), is dated as of August 1, 2000.

                                    RECITALS

   A. The Company, II-VI and MergerSub are parties to the Agreement relating to the acquisition of the Company under the terms and conditions set forth therein.

   B. In connection with the transactions contemplated by the Agreement and in accordance with Section 12.3(a) thereof, the parties desire to enter into this Amendment to amend the Agreement as provided herein.

   C. Capitalized terms used in this Amendment and not defined herein shall have the meanings given to such terms in the Agreement.

                                   AMENDMENT

   NOW, THEREFORE, in consideration of the Agreement, the foregoing and the representations, warranties, covenants and agreements contained therein and herein, the parties hereto agree as follows:

   1. Section 1.1 of the Agreement is hereby amended by amending the definition of "II-VI Share Value" so that it reads in its entirety as follows:

   "II-VI Share Value" means the weighted-average trading price of the II-VI Common Stock for the 12 consecutive trading days ending on the third trading day immediately preceding the date in question.

   2. Except as expressly provided in this Amendment, all terms and conditions of the Merger Agreement shall remain in full force and effect without modification.

                            [Signature Page Follows]

   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                     LASER POWER CORPORATION

                                     By: /s/ Dick Sharman
                                        -------------------------
                                        Dick Sharman
                                        Chief Executive Officer

                                     II-VI INCORPORATED

                                     By: /s/ Carl J. Johnson
                                        -------------------------
                                        Carl J. Johnson
                                        Chairman and Chief Executive Officer

                                     II-VI ACQUISITION CORP.

                                     By: /s/ Carl J. Johnson
                                        -------------------------
                                        Carl J. Johnson
                                        Chief Executive Officer

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Pennsylvania statutory law regarding directors and officers insurance and indemnification is embodied in Subchapter D (Sections 1741 through 1750) of the Pennsylvania Business Corporation Law of 1933, as amended (the "BCL"). Sections 1741 (relating to third-party actions) and 1742 (relating to derivative actions) of the BCL provide that, unless otherwise restricted by its bylaws, a business corporation shall have the power to indemnify any person who is made a party to a third-party or derivative action, respectively, by reason that such person is or was a representative of the corporation. The BCL defines representative to mean a director, officer, employee or agent thereof (a "Representative"). The sections further state that the corporation is authorized to indemnify the Representative against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action. However, the Representative must have acted in good faith and with a reasonable belief that his or her actions were in the best interests, or not opposed to the best interests, of the corporation; and with respect to any criminal proceeding, the Representative must have had no reasonable cause to believe his or her conduct was unlawful.

   Section 1743 of the BCL provides mandatory indemnification for a Representative if he or she succeeds on the merits or otherwise in the defense of any claim or action. The corporation must indemnify him or her to the extent of his or her actual and reasonable expenses (including attorney's fees) in connection with the claim or action.

   Section 1746(a) states that the statutory rights of indemnification shall not be deemed exclusive of any other rights to which a person might be entitled under any bylaw, agreement, or otherwise. However, 1746(b) forbids indemnification to be made in any case where the act or failure to act giving rise to the claim is determined by a court to be willful misconduct or recklessness. A corporation may not provide indemnification in the case of willful misconduct or recklessness.

   The BCL, in Section 1747, also authorizes corporations to purchase and maintain insurance on behalf of a Representative, whether or not the corporation would have the power to indemnify him or her. Such insurance is declared to be consistent with Pennsylvania's public policy.

   Section 6.02 of II-VI's bylaws provides that a director shall not be personally liable for monetary damages for any action taken or failed to be taken unless the director has breached or failed to perform the duties of his office and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. A director's criminal or tax liability is not limited by the foregoing provision.

   Section 6.03 of II-VI's bylaws requires II-VI to indemnify any director or officer who is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if the person acted in good faith, in a manner he or she reasonably believed to be in the best interest of the corporation, or with reasonable cause to believe his or her conduct was lawful.
Section 6.05 does not require indemnification if a court determines that such director or officer's conduct constituted willful misconduct or recklessness. The right to indemnification conferred by this provision includes payment of all reasonable expenses, including attorney's fees, and any liability and loss.

   Section 6.07 provides that any indemnification will be made on a determination by: (i) a majority vote of directors not a party to the proceeding; (ii) a majority vote of disinterested directors; or (iii) shareholders that indemnification is proper and that such person has met the applicable standard of conduct.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) List of Exhibits.

 Exhibit
 Number                                                  Description Of Exhibit
 -------                                                 ----------------------
   2.01  Agreement and Plan of Merger      Filed herewith as Annex A to the Prospectus.
         dated as of June 28, 2000,
         among II-VI Incorporated, Laser
         Power Corporation and II-VI
         Acquisition Corp.

   2.02  First Amendment to Agreement      Filed herewith as Annex B to the Prospectus.
         and Plan of Merger dated as of
         August 1, 2000, among II-VI
         Incorporated,
         II-VI Acquisition Corp. and
         Laser Power Corporation.

   3.01  Amended and Restated Articles     Incorporated herein by reference is Exhibit 3.02
         of Incorporation of II-VI         to Registration Statement No. 33-16389 on Form S-
         Incorporated                      1.

   3.02  Amended and Restated By-Laws of   Incorporated herein by reference is Exhibit 3.02
         II-VI Incorporated                to the II-VI's Annual Report on Form 10-K for the
                                           fiscal year ended June 30, 1991 (file number 0-
                                           16195 and docketed on September 30, 1991).

   5.01  Opinion of Buchanan Ingersoll     Previously filed.
         Professional Corporation
         regarding the validity of the
         securities being registered.

   8.01  Opinion of Buchanan Ingersoll     Previously filed.
         Professional Corporation
         regarding tax consequences

  10.01  II-VI Incorporated Employees'     Incorporated herein by reference is Exhibit 10.03
         Stock Purchase Plan               to Registration Statement No. 33-16389 on Form S-
                                           1.

  10.02  II-VI Incorporated and Amended    Incorporated herein by reference is Exhibit 10.04
         and Restated Employees' Stock     to Registration Statement No. 33-16389 on Form S-
         Purchase Plan                     1.

  10.03  First Amendment II-VI             Incorporated herein by reference is Exhibit 10.01
         Incorporated Amended and          to the II-VI's Form 10-Q for the Quarter Ended
         Restated Employees' Stock         March 31, 1996.
         Purchase Plan

  10.04  II-VI Incorporated Amended and    Incorporated herein by reference is Exhibit 10.05
         Restated Employees' Profit-       to Registration Statement No. 33-16389 on Form S-
         Sharing Plan and Trust            1.
         Agreement, as amended

  10.05  Form of Representative            Incorporated herein by reference is Exhibit 10.15
         Agreement between II-VI and its   to Registration Statement No. 33-16389 on Form S-
         foreign representatives           1.

  10.06  Form of Employment Agreement*     Incorporated herein by reference is Exhibit 10.16
                                           to Registration Statement 33-16389 on Form S-1.

  10.07  Description of Management-By-     Incorporated herein by reference is Exhibit 10.09
         Objective Plan*                   to II-VI's Annual Report on Form 10-K for the
                                           fiscal year ended June 30, 1993.

 Exhibit
 Number                                                    Description Of Exhibit
 -------                                                   ----------------------
  10.08  II-VI Incorporated 1994             Incorporated herein by reference is Exhibit A to
         Nonemployee Directors Stock         II-VI's Proxy Statement dated September 30, 1994.
         Option Plan*

  10.09  II-VI Incorporated Deferred         Incorporated herein by reference is Exhibit 10.12
         Compensation Plan*                  to II-VI's Annual Report on Form 10-K for the
                                             fiscal year ended June 30, 1996.

  10.10  Trust Under the II-VI               Incorporated herein by reference is Exhibit 10.13
         Incorporated Deferred               to II-VI's Annual Report on Form 10-K for the
         Compensation Plan*                  fiscal year ended June 30, 1996.

  10.11  Description of Bonus Incentive      Incorporated herein by reference is Exhibit 10.14
         Plan*                               to II-VI's Annual Report on Form 10-K for the
                                             fiscal year ended June 30, 1996.

  10.12  Amended and Restated II-VI          Incorporated herein by reference is Exhibit 10.01
         Incorporated Deferred               to II-VI's Form 10-Q for the Quarter Ended
         Compensation Plan*                  December 31, 1996.

  10.13  Amended and Restated II-VI          Incorporated herein by reference is Exhibit 10.04
         Incorporated 1997 Stock Option      to II-VI's Annual Report on Form 10-K for the
         Plan*                               fiscal year ended June 30, 1998.

  10.14  Agreement by and between PNC        Incorporated herein by reference is Exhibit 10.01
         Bank, National Association and      to the II-VI's Form 10-Q for the Quarter Ended
         II-VI Incorporated for Amended      March 31, 1999.
         and Restated Letter Agreement for
         Committed Line of Credit and
         Japanese Yen Term Loan

  21.01  List of Subsidiaries of II-VI       Incorporated herein by reference is Exhibit 21.01
         Incorporated                        to II-VI's Form 10-K for the fiscal year ended
                                             June 30, 1999.

  23.01  Consent of Deloitte & Touche LLP    Filed herewith.

  23.02  Consent of Ernst & Young LLP        Filed herewith.

  23.03  Consent of Buchanan Ingersoll       Included in the opinion previously filed as
         Professional Corporation            Exhibit 5.01 to this Registration Statement.

  23.04  Consent of Buchanan Ingersoll       Included in the opinion previously filed as
         Professional Corporation            Exhibit 8.01 to this Registration Statement.

  99.01  Form of Letter of Transmittal       Filed herewith.

  99.02  Form of Notice of Guaranteed        Filed herewith.
         Delivery

  99.03  Form of Letter to Brokers,          Filed herewith.
         Dealers, Commercial Banks, Trust
         Companies and Other Nominees

  99.04  Form of Letter to Clients for use   Filed herewith.
         by Brokers, Dealers, Commercial
         Banks, Trust Companies and Other
         Nominees

  99.05  Guidelines for Certification of     Previously filed.
         Taxpayer Identification Number on
         Substitute Form W-9

  99.06  Commitment Letter from PNC Bank     Incorporated herein by reference is Exhibit 10 to
         N.A.                                II-VI's Schedule 13 D/A filed on June 20, 2000.

  99.07  Consent of Roth Capital Partners,   Incorporated herein by reference is Exhibit 4, to
         Inc.                                Laser Power's Schedule 14D-9 filed on July 13,
                                             2000.

 Exhibit
 Number                                                  Description Of Exhibit
 -------                                                 ----------------------
  99.08  Registration Rights Agreement      Incorporated herein by reference is Exhibit 4 to
         dated as of June 13, 1997 by and   II-VI's Schedule 13 D/A filed on October 12,
         among Laser Power Corporation,     1999.
         Proxima Corporation and Union
         Miniere S.A.

  99.09  Assignment and Assumption          Incorporated herein by reference is Exhibit 7 to
         Agreement dated as of September    II-VI's Schedule 13 D/A filed on October 12,
         21, 1999 by and between Proxima    1999.
         Corporation and II-VI
         Incorporated.

--------
*  Denotes management contract or compensatory plan, contract or arrangement.

   (b) All financial statement schedules either are not required or are included in the notes to the financial statements incorporated by reference herein.

   (c) Not applicable.

ITEM 22. UNDERTAKINGS.

  (a)  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(1) and (a)(1)(2) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for buy the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

   (d) the registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 20 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saxonburg, Commonwealth of Pennsylvania, on this 3rd day of August, 2000.

                                          II-VI INCORPORATED

                                          By /s/ Carl J. Johnson
                                          _____________________________________
                                          Carl J. Johnson
                                          Chairman and Chief Executive Officer

   Pursuant to the requirements of the Securities Act, this registration statement has been signed, by the following persons in the capacities indicated on this 3rd day of August, 2000.

              Signature                                      Titles
              ---------                                      ------

       /s/ Carl J. Johnson                   Chairman, Chief Executive and Director
______________________________________
           Carl J. Johnson

        /s/ Francis J. Kramer           President, Chief Operating Officer and Director
______________________________________
          Francis J. Kramer

       /s/ James S. Martinelli               Treasurer and Chief Financial Officer
______________________________________
         James S. Martinelli

        /s/ Richard W. Bohlen                               Director
______________________________________
          Richard W. Bohlen

        /s/ Thomas E. Mistler                               Director
______________________________________
          Thomas E. Mistler

      /s/ Duncan A. J. Morrison                             Director
______________________________________
        Duncan A. J. Morrison

        /s/ Peter W. Sognefest                              Director
______________________________________
          Peter W. Sognefest

                               INDEX TO EXHIBITS

 Exhibit
 Number                                                  Description Of Exhibit
 -------                                                 ----------------------
   2.01  Agreement and Plan of Merger      Filed herewith as Annex A to the Prospectus.
         dated as of June 28, 2000,
         among II-VI Incorporated, Laser
         Power Corporation and II-VI
         Acquisition Corp.

   2.02  First Amendment to Agreement      Filed herewith as Annex B to the Prospectus.
         and Plan of Merger dated as of
         August 1, 2000, among II-VI
         Incorporated,
         II-VI Acquisition Corp. and
         Laser Power Corporation.

   3.01  Amended and Restated Articles     Incorporated herein by reference is Exhibit 3.02
         of Incorporation of II-VI         to Registration Statement No. 33-16389 on Form
         Incorporated                      S-1.

   3.02  Amended and Restated By-Laws of   Incorporated herein by reference is Exhibit 3.02
         II-VI Incorporated                to the II-VI's Annual Report on Form 10-K for the
                                           fiscal year ended June 30, 1991 (file number
                                           0-16195 and docketed on September 30, 1991).

   5.01  Opinion of Buchanan Ingersoll     Previously filed.
         Professional Corporation
         regarding the validity of the
         securities being registered.

   8.01  Opinion of Buchanan Ingersoll     Previously filed.
         Professional Corporation
         regarding tax consequences

  10.01  II-VI Incorporated Employees'     Incorporated herein by reference is Exhibit 10.03
         Stock Purchase Plan               to Registration Statement No. 33-16389 on Form
                                           S-1.

  10.02  II-VI Incorporated and Amended    Incorporated herein by reference is Exhibit 10.04
         and Restated Employees' Stock     to Registration Statement No. 33-16389 on Form
         Purchase Plan                     S-1.

  10.03  First Amendment II-VI             Incorporated herein by reference is Exhibit 10.01
         Incorporated Amended and          to the II-VI's Form 10-Q for the Quarter Ended
         Restated Employees' Stock         March 31, 1996.
         Purchase Plan

  10.04  II-VI Incorporated Amended and    Incorporated herein by reference is Exhibit 10.05
         Restated Employees' Profit-       to Registration Statement No. 33-16389 on Form
         Sharing Plan and Trust            S-1.
         Agreement, as amended

  10.05  Form of Representative            Incorporated herein by reference is Exhibit 10.15
         Agreement between II-VI and its   to Registration Statement No. 33-16389 on Form
         foreign representatives           S-1.

  10.06  Form of Employment Agreement*     Incorporated herein by reference is Exhibit 10.16
                                           to Registration Statement 33-16389 on Form S-1.

  10.07  Description of Management-By-     Incorporated herein by reference is Exhibit 10.09
         Objective Plan*                   to II-VI's Annual Report on Form 10-K for the
                                           fiscal year ended June 30, 1993.

 Exhibit
 Number                                                    Description Of Exhibit
 -------                                                   ----------------------
  10.08  II-VI Incorporated 1994             Incorporated herein by reference is Exhibit A to
         Nonemployee Directors Stock         II-VI's Proxy Statement dated September 30, 1994.
         Option Plan*

  10.09  II-VI Incorporated Deferred         Incorporated herein by reference is Exhibit 10.12
         Compensation Plan*                  to II-VI's Annual Report on Form 10-K for the
                                             fiscal year ended June 30, 1996.

  10.10  Trust Under the II-VI               Incorporated herein by reference is Exhibit 10.13
         Incorporated Deferred               to II-VI's Annual Report on Form 10-K for the
         Compensation Plan*                  fiscal year ended June 30, 1996.

  10.11  Description of Bonus Incentive      Incorporated herein by reference is Exhibit 10.14
         Plan*                               to II-VI's Annual Report on Form 10-K for the
                                             fiscal year ended June 30, 1996.

  10.12  Amended and Restated II-VI          Incorporated herein by reference is Exhibit 10.01
         Incorporated Deferred               to II-VI's Form 10-Q for the Quarter Ended
         Compensation Plan*                  December 31, 1996.

  10.13  Amended and Restated II-VI          Incorporated herein by reference is Exhibit 10.04
         Incorporated 1997 Stock Option      to II-VI's Annual Report on Form 10-K for the
         Plan*                               fiscal year ended June 30, 1998.

  10.14  Agreement by and between PNC        Incorporated herein by reference is Exhibit 10.01
         Bank, National Association and      to the II-VI's Form 10-Q for the Quarter Ended
         II-VI Incorporated for Amended      March 31, 1999.
         and Restated Letter Agreement for
         Committed Line of Credit and
         Japanese Yen Term Loan

  21.01  List of Subsidiaries of II-VI       Incorporated herein by reference is Exhibit 21.01
         Incorporated                        to II-VI's Form 10-K for the fiscal year ended
                                             June 30, 1999.

  23.01  Consent of Deloitte & Touche LLP    Filed herewith.

  23.02  Consent of Ernst & Young LLP        Filed herewith.

  23.03  Consent of Buchanan Ingersoll       Included in the opinion previously filed as
         Professional Corporation            Exhibit 5.01 to this Registration Statement.

  23.04  Consent of Buchanan Ingersoll       Included in the opinion previously filed as
         Professional Corporation            Exhibit 8.01 to this Registration Statement.

  99.01  Form of Letter of Transmittal       Filed herewith.

  99.02  Form of Notice of Guaranteed        Filed herewith.
         Delivery

  99.03  Form of Letter to Brokers,          Filed herewith.
         Dealers, Commercial Banks, Trust
         Companies and Other Nominees

  99.04  Form of Letter to Clients for use   Filed herewith.
         by Brokers, Dealers, Commercial
         Banks, Trust Companies and Other
         Nominees

  99.05  Guidelines for Certification of     Previously filed.
         Taxpayer Identification Number on
         Substitute Form W-9

  99.06  Commitment Letter from PNC Bank     Incorporated herein by reference is Exhibit 10 to
         N.A.                                II-VI's Schedule 13 D/A filed on June 20, 2000.

  99.07  Consent of Roth Capital Partners,   Incorporated herein by reference is Exhibit 4, to
         Inc.                                Laser Power's Schedule 14D-9 filed on July 13,
                                             2000.

 Exhibit
 Number                                                  Description Of Exhibit
 -------                                                 ----------------------
  99.08  Registration Rights Agreement      Incorporated herein by reference is Exhibit 4 to
         dated as of June 13, 1997 by and   II-VI's Schedule 13 D/A filed on October 12,
         among Laser Power Corporation,     1999.
         Proxima Corporation and Union
         Miniere S.A.

  99.09  Assignment and Assumption          Incorporated herein by reference is Exhibit 7 to
         Agreement dated as of September    II-VI's Schedule 13 D/A filed on October 12,
         21, 1999 by and between Proxima    1999.
         Corporation and II-VI
         Incorporated.

--------
*  Denotes management contract or compensatory plan, contract or arrangement.

   (b) All financial statement schedules either are not required or are included in the notes to the financial statements incorporated by reference herein.

   (c) Not applicable.